                                               Filed Pursuant to Rule 424(b)(5)
                                               Registration File No.: 333-31095

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME A FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS IS DELIVERED. THIS PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH JURISDICTION.

                SUBJECT TO COMPLETION DATED FEBRUARY 20, 1998

PROSPECTUS SUPPLEMENT
(To Prospectus dated February 20, 1998)

J.P. MORGAN COMMERCIAL MORTGAGE FINANCE CORP.

Depositor
$722,090,000(1)

Mortgage Pass-Through Certificates, Series 1998-C6

The Series 1998-C6 Mortgage Pass-Through Certificates (the "Certificates") will include the following eight classes of Certificates, designated as the Class A1, Class A2 and Class A3 Certificates (together, the "Class A Certificates"), Class B, Class C, Class D, Class E and Class X Certificates (the "Offered Certificates"). In addition to the Offered Certificates, the Certificates will also include the Class F, Class G, Class H, Class NR, Class R-I, Class R-II and Class R-III Certificates. Only the Offered Certificates are offered hereby.

                                            (Continued on the following page.)

PROSPECTIVE INVESTORS SHOULD REVIEW THE INFORMATION APPEARING UNDER THE CAPTION "RISK FACTORS" AFTER THE SECTION CAPTIONED "SUMMARY OF PROSPECTUS SUPPLEMENT" HEREIN AND AFTER THE SECTION CAPTIONED "SUMMARY OF PROSPECTUS" IN THE PROSPECTUS BEFORE PURCHASING ANY OFFERED CERTIFICATES.

PROCEEDS OF THE ASSETS IN THE TRUST FUND ARE THE SOLE SOURCE OF PAYMENTS ON THE OFFERED CERTIFICATES. THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SELLER, THE MASTER SERVICER, THE SPECIAL SERVICER, J.P. MORGAN & CO. INCORPORATED, THE TRUSTEE, THE UNDERWRITER OR ANY OF THEIR AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY THE DEPOSITOR, THE SELLER, THE MASTER SERVICER, THE SPECIAL SERVICER, J.P. MORGAN & CO. INCORPORATED, THE TRUSTEE, THE UNDERWRITER OR ANY OF THEIR AFFILIATES.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.
-----------------------------------------------------------------------------
              INITIAL CLASS
               BALANCE (1)                  PASS-THROUGH RATE (2)
-----------------------------------------------------------------------------
Class A1      $100,000,000
-----------------------------------------------------------------------------
Class A2      $222,000,000
-----------------------------------------------------------------------------
Class A3      $247,650,000
-----------------------------------------------------------------------------
Class B       $ 48,139,000
-----------------------------------------------------------------------------
Class C       $ 40,116,000
-----------------------------------------------------------------------------
Class D       $ 48,139,000
-----------------------------------------------------------------------------
Class E       $ 16,046,000
-----------------------------------------------------------------------------
Class X       $          0       Weighted Average Pass-Through Rate (3)(4)
-----------------------------------------------------------------------------
(1)    Subject to a permitted variance of plus or minus 1%.
(2) In addition to distributions of interest and principal, holders of the Offered Certificates will be entitled to receive a portion of any Prepayment Premiums as described herein.
(3)    Based on the Notional Amount as described herein.
(4) The Pass-Through Rate for the Class X Certificates will be equal to the weighted average of the Remittance Rates (as defined herein) on the Mortgage Loans minus the weighted average of the Pass-Through Rates on all other classes of Certificates.

There is currently no secondary market for the Offered Certificates. J.P. Morgan Securities Inc. (the "Underwriter") currently expects to make a secondary market in the Offered Certificates, but has no obligation to do so. There can be no assurance that such a market will develop or, if it does develop, that it will continue. See "Plan of Distribution" herein.

The Offered Certificates will be purchased by the Underwriter in the manner described under "Plan of Distribution", from the Depositor and will be offered by the Underwriter from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Offered Certificates
will be   % of the initial aggregate principal balance thereof, plus accrued interest from March 1, 1998 (the "Cut-off Date"). The Seller will pay the expenses of the Depositor in connection with the purchase of the Mortgage Loans and the issuance of the Certificates.

The Offered Certificates are offered by the Underwriter when, as and if issued and accepted by the Underwriter and subject to its right to reject orders in whole or in part. It is expected that the Offered Certificates will be delivered in book-entry form through the facilities of The Depository Trust Company, Cedel Bank, societe anonyme and the Euroclear System on or about March 10, 1998, against payment therefor in immediately available funds.

J.P. MORGAN & CO.

February   , 1998

(Continued from preceding page.)

   The Certificates will represent in the aggregate the entire beneficial interest in a trust fund (the "Trust Fund") to be established by J.P. Morgan Commercial Mortgage Finance Corp. (the "Depositor"). The Trust Fund will consist primarily of a pool (the "Mortgage Pool") of fixed rate mortgage loans with original terms to maturity of not more than 360 months (the "Mortgage Loans") secured by first liens on a fee simple and/or leasehold interest in multifamily, retail, office, hotel, industrial, nursing home and congregate care, mobile home park and other commercial properties. The Mortgage Loans sold by Morgan Guaranty Trust Company of New York (the "Seller") were originated thereby or originated for purchase by the Seller and acquired thereby prior to the Delivery Date (as defined herein). Approximately 96.79% of the Mortgage Loans were originated by the Seller and the remaining were originated by various other institutions (collectively with the Seller, the "Originators"). On or prior to the Delivery Date, the Seller will sell all the Mortgage Loans to the Depositor.

   Distributions on the Certificates will be made, to the extent of available funds, on the 15th day of each month or, if any such day is not a business day, on the next succeeding business day, beginning in April 1998 (each, a "Distribution Date"). As more fully described herein, distributions allocable to interest, if any, on the Offered Certificates on each Distribution Date will be based on the then applicable pass-through rate (the "Pass-Through Rate") and the aggregate principal balance (the "Class Balance") (or the Notional Amount in the case of the Class X Certificates) of such Class outstanding immediately prior to such Distribution Date. The Pass-Through Rate for the Class X Certificates will be variable and will be calculated as set forth herein. The Pass-Through Rates for all other Offered Certificates will be fixed at the rates set forth on the cover hereof. Distributions in respect of principal, if any, of the Certificates will be made as described herein under "Description of the Certificates--Distributions" and "--Priority of Distributions" herein.

   The Offered Certificates will evidence approximately an initial 90.0%, by initial principal balance, undivided interest in the Trust Fund.

   It is a condition of the issuance of the Class A1, Class A2 and Class A3 Certificates that they be rated "AAA" by Fitch IBCA, Inc. ("Fitch") and Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc. ("Standard & Poor's"). It is a condition of the issuance of the Class X Certificates that they be rated "AAA" by Fitch. It is a condition of the issuance of the Class B Certificates that they be rated not lower than "AA" by Fitch and Standard & Poor's. It is a condition of the issuance of the Class C Certificates that they be rated not lower than "A" by Fitch and Standard & Poor's. It is a condition of the issuance of the Class D Certificates that they be rated not lower than "BBB" by Fitch and Standard & Poor's. It is a condition to the issuance of the Class E Certificates that they be rated not lower than "BBB-" by Fitch and Standard & Poor's. The ratings on the Class X Certificates do not address any prepayment or loss scenarios with respect to the Mortgage Loans or the likelihood of receipt of Prepayment Premiums. See "Rating" herein.

   Dover House Capital, LLC will act as master servicer (in such capacity, the "Master Servicer") of the Mortgage Loans. CRIIMI MAE Services Limited Partnership will act as special servicer (the "Special Servicer" and together with the Master Servicer, the "Servicers") of the Mortgage Loans. The obligations of the Master Servicer and the Special Servicer with respect to the Certificates will be limited to their contractual servicing obligations and the obligation under certain circumstances to make P&I Advances (as defined herein) to the Certificateholders. Either Servicer may purchase a portion of the Class NR Certificates. See "Master Servicer and Special Servicer" herein.

   As described herein, three separate "real estate mortgage investment conduit" ("REMIC") elections will be made in connection with the Trust Fund for federal income tax purposes. The Certificates (other than the Class X, Class R-I, Class R-II and Class R-III Certificates) and each component of the Class X Certificates will constitute "regular interests" in REMIC III and the Class R-I, Class R-II and Class R-III Certificates will constitute the sole class of "residual interests" in the related REMIC. See "Certain Federal Income Tax Consequences" herein and in the Prospectus.

   The Offered Certificates initially will be represented by certificates registered in the name of Cede & Co., as nominee of The Depository Trust Company ("DTC"), as further described herein. The interests

J.P. MORGAN COMMERCIAL MORTGAGE FINANCE CORP.                         JP MORGAN
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1998-C6


     [THE NARRATIVE AND/OR TABULAR INFORMATION BELOW IS A FAIR AND ACCURATE
              DESCRIPTION OF GRAPHIC OR IMAGE MATERIAL OMITTED FOR
                         THE PURPOSE OF EDGAR FILING.]


   NEW YORK              GEORGIA              ARIZONA              MICHIGAN
   5 loans               5 loans              2 loans              5 loans
 $55,928,364           $18,181,935           $5,856,259          $56,068,429
7.0% of total         2.3% of total        0.7% of total        7.0% of total

 MASSACHUSETTS           FLORIDA             CALIFORNIA            INDIANA
    1 loan               10 loans             8 loans              4 loans
  $2,933,913           $49,728,938          $121,608,341         $23,568,480
0.4% of total         6.2% of total       15.1% of total        2.9% of total

  NEW JERSEY             ALABAMA             WASHINGTON              OHIO
   5 loans                1 loan              2 loans              7 loans
 $76,811,013            $2,276,350           $6,184,973          $19,024,369
9.6% of total         0.3% of total        0.8% of total        2.4% of total

   MARYLAND              KENTUCKY               UTAH             PENNSYLVANIA
   2 loans                1 loan               1 loan               1 loan
  $7,140,566            $4,334,325           $3,559,007          $24,877,953
0.9% of total         0.5% of total        0.4% of total        3.1% of total

   VIRGINIA               TEXAS              MINNESOTA             HAWAII
   5 loans               13 loans              1 loan              1 loan
 $171,829,599          $37,384,080           $2,737,075          $27,510,828
21.4% of total        4.7% of total        0.3% of total        3.4% of total

NORTH CAROLINA           COLORADO             ILLINOIS
   3 loans                1 loan              4 loans
 $42,461,705            $1,797,475          $14,878,103
5.3% of total         0.2% of total        1.9% of total

  TENNESSEE               ALASKA             WISCONSIN
    1 loan               2 loans              2 loans
  $2,392,280            $4,024,245          $19,227,907
0.3% of total         0.5% of total        2.4% of total

     [THE NARRATIVE AND/OR TABULAR INFORMATION BELOW IS A FAIR AND ACCURATE
              DESCRIPTION OF GRAPHIC OR IMAGE MATERIAL OMITTED FOR
                         THE PURPOSE OF EDGAR FILING.]


   [PICTURES DEPICTING BUILDINGS FROM DIFFERENT AREAS OF THE UNITED STATES]


   [PHOTO]

   1065 AVENUE OF THE AMERICAS
   New York, NY

   [PHOTO]

   KILROY AIRPORT CENTER
   El Segundo, CA

   [PHOTO]

   CRYSTAL PLAZA APARTMENTS
   Arlington, VA

   [PHOTO]

   HOECHST
   Warren, NJ

   [PHOTO]

   CRYSTAL GATEWAY MARRIOTT
   Arlington, VA


THE PHOTOGRAPHS OF THE MORTGAGED PROPERTIES INCLUDED IN THIS PROSPECTUS SUPPLEMENT ARE NOT REPRESENTATIVE OF ALL THE MORTGAGED PROPERTIES INCLUDED IN ANY POOL LOAN OR OF ANY PARTICULAR TYPE OF MORTGAGED PROPERTY.

of beneficial owners of the Offered Certificates will be represented by book entries on the records of participating members of DTC. Definitive certificates will be available for the Offered Certificates only under the limited circumstances described herein. See "Description of the Certificates--Book-Entry Registration of the Offered Certificates" herein.

   THE YIELD TO MATURITY ON THE OFFERED CERTIFICATES WILL DEPEND ON THE RATE AND TIMING OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS, DEFAULTS AND LIQUIDATIONS) AND THE COLLECTION AND ALLOCATION OF ANY PREPAYMENT PREMIUM (AS DEFINED HEREIN) ON THE MORTGAGE LOANS. THE YIELD TO MATURITY ON EACH CLASS OF OFFERED CERTIFICATES WILL BE SENSITIVE TO LOSSES DUE TO DEFAULTS ON THE MORTGAGE LOANS (AND THE TIMING THEREOF), TO THE EXTENT THAT SUCH LOSSES ARE NOT COVERED BY ANY CLASS OF CERTIFICATES HAVING A LOWER PAYMENT PRIORITY, AS DESCRIBED HEREIN. THE YIELD TO INVESTORS ON THE CLASS X CERTIFICATES WILL BE SENSITIVE TO THE RATE AND TIMING OF PREPAYMENTS, DEFAULTS AND LIQUIDATIONS ON THE MORTGAGE LOANS. THE RATES OF PREPAYMENTS, DEFAULTS AND LIQUIDATIONS ON THE MORTGAGE LOANS MAY FLUCTUATE SIGNIFICANTLY OVER TIME. AN EXTREMELY RAPID RATE OF PREPAYMENTS, DEFAULTS AND LIQUIDATIONS ON THE MORTGAGE LOANS COULD RESULT IN THE FAILURE OF INVESTORS IN THE CLASS X CERTIFICATES TO RECOVER THEIR INITIAL INVESTMENTS. SEE "SUMMARY OF PROSPECTUS SUPPLEMENT--SPECIAL YIELD CONSIDERATIONS", AND "CERTAIN PREPAYMENT, MATURITY AND YIELD CONSIDERATIONS" HEREIN AND "YIELD CONSIDERATIONS" IN THE PROSPECTUS.

   THIS PROSPECTUS SUPPLEMENT DOES NOT CONTAIN COMPLETE INFORMATION ABOUT THE OFFERING OF THE OFFERED CERTIFICATES. ADDITIONAL INFORMATION IS CONTAINED IN THE PROSPECTUS, DATED FEBRUARY 20, 1998 AND ATTACHED HERETO. PURCHASERS ARE URGED TO READ BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN FULL. SALES OF THE CERTIFICATES OFFERED HEREBY MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.

   No dealer, salesman, or any other person has been authorized to give any information or to make any representations other than those contained in this Prospectus Supplement and the accompanying Prospectus and if given or made, such information or representations must not be relied upon as having been authorized by the Depositor or the Underwriter. This Prospectus Supplement and the accompanying Prospectus shall not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction in which, or to any person to whom, it is unlawful to make such offer or solicitation in such jurisdiction. The delivery of this Prospectus Supplement and the accompanying Prospectus at any time does not imply that the information herein or therein is correct as of any time subsequent to the date hereof.

   UNTIL 90 DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS TO WHICH IT RELATES. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITER AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT

Executive Summary ........................................................ S-1
Summary of Prospectus Supplement ......................................... S-2
Risk Factors ............................................................. S-17
Description of the Mortgage Pool ......................................... S-27
Description of the Certificates .......................................... S-61
Certain Prepayment, Maturity and Yield Considerations .................... S-70
Master Servicer and Special Servicer ..................................... S-75
Description of the Pooling and Servicing Agreement ....................... S-79
Use of Proceeds .......................................................... S-82
Certain Federal Income Tax Consequences .................................. S-82
State Tax Considerations ................................................. S-83
ERISA Considerations ..................................................... S-83
Legal Investment ......................................................... S-85
Plan of Distribution ..................................................... S-85
Legal Matters............................................................. S-85
Rating.................................................................... S-86
Index of Principal Terms.................................................. S-87
Annex A:  Certain Characteristics of the Mortgage Loans .................. A-1
Annex B:  Global Clearance, Settlement and Tax Documentation Procedures  . B-1

                                   PROSPECTUS

Prospectus Supplement .................................................... 3
Available Information .................................................... 3
Incorporation of Certain Information by Reference ........................ 5
Summary of Prospectus .................................................... 6
Risk Factors ............................................................. 14
Description of the Trust Funds ........................................... 22
Use of Proceeds .......................................................... 28
Yield Considerations ..................................................... 28
The Depositor ............................................................ 31
Description of the Certificates .......................................... 32
Description of the Agreements ............................................ 39
Description of Credit Support ............................................ 55
Certain Legal Aspects of Mortgage Loans and the Leases ................... 57
Certain Federal Income Tax Consequences .................................. 72
State Tax Considerations ................................................. 97
ERISA Considerations ..................................................... 97
Legal Investment ......................................................... 99
Plan of Distribution ..................................................... 100
Legal Matters ............................................................ 101
Financial Information .................................................... 101
Rating ................................................................... 101
Index of Principal Terms ................................................. 102

                               EXECUTIVE SUMMARY

   Prospective investors are advised to read carefully, and should rely solely on, the detailed information appearing elsewhere in this Prospectus Supplement and the accompanying Prospectus in making their investment decision. The following Executive Summary does not include all relevant information relating to the Offered Certificates or the Mortgage Loans, particularly with respect to the risks and special considerations involved with an investment in the Offered Certificates, and is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus. Prior to making any investment decision, a prospective investor should review fully this Prospectus Supplement and the Prospectus. Capitalized terms used and not otherwise defined herein have the respective meanings assigned to them in this Prospectus.

                          INITIAL
                         AGGREGATE
          RATING BY     CERTIFICATE                                                            WEIGHTED      PRINCIPAL
            FITCH/       PRINCIPAL      % OF     % CREDIT                    PASS-THROUGH  AVERAGE LIFE(1)   WINDOW(1)
 CLASS       S&P          AMOUNT        TOTAL    SUPPORT      DESCRIPTION        RATE          (YEARS)       (MONTHS)
 -----       ---          ------        -----    -------      -----------        ----          -------       --------
Senior Offered  Certificates
   A1      AAA/AAA     $100,000,000     12.46%     29.0%         Fixed             %
   A2      AAA/AAA     $222,000,000     27.67%     29.0%         Fixed             %
   A3      AAA/AAA     $247,650,000     30.87%     29.0%         Fixed             %
    X       AAA/NR     $802,326,512(2)    N/A       N/A           WAC              (3)           N/A            N/A

Subordinate Offered Certificates
    B       AA/AA      $ 48,139,000      6.00%     23.0%         Fixed             %
    C        A/A       $ 40,116,000      5.00%     18.0%         Fixed             %
    D      BBB/BBB     $ 48,139,000      6.00%     12.0%         Fixed             %
    E     BBB-/BBB-    $ 16,046,000      2.00%     10.0%         Fixed             %

------------
(1) Assumes no prepayments or defaults. See "Certain Prepayment, Maturity and Yield Considerations -- Weighted Average Life of Offered Certificates" herein.
(2)    Notional Amount.
(3)    Initial Pass-Through Rate on the Class X Certificates will be     % per
       annum.

                        SUMMARY OF PROSPECTUS SUPPLEMENT

   The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the accompanying Prospectus. Certain capitalized terms used in this Summary are defined elsewhere in this Prospectus. See "Index of Principal Terms" herein and in the Prospectus.

Title of Certificates .........  Mortgage Pass-Through Certificates, Series
                                 1998-C6 (the "Certificates").

Depositor .....................  J.P. Morgan Commercial Mortgage Finance
                                 Corp., a Delaware corporation, an indirect wholly-owned limited purpose finance subsidiary of J.P. Morgan & Co. Incorporated and an affiliate of the Underwriter. See "The Depositor" in the Prospectus.

Seller ........................  Morgan Guaranty Trust Company of New York
                                 ("MGT" or the "Seller"). The Mortgage Loans sold by the Seller were originated thereby or originated for purchase by the Seller and acquired thereby prior to the Delivery Date. Approximately 96.79% of the Mortgage Loans were originated by the Seller and the remaining were originated by various other institutions (collectively with the Seller, the "Originators"). On or prior to the Delivery Date, the Seller will sell all the Mortgage Loans to the Depositor. The Seller is an affiliate of the Depositor and of J.P. Morgan Securities Inc., the Underwriter.

Originators ...................  Eighty-one Mortgage Loans representing approximately 96.79% of the Initial Pool
                                 Balance were originated by Morgan Guaranty
                                 Trust Company of New York, a New York
                                 banking corporation and an affiliate of the Depositor and the Underwriter; 9 Mortgage Loans representing approximately 2.28% of the Initial Pool Balance were originated by Banc One Commercial Loan Origination Corporation, an Ohio corporation; and 2 Mortgage Loans representing approximately 0.76% of the Initial Pool Balance were originated by Norwest Bank Minnesota, National Association, a national association; and 1 Mortgage Loan representing approximately 0.16% of the Initial Pool Balance was originated by John Hancock Real Estate Finance Inc., a Delaware corporation.

Master Servicer ...............  Dover House Capital, LLC ("Dover House"), a
                                 Georgia limited liability company. Dover
                                 House is a real estate financial services company which provides commercial and multifamily mortgage loan origination services exclusively for MGT and provides servicing and asset management services to MGT and others on large pools of commercial and multifamily mortgage loans. Dover House provided loan origination services, including loan underwriting, due diligence and closing services, to MGT in connection with the Mortgage Loans originated directly by MGT. See "Master Servicer and Special Servicer" herein.

Special Servicer ..............  CRIIMI MAE Services Limited Partnership, a
                                 Maryland limited partnership. The Special
                                 Servicer may be removed without cause under certain circumstances described herein under "Master Servicer and Special
                                 Servicer--Responsibilities of Special
                                 Servicer".

Trustee .......................  State Street Bank and Trust Company, a
                                 Massachusetts trust company. See
                                 "Description of the Pooling and Servicing
                                 Agreement" herein.

Deal Information/Analytics ....  It is anticipated that certain Mortgage Loan and Certificate information will be
                                 available from the following services:
                                 Bloomberg, Charter Research and The Trepp
                                 Group.

Cut-off Date ..................  March 1, 1998.

Delivery Date .................  On or about March 10, 1998.

Distribution Dates ............  Distributions on the Certificates will be made by the Trustee, to the extent of
                                 available funds, on the 15th day of each month or, if any such 15th day is not a business day, on the next succeeding business day, beginning in April 1998 (each, a "Distribution Date"), to the holders of record as of the close of business on the last business day of the month preceding the month of each such distribution (each, a "Record Date"). Notwithstanding the above, the final distribution on any Certificate (whether a global Certificate or Definitive Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of such Certificates by the holder of such Certificates (which could be DTC in the case of a global Certificate) at the location to be specified in such notice. See "Registration of the Offered Certificates" below.

Rated Final Distribution Date .  The Distribution Date in January 2030, which is the first Distribution Date following the second anniversary of the date at which all the Mortgage Loans have zero balances, assuming no prepayments, delinquencies or defaults, and that the Mortgage Loans which are ARD Loans and Balloon Mortgage Loans fully amortize according to their amortization schedule (i.e., the ARD Loans do not prepay in full on the related Anticipated Repayment Date and no Balloon Payment is made).

Registration of the Offered
 Certificates .................  The Offered Certificates initially will be issued in book-entry form. Persons acquiring beneficial ownership interests in the Offered Certificates (the
                                 "Certificateholders") may elect to hold
                                 their book-entry Certificate interests
                                 either through The Depository Trust Company
                                 ("DTC"), in the United States, or through Cedel Bank, societe anonyme ("CEDEL") or the Euroclear System ("Euroclear"), in Europe. Transfers within DTC, CEDEL or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. The Offered Certificates (the "DTC Registered Certificates") will be represented by one or more global certificates registered in the name of Cede & Co., as nominee of DTC. No person acquiring an interest in the DTC Registered Certificates (any such person, a "Beneficial Owner") will be entitled to receive a Certificate of such class in fully registered, certificated form (a "Definitive Certificate"), except under the limited circumstances described herein under "Description of the Certificates--Book-Entry Registration of the Offered
                                 Certificates--Definitive Certificates" and in the Prospectus under "Description of the Certificates--Book-Entry Registration and
                                 Definitive Certificates". Instead, DTC will effect payments and transfers in respect of the DTC Registered Certificates by means of its electronic recordkeeping services, acting through certain participating organizations ("DTC Participants" and, together with the CEDEL and Euroclear participating organizations, the
                                 "Participants"). This may result in certain delays in receipt of payments by an investor and may restrict an investor's ability to pledge its securities. Unless and until Definitive Certificates are issued, the rights of Beneficial Owners may only be exercised through DTC and its Participants and will be subject to procedures established thereby, except as otherwise specified herein. See "Description of the Certificates--General" herein, "Annex B" hereto and "Description of the Certificates--Book-Entry Registration of the Offered Certificates" in the Prospectus.

Denominations .................  The DTC Registered Certificates will be issuable on the book-entry records of DTC and its Participants in denominations of (except in the case of the Class X Certificates) $25,000 and integral multiples of $1 in excess thereof. The Class X Certificates will be issuable in denominations of $100,000 Notional Amount and integral multiples of $1 Notional Amount.

The Mortgage Pool .............  The Trust Fund will consist of a pool (the
                                 "Mortgage Pool") of 93 fixed rate mortgage loans (the "Mortgage Loans") secured by first liens on fee simple and/or leasehold interests in office, multifamily, retail, hotel, industrial, nursing home and congregate care, mobile home park and other commercial properties (each a "Mortgaged Property") located in 26 states. See "Description of the Mortgage Pool--General". The Mortgage Loans will be acquired by the Depositor from the Seller on or before the Delivery Date. See "Description of the Mortgage Pool--Underwriting Guidelines and Process" herein.

                                 The Mortgage Loans will have an aggregate principal balance as of the Cut-off Date of approximately $802,326,512 (the "Initial Pool Balance") and individual principal balances as of the Cut-off Date of at least $989,930 but not more than $82,869,076 with an average principal balance of approximately $8,627,167. The Mortgage Loans will have terms to maturity from the Cut-off Date of not more than 120 months, with respect to

                                 67.71% of the Mortgage Loans, and more than 120 months but not more than 240 months, with respect to 32.29% of the Mortgage Loans, in each case, by Initial Pool Balance, and a weighted average remaining term to the earlier of maturity or Anticipated Repayment Date of approximately 126 months as of the Cut-off Date. The Mortgage Loans will bear interest at Mortgage Interest Rates of at least 6.86% per annum but not more than 9.85% per annum, with a weighted average Mortgage Interest Rate of approximately 7.79% per annum as of the Cut-off Date. The Mortgage Loans provide for scheduled payments of principal and/or interest ("Monthly Payments") to be due on the first day of each month (the "Due Date").

                                 Seventy-six of the Mortgage Loans representing approximately 57.58% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date provide for monthly payments of principal based on an amortization schedule longer, and in some cases significantly longer, than the remaining term of such Mortgage Loan (each, a "Balloon Mortgage Loan"), thereby leaving a substantial outstanding principal amount due and payable (the "Balloon Payment") on its Maturity Date, unless prepaid prior thereto.

                                 Five of the Mortgage Loans representing
                                 approximately 30.30% of the aggregate
                                 principal balance of the Mortgage Loans as of the Cut-off Date are "ARD Loans," which provide that any Excess Cash Flow (as defined herein) will be applied to pay any amounts outstanding on such Mortgage Loan following the applicable Anticipated Repayment Date unless prepaid in full on or prior to such date. See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans; ARD Loans" herein.

                                 Six Mortgage Loans, representing approximately 37.75% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, provide that after a specified period, the applicable Mortgagor may obtain the release of the related Mortgaged Property from the lien of the related Mortgage upon the pledge to the Trustee of noncallable U.S. government obligations.

                                 Four Mortgage Loans representing approximately 21.41% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date are each secured by liens on multiple properties (the "Pool Loans"). Four Mortgage Loans representing approximately 1.14% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date are cross-defaulted and cross-collateralized with another Mortgage Loan (the "Crossed Loans"). A default under one of the Mortgages that secures a group of Crossed Loans or one or more properties securing a Pool Loan will result in a default under all of the Mortgages securing such Mortgage Loan.

                                 Each Mortgage Loan, except as set forth below with respect to ARD Loans, prohibits voluntary prepayments during a certain number of years following the origination thereof and/or allows the borrower thereunder (the "Mortgagor") to prepay the principal balance thereof in whole or in part during a certain number of years following the origination if accompanied by payment of a premium (the "Prepayment Premium"). ARD Loans do not require the payment of a Prepayment Premium after the related Anticipated Repayment Date. See Annex A hereto, the table entitled "Prepayment Protection" under "Description of the Mortgage Pool--Certain Characteristics of the Mortgage Loans" herein and the diskette attached to the inside back cover of this Prospectus (the "Diskette"). Any Prepayment Premium collected on a Mortgage Loan will be distributed to the holders of the Certificates as described herein. See "Risk Factors-- Special Prepayment Considerations" below, "Description of the Certificates-- Distributions--Interest Distributions on the Certificates" and "Certain Prepayment, Maturity and Yield Considerations" herein and "Yield Considerations" in the Prospectus.

                                 The Seller will make certain representations to the Depositor, which will be assigned to the Trustee under the Pooling and Servicing Agreement (as defined herein), and will covenant to cure any material breach of such representations and warranties or to repurchase any Mortgage Loan in which there has been a breach of a representation or warranty which materially and adversely affects the interest of the Certificateholders in such Mortgage Loan. The sole remedy available to the Certificateholders or the Trustee on behalf of the Certificateholders is the obligation of the Seller to cure any such breach or repurchase any such Mortgage Loan.

                                 For a further description of the Mortgage
                                 Loans, see "Description of the Mortgage
                                 Pool" herein.

The Offered Certificates ......  The Certificates will be issued pursuant to a pooling and servicing agreement, to be dated as of the Cut-off Date, among the Depositor, the Master Servicer, the Special Servicer and the Trustee (the "Pooling and Servicing Agreement"). Only the Class A1, Class A2, Class A3, Class B, Class C, Class D, Class E and Class X Certificates (the "Offered Certificates") are offered hereby. The Offered Certificates will have the initial Class Balances set forth on the cover hereof. The Class X Certificates will not have a Class Balance.

Pass-Through Rates on the
 Offered Certificates .........  The Pass-Through Rates on the Class A1,
                                 Class A2, Class A3, Class B, Class C, Class
                                 D and Class E Certificates are fixed and are set forth on the cover hereof. The Pass-Through Rate on the Class X Certificates will be equal to the weighted average of the Remittance Rates in effect from time to time on the Mortgage Loans minus the weighted average (by Class Balance) of the

                                 Pass-Through Rates on all other classes of Certificates. The Pass-Through Rate on the Class X Certificates for the initial Distribution Date will be % per annum.

Interest Distributions on the
 Certificates .................  Subject to the distribution of the Principal
                                 Distribution Amount to the Holders of classes of Certificates of a higher priority as described under "Priority of Distributions" below, Holders of each class of Certificates will be entitled to receive on each Distribution Date in the order described herein, to the extent of the Available Distribution Amount (as defined herein) for such Distribution Date net of any Net Prepayment Premium (as defined herein) (the "Adjusted Available Distribution Amount"), distributions allocable to interest in an amount (the "Interest Distribution Amount") equal to the interest accrued during the period from and including the first day of the month preceding the month of the Distribution Date (or from the Cut-off Date, in the case of the initial Distribution Date) to and including the last day of the month preceding the month of the Distribution Date (based on a 360-day year consisting of twelve 30-day months) on the related Class Balance (or Notional Amount in the case of the Class X Certificates) immediately prior to such Distribution Date at the then-applicable Pass-Through Rate (the "Interest Accrual Amount"), plus any shortfall as described in the last sentence of this paragraph, less such class' pro rata share, according to the Interest Accrual Amount for each such class for the Distribution Date, of any interest shortfall not related to a Mortgagor delinquency or default, such as Prepayment Interest Shortfalls to the extent not offset as described herein, and shortfalls associated with exemptions provided by the Relief Act (as defined in the Prospectus), and less, with respect to each class of Certificates other than the Class X, any Collateral Value Adjustment Capitalization Amount (as defined herein) allocated to such class as described under "--Subordination" below (and not reversed) (the "Collateral Value Adjustment Reduction Amount"). The Notional Amount of the Class X Certificates will equal the aggregate Class Balance of all the Certificates. The Notional Amount does not entitle the Class X Certificates to any distributions of principal. If the Adjusted Available Distribution Amount for any Distribution Date is less than the Interest Distribution Amount for such Distribution Date, the shortfall will be part of the Interest Distribution Amount distributable to holders of Offered Certificates on subsequent Distribution Dates.

                                 In addition to the related Interest
                                 Distribution Amount, any Net Prepayment
                                 Premium will be allocated between the Offered Certificates and the Other Certificates, as more fully described herein, to the extent not necessary to reimburse the Master Servicer for reductions in its compensation due to Prepayment Interest Shortfalls. See "Risk Factors--Special Prepayment Considerations" below and "Description of the
                                 Certificates--Distributions--Interest
                                 Distributions on the Certificates" herein.

                                 The Available Distribution Amount for any
                                 Distribution Date generally includes: (i) scheduled payments on the Mortgage Loans due on or prior to the related Due Date immediately preceding, and collected as of, the related Determination Date (to the extent not distributed on previous Distribution Dates) and unscheduled payments and other collections on the Mortgage Loans collected during the related Remittance Period, net of amounts payable or reimbursable to the Trustee, the Master Servicer or the Special Servicer therefrom and (ii) any P&I Advances made or deemed to be made by the Trustee, the Master Servicer or the Special Servicer for the related Distribution Date. The "Determination Date" for any Distribution Date is the fourth business day prior to the related Distribution Date. The "Remittance Period" for any Distribution Date is the period beginning after a Determination Date in the immediately preceding month (or the Cut-off Date, in the case of the first Remittance Period) through the related Determination Date. See "Description of the Certificates--Distributions--Interest
                                 Distributions on the Certificates" herein.

Principal Distributions on the
 Certificates .................  Holders of a class of Certificates will be entitled to receive on each Distribution
                                 Date in reduction of the related Class
                                 Balance in the order described herein until the related Class Balance is reduced to zero, to the extent of the balance of the Adjusted Available Distribution Amount remaining after the payment of the Interest Distribution Amount for such Distribution Date for such class of Certificates and each other class of Certificates with a higher priority of payment for interest payments (as described under "Priority of Distributions" below) distributions in respect of principal in an amount (the "Principal Distribution Amount") equal to the aggregate of (i) all scheduled payments of principal (other than Balloon Payments) due on the Mortgage Loans on the related Due Date whether or not received and all scheduled Balloon Payments received on or before the related Determination Date, (ii) if the scheduled Balloon Payment is not received, with respect to any Balloon Mortgage Loans on and after the Maturity Date thereof, the principal payment that would need to be received in the related month in order to fully amortize such Balloon Mortgage Loan with level monthly payments by the end of the term used to derive scheduled payments of principal due prior to the related Maturity Date, (iii) to the extent not previously advanced, any unscheduled principal recoveries received during the related Remittance Period in respect of the Mortgage Loans, whether in the form of liquidation proceeds, insurance proceeds, condemnation proceeds or amounts received as a result of the purchase of any Mortgage Loan out of the Trust Fund to the extent not required to be otherwise applied pursuant to the terms of the related Mortgage Loan and (iv) any other portion of the Adjusted Available Distribution Amount remaining undistributed after payment of any interest payable on the

                                 Certificates, including any principal
                                 prepayments and Prepayment Interest Excess
                                 (as defined herein) not offset by any
                                 Prepayment Interest Shortfall occurring
                                 during the related Remittance Period or
                                 otherwise required to reimburse the Master
                                 Servicer, as described herein, and interest distributions on the Mortgage Loans, in excess of interest distributions on the Certificates, resulting from the application of the amounts described in this clause (iv) to principal distributions on the Certificates. See "Description of the Certificates--Distributions--Principal
                                 Distributions on the Offered Certificates" herein. The Class X Certificates do not have a Class Balance and are therefore not entitled to any principal distributions.

Priority of Distributions .....  The Adjusted Available Distribution Amount
                                 for any Distribution Date will be applied
                                 (a) first, to distributions of interest to the classes of Certificates outstanding with highest priority for interest payment (as described below), (b) second, to distributions of the Principal Distribution Amount to the classes of Certificates then entitled to distributions of principal as described below, and (c) third, to distributions of interest on each class of Certificates other than the classes described in clause (a) above in the order of priority described below; provided that on any Distribution Date on which the Class Balance of a class of Certificates is reduced to zero pursuant to clause (b) above, interest distributions pursuant to clause (a) above will be made to the class of Certificates outstanding with the next highest priority for interest payments prior to making distributions of the Principal Distribution Amount thereto pursuant to clause (b) above. The priority of interest payments for purposes of clauses (a) and
                                 (c), above is: first to distribution of
                                 interest on the Class A1, Class A2, Class A3 and Class X Certificates, pro rata, based on their respective Interest Distribution Amounts; second, to the Class B Certificates; third, to the Class C Certificates; fourth, to the Class D Certificates; fifth, to the Class E Certificates, and then to the remaining classes of interest-bearing certificates. The Principal Distribution Amount for such Distribution Date will be applied to the payment of principal of the Class A1, Class A2, Class A3, Class B, Class C, Class D and Class E Certificates, in that order, and then to the remaining classes of principal-bearing Certificates, until their respective Class Balances have been reduced to zero. Any Net Prepayment Premium for any Distribution Date will be distributed in the manner described herein. See "Description of the Certificates--Priority of Distributions" and "--Subordination" herein.

P&I Advances ..................  The Master Servicer and the Special Servicer
                                 (together, the "Servicers") are required to make advances for delinquent Monthly Payments on the Mortgage Loans, including any Specially Serviced Mortgage Loans ("P&I Advances") and for certain other expenses for the protection of the Mortgaged

                                 Properties, subject to the limitations
                                 described herein. Neither Servicer will be required to advance the full amount of any Balloon Payment not made by the related Mortgagor. To the extent a Servicer is required to make a P&I Advance on and after the Due Date for a Balloon Payment, such P&I Advance shall not exceed an amount equal to the monthly payment calculated by such Servicer or the Trustee necessary to pay the monthly interest and fully amortize the related Mortgage Loan over the period used for purposes of calculating the scheduled monthly payments thereon prior to the related date on which the Mortgage Loan becomes due (the "Maturity Date"). To the extent that a Servicer fails to make any P&I Advance required of it, the Trustee shall make such required P&I Advance to the extent the Trustee reasonably believes such advance will be recoverable, as provided in the Pooling and Servicing Agreement. As more fully described herein, if either Servicer or the Trustee makes a P&I Advance (or any other advance) it will be entitled to reimbursement thereof and interest thereon at the prime rate determined in accordance with the Pooling and Servicing Agreement to the extent provided therein. See "Description of the Certificates--Advances" herein.

Other Certificates ............  The Class F, Class G, Class H, Class NR,
                                 Class R-I, Class R-II and Class R-III
                                 Certificates (the "Other Certificates") are not offered hereby. The Pass-Through Rates on the Class F, Class G, Class H and Class NR Certificates for any Distribution Date will equal %, %, % and %, respectively, per annum. The aggregate Class Balance of the Other Certificates will equal $80,236,512. The Remittance Rate in effect for any Mortgage Loan as of any date of determination is equal to the excess of the Mortgage Interest Rate thereon (without giving effect to any modification or reduction thereof following the Cut-off
                                 Date) over the sum of the related Basic
                                 Servicing Fee Rate (as defined herein) and the fee payable to the Trustee. The Class R-I, Class R-II and Class R-III Certificates will not have a Pass-Through Rate or a Class Balance.

Subordination .................  Neither the Offered Certificates nor the
                                 Mortgage Loans are insured or guaranteed against losses suffered on the Mortgage Loans by any government agency or instrumentality or by the Depositor, the Seller, the Trustee, the Underwriter, the Master Servicer, the Special Servicer or any of their respective affiliates.

                                 Realized Losses and Collateral Value
                                 Adjustments (as defined herein) on the
                                 Mortgage Loans will be allocated, first, to the Class NR, Class H, Class G and Class F Certificates, in that order, second, to the Class E Certificates, third, to the Class D Certificates, fourth, to the Class C Certificates, fifth, to the Class B Certificates, and thereafter, to the Class A1, Class A2 and Class A3 Certificates, on a pro rata basis, based on Class Balance, in each case until the related Class Balance is reduced to zero. Any allocation of a Realized Loss or a Collateral Value

                                 Adjustment to a class of Certificates will result in a reduction of the related Class Balance. Any allocation of a Realized Loss to a class of Certificates will result in a reduction of the Notional Amount of the Class X Certificates. Interest accrued for any Distribution Date on any Collateral Value Adjustment or Collateral Value Adjustment Capitalization Amount allocated to the Class Balance of any class of Certificates will not be distributed to such class on such Distribution Date as interest and will be added to the Class Balance thereof. Interest distributions on the Class X Certificates will not be affected by Collateral Value Adjustments. Under certain circumstances, a Collateral Value Adjustment may be reversed. Such reversal will reduce the accrual of the Collateral Value Adjustment Capitalization Amount and therefore, the amount otherwise available to make distributions of principal on the more senior classes of Certificates. In addition, the Adjusted Available Distribution Amount will be applied in the order set forth under "Priority of Distributions" above.

Optional Termination ..........  At its option, any holder of a Class R-I
                                 Certificate, the holders of any aggregate
                                 Percentage Interest in excess of 50% of the Most Subordinate Class of Certificates (as defined herein), the Master Servicer and (to the extent all of the remaining Mortgage Loans are being serviced by the Special Servicer) the Special Servicer (in that order) may purchase all of the Mortgage Loans, at the price set forth under "Description of the Pooling and Servicing Agreement--Termination", and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balance (as defined herein) of the Mortgage Loans remaining in the Trust Fund is less than 1% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. See "Description of the Pooling and Servicing Agreement--Termination" herein and
                                 "Description of the
                                 Certificates--Termination" in the
                                 Prospectus.

Special Principal Payment
 Considerations ...............  The rate and timing of principal payments, if any, on the Offered Certificates will depend, among other things, on the rate and timing of principal payments (including prepayments, defaults, liquidations and purchases of Mortgage Loans due to a breach of a representation and warranty) on the Mortgage Loans. As described herein, certain of the Mortgage Loans are in the related Prepayment Premium Period and, if certain voluntary prepayments are made, a Prepayment Premium will be required to be paid during such period. See "The Mortgage Pool" above and "Description of the Mortgage Pool" herein.

                                 All classes of Offered Certificates entitled to payments of principal are subject to priorities for payment of principal as described herein. Distributions of principal on classes having an earlier priority of payment will be directly affected by the rates of prepayments of the Mortgage Loans. The timing of commencement of principal distributions and the weighted average lives of classes of Certificates with a later priority of payment will be affected by the rates of prepayments experienced both before and after the commencement of principal distributions on such classes.

                                 In addition, a portion of collections on the Mortgage Loans in excess of scheduled and unscheduled principal distributions, which generally will be limited to interest distributions not payable on a class of Certificates as a result of a Collateral Value Adjustment, will be allocated to the classes of Certificates then entitled to distributions of principal. Any such allocation may result in a faster amortization of such class of Certificates.

Special Yield Considerations ..  The yield to maturity on each class of the
                                 Offered Certificates will depend, among
                                 other things, on the rate and timing of
                                 principal payments (including prepayments, defaults, liquidations and purchases of Mortgage Loans due to breaches of representations and warranties) and the collection and allocation of any Prepayment Premium on the Mortgage Loans and the allocation thereof to reduce the Class Balance or Notional Amount. The yield to maturity on each class of the Offered Certificates will also depend on the Pass-Through Rate and the purchase price for each such Certificate. The yield to investors on any class of Offered Certificates will be adversely affected by any allocation thereto of Prepayment Interest Shortfalls on the Mortgage Loans, which may result from the distribution of interest only to the date of a prepayment occurring during any month following the related Determination Date (rather than a full month's interest). See "Description of the Certificates--Distributions--Interest
                                 Distributions on the Certificates" herein.

                                 In general, if a class of Offered
                                 Certificates is purchased at a premium and principal distributions thereon occur at a rate faster than anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if a class of Offered Certificates is purchased at a discount and principal distributions thereon occur at a rate slower than that assumed at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase.

                                 The yield to investors on the Class X
                                 Certificates will be sensitive to the rate and timing of prepayments, defaults and liquidations on the Mortgage Loans. The rate of such prepayments, defaults and liquidations on the Mortgage Loans may fluctuate significantly over time. A significantly faster than expected rate of such prepayments, defaults and liquidations on the Mortgage Pool will have a negative effect on the yield to such investors and could result in the failure of investors in the Class X Certificates to recover their initial investments. In addition, because holders of the Class X Certificates have rights to relatively larger portions of interest payments on Mortgage Loans with higher Mortgage Interest Rates than on Mortgage Loans with lower Mortgage Interest Rates, and because Mortgage Loans with higher Mortgage Interest Rates are generally likely to prepay at a faster rate than Mortgage Loans with lower Mortgage Interest Rates, the yield on the Class X Certificates will be materially and adversely affected to a greater extent than the yields on other Offered Certificates if the Mortgage Loans with higher Mortgage Interest Rates prepay faster than the Mortgage Loans with lower Mortgage Interest Rates. See "Certain Prepayment, Maturity and Yield Considerations," especially "--Class X Certificate Yield Considerations" herein.

                                 The sequential class structure of the
                                 Offered Certificates causes the yield of certain classes to be particularly sensitive to changes in the rates of principal payments (including prepayments, defaults, liquidations and purchases of Mortgage Loans due to a breach of a representation and warranty) of the Mortgage Loans and other factors.

                                 The yield to investors on any of the
                                 Certificates will be sensitive to losses due to defaults on the Mortgage Loans (and the timing thereof), because the amount of such losses will be allocable to such class to the extent such losses are not allocated to a subordinate class of Certificates, as described herein. Furthermore, as described herein, the timing of receipt of principal and interest by any such class of Certificates may be adversely affected by losses even if such class does not ultimately bear such loss.

                                 If a Servicer or the Trustee makes an
                                 advance, it will be entitled to interest thereon at the Prime Rate determined in accordance with the Pooling and Servicing Agreement to the extent provided therein. Therefore, losses may be allocated to a class of Offered Certificates with respect to any delinquent Monthly Payment and certain other expenses advanced by a Servicer or the Trustee.

                                 The Special Servicer will be entitled to receive compensation in the form of a percentage of the outstanding principal balance of each Mortgage Loan and an additional amount equal to a percentage of the outstanding principal balance of any Mortgage Loan which is being serviced by the Special Servicer (a "Specially Serviced Mortgage Loan") prior to the right of Certificateholders to receive distributions on the Certificates. Such additional compensation with respect to the Specially Serviced Mortgage Loans will result in shortfalls which will be allocated to the classes of Certificates with the lowest payment priority for purposes of application of the Adjusted Available Distribution Amount in the order described herein. See "Master Servicer and Special
                                 Servicer--Servicing and Other Compensation and Payment of Expenses" herein.

                                 See "Certain Prepayment, Maturity and Yield
                                 Considerations" herein and "Yield
                                 Considerations" in the Prospectus.

Certain Federal Income Tax
 Consequences .................  Three separate real estate mortgage investment conduit ("REMIC") elections will be made with respect to the Trust Fund for federal income tax purposes. Upon the issuance of the Offered Certificates, Brown & Wood llp, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Pooling and Servicing Agreement, for federal income tax purposes, REMIC I, REMIC II and REMIC III (each as defined in the Pooling and Servicing Agreement) will each qualify as a REMIC under Sections 860A through 860G of the Internal Revenue Code of 1986, as amended (the "Code").

                                 For federal income tax purposes, the Class
                                 R-I Certificates will be the sole class of "residual interests" in REMIC I, the Class R-II Certificates will be the sole class of "residual interests" in REMIC II, and the Class R-III Certificates will be the sole class of "residual interests" in REMIC III. The Offered Certificates (other than the Class X Certificates), the Other Certificates (other than the Class R-I, Class R-II and Class R-III Certificates) and each component of the Class X Certificates will be "regular interests" of REMIC III and will generally be treated as debt instruments of REMIC III.

                                 The Class X Certificates will, and the other
                                 Offered Certificates may, be treated as
                                 having been issued with original issue
                                 discount for federal income tax purposes.

                                 For further information regarding the
                                 federal income tax consequences of investing in the Offered Certificates, see "Certain Federal Income Tax Consequences" herein and in the Prospectus.

ERISA Considerations ..........  A fiduciary of any employee benefit plan or other retirement arrangement subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code should review carefully with its legal advisors whether the purchase or holding of any class of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA or Section 4975 of the Code or whether there exists any statutory or administrative exemption applicable to an investment therein. The U.S. Department of Labor has issued an individual exemption, Prohibited Transaction Exemption 90-23, to J.P. Morgan Securities Inc., that generally exempts from the application of certain of the prohibited transaction provisions of
                                 Section 406 of ERISA, and the excise taxes imposed on such prohibited transactions by
                                 Section 4975(a) and (b) of the Code and
                                 Section 502(i) of ERISA, transactions
                                 relating to the purchase, sale and holding of pass-through certificates purchased and sold by J.P. Morgan Securities Inc., such as the Class A1, Class A2, Class A3 and Class X Certificates and the servicing and operation of asset pools, provided that certain conditions are satisfied. Purchasers using insurance company general account funds to effect such purchase should consider the availability of Prohibited Transaction Class Exemption 95-60 (60 Fed. Reg. 35925, July 12, 1995) issued by the U.S. Department of Labor. See "ERISA Considerations" herein and in the Prospectus.

Rating ........................  It is a condition of the issuance of the
                                 Class A1, Class A2 and Class A3 Certificates that they be rated "AAA" by Fitch IBCA, Inc. ("Fitch") and Standard & Poor's Ratings Group, a division of the McGraw-Hill Companies, Inc. ("Standard & Poor's"). It is a condition of the issuance of the Class X Certificates that they be rated "AAA" by Fitch. It is a condition of the issuance of the Class B Certificates that they be rated not lower than "AA" by Fitch and Standard & Poor's. It is a condition of the issuance of the Class C Certificates that they be rated not lower than "A" by Fitch and Standard & Poor's. It is a condition of the issuance of the Class D Certificates that they be rated not lower than "BBB" by Fitch and Standard & Poor's. It is a condition of the issuance of the Class E Certificates that they be rated not lower than "BBB-" by Fitch and Standard & Poor's. See "Rating" herein. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. A rating on mortgage pass-through certificates addresses the likelihood of the receipt of distributions of principal and interest to which Certificateholders are entitled, including payment of all principal on the Certificates by the Rated Final Distribution Date. The ratings on the Offered Certificates do not represent any assessment of (i) the likelihood or frequency of principal prepayments on the Mortgage Loans,
                                 (ii) the degree to which such prepayments might differ from those originally anticipated or (iii) whether and to what extent Prepayment Premiums will be received. Also, a security rating does not represent any assessment of the yield to maturity that investors may experience and is not a recommendation to buy, sell or hold securities and may be subject to downgrade, qualification or withdrawal at any time by the assigning rating agency. A rating of any of the Class X Certificates does not address the possibility that the holders of such Certificates may fail to recover fully their initial investments due to a rapid rate of prepayments, defaults or liquidations. In general, the ratings thus address credit risk and not prepayment risk. See "Certain Prepayment, Maturity and Yield Considerations" herein, "Risk Factors", and "Rating" herein and in the Prospectus and "Yield Considerations" in the Prospectus.

Legal Investment ..............  The Class A1, Class A2, Class A3, Class B
                                 and Class X Certificates will be "mortgage related securities" within the meaning of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. The Class C, Class D and Class E

                                 Certificates will not be "mortgage related securities" within the meaning of SMMEA. The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase any Class of Offered Certificates, may be subject to significant interpretative uncertainties.

                                 In addition, institutions whose investment activities are subject to review by certain regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by such regulatory authorities, on the investment by such institutions in certain forms of mortgage-backed securities. Furthermore, certain states have enacted legislation overriding the legal investment provisions of SMMEA. Accordingly, investors should consult their own legal advisors to determine whether and to what extent the Offered Certificates constitute legal investments for them. See "Legal Investment" herein and in the Prospectus.

                                  RISK FACTORS

   Prospective purchasers of the Offered Certificates should consider, among other things, the following risk factors (as well as the risk factors set forth under "Risk Factors" in the Prospectus) in connection with an investment in the Offered Certificates.

   Special Prepayment Considerations. The rate and timing of principal payments on the Offered Certificates will depend, among other things, on the rate and timing of principal payments (including prepayments, defaults, liquidations and purchases of Mortgage Loans due to a breach of representation and warranty) on the Mortgage Loans. The rate at which principal payments occur on the Mortgage Pool will be affected by a variety of factors, including, without limitation, the terms of the Mortgage Loans, the level of prevailing interest rates, the availability of mortgage credit and economic, demographic, geographic, tax, legal and other factors. In general, however, if prevailing interest rates fall significantly below the Mortgage Interest Rates on the Mortgage Loans, such Mortgage Loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by such Mortgage Loans. The rate of principal payments on the Offered Certificates will correspond to the rate of principal payments on the Mortgage Loans and may be affected by the Prepayment Premium provisions applicable to the Mortgage Loans and by the extent to which a Servicer is able to enforce such provisions. Mortgage Loans with a Prepayment Premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical mortgage loans without such provisions. See "Description of the Mortgage Pool," "Description of the Certificates--Distributions-- Priority of Distributions" and "Certain Prepayment, Maturity and Yield Considerations" herein and "Yield Considerations" in the Prospectus.

   Special Yield Considerations. The yield to maturity on each class of the Offered Certificates will depend, among other things, on the rate and timing of principal payments (including prepayments, defaults, liquidations and purchases of Mortgage Loans due to a breach of representation and warranty) and the collection and allocation of any Prepayment Premium on the Mortgage Loans and the allocation thereof to reduce the Class Balance of such class. Mortgage Loans with higher Mortgage Interest Rates will have higher Remittance Rates, and therefore, the yield on the Class X Certificates could be adversely affected if Mortgage Loans with higher Mortgage Interest Rates pay faster than the Mortgage Loans with lower Mortgage Interest Rates. The yield to investors on the Offered Certificates will be adversely affected by any allocation thereto of interest shortfalls on the Mortgage Loans, such as Prepayment Interest Shortfalls. Neither the Certificates nor the Mortgage Loans are guaranteed by any governmental entity or instrumentality or any other entity.

   In general, if a Certificate is purchased at a premium and principal distributions thereon occur at a rate faster than anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase and, in the case of the Class X Certificates, could result in the failure of investors in the Class X Certificates to recover their initial investment. Conversely, if a Certificate is purchased at a discount and principal distributions thereon occur at a rate slower than that assumed at the time of purchase, the investor's actual yield to maturity will be lower than assumed at the time of purchase. See "Certain Prepayment, Maturity and Yield Considerations" herein and "Yield Considerations" in the Prospectus.

   Risks Associated with Commercial Mortgage Loans. The Mortgage Loans are secured by an interest in office, multifamily, retail, hotel, industrial, nursing home and congregate care, mobile home park and other commercial properties. All the Mortgage Loans are nonrecourse loans. See "--Nonrecourse Mortgage Loans" below. Due to the nonrecourse nature of the Mortgage Loans, the repayment of loans secured by income producing properties is solely dependent upon the successful operation of the related property. If the cash flow from the property is reduced (for example, if leases are not obtained or renewed), the Mortgagor's ability to repay the loan may be impaired. Commercial and multifamily real estate can be affected significantly by the supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions. Market values may vary as a result of economic events or governmental regulations outside the control of the Mortgagor or lender, such as rent control laws in the case of multifamily mortgage loans, which impact the future cash flow of the property. Historical operating results of the Mortgaged Properties may not be indicative of future operating results. In addition, other factors may adversely affect the Mortgaged Properties' value without affecting the current net operating income, including changes in governmental regulations, zoning or tax laws; potential environmental or other legal liabilities; the availability of refinancing; and changes in interest rate levels.

   The successful operation of a real estate project is also dependent on the performance and viability of the property manager of such project. The property manager is responsible for responding to changes in the local market, planning and implementing the rental structure, including establishing appropriate rental rates, and advising the Mortgagors so that maintenance and capital improvements can be carried out in a timely fashion. There is no assurance regarding the performance of any operators and/or managers or persons who may become operators and/or managers upon the expiration or termination of leases or management agreements or following any default or foreclosure under a Mortgage Loan.

   Mortgaged Properties may become unprofitable due to competition, age of the improvements, decreased demand, zoning restrictions or other factors. The net operating income of the Mortgaged Properties may decline over time, which would adversely impact the ability of the Mortgagor to satisfy its payment obligations under the related Mortgage Loan. Certain types of Mortgaged Properties are not readily convertible to alternative uses.

   An appraisal of each of the Mortgaged Properties was made between October 1995 and November 1997. It is possible that the market value of a Mortgaged Property securing a Mortgage Loan has declined since the most recent appraisal for such Mortgaged Property.

   The value of the Mortgaged Properties may decline over time which could adversely impact the ability of a Mortgagor to refinance the related Mortgage Loan and the recovery value of such Mortgage Loan in default.

   Commercial and multifamily property values and net operating income are subject to volatility. The net operating income and value of the Mortgaged Properties may be adversely affected by a number of factors, including but not limited to national, regional and local economic conditions (which may be adversely impacted by plant closings, industry slowdowns and other factors); local real estate conditions (such as an oversupply of housing, retail, industrial or office space); changes or continued weakness in certain industries; perceptions by prospective tenants and their customers and, in the case of retail properties, retailers and shoppers, of the safety, convenience, services and attractiveness of the property; the willingness and ability of the property's owner to provide capable management and adequate maintenance; construction quality, age and design; demographic factors; retroactive changes to building or similar codes; and increases in operating expenses (such as energy costs).

   The Mortgage Loans secured by office, multifamily, retail, hotel, industrial, nursing home and congregate care, mobile home park or other commercial properties represent approximately 32.71%, 23.62%, 18.13%, 14.91%, 6.88%, 1.81%, 1.10% and 0.84%, of the Mortgage Loans, respectively, as of the Cut-off Date by aggregate principal balance.

   Risks Associated with Hotel Properties. Eleven of the Mortgage Loans representing 14.91% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date are secured by hotel properties. Like any income producing property, the income generated by a hotel property is subject to several factors such as local, regional and national economic conditions and competition. However, because such income is primarily generated by room occupancy and such occupancy is usually for short periods of time, the level of such income may respond more quickly to conditions such as those described above. Sensitivity to competition may require more frequent improvements and renovations than other properties. To the extent a hotel is affiliated to, or associated with, a regional, national or international chain, changes in the public perception of such chain may have an impact on the income generated by the related property. Finally, the hotel industry is generally seasonal. This will result in regular fluctuations in the income generated by hotel properties.

   Risks Associated with Nursing Homes and Congregate Care. Three of the Mortgage Loans representing 1.81% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date are secured by residential health care facilities. Mortgage Loans secured by liens on residential health care facilities pose risks not associated with loans secured by liens on other types of income-producing real estate. Providers of long-term nursing care, assisted living and other medical services are subject to federal and state laws that relate to the adequacy of medical care, distribution of pharmaceuticals, rate setting, equipment, personnel, operating policies and additions to facilities and services and to the reimbursement policies of government programs and private insurers. The failure of any of the Mortgagors to maintain or renew any required license or regulatory approval could prevent it from continuing operations (in which case no revenues would be received from the related Mortgaged Property or the portion thereof requiring licensing) or, if applicable, bar it from participation in certain reimbursement programs. Furthermore, in the event of foreclosure, there can be no assurance that the Trustee or any other purchaser at a foreclosure sale would be entitled to the rights under such licenses and such party may have to apply in its own right for such a license. There can be no assurance that a new license could be obtained. In addition, to the extent any nursing home receives a significant portion of its revenues from government reimbursement programs, primarily Medicaid and Medicare, such revenue may be subject to statutory and regulatory changes, retroactive rate adjustments, administrative rulings, policy interpretations, delays by fiscal intermediaries and government funding restrictions. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers, and there are currently under consideration various proposals that could materially change or curtail those payments. Accordingly, there can be no assurances that payments under government programs will, in the future, be sufficient to fully reimburse the cost of caring for program beneficiaries. If not, net operating income of the Mortgaged Properties that receive substantial revenues from those sources, and consequently, the ability of the related Mortgagors to meet their Mortgage Loan obligations, could be adversely affected. Under applicable federal and state laws and regulations, including those that govern Medicare and Medicaid programs, only the provider who actually furnished the related medical goods and services may sue for or enforce its rights to reimbursement. Accordingly, in the event of foreclosure, none of the Trustee, the Master Servicer, the Special Servicer or a subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the respective properties prior to such foreclosure.

   Tenant Credit Risk. Income from and the market value of retail, office and industrial Mortgaged Properties would be adversely affected if space in the Mortgaged Properties could not be leased, if tenants were unable to meet their lease obligations, if a significant tenant were to become a debtor in a bankruptcy case under any bankruptcy or other similar law related to debtors rights or if for any other reason rental payments could not be collected. If tenant sales in the Mortgaged Properties that contain retail space were to decline, rents based upon such sales would decline and tenants may be unable to pay their rent or other occupancy costs. Upon the occurrence of an event of default by a tenant, delays and costs in enforcing the lessor's rights could be experienced. Repayment of the Mortgage Loans will be affected by the expiration of space leases and the ability of the respective Mortgagors to renew the leases or relet the space on comparable terms. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, could exceed the amount of any reserves maintained for such purpose and could reduce cash flow from the Mortgaged Properties. Although many of the Mortgage Loans require the Mortgagor to maintain escrows for such expenses, there can be no assurance that such factors will not adversely affect the ability of a Mortgagor to repay a Mortgage Loan.

   Nonrecourse Mortgage Loans. Each Mortgage Loan is a nonrecourse loan as to which, in the event of a default under such Mortgage Loan, recourse generally may be had only against the related Mortgaged Property. Consequently, payment of each such Mortgage Loan prior to maturity is dependent primarily on the sufficiency of the net operating income of the related Mortgaged Property, and at maturity (whether at scheduled maturity or in the event of a default, upon the acceleration of such maturity after default), upon the then market value of the related Mortgaged Property, or the ability to refinance such Mortgage Loan.

   Concentration of Mortgage Loans. The average principal balance of the Mortgage Loans as of the Cut-off Date is approximately $8,627,167, which is equal to approximately 1.08% of the Initial Pool Balance.

    A mortgage pool consisting of fewer loans each having a relatively higher outstanding principal balance may result in losses that are more severe, relative to the size of the pool, than would be the case if the pool consisted of a greater number of mortgage loans each having a relatively smaller outstanding principal balance. In addition, the concentration of any mortgage pool in one or more loans that have outstanding principal balances that are substantially larger than the other mortgage loans in such pool can result in losses that are substantially more severe, relative to the size of the pool, than would be the case if the aggregate balance of the pool were more evenly distributed among the loans in such pool. No Mortgage Loan represents more than 10.33% of the Initial Pool Balance and no Mortgage Loans with related Mortgagors represent in the aggregate more than 18.49% of the Initial Pool Balance. See "Description of the Mortgage Pool--Certain Characteristics of the Mortgage Loans--Borrower Concentration and Related Borrowers" herein.

   Limitations on Enforceability of Cross-Collateralization. Four of the Mortgage Loans representing approximately 21.41% by principal balance and having principal balances as of the Cut-off Date ranging from $2,488,475 to $82,869,076 are secured by more than one Mortgaged Property. These arrangements seek to reduce the risk that the inability of a Mortgaged Property securing each such Mortgage Loan to generate net operating income sufficient to pay debt service will result in defaults and ultimate losses.

   Cross-collateralization arrangements involving more than one Mortgagor could be challenged as a fraudulent conveyance by creditors of a Mortgagor or by the representative of the bankruptcy estate of a Mortgagor, if a Mortgagor were to become a debtor in a bankruptcy case. Generally, under federal and most state fraudulent conveyance statutes, the incurring of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and
(i) was insolvent or was rendered insolvent by such obligation or transfer,
(ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person was an unreasonably small capital or (iii) intended to, or believed that it would, incur debts that would be beyond the person's ability to pay as such debts matured. Accordingly, a lien granted by a Mortgagor to secure repayment of another Mortgagor's Mortgage Loan could be avoided if a court were to determine that (i) such Mortgagor was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, or was left with inadequate capital or was not able to pay its debts as they matured and (ii) the Mortgagor did not, when it allowed its Mortgaged Property to be encumbered by a lien securing the entire indebtedness represented by the other Mortgage Loan, receive fair consideration or reasonably equivalent value for pledging such Mortgaged Property for the equal benefit of the other Mortgagor.

   Risks of Different Timing of Mortgage Loan Amortization. If and as principal payments, property releases, or prepayments are made on a Mortgage Loan, the remaining Mortgage Pool may be subject to more concentrated risk with respect to the diversity of properties, types of properties and property characteristics and with respect to the number of Mortgagors. See the table entitled "Year of Scheduled Maturity" under "Description of the Mortgage Pool--Certain Characteristics of the Mortgage Loans" herein for a description of the respective maturity dates of the Mortgage Loans. Because principal on the Offered Certificates is payable in sequential order, and no class receives principal until the Class Balance of the preceding class or classes has been reduced to zero, classes that have a lower sequential priority are more likely to be exposed to the risk of concentration discussed under "--Concentration of Mortgage Loans" above than classes with a higher sequential priority.

   Geographical Concentration. Six, twenty, five, five, five, ten and thirteen of the Mortgaged Properties, representing approximately 21.42%, 15.16%, 9.57%, 6.99%, 6.97%, 6.20% and 5.29%, respectively, of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, are located in Virginia, California, New Jersey, Michigan, New York, Florida and North Carolina, respectively. Except as indicated in the immediately preceding sentence, no more than 5.0% of the Mortgage Loans, by aggregate principal balance of the Mortgage Loans as of the Cut-off Date are secured by Mortgaged Properties in any one state. Repayments by Mortgagors and the market value of the Mortgaged Properties could be affected by economic conditions generally or in regions where the Mortgagors and the

Mortgaged Properties are located, conditions in the real estate market where the Mortgaged Properties are located, changes in governmental rules and fiscal policies, acts of nature, including earthquakes (which may result in uninsured losses), and other factors which are beyond the control of the Mortgagors.

   Environmental Risks. Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the costs of removal and remediation of hazardous or toxic substances on, under, adjacent to or in such property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. The cost of any required remediation and the owner's liability therefor as to any property is generally not limited under such enactments and could exceed the value of the property and/or the aggregate assets of the owner. In addition, the presence of hazardous or toxic substances, or the failure to properly remediate such property, may adversely affect the owner's or operator's ability to borrow using such property as collateral. Persons who arrange for the disposal or treatment of hazardous or toxic substances may also be liable for the costs of removal or remediation of such substances at the disposal or treatment facility. Certain laws impose liability for release of asbestos into the air and third parties may seek recovery from owners or operators of real properties for personal injury associated with exposure to asbestos.

   Under some environmental laws, such as the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended ("CERCLA"), as well as certain state laws, a secured lender (such as the Trust Fund) may be liable as an "owner" or "operator," for the costs of responding to a release or threat of a release of hazardous substances on or from a Mortgagor's property, if agents or employees of a lender are deemed to have participated in the management of the Mortgagor's property, regardless of whether a previous owner caused the environmental damage. The Trust Fund's potential exposure to liability for cleanup costs pursuant to CERCLA may increase if the Trust Fund actually takes possession of a Mortgagor's property, or control of its day-to-day operations, as for example through the appointment of a receiver.

   An environmental site assessment ("ESA") of each of the Mortgaged Properties was performed (or prior assessments were updated) in connection with the initial underwriting and origination of the Mortgage Loans. In certain cases, environmental testing in addition to the ESA was performed.

   The following information is based on the ESAs and has not been independently verified by the Seller, the Depositor, the Servicers, the Trustee, the Underwriter, or by any of their respective affiliates. With respect to a number of the Mortgaged Properties, the ESAs revealed the existence or possible existence of asbestos-containing materials, possible radon gas and other environmental matters at the related Mortgaged Properties, none of which constituted a material violation of any environmental law in the judgment of the assessor. In these cases, the Mortgagors agreed to establish and maintain operations and maintenance programs or had other remediation agreements or escrows in place.

   It is possible that the ESAs did not reveal all environmental liabilities, that there are material environmental liabilities of which neither the Seller nor the Depositor are aware and that the environmental condition of the Mortgaged Properties in the future could be affected by tenants and occupants or by third parties unrelated to the Mortgagors.

   Each Mortgagor has represented that, except as described in the environmental reports referred to above, each Mortgaged Property either was, or to the best of its knowledge was, in compliance with applicable environmental laws and regulations on the date of the origination of the related Mortgage Loan, that, except as described in the environmental reports referred to above, no actions, suits or proceedings have been commenced or are pending or, to the best knowledge of the Mortgagor, are threatened with respect to any applicable environmental laws and that such Mortgagor has not received notice of any violation of a legal requirement relating to the use and occupancy of any Mortgaged Property; and has agreed not to use, cause or permit to exist on the related Mortgaged Property any Hazardous Materials in a manner which violates applicable laws. The principal security for the obligations under each Mortgage Loan consists of the Mortgaged Property and, accordingly, if any such representations are breached, there can be no assurance that any other assets of the Mortgagor would be available in connection with any exercise of remedies in respect of such breach. Moreover, most Mortgagors are structured as single asset entities and therefore have no assets other than the related Mortgaged Property.

    The Pooling and Servicing Agreement provides that the Special Servicer, acting on behalf of the Trust Fund, may not acquire, through foreclosure or deed in lieu thereof, title to a Mortgaged Property or take over its operation unless the Special Servicer has previously determined, based on a report prepared by a qualified person who regularly conducts environmental audits, that (i) the Mortgaged Property is in compliance with applicable environmental laws or that taking the actions necessary to comply with such laws is reasonably likely to produce a greater recovery on a present value basis than not taking such actions and (ii) there are no circumstances known to the Special Servicer relating to the use of hazardous substances or petroleum-based materials which require investigation or remediation, or that if such circumstances exist, taking such remedial actions is reasonably likely to produce a greater recovery on a present value basis than not taking such actions.

   Litigation. There may be legal proceedings pending and, from time to time, threatened against the Mortgagors and the managers of the Mortgaged Properties and their respective affiliates arising out of the ordinary business of the Mortgagor, the managers and such affiliates. There can be no assurance that such litigation may not have a material adverse effect on distributions to Certificateholders.

   Other Financings. Each Mortgagor is restricted from incurring any indebtedness secured by the related Mortgaged Property, other than the related Mortgage Loan, without the consent of the mortgagee. Forty-four Mortgage Loans representing approximately 58.06% of the Initial Pool Balance were made to single-purpose entities, which are restricted from incurring any indebtedness other than the Mortgage Loan, normal trade accounts payable and certain purchase financing debt. Three Mortgage Loans representing approximately 15.50% of the Initial Pool Balance have unsecured subordinate debt or payment obligations that are subject, in each case (except with respect to the Crystal Plaza Loan, see "Description of the Mortgage Pool -- Borrower Concentration and Related Borrowers -- Ten Largest Mortgage Loans -- The Crystal Plaza Loan") to subordination and standstill agreements limiting in varying degrees the rights of the holder of such additional indebtedness including limitations on its right to commence any enforcement or foreclosure proceeding.

   In cases where one or more junior liens are imposed on a Mortgaged Property or the Mortgagor incurs other indebtedness, the Trust Fund is subjected to additional risks, including, without limitation, the risks that the Mortgagor may have greater incentives to repay the junior or unsecured indebtedness first and that it may be more difficult for the Mortgagor to refinance the Mortgage Loan or to sell the Mortgaged Property for purposes of making the Balloon Payment upon the maturity of the Mortgage Loan.

   Effect of Mortgagor Delinquencies and Defaults. The aggregate amount of distributions on the Offered Certificates, the yield to maturity of the Offered Certificates, the rate of principal payments on the Offered Certificates and the weighted average lives of the Offered Certificates will be affected by the rate and timing of delinquencies and defaults on the Mortgage Loans. If a purchaser of a class of Offered Certificates calculates its anticipated yield based on an assumed rate of default and amount of losses on the Mortgage Loans that is lower than the default rate and amount of losses actually experienced and such additional losses are allocable to such class of Certificates, such purchaser's actual yield to maturity will be lower than that so calculated and could, under certain extreme scenarios, be negative. The timing of any loss on a liquidated Mortgage Loan will also affect the actual yield to maturity of the class of Offered Certificates to which a portion of such loss is allocable, even if the rate of defaults and severity of losses are consistent with an investor's expectations. In general, the earlier a loss borne by an investor occurs, the greater is the effect on such investor's yield to maturity.

   As and to the extent described herein, each Servicer and the Trustee will be entitled to receive interest on unreimbursed P&I Advances and unreimbursed advances of servicing expenses until such advances (i) are recovered out of amounts received on the Mortgage Loan as to which such advances were made pursuant to the Pooling and Servicing Agreement, which amounts are in the form of late payments, liquidation proceeds, insurance proceeds, condemnation proceeds or amounts paid in connection with the purchase of such Mortgage Loan out of the Trust Fund or (ii) are otherwise recovered following a determination that such advance is a nonrecoverable advance. A Servicer's and the Trustee's right to receive such payments of interest is prior to the rights of Certificateholders to receive distributions on the Certificates and, consequently, is likely to result in losses being allocated to the Offered Certificates that would not otherwise have resulted absent the accrual of such interest.

   The Special Servicer will be entitled to receive, with respect to each Specially Serviced Mortgage Loan, additional compensation in the form of a percentage of the outstanding principal balance of any such Specially Serviced Mortgage Loan prior to the right of Certificateholders to receive distributions on the Certificates. See "Master Servicer and Special Servicer--Servicing and Other Compensation and Payment of Expenses" herein.

   Regardless of whether losses ultimately result, delinquencies and defaults on the Mortgage Loans may significantly delay the receipt of payments by the holder of a class of Offered Certificates, to the extent that P&I Advances or the subordination of another class of Certificates does not fully offset the effects of any such delinquency or default. The Special Servicer has the ability to extend and modify Mortgage Loans that are in default or as to which a payment default is imminent, including the ability to extend the date on which a Balloon Payment is due, subject to certain conditions described in the Pooling and Servicing Agreement. A Servicer's and the Trustee's obligation to make P&I Advances in respect of a Mortgage Loan that is delinquent as to its Balloon Payment is limited, however, to the extent described under "Description of the Certificates--Advances". Until such time as any Mortgage Loan delinquent in respect of its Balloon Payment is liquidated, the entitlement of the holders of any class of Offered Certificates on each Distribution Date in respect of principal of such Mortgage Loan will be limited to any payment made by the related Mortgagor and any related P&I Advance made by a Servicer and the Trustee. Consequently, any delay in the receipt of a Balloon Payment that is payable, in whole or in part, to holders of the Offered Certificates will extend the weighted average life of the Offered Certificates.

   As described under "Description of the Certificates--Distributions" herein, if the portion of the Adjusted Available Distribution Amount distributable in respect of interest on any class of Offered Certificates on any Distribution Date is not sufficient to distribute the Interest Distribution Amount then payable for such class, the shortfall will be distributable to holders of such class of Certificates on subsequent Distribution Dates, to the extent of available funds.

   Balloon Mortgage Loans. Seventy-six Mortgage Loans, representing approximately 57.58% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, are Balloon Mortgage Loans. The Balloon Mortgage Loans do not fully amortize over their terms to maturity and, thus, require substantial principal payments (i.e., balloon payments) at their stated maturity. Mortgage Loans with balloon payments involve a greater degree of risk because the ability of a Mortgagor to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property in a timely fashion. The ability of a Mortgagor to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage interest rates at the time of sale or refinancing, the Mortgagor's equity in the related Mortgaged Property, the financial condition and operating history of the Mortgagor and the related Mortgaged Property, tax laws, rent control laws (with respect to certain multifamily properties), renewability of operating licenses, prevailing general economic conditions and the availability of credit for commercial or multifamily real properties, as the case may be, generally.

   ARD Loans. Five Mortgage Loans, representing approximately 30.30% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, are ARD Loans. After the Anticipated Repayment Date, any Excess Cash Flow will be required to be applied to payments of principal and interest on the related ARD Loan. Additionally, all of the ARD Loans will have substantial principal balances on their Anticipated Repayment Date. The failure to pay an ARD Loan by the related Anticipated Repayment Date will not result in an event of default or acceleration. The ability of a Mortgagor to repay a Mortgage Loan on the Anticipated Repayment Date will depend on its ability either to refinance the Mortgage Loan or to sell the related Mortgaged Property. The ability of a Mortgagor to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage interest rates at the time of sale or refinancing, the Mortgagor's equity in the related Mortgaged Property, the financial condition and operating history of the Mortgagor and the related Mortgaged Property, tax laws, rent control laws (with respect to certain multifamily properties), renewability of operating licenses, prevailing general economic conditions and the availability of credit for commercial or multifamily real properties, as the case may be, generally.

   Ground Leases and Other Leasehold Interests. Five Mortgage Loans, representing approximately 4.78% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, are secured in part by a leasehold interest in their respective Mortgaged Properties. Pursuant to Section 365(h) of the Bankruptcy Code, ground lessees are currently afforded rights not to treat a ground lease as terminated and to remain in possession of their leased premises upon the bankruptcy of their ground lessor and the rejection of the ground lease by the representative of such ground lessor's bankruptcy estate. The leasehold mortgages provide that the Mortgagor may not elect to treat the ground lease as terminated on account of any such bankruptcy of, and rejection by, the ground lessor without the consent of the Servicer. In the event of a bankruptcy of a ground lessee/Mortgagor, the ground lessee/Mortgagor under the protection of the Bankruptcy Code has the right to assume (continue) or reject (terminate) any or all of its ground leases. In the event of concurrent bankruptcy proceedings involving the ground lessor and the ground lessee/Mortgagor, the Master Servicer may be unable to enforce the bankrupt ground lessee/ Mortgagor's obligation to refuse to treat a ground lease rejected by a bankrupt ground lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained therein or in the mortgage.

   Attornment Considerations. Some of the tenant leases, including the anchor tenant leases, contain certain provisions that require the tenant to attorn to (that is, recognize as landlord under the lease) a successor owner of the property following foreclosure. Some of the leases, including the anchor tenant leases, may be either subordinate to the liens created by the Mortgage Loans or else contain a provision that requires the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement. In some states, if tenant leases are subordinate to the liens created by the Mortgage Loans and such leases do not contain attornment provisions, such leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, in the case of the foreclosure of a Mortgaged Property located in such a state and leased to one or more desirable tenants under leases that do not contain attornment provisions, such Mortgaged Property could experience a further decline in value if such tenants' leases were terminated (e.g., if such tenants were paying above-market rents). If a Mortgage is subordinate to a lease, the lender will not (unless it has otherwise agreed with the tenant) possess the right to dispossess the tenant upon foreclosure of the property, and if the lease contains provisions inconsistent with the Mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards), the provisions of the lease will take precedence over the provisions of the Mortgage.

   Liquor License Considerations. Eleven Mortgage Loans representing approximately 14.91% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, are secured by hotel properties. The liquor licenses for some of such properties may be held by the property manager rather than by the related Mortgagor. The applicable laws and regulations relating to such licenses generally prohibit the transfer of such licenses to any person. In the event of a foreclosure of a hotel property it is unlikely that the Master Servicer (or Special Servicer) or purchaser in any such sale would be entitled to the rights under the liquor license for such hotel property and such party would be required to apply in its own right for such license.

   Special Servicer Actions. In connection with the servicing of Specially Serviced Mortgage Loans, the Special Servicer may take actions with respect to such Mortgage Loans that could adversely affect the holders of some or all of the classes of Offered Certificates. As described herein under "Master Servicer and Special Servicer--Responsibilities of Special Servicer," the actions of the Special Servicer will be subject to review and may be rejected by a representative of the holders of the Monitoring Certificates (as defined herein), who may have interests that conflict with those of the holders of the other classes of Certificates. As a result, it is possible that such representative may cause the Special Servicer to take actions which conflict with the interests of certain classes of Certificates. In addition, the Special Servicer may be removed without cause by the Directing Certificateholders as described under "Master Servicer and Special Servicer--Responsibilities of Special Servicer," herein.

    Enforceability. Mortgages may contain a due-on-sale clause, which permits the lender to accelerate the maturity of the Mortgage Loan if the Mortgagor sells, transfers or conveys the related Mortgaged Property or its interest in the Mortgaged Property. Mortgages may also include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary or non-monetary default of the Mortgagor. Such clauses are generally enforceable subject to certain exceptions. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of any state however, may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable.

   Certain of the Mortgage Loans will be secured in part by an assignment of leases and rents pursuant to which the Mortgagor typically assigns its right, title and interest as landlord under the leases on the related Mortgaged Property and the income derived therefrom to the lender as further security for the related Mortgage Loan, while retaining a license to collect rents for so long as there is no default. In the event the Mortgagor defaults, the license terminates and the lender is entitled to collect rents. Such assignments are typically not perfected as security interests prior to actual possession of the cash flows. Some state laws may require that the lender take possession of the Mortgaged Property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the Mortgagor, the lender's ability to collect the rents may be adversely affected. See "Certain Legal Aspects of the Mortgage Loans and the Leases--Leases and Rents" in the Prospectus.

   One Action Considerations. Several states (including California) have laws that prohibit more than one "judicial action" to enforce a mortgage obligation, and some courts have construed the term "judicial action" broadly. The Special Servicer may need to obtain advice of counsel prior to enforcing any of the Trust Fund's rights under any of the Mortgage Loans that include Mortgaged Properties where the rule could be applicable. In addition, in the case of a Pool Loan secured by Mortgaged Properties located in multiple states, the Special Servicer may be required to foreclose first on properties located in states where such "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. See "Certain Legal Aspects of Mortgage Loans and the Leases--Foreclosure" in the Prospectus.

   Limitations of Appraisals and Market Studies. In general, appraisals represent the analysis and opinion of the respective appraisers at or before the time made and are not guarantees, and may not be indicative, of present or future value. There can be no assurance that another appraiser would not have arrived at a different valuation, even if such appraiser used the same general approach to, and the same method of, appraising the property. Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale. Information regarding the values of the Mortgaged Properties as of the Cut-off Date is presented under "Description of the Mortgage Pool" herein for illustrative purposes only.

   Conflicts of Interest. A substantial number of the Mortgaged Properties are managed by property managers affiliated with the respective Mortgagors. These property managers may also manage additional properties, including properties that may compete with the Mortgaged Properties. Moreover, affiliates of the managers and/or the Mortgagors, or the managers and/or the Mortgagors themselves, may also own other properties, including competing properties. Accordingly, the managers of the Mortgaged Properties and the Mortgagors may experience conflicts of interest in the management and/or ownership of such properties. In addition, the Seller or affiliates thereof may have other financing arrangements with affiliates of the Mortgagors and may enter into additional financing relationships in the future.

   Zoning Compliance; Inspections. As a consequence of, among other things, changes in applicable building and zoning ordinances and codes ("Zoning Laws") affecting certain of the Mortgaged Properties which have come into effect after the construction of improvements on such Mortgaged Properties, certain improvements may not comply fully with current Zoning Laws, including density, use, parking and set-back requirements, but qualify as permitted non-conforming uses. Such changes may limit the ability of the Mortgagor to rebuild the premises "as is" in the event of a substantial casualty loss with respect thereto and may adversely affect the ability of the Mortgagor to meet its Mortgage Loan obligations from cash flow. While it is expected that insurance proceeds would be available for application to the related Mortgage Loan if a substantial casualty were to occur, no assurance can be given that such proceeds would be sufficient to pay off such Mortgage Loan in full or, if the Mortgaged Property were to be repaired or restored in conformity with current law, what its value would be relative to the remaining balance on the related Mortgage Loan, whether the Mortgaged Property would have a value equal to that before the casualty, or what its revenue-producing potential would be.

   Inspections of the Mortgaged Properties were conducted in connection with the origination of the Mortgage Loans by licensed engineers to assess the structure, exterior walls, roofing interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located on the Mortgaged Properties. There can be no assurance that all conditions requiring repair or replacement have been identified in such inspections.

   Costs of Compliance with Americans with Disabilities Act. Under the Americans with Disabilities Act of 1990 (the "ADA"), all public accommodations must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." To the extent the Mortgaged Properties do not comply with the ADA, the Mortgagors may be required to incur costs of complying with the ADA. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants. The requirements of the ADA may also be imposed on a foreclosing lender who succeeds to the interest of the Mortgagor as owner or landlord. Since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the Mortgagor of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the Mortgagor is subject.

   Control. Under certain circumstances, the consent or approval of the holders of a specified percentage of the aggregate Certificate Balance of all outstanding Certificates ("Voting Rights") will be required to direct, and will be sufficient to bind all Certificateholders to, certain actions, including directing the Special Servicer or the Master Servicer with respect to actions to be taken with respect to certain Mortgage Loans and REO Properties and amending the Pooling and Servicing Agreement in certain circumstances. See "Description of the Pooling and Servicing Agreement--Voting Rights" herein.

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

   The Trust Fund will consist primarily of a pool of fixed rate Mortgage Loans with an aggregate principal balance as of the Cut-off Date, after deducting payments of principal due on such date, of approximately $802,326,512 (the "Initial Pool Balance"). Each Mortgage Loan is evidenced by a promissory note (a "Mortgage Note") and secured by a mortgage, deed of trust or other similar security instrument (a "Mortgage") creating a first lien on a fee simple and/or leasehold interests in an office, multifamily, retail, hotel, industrial, nursing home and congregate care, mobile home park or other commercial property (a "Mortgaged Property"). Except as otherwise indicated, all percentages of the Mortgage Loans described herein are approximate percentages by aggregate principal balance as of the Cut-off Date.

   The Mortgage Loans were originated by the Seller or originated for purchase by the Seller. The Seller is an affiliate of the Depositor and of J.P. Morgan Securities Inc., the Underwriter. Dover House provides commercial and multifamily mortgage loan origination services exclusively for MGT and provides servicing and asset management services to MGT and others on large pools of commercial and multifamily mortgage loans. Dover House provided loan origination services, including loan underwriting, due diligence and closing services, to MGT in connection with the Mortgage Loans originated directly by MGT, and will be the Master Servicer.

   The Mortgage Loans were underwritten generally in conformity with the guidelines described below. See "--Underwriting Guidelines and Processes" below. The Seller will sell the Mortgage Loans to the Depositor on or prior to the Delivery Date pursuant to a loan sale agreement (the "Loan Sale Agreement"). The Depositor will cause the Mortgage Loans in the Mortgage Pool to be assigned to the Trustee pursuant to the Pooling and Servicing Agreement.

   See Annex A for additional information with respect to certain of the Mortgage Loans and the Diskette for additional information with respect to all of the Mortgage Loans.

REPRESENTATIONS AND WARRANTIES

   Under the Loan Sale Agreement, the Seller will make certain representations and warranties to the Depositor. Pursuant to the terms of the Loan Sale Agreement, the Seller will be obligated to cure any breach of such representations and warranties or to repurchase any Mortgage Loan from the Depositor as to which there exists a breach of any such representation or warranty that materially and adversely affects the interests of the Certificateholders in such Mortgage Loan. The Seller shall covenant with the Depositor to repurchase any Mortgage Loan from the Depositor or cure any such breach within 90 days of receiving notice thereof. Under the Pooling and Servicing Agreement, the Depositor will assign its rights under the Loan Sale Agreement to the Trustee for the benefit of the Certificateholders. The sole remedy available to the Trustee or the Certificateholders is the obligation of the Seller to cure or repurchase any Mortgage Loan in connection with which there has been a breach of any such representation or warranty which materially and adversely affects the interest of the Certificateholders in such Mortgage Loan.

   The Seller has generally represented and warranted as of the Delivery Date with respect to each Mortgage Loan, among other things, subject to certain exceptions set forth in the related Loan Sale Agreement, that: (i) such Mortgage Loan is not one month or more delinquent in payment of principal and interest and has not been so delinquent more than once in a twelve-month period prior to the Delivery Date and there is no payment default and no other default under the Mortgage Loan which has a material adverse effect on the Mortgage Loan; (ii) such Mortgage Loan is secured by a Mortgage that is a valid and subsisting first priority lien on the Mortgaged Property (or a leasehold interest therein) free and clear of any liens, claims or encumbrances, subject only to certain permitted encumbrances; (iii) such Mortgage, together with any separate security agreements, establishes a first priority security interest in favor of the Seller in all the related Mortgagor's personal property used in, and reasonably necessary to operate the Mortgaged Property, and to the extent a security interest may be created therein, the proceeds arising from the Mortgaged Property and any other collateral securing such Mortgage subject only to certain permitted encumbrances; (iv) there is an assignment of leases and rents provision creating a first priority security interest in leases and rents arising in respect of the related Mortgaged Property, subject only to certain permitted encumbrances; (v) there are no mechanics' or other similar liens affecting the Mortgaged Property which are or may be prior or equal to the lien of the Mortgage, except those insured against pursuant to the applicable title insurance policy; (vi) the related Mortgagor has good and indefeasible title in fee simple or leasehold interest to, and no person has any outstanding exercisable rights of record with respect to the purchase or sale of all or a portion of, the related Mortgaged Property, except for rights of first refusal; (vii) the Mortgaged Property is covered by a title insurance policy insuring that the Mortgage is a valid first lien, subject only to certain permitted encumbrances; (viii) no claims have been made under the related title insurance policy and such policy is in full force and effect and will provide that the insured includes the owner of the Mortgage Loan; (ix) at the time of the assignment of such Mortgage Loan to the Depositor, the Seller had good title to and was the sole owner of such Mortgage Loan free and clear of any pledge, lien or encumbrance and such assignment validly transfers ownership of such Mortgage Loan to the Depositor free and clear of any pledge, lien or encumbrance; (x) the related assignment of mortgage and related assignment of the assignment of rents and leases is legal, valid and binding and has been recorded or submitted for recording in the applicable jurisdiction; (xi) the Seller's endorsement of the related Mortgage Note constitutes the legal and binding assignment of such Mortgage Note and together with an assignment of mortgage and the assignment of the assignment of leases and rents, legally and validly conveys all right, title and interest in such Mortgage Loan and related Mortgage Loan documents; (xii) each Mortgage Loan document is a legal, valid and binding obligation of the parties thereto, enforceable in accordance with its terms, except as the enforceability thereof may be limited by applicable state law and by bankruptcy, insolvency, reorganization or other laws relating to creditors' rights and general equitable principles and except that certain provisions of such Mortgage Loan documents are or may be unenforceable in whole or in part, but the inclusion of such provisions does not render the Mortgage Loan documents invalid as a whole, and such Mortgage Loan documents taken as a whole are enforceable to the extent necessary and customary for the practical realization of the rights and benefits afforded thereby; (xiii) the Seller has not modified the terms of such related Mortgage Loan and related Mortgage Loan documents have not been modified or waived in any material respect except as set forth in the Loan Sale Agreement and the Mortgage Loan documents; (xiv) such Mortgage Loan has not been satisfied, canceled, subordinated, released or rescinded and the related Mortgagor has not been released from its obligations under any Mortgage Loan document; (xv) none of the Mortgage Loan documents is subject to any right of rescission, set-off, valid counterclaim or defense; (xvi) each Mortgage Loan document complied in all respects with all material applicable state or federal laws including usury to the extent non-compliance would have a material adverse effect on the Mortgage Loan; (xvii) the related Mortgaged Property is, in all material respects, in compliance with, and is used and occupied in accordance with applicable law; (xviii) to the Seller's knowledge, (a) in reliance on an engineering report, the related Mortgaged Property is in good repair and (b) no condemnation proceedings are pending; (xix) the ESA prepared in connection with the origination thereof reveals no known circumstances or conditions with respect to the Mortgaged Property that would constitute or result in a material violation of any environmental laws, require any expenditure material in relation to the principal balance of such Mortgage Loan to achieve or maintain compliance in all material respects with any environmental laws or require substantial cleanup or remedial action or any other extraordinary action in excess of the amount escrowed for such purposes; (xx) the Mortgaged Property is covered by insurance policies providing coverage against certain losses or damage; (xxi) all amounts required to be deposited by the Mortgagor at origination have been deposited;
(xxii) to the Seller's knowledge, all significant leases are in full force and effect, and there has been no material default by the related Mortgagor or lessee; and (xxiii) to the Seller's knowledge, there are no pending, or to the Seller's actual knowledge threatened, actions, suits or proceedings by or before any court or other governmental authority against or affecting the related Mortgagor under such Mortgage Loan or the Mortgaged Property which, if determined against such Mortgagor or property would materially and adversely affect the value of such property or ability of the Mortgagor to pay principal, interest and other amounts due under such Mortgage Loan.

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

   All of the Mortgage Loans are secured by first liens on a fee simple and/or leasehold interest in the related Mortgaged Properties. As of the Cut-off Date, the Mortgage Loans had characteristics set forth below. The totals in the following tables may not add up to 100% due to rounding.

                MORTGAGE INTEREST RATES AS OF THE CUT-OFF DATE

                                                                     PERCENT BY
                                                     AGGREGATE        AGGREGATE
                           NUMBER     PERCENT BY     PRINCIPAL        PRINCIPAL
                             OF       NUMBER OF    BALANCE AS OF    BALANCE AS OF
                          MORTGAGE     MORTGAGE     THE CUT-OFF      THE CUT-OFF
MORTGAGE INTEREST RATES     LOANS       LOANS           DATE            DATE
-----------------------     -----       -----           ----            ----
6.7501%-7.0000%.........      2           2.2%      $ 84,528,710         10.5%
7.0001%-7.2500%.........      5           5.4        157,813,561         19.7
7.2501%-7.5000%.........      8           8.6         51,637,183          6.4
7.5001%-7.7500%.........     16          17.2         97,529,151         12.2
7.7501%-8.0000%.........     17          18.3        112,171,901         14.0
8.0001%-8.2500%.........     10          10.8         61,923,630          7.7
8.2501%-8.5000%.........     13          14.0        132,172,770         16.5
8.5001%-8.7500%.........      9           9.7         69,643,925          8.7
8.7501%-9.0000%.........     10          10.8         27,920,021          3.5
9.2501%-9.5000%.........      1           1.1          1,797,475          0.2
9.5001%-9.7500%.........      1           1.1          1,791,283          0.2
9.7501%-10.0000%........      1           1.1          3,396,900          0.4
                             --         -----       ------------        -----
Total...................     93         100.0%      $802,326,512        100.0%
                             ==         =====       ============        =====

Weighted Average Mortgage Interest Rate: 7.79%

                   PRINCIPAL BALANCES AS OF THE CUT-OFF DATE

                                                                                       PERCENT BY
                                                                       AGGREGATE        AGGREGATE
                                             NUMBER     PERCENT BY     PRINCIPAL        PRINCIPAL
                                               OF       NUMBER OF    BALANCE AS OF    BALANCE AS OF
                                            MORTGAGE     MORTGAGE     THE CUT-OFF      THE CUT-OFF
PRINCIPAL BALANCES AS OF THE CUT-OFF DATE     LOANS       LOANS           DATE            DATE
-----------------------------------------     -----       -----           ----            ----
Under $1,000,000..........................      1           1.1%      $    989,930          0.1%
$1,000,001-2,000,000......................     22          23.7         35,297,713          4.4
$2,000,001-3,000,000......................     15          16.1         39,441,705          4.9
$3,000,001-4,000,000......................     17          18.3         59,223,188          7.4
$4,000,001-5,000,000......................      7           7.5         31,645,429          3.9
$5,000,001-7,500,000......................      7           7.5         40,327,736          5.0
$7,500,001-10,000,000.....................      5           5.4         44,642,900          5.6
$10,000,001-12,000,000....................      3           3.2         32,759,872          4.1
$12,000,001-15,000,000....................      2           2.2         28,883,158          3.6
$15,000,001-17,500,000....................      4           4.3         63,774,565          7.9
$20,000,001-25,000,000....................      1           1.1         24,877,953          3.1
$25,000,001-30,000,000....................      1           1.1         27,510,828          3.4
$30,000,001-35,000,000....................      2           2.2         64,115,618          8.0
$35,000,001-40,000,000....................      3(1)        3.2        111,504,254         13.9
$50,000,001-60,000,000....................      1           1.1         50,615,148          6.3
$60,000,001-70,000,000....................      1           1.1         63,847,440          8.0
$80,000,001-90,000,000....................      1(2)        1.1         82,869,076         10.3
                                               --         -----       ------------        -----
Total.....................................     93         100.0%      $802,326,512        100.0%
                                               ==         =====       ============        =====

------------
(1) Includes the Shannon Enterprises Loan which is secured by eleven Mortgaged Properties.
(2)    Includes the Kilroy Loan which is secured by thirteen Mortgaged
       Properties.

Average Principal Balance per Mortgage Loan as of the Cut-off Date:
$8,627,167

Average Principal Balance per Mortgaged Property as of the Cut-off Date:
$6,857,492

       ORIGINAL TERM TO MATURITY/ANTICIPATED REPAYMENT DATE IN MONTHS(1)

                                                                                 PERCENT BY
                                                                 AGGREGATE        AGGREGATE
                                       NUMBER     PERCENT BY     PRINCIPAL        PRINCIPAL
                                         OF       NUMBER OF    BALANCE AS OF    BALANCE AS OF
                                      MORTGAGE     MORTGAGE     THE CUT-OFF      THE CUT-OFF
ORIGINAL TERM TO MATURITY IN MONTHS     LOANS       LOANS           DATE            DATE
-----------------------------------     -----       -----           ----            ----
60-83...............................      1           1.1%      $  3,192,844          0.4%
84-119..............................      7           7.5        153,891,115         19.2
120-179.............................     67          72.0        522,854,702         65.2
180-299.............................     18          19.4        122,387,850         15.3
                                         --         -----       ------------        -----
Total...............................     93         100.0%      $802,326,512        100.0%
                                         ==         =====       ============        =====

(1) For purposes of this table the Crystal Gateway Loan, though not an ARD Loan, was assumed to have an Anticipated Repayment Date in January 1, 2008. See "--Borrower Concentration and Related Borrowers--Ten Largest Loans--The Crystal Gateway Loan."

Weighted Average Original Term to Maturity or Anticipated Repayment Date in
Months: 132

      REMAINING TERM TO MATURITY/ANTICIPATED REPAYMENT DATE IN MONTHS(1)

                                                                                  PERCENT BY
                                                                  AGGREGATE        AGGREGATE
                                        NUMBER     PERCENT BY     PRINCIPAL        PRINCIPAL
                                          OF       NUMBER OF    BALANCE AS OF    BALANCE AS OF
   REMAINING TERM TO MATURITY/         MORTGAGE     MORTGAGE     THE CUT-OFF      THE CUT-OFF
ANTICIPATED REPAYMENT DATE IN MONTHS     LOANS       LOANS           DATE            DATE
------------------------------------     -----       -----           ----            ----
43-60................................      1           1.1%      $  3,192,844          0.4%
73-84................................      7           7.5        153,891,115         19.2
85-108...............................     10          10.8         54,099,144          6.7
109-120..............................     52          55.9        332,111,047         41.4
121-132..............................      1           1.1         27,510,828          3.4
133-144..............................      4           4.3        109,133,684         13.6
169-180..............................      9           9.7         59,923,530          7.5
217-240..............................      9           9.7         62,464,320          7.8
                                          --         -----       ------------        -----
Total................................     93         100.0%      $802,326,512        100.0%
                                          ==         =====       ============        =====

(1) For purposes of this table the Crystal Gateway Loan, though not an ARD Loan, was assumed to have an Anticipated Repayment Date in January 1, 2008. See "--Borrower Concentration and Related Borrowers--Ten Largest Loans--The Crystal Gateway Loan."

Weighted Average Remaining Term to Maturity or Anticipated Repayment Date in
Months: 126

                         MONTH AND YEAR OF ORIGINATION

                                                             PERCENT BY
                                             AGGREGATE        AGGREGATE
                   NUMBER     PERCENT BY     PRINCIPAL        PRINCIPAL
                     OF       NUMBER OF    BALANCE AS OF    BALANCE AS OF
                  MORTGAGE     MORTGAGE     THE CUT-OFF      THE CUT-OFF
MONTH/YEAR          LOANS       LOANS           DATE            DATE
----------          -----       -----           ----            ----
November 1995 ..      1           1.1%      $  1,162,808          0.1%
December 1995  .      2           2.2          6,142,719          0.8
March 1996 .....      1           1.1          2,459,359          0.3
May 1996 .......      2           2.2          3,568,880          0.4
June 1996 ......      1           1.1          1,976,226          0.2
July 1996 ......      1           1.1          1,202,332          0.1
September 1996        1           1.1          1,797,475          0.2
January 1997  ..      1           1.1         82,869,076         10.3
February 1997  .      1           1.1         35,789,344          4.5
March 1997 .....      2           2.2          9,355,471          1.2
June 1997 ......      6           6.5         31,484,736          3.9
July 1997 ......      4           4.3         11,371,051          1.4
August 1997  ...     13          14.0         48,038,970          6.0
September 1997       15          16.1        124,383,137         15.5
October 1997  ..     11          11.8         65,388,431          8.1
November 1997  .     14          15.1        149,943,990         18.7
December 1997  .     17          18.3        225,392,507         28.1
                     --         -----       ------------        -----
Total ..........     93         100.0%      $802,326,512        100.0%
                     ==         =====       ============        =====

            YEAR OF SCHEDULED MATURITY/ANTICIPATED REPAYMENT DATE(1)

                                                     PERCENT BY
                                     AGGREGATE        AGGREGATE
           NUMBER     PERCENT BY     PRINCIPAL        PRINCIPAL
             OF       NUMBER OF    BALANCE AS OF    BALANCE AS OF
          MORTGAGE     MORTGAGE     THE CUT-OFF      THE CUT-OFF
YEAR        LOANS       LOANS           DATE            DATE
----        -----       -----           ----            ----
2003....      1           1.1%      $  3,192,844          0.4%
2004....      6           6.5         71,022,040          8.9
2005....      2           2.2         84,031,884         10.5
2006....      8           8.6         17,146,992          2.1
2007....     40          43.0        229,227,335         28.6
2008....     13          14.0        138,673,056         17.3
2009....      4           4.3         86,029,364         10.7
2010....      1           1.1         50,615,148          6.3
2012....      8           8.6         54,803,686          6.8
2013....      1           1.1          5,119,844          0.6
2017....      8           8.6         60,187,970          7.5
2018....      1           1.1          2,276,350          0.3
             --         -----       ------------        -----
Total...     93         100.0%      $802,326,512        100.0%
             ==         =====       ============        =====

(1) For purposes of this table the Crystal Gateway Loan, though not an ARD Loan, was assumed to have an Anticipated Repayment Date in January 1, 2008. See "--Borrower Concentration and Related Borrowers--Ten Largest Loans--The Crystal Gateway Loan."

    Seventy-six of the Mortgage Loans, representing approximately 57.58% of the Initial Pool Balance are Balloon Mortgage Loans.

                             BALLOON MORTGAGE LOANS
                      ORIGINAL TERM TO MATURITY IN MONTHS

                                                                     PERCENT BY
                                                     AGGREGATE        AGGREGATE
                           NUMBER     PERCENT BY     PRINCIPAL        PRINCIPAL
                             OF       NUMBER OF    BALANCE AS OF    BALANCE AS OF
                          MORTGAGE     MORTGAGE     THE CUT-OFF      THE CUT-OFF
ORIGINAL TERM IN MONTHS     LOANS       LOANS           DATE            DATE
-----------------------     -----       -----           ----            ----
60 or less..............      1           1.3%      $  3,192,844          0.7%
61-84...................      5           6.6         31,117,531          6.7
85-120..................     60          78.9        286,573,407         62.0
121-180.................      8          10.5         93,326,807         20.2
181-300.................      2           2.6         47,756,303         10.3
                             --         -----       ------------        -----
Total...................     76         100.0%      $461,966,891        100.0%
                             ==         =====       ============        =====

Weighted Average Original Term to Maturity in Months: 137

                             BALLOON MORTGAGE LOANS
                      REMAINING TERM TO MATURITY IN MONTHS

                                                                      PERCENT BY
                                                      AGGREGATE        AGGREGATE
                            NUMBER     PERCENT BY     PRINCIPAL        PRINCIPAL
                              OF       NUMBER OF    BALANCE AS OF    BALANCE AS OF
                           MORTGAGE     MORTGAGE     THE CUT-OFF      THE CUT-OFF
REMAINING TERM IN MONTHS     LOANS       LOANS           DATE            DATE
------------------------     -----       -----           ----            ----
72 or less...............      1           1.3%      $  3,192,844          0.7%
73-84....................      5           6.6         31,117,531          6.7
85-108...................      9          11.8         18,309,800          4.0
109-120..................     51          67.1        268,263,607         58.1
121-132..................      1           1.3         27,510,828          6.0
133-144..................      2           2.6         24,604,974          5.3
169-180..................      5           6.6         41,211,005          8.9
217-240..................      2           2.6         47,756,303         10.3
                              --         -----       ------------        -----
Total....................     76         100.0%      $461,966,891        100.0%
                              ==         =====       ============        =====

Weighted Average Remaining Term to Maturity in Months: 132

                             BALLOON MORTGAGE LOANS
                          REMAINING AMORTIZATION TERM

                                                                                   PERCENT BY
                                                                   AGGREGATE        AGGREGATE
                                         NUMBER     PERCENT BY     PRINCIPAL        PRINCIPAL
                                           OF       NUMBER OF    BALANCE AS OF    BALANCE AS OF
                                        MORTGAGE     MORTGAGE     THE CUT-OFF      THE CUT-OFF
REMAINING AMORTIZATION TERM IN MONTHS     LOANS       LOANS           DATE            DATE
-------------------------------------     -----       -----           ----            ----
240 or less...........................      9          11.8%      $ 36,401,270          7.9%
241-300...............................     38          50.0        212,485,401         46.0
301-360...............................     29          38.2        213,080,220         46.1
                                           --         -----       ------------        -----
Total.................................     76         100.0%      $461,966,891        100.0%
                                           ==         =====       ============        =====

Weighted Average Remaining Amortization Term in Months: 312

    Five of the Mortgage Loans, representing approximately 30.30% of the Initial Pool Balance are ARD Mortgage Loans.

                              ARD MORTGAGE LOANS
            ORIGINAL TERM TO ANTICIPATED REPAYMENT DATE IN MONTHS

                                                                     PERCENT BY
                                                     AGGREGATE        AGGREGATE
                           NUMBER     PERCENT BY     PRINCIPAL        PRINCIPAL
                             OF       NUMBER OF    BALANCE AS OF    BALANCE AS OF
                          MORTGAGE     MORTGAGE     THE CUT-OFF      THE CUT-OFF
ORIGINAL TERM IN MONTHS     LOANS       LOANS           DATE            DATE
-----------------------     -----       -----           ----            ----
84-119..................      2          40.0%      $122,773,585         50.5%
120-179.................      3          60.0        120,318,054         49.5
                              -         -----       ------------        -----
Total...................      5         100.0%      $243,091,639        100.0%
                              =         =====       ============        =====

Weighted Average Original Term to Anticipated Repayment Date in Months: 114

                              ARD MORTGAGE LOANS
            REMAINING TERM TO ANTICIPATED REPAYMENT DATE IN MONTHS

                                                                      PERCENT BY
                                                      AGGREGATE        AGGREGATE
                            NUMBER     PERCENT BY     PRINCIPAL        PRINCIPAL
                              OF       NUMBER OF    BALANCE AS OF    BALANCE AS OF
                           MORTGAGE     MORTGAGE     THE CUT-OFF      THE CUT-OFF
REMAINING TERM IN MONTHS     LOANS       LOANS           DATE            DATE
------------------------     -----       -----           ----            ----
60-83....................      2          40.0%      $122,773,585         50.5%
84-119...................      1          20.0         35,789,344         14.7
120-179..................      2          40.0         84,528,710         34.8
                               -         -----       ------------        -----
Total....................      5         100.0%      $243,091,639        100.0%
                               =         =====       ============        =====

Weighted Average Remaining Term to Anticipated Repayment Date in Months: 107

                              ARD MORTGAGE LOANS
                         REMAINING AMORTIZATION TERM

                                                                                   PERCENT BY
                                                                   AGGREGATE        AGGREGATE
                                         NUMBER     PERCENT BY     PRINCIPAL        PRINCIPAL
                                           OF       NUMBER OF    BALANCE AS OF    BALANCE AS OF
                                        MORTGAGE     MORTGAGE     THE CUT-OFF      THE CUT-OFF
REMAINING AMORTIZATION TERM IN MONTHS     LOANS       LOANS           DATE            DATE
-------------------------------------     -----       -----           ----            ----
180-299...............................      1           20.0%     $ 82,869,076         34.1%
300 or Greater........................      4           80.0       160,222,563         65.9
                                            -         ------      ------------        -----
Total.................................      5         100.00%     $243,091,639        100.0%
                                            =         ======      ============        =====

Weighted Average Remaining Amortization Term in Months: 332

   The following two tables set forth the range of Cut-off Date LTV Ratios and Maturity Date/ Anticipated Repayment Date LTV Ratios of the Mortgage Loans. A "Cut-off Date LTV Ratio" is a fraction, expressed as a percentage, the numerator of which is the Cut-off Date principal balance of a Mortgage Loan, and the denominator of which is the appraised value of the related Mortgaged Property as determined by an appraisal thereof obtained in connection with the origination of such Mortgage Loan. A "Maturity Date/Anticipated Repayment Date LTV Ratio" is a fraction, expressed as a percentage, the numerator of which is the principal balance of a Mortgage Loan on the related Maturity Date, or, in the case of an ARD Loan, the related Anticipated Repayment Date (assuming the Crystal Gateway Loan, though not an ARD Loan, has an Anticipated Repayment Date in January 1, 2008) assuming all scheduled payments due prior thereto are made and there are no principal prepayments, and the denominator of which is the appraised value of the related Mortgaged Property as determined by an appraisal thereof obtained in connection with the origination of such Mortgage Loan. Because the value of Mortgaged Properties at the Maturity Date, or, in the case of an ARD Loan (or the Crystal Gateway
Loan), the Anticipated Repayment Date, may be different than such appraisal value, there can be no assurance that the loan-to-value ratio for any Mortgage Loan determined at any time following origination thereof will be lower than the Cut-off Date LTV Ratio or Maturity Date/Anticipated Repayment Date LTV Ratio, notwithstanding any positive amortization of such Mortgage Loan. It is possible that the market value of a Mortgaged Property securing a Mortgage Loan may decline between the origination thereof and the related Maturity Date, or, in the case of an ARD Loan the Anticipated Repayment Date.

   An appraisal of each of the Mortgaged Properties was made between October 1995 and November 1997. It is possible that the market value of a Mortgaged Property securing a Mortgage Loan has declined since the most recent appraisal for such Mortgaged Property. All appraisals were obtained in accordance with the requirements of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended ("FIRREA").

                           CUT-OFF DATE LTV RATIOS

                                                                      PERCENT BY
                                                      AGGREGATE        AGGREGATE
                            NUMBER     PERCENT BY     PRINCIPAL        PRINCIPAL
                              OF       NUMBER OF    BALANCE AS OF    BALANCE AS OF
                           MORTGAGE     MORTGAGE     THE CUT-OFF      THE CUT-OFF
CUT-OFF DATE LTV RATIO(1)   LOANS       LOANS           DATE            DATE
-------------------------   -----       -----           ----            ----
50% or less..............      3           3.2%      $ 94,274,619         11.8%
50.01%-55.00%............      9           9.7         82,515,216         10.3
55.01%-60.00%............      3           3.2          8,132,609          1.0
60.01%-65.00%............     12          12.9         68,763,523          8.6
65.01%-70.00%............     25          26.9        216,815,290         27.0
70.01%-75.00%............     17          18.3        150,700,703         18.8
75.01%-80.00%............     20          21.5        165,418,526         20.6
80.01%-85.00%............      3           3.2         14,028,026          1.7
85.01%-90.00%............      1           1.1          1,678,000          0.2
                              --         -----       ------------        -----
Total....................     93         100.0%      $802,326,512        100.0%
                              ==         =====       ============        =====

Weighted Average Cut-off Date LTV Ratio: 65.95%

(1) Loan-to-Value Ratio for the Embassy Suite Loan was calculated based on the sum of the outstanding principal balance thereof and the outstanding principal balance of the Excluded Mortgage Loan.

                    MATURITY DATE/ANTICIPATED REPAYMENT DATE
                                   LTV RATIOS

                                                             PERCENT BY
                                             AGGREGATE        AGGREGATE
                   NUMBER     PERCENT BY     PRINCIPAL        PRINCIPAL
                     OF       NUMBER OF    BALANCE AS OF    BALANCE AS OF
MATURITY DATE     MORTGAGE     MORTGAGE     THE CUT-OFF      THE CUT-OFF
LTV RATIO (1)       LOANS       LOANS           DATE            DATE
-------------       -----       -----           ----            ----
50% or less.....     21          25.6%      $257,200,558         33.5%
50.01%-55.00% ..     11          13.4         35,624,491          4.6
55.01%-60.00% ..     16          19.5        185,806,267         24.2
60.01%-65.00% ..     15          18.3        137,521,268         17.9
65.01%-70.00% ..     16          19.5        138,297,455         18.0
70.01%-75.00% ..      3           3.7         14,455,931          1.9
                     --         -----       ------------        -----
Total...........     82         100.0%      $768,905,970        100.0%
                     ==         =====       ============        =====

Weighted Average Maturity Date LTV Ratio: 52.19%

(1) Loan-to-Value Ratio for the Embassy Suite Loan was calculated based on the sum of the outstanding Balloon Payment thereof and the outstanding Balloon Payment of the Excluded Mortgage Loan.

    The following table sets forth the range of Underwritten Cash Flow Debt Service Coverage Ratios for the Mortgage Loans. The "Underwritten Cash Flow Debt Service Coverage Ratio" or "UW DSCR" for any Mortgage Loan for any period as presented in the table below, Annex A or the Diskette, is the ratio of Underwritten Cash Flow (or "UW Cash Flow") calculated for the related Mortgaged Property for a period to the amounts of principal and interest due under such Mortgage Loan for the same period. "Underwritten Cash Flow" means the Underwritten NOI (as defined below) for the Mortgaged Property decreased by an amount that the Seller has determined to be an appropriate allowance for average annual tenant improvements, leasing commissions, and replacement reserves for capital items based upon its respective underwriting guidelines.

   "Underwritten NOI" or "UW NOI" means the NOI for the Mortgaged Property as determined by the Seller in accordance with its underwriting guidelines for similar properties. Revenue is generally calculated as follows: rental revenue is calculated using actual rental rates, in some cases, adjusted downward to market rates with vacancy rates equal to the higher of the Mortgaged Property's historical rate, the market rate or an assumed vacancy rate; other revenue, such as parking fees, laundry and other income items are included only if supported by a trend and/or is likely to be recurring. Operating expenses generally reflect the Mortgaged Property's historical expenses, adjusted to account for inflation, significant occupancy increases and a market rate management fee. Generally, "Net Operating Income" ("NOI") for a Mortgaged Property equals the operating revenues (consisting principally of rental and related revenue) for such Mortgaged Property minus the operating expenses (such as utilities, repairs and maintenance, general and administrative, management fees, marketing and advertising, insurance and real estate tax expenses) for the Mortgaged Property. NOI generally does not reflect replacement reserves, capital expenditures, debt service, tenant improvements, leasing commissions, depreciation, amortization and similar non-operating items.

   The amounts representing "Net Operating Income", "Underwritten NOI" and "Underwritten Cash Flow" are not a substitute for or an improvement upon net income as determined in accordance with generally accepted accounting principles as a measure of the results of the Mortgaged Property's operations or a substitute for cash flows from operating activities determined in accordance with generally accepted accounting principles as a measure of liquidity. No representation is made as to the future net cash flow of the properties, nor is "Net Operating Income", "Underwritten NOI" and "Underwritten Cash Flow" set forth herein intended to represent such future net cash flow.

   The UW NOIs and NOIs used as a basis for calculating the DSCRs presented in the following table, in Annex A attached hereto and in the Diskette, were derived principally from operating statements obtained from the respective Mortgagors (the "Operating Statements"). The Operating Statements were not audited and in most cases were not prepared in accordance with generally accepted accounting principles. To increase the level of consistency between the Operating Statements, in some instances, adjustments were made to such Operating Statements. These adjustments were principally for real estate tax and insurance expenses (e.g., adjusting for the payment of two years of expense in one year), and to eliminate obvious items not related to the operation of the Mortgaged Property. However, such adjustments were subjective in nature and may not have been made in a uniform manner.

              UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS

                                                                            PERCENT BY
                                                            AGGREGATE        AGGREGATE
                                  NUMBER     PERCENT BY     PRINCIPAL        PRINCIPAL
                                    OF       NUMBER OF    BALANCE AS OF    BALANCE AS OF
DEBT SERVICE COVERAGE            MORTGAGE     MORTGAGE     THE CUT-OFF      THE CUT-OFF
RATIO BASED ON UW CASH FLOWS(1)    LOANS       LOANS           DATE            DATE
-------------------------------    -----       -----           ----            ----
1.10x or less..................      1           1.1%      $  1,678,000          0.2%
1.11x-1.15x....................      1           1.1          2,459,359          0.3
1.16x-1.20x....................      4           4.3         46,203,109          5.8
1.21x-1.25x....................     10          10.8         59,551,550          7.4
1.26x-1.30x....................     10          10.8        101,964,306         12.7
1.31x-1.40x....................     21          22.6        103,985,422         13.0
1.41x-1.50x....................     11          11.8         65,907,788          8.2
1.51x-1.60x....................     18          19.4        148,063,193         18.5
1.61x-1.70x....................      5           5.4         59,542,653          7.4
1.71x-1.80x....................      4           4.3         16,309,258          2.0
1.81x-1.90x....................      6           6.5        130,327,543         16.2
1.91x-2.00x....................      1           1.1         63,847,440          8.0
2.01x-2.10x....................      1           1.1          2,486,893          0.3
                                    --         -----       ------------        -----
Total..........................     93         100.0%      $802,326,512        100.0%
                                    ==         =====       ============        =====

Weighted Average UW DSCR: 1.54x

(1) UW DSCR for Embassy Suite Loan was calculated based on the combined debt service for such Mortgage Loan and the Excluded Mortgage Loan.

                            GEOGRAPHIC DISTRIBUTION

                                                          PERCENT BY
                                                           AGGREGATE       AGGREGATE
                    NUMBER       NUMBER    PERCENT BY      PRINCIPAL       PRINCIPAL
                      OF           OF       NUMBER OF    BALANCE AS OF   BALANCE AS OF
                   MORTGAGED    MORTGAGE    MORTGAGE      THE CUT-OFF     THE CUT-OFF
STATE             PROPERTIES     LOANS        LOANS          DATE             DATE
-----             ----------     -----        -----          ----             ----
Virginia .......        6           5           5.4%     $171,829,599         21.4%
California (1)         20           8           8.6       121,608,340         15.2
New Jersey......        5           5           5.4        76,811,013          9.6
Michigan .......        5           5           5.4        56,068,429          7.0
New York .......        5           5           5.4        55,928,364          7.0
Florida ........       10          10          10.8        49,728,938          6.2
North Carolina .       13           3           3.2        42,461,705          5.3
Texas ..........       13          13          14.0        37,384,080          4.7
Hawaii .........        1           1           1.1        27,510,828          3.4
Pennsylvania  ..        1           1           1.1        24,877,953          3.1
Indiana ........        4           4           4.3        23,568,480          2.9
Wisconsin ......        2           2           2.2        19,227,907          2.4
Ohio ...........        7           7           7.5        19,024,369          2.4
Georgia ........        5           5           5.4        18,181,935          2.3
Illinois .......        5           4           4.3        14,878,103          1.9
Maryland .......        2           2           2.2         7,140,566          0.9
Washington .....        2           2           2.2         6,184,973          0.8
Arizona ........        2           2           2.2         5,856,259          0.7
Kentucky .......        1           1           1.1         4,334,325          0.5
Alaska .........        2           2           2.2         4,024,245          0.5
Utah ...........        1           1           1.1         3,559,007          0.4
Massachusetts ..        1           1           1.1         2,933,913          0.4
Minnesota ......        1           1           1.1         2,737,075          0.3
Tennessee ......        1           1           1.1         2,392,280          0.3
Alabama ........        1           1           1.1         2,276,350          0.3
Colorado .......        1           1           1.1         1,797,475          0.2
                      ---          --         -----      ------------        -----
Total...........      117          93         100.0%     $802,326,512        100.0%
                      ===          ==         =====      ============        =====

------------
(1)    Includes the Kilroy Loan which is secured by one property in Arizona.

                                 PROPERTY TYPES

                                                                                 PERCENT BY
                                                                 AGGREGATE       AGGREGATE
                          NUMBER       NUMBER    PERCENT BY      PRINCIPAL       PRINCIPAL
                            OF           OF       NUMBER OF    BALANCE AS OF   BALANCE AS OF
                         MORTGAGED    MORTGAGE    MORTGAGE      THE CUT-OFF     THE CUT-OFF
TYPE                    PROPERTIES     LOANS        LOANS          DATE             DATE
----                    ----------     -----        -----          ----             ----
Office (1) ...........       25          12          12.9%     $262,464,190         32.7%
Multifamily ..........       41          30          32.3       189,471,006         23.6
Hotel ................       11          11          11.8       119,593,785         14.9
Anchored Retail ......       13          13          14.0       119,385,608         14.9
Unanchored Retail  ...        5           5           5.4        15,849,169          2.0
Single Tenant Retail          3           3           3.2         6,615,269          0.8
Retail/Office ........        1           1           1.1         3,579,945          0.4
Industrial ...........        9           9           9.7        55,190,017          6.9
Nursing Home .........        3           3           3.2        14,530,370          1.8
Mobile Home Park  ....        3           3           3.2         8,847,199          1.1
Self Storage .........        3           3           3.2         6,799,954          0.8
                            ---          --         -----      ------------        -----
Total ................      117          93         100.0%     $802,326,512        100.0%
                            ===          ==         =====      ============        =====

(1) Includes the Kilroy Loan which is also secured by industrial properties.

              YEARS SINCE THE MORTGAGED PROPERTIES WERE BUILT(1)

                                                                   PERCENT BY
                                                   AGGREGATE        AGGREGATE
                         NUMBER     PERCENT BY     PRINCIPAL        PRINCIPAL
                           OF       NUMBER OF    BALANCE AS OF    BALANCE AS OF
                        MORTGAGE     MORTGAGE     THE CUT-OFF      THE CUT-OFF
PROPERTY AGE IN YEARS     LOANS       LOANS           DATE            DATE
---------------------     -----       -----           ----            ----
6 or less ............     11          11.8%      $ 61,403,194          7.7%
7-11 .................     19          20.4        167,830,568         20.9
12-16 ................     12          12.9        167,470,414         20.9
17-21 ................     10          10.8         38,910,342          4.8
22-26 ................     13          14.0         55,716,389          6.9
27-31 ................      8           8.6         66,061,938          8.2
32 + .................     20          21.5        244,933,667         30.5
                           --         -----       ------------        -----
Total ................     93         100.0%      $802,326,512        100.0%
                           ==         =====       ============        =====

Weighted Average Property Age in Years: 24

------------
(1) With respect to the Shannon Enterprises Loan, the related Mortgaged Properties were built between 1959 and 1979. With respect to the Kilroy Loan, the related Mortgaged Properties were built between 1955 and 1990. The earliest date was used in each case for purposes of the related Mortgage Loan.

                      PHYSICAL OCCUPANCY PERCENTAGES(1)
                       MULTIFAMILY AND MOBILE HOME PARK

                                                                   PERCENT BY
                                                   AGGREGATE        AGGREGATE
                         NUMBER     PERCENT BY     PRINCIPAL        PRINCIPAL
                           OF       NUMBER OF    BALANCE AS OF    BALANCE AS OF
                        MORTGAGE     MORTGAGE     THE CUT-OFF      THE CUT-OFF
OCCUPANCY PERCENTAGES     LOANS       LOANS           DATE            DATE
---------------------     -----       -----           ----            ----
75.001%-80.000% ......      1           3.0%      $  1,887,753          1.0%
80.001%-85.000% ......      2           6.1          4,615,950          2.3
85.001%-90.000% ......      3           9.1          4,956,155          2.5
90.001%-95.000% ......      8          24.2         60,914,967         30.7
95.001%-100.000%  ....     19          57.6        125,943,379         63.5
                           --         -----       ------------        -----
Total ................     33         100.0%      $198,318,205        100.0%
                           ==         =====       ============        =====

Weighted Average Occupancy Percentage: 95.5%

------------
(1) See Annex A for dates as of which occupancy percentages were calculated for each Mortgaged Property.

                       PHYSICAL OCCUPANCY PERCENTAGES(1)
                                    RETAIL

                                                                   PERCENT BY
                                                   AGGREGATE        AGGREGATE
                         NUMBER     PERCENT BY     PRINCIPAL        PRINCIPAL
                           OF       NUMBER OF    BALANCE AS OF    BALANCE AS OF
                        MORTGAGE     MORTGAGE     THE CUT-OFF      THE CUT-OFF
OCCUPANCY PERCENTAGES     LOANS       LOANS           DATE            DATE
---------------------     -----       -----           ----            ----
85.001%-90.000% ......      2           9.1%      $  7,468,447          5.1%
90.001%-95.000% ......      1           4.5          4,386,510          3.0
95.001%-100.000%  ....     19          86.4        133,575,035         91.8
                           --         -----       ------------        -----
Total ................     22         100.0%      $145,429,991        100.0%
                           ==         =====       ============        =====

Weighted Average Occupancy Percentage: 97.9%

------------
(1) See Annex A for dates as of which occupancy percentages were calculated for each Mortgaged Property.

                      PHYSICAL OCCUPANCY PERCENTAGES(1)
                                    HOTEL

                                                                   PERCENT BY
                                                   AGGREGATE        AGGREGATE
                         NUMBER     PERCENT BY     PRINCIPAL        PRINCIPAL
                           OF       NUMBER OF    BALANCE AS OF    BALANCE AS OF
                        MORTGAGE     MORTGAGE     THE CUT-OFF      THE CUT-OFF
OCCUPANCY PERCENTAGES     LOANS       LOANS           DATE            DATE
---------------------     -----       -----           ----            ----
65.000% or less ......      1           9.1%      $  1,271,487          1.1%
65.001%-70.000% ......      2          18.2         18,628,915         15.6
70.001%-75.000% ......      1           9.1          3,396,900          2.8
75.001%-80.000% ......      2          18.2         11,458,464          9.6
80.001%-85.000% ......      4          36.4         74,181,064         62.0
95.001%-100.000%  ....      1           9.1         10,656,954          8.9
                           --         -----       ------------        -----
Total ................     11         100.0%      $119,593,785        100.0%
                           ==         =====       ============        =====

Weighted Average Occupancy Percentage: 79.6%

------------
(1) See Annex A for dates as of which occupancy percentages were calculated for each Mortgaged Property.

                       PHYSICAL OCCUPANCY PERCENTAGES(1)
                                     OFFICE

                                                                   PERCENT BY
                                                   AGGREGATE        AGGREGATE
                         NUMBER     PERCENT BY     PRINCIPAL        PRINCIPAL
                           OF       NUMBER OF    BALANCE AS OF    BALANCE AS OF
                        MORTGAGE     MORTGAGE     THE CUT-OFF      THE CUT-OFF
OCCUPANCY PERCENTAGES     LOANS       LOANS           DATE            DATE
---------------------     -----       -----           ----            ----
90.001%-95.000% (2)  .      2          16.7%      $122,773,585         46.8%
95.001%-100.000%  ....     10          83.3        139,690,605         53.2
                           --         -----       ------------        -----
Total ................     12         100.0%      $262,464,190        100.0%
                           ==         =====       ============        =====

Weighted Average Occupancy Percentage: 96.8%

------------
(1) See Annex A for dates as of which occupancy percentages were calculated for each Mortgaged Property.
(2) Includes the Kilroy Loan which is also secured by industrial properties.

                       PHYSICAL OCCUPANCY PERCENTAGES(1)
                                    OTHER

                                                                   PERCENT BY
                                                   AGGREGATE        AGGREGATE
                         NUMBER     PERCENT BY     PRINCIPAL        PRINCIPAL
                           OF       NUMBER OF    BALANCE AS OF    BALANCE AS OF
                        MORTGAGE     MORTGAGE     THE CUT-OFF      THE CUT-OFF
OCCUPANCY PERCENTAGES     LOANS       LOANS           DATE            DATE
---------------------     -----       -----           ----            ----
80.001%-85.000% ......      1           6.7%      $ 2,722,797           3.6%
85.001%-90.000% ......      3          20.0         9,122,476          11.9
95.001%-100.000%  ....     11          73.3        64,675,068          84.5
                           --         -----       -----------         -----
Total ................     15         100.0%      $76,520,341         100.0%
                           ==         =====       ============        =====

Weighted Average Occupancy Percentage: 97.2%

------------
(1) See Annex A for dates as of which occupancy percentages were calculated for each Mortgaged Property.

   With certain limited exceptions relating to casualty and condemnation proceeds, or other prepayments beyond the Mortgagor's control, all of the Mortgage Loans prohibit the prepayment thereof until a date specified in the related Mortgage Note (such period, the "Lock-out Period" and the date of expiration thereof, the "Lock-out Date") and/or provide that upon any voluntary principal prepayment of a Mortgage Loan, the related Mortgagor will be required to pay a prepayment premium or yield maintenance penalty (a "Prepayment Premium"). Certain Mortgage Loans provide for Defeasance, in whole and/or in part, during certain periods of time. The following table sets forth the percentage of the declining aggregate principal balance of all the Mortgage Loans that on March 1 of each of the years indicated will be within their related Lock-out Period, are subject to Defeasance and/or in which a principal prepayment must be accompanied by a Prepayment Premium.

                             PREPAYMENT PROTECTION
    PERCENTAGE OF MORTGAGE LOANS BY OUTSTANDING PRINCIPAL BALANCE AS OF THE
     CUT-OFF DATE THAT HAVE PREPAYMENT LOCK-OUTS OR PENALTIES (ASSUMING NO
                                 PREPAYMENTS)*

                                             MAR.     MAR.    MAR.     MAR.    MAR.     MAR.    MAR.     MAR.     MAR.     MAR.
                                 CURRENT     1999     2000    2001     2002    2003     2004    2005     2006     2007     2008
                                 -------     ----     ----    ----     ----    ----     ----    ----     ----     ----     ----
Lock-Out/Defeasance (1)  ......   100.0     100.0     99.1    79.1     45.1    31.6     19.7    17.5     15.7     16.8      0.0
YM1:
 T+0BP; 1% Floor (2) ..........     0.0       0.0      0.9    10.2     44.1    54.6     59.2    77.6     78.0     66.7     64.5
YM2:
 T+25BP; 1% Floor (2) .........     0.0       0.0      0.0    10.3     10.3    10.3     10.3     0.0      0.0      0.0      0.0
Total Lockout and YM ..........   100.0     100.0    100.0    99.6     99.6    96.5     89.2    95.1     93.7     83.6     64.5

7.00%-7.99% (3) ...............     0.0       0.0      0.0     0.0      0.0     0.0      1.0     0.0      0.0      0.0      0.0
6.00%-6.99% (3) ...............     0.0       0.0      0.0     0.0      0.0     0.0      0.0     1.1      0.0      0.0      0.0
5.00%-5.99% (3) ...............     0.0       0.0      0.0     0.0      0.0     3.1      0.0     0.0      1.0      0.0      0.0
4.00%-4.99% (3) ...............     0.0       0.0      0.0     0.0      0.0     0.0      3.1     0.0      0.0      1.0      0.0
3.00%-3.99% (3) ...............     0.0       0.0      0.0     0.0      0.0     0.0      0.0     3.8      0.0      0.0     14.2
2.00%-2.99% (3) ...............     0.0       0.0      0.0     0.0      0.0     0.0      0.0     0.0      3.9      0.0      0.0
1.00%-1.99% (3) ...............     0.0       0.0      0.0     0.4      0.4     0.4      0.0     0.0      0.0      2.5      0.0
0.01%-0.99% ...................     0.0       0.0      0.0     0.0      0.0     0.0      0.0     0.0      0.0      0.0      0.0
No Prepayment Premium .........     0.0       0.0      0.0     0.0      0.0     0.0      6.7     0.0      1.4     12.9     21.2
                                  -----     -----    -----   -----    -----   -----    -----   -----    -----    -----    -----
Total .........................   100.0%    100.0%   100.0%  100.0%   100.0%  100.0%   100.0%  100.0%   100.0%   100.0%   100.0%

Aggregate Mortgage Balance (4).   802.3     791.7    780.1   767.7    754.2   736.7    721.0   567.5    546.3    489.8    203.3

Percentage of Balance
 Outstanding ..................   100.0%     98.7     97.2    95.7     94.0    91.8     89.9    70.7     68.1     61.1     25.3

------------
(1) Certain Mortgage Loans permit the applicable Mortgagor after a specified period (in most cases not less than two years from the Delivery Date), to obtain the release of the related Mortgaged Property from the lien of the related Mortgage upon substitution of direct non-callable obligations of the United States providing payments in amounts equal to the scheduled payments due on such Mortgage Loan to the related Maturity Date or, in certain of the ARD Loans, the Anticipated Repayment Date. The Master Servicer shall, on behalf of the related Mortgagor, purchase such obligations of the United States for deposit into the Trust Fund. Any such substitution shall be subject to, among other things, the receipt of written confirmation from the Rating Agencies that such substitution will not result in a downgrade, qualification or withdrawal of the then current rating of any Certificate. Such substitution of collateral is referred to herein as "Defeasance." For purposes of this table, to the extent a Mortgagor may elect to defease the related Mortgage Loan, such Mortgage Loan (other than the Kilroy Loan) will be reflected in the "Lock-Out/Defeasance" category. The Kilroy Loan is reflected in the "YM2" category because the discount rate for the Yield Maintenance calculation is based on a spread above the U.S. Treasury Rate.
(2) The Mortgage Loan generally requires the payment of a Prepayment Premium in connection with any principal prepayment, in whole or in part. Any Prepayment Premium will equal the present value, as of the date of prepayment, of the remaining Monthly Payments from such date of prepayment through the related stated maturity (including the Balloon Payment), determined by discounting such payments at a U.S. Treasury rate specified therein (or a specified number of basis points in excess thereof), minus the then outstanding principal balance, subject to a minimum Prepayment Premium equal to the indicated percentage of the principal balance of such Mortgage Loan being prepaid ("Yield Maintenance").
(3) The Mortgage Loan requires a Prepayment Premium equal to indicated percentage of amount prepaid.
(4)    Millions of dollars.
       Key: YM = Yield Maintenance; T = U.S. Treasury Rate
       *See Annex A and the Diskette for Mortgaged Property level information.

BORROWER CONCENTRATION AND RELATED BORROWERS

TEN LARGEST MORTGAGE LOANS

   The ten largest Mortgage Loans or groups of Mortgage Loans by Related Borrowers by Initial Pool Balance are as follows:

 The Kilroy Loan

   The Loan. The largest Mortgage Loan (the "Kilroy Loan"), which represents approximately 10.33% of the Initial Pool Balance, was originated by the Seller on January 31, 1997 and has a principal balance as of the Cut-off Date of $82,869,076. The Kilroy Loan is secured by a first deed of trust encumbering thirteen properties, twelve of which are located in California and one of which is located in Arizona (singularly, a "Kilroy Property" and collectively, the "Kilroy Properties"). The Kilroy Loan was made to Kilroy Realty Finance Partnership, L.P., a special purpose Delaware limited partnership (the "Kilroy Borrower") which is controlled by Kilroy Realty Corporation ("Kilroy"), a New York Stock Exchange listed real estate investment trust which completed its initial public offering on January 31, 1997. As of June 30, 1997, Kilroy controlled approximately 2.5 million square feet of commercial office space and 2.7 million square feet of industrial space. Nine of the Kilroy Properties are improved by industrial buildings and four of the Kilroy Properties are improved by office buildings.

   The Kilroy Loan has a remaining amortization term of 287 months and matures in December 2022. The Kilroy Loan may not be prepaid prior to March 1, 2001. However, the Kilroy Loan is subject to Defeasance, in whole or in part, at any time on or after March 10, 2000. On or after March 1, 2001, the Kilroy Loan may be prepaid, in whole but not in part, upon payment of a Prepayment Premium based on a Yield Maintenance calculation. The Kilroy Loan is an ARD Loan with an Anticipated Repayment Date of January 31, 2005; which notwithstanding the foregoing, it may be prepaid, in whole or in part, without payment of a Prepayment Premium at any time following the six months preceding such Anticipated Repayment Date.

   Additional terms and escrows for the Kilroy Loan are as set forth on Annex
A.

   The Properties. The Kilroy Properties consist of thirteen office and industrial properties (comprised of sixteen buildings) described in the table below. Five of the industrial properties are net leased to single tenants. In aggregate, as of August 1997, the Kilroy Properties were 96.51% occupied. The Kilroy Airport Center is comprised of two class A office buildings totaling 701,307 square feet. Approximately 50% of this property is leased to Hughes Space & Communications whose parent company, GM Hughes Electronics Corp., is rated as of the Cut-off Date, "A" by Standard & Poor's. Westlake Plaza Center II and 185 S. Douglas Street are class B office properties totaling 141,158 square feet. The La Palma Business Center is comprised of one 42,790 square feet office building and two industrial buildings. There are eight additional industrial properties at various locations throughout Southern California and one industrial building, 5515 N. 27th Avenue, in Phoenix, Arizona.

                             THE KILROY PROPERTIES

                                                           GROSS                                         OCCUPANCY
                        YEAR BUILT/                      LEASABLE     TYPE OF                             (AS OF
PROPERTY NAME            RENOVATED        LOCATION       SQ. FEET     PROPERTY   MAJOR TENANTS          AUG. 1997)       VALUE
-------------            ---------        --------       --------     --------   -------------          ----------       -----
(1) La Palma Business
     Center........... 1986          Anaheim, CA          186,880  Industrial    Bond Technologies          75.6%(A) $ 13,200,000
                                                                   & Office      Novacare Orthotics
                                                                                 CSTS, Inc.
(2) 1000 E. Ball
     Road............. 1982          Anaheim, CA          100,000  Industrial    Allen Bradley Company     100.0%    $  6,200,000

(3) 1230 S. Lewis
     Street .......... 1982          Anaheim, CA           57,730  Industrial    RGB Systems               100.0%    $  3,200,000

(4) 2031 E. Mariposa
     Avenue .......... 1955/1990     El Segundo, CA       192,053  Industrial    Mattel, Inc.              100.0%    $ 16,000,000

(5) 2260 E. El
     Segundo
     Boulevard ....... 1979/1995     El Segundo, CA       113,820  Industrial    Ace Medical Co.           100.0%    $  5,100,000

(6) 2265 E. El
     Segundo
     Boulevard........ 1978          El Segundo, CA         6,570  Industrial    MSAS Cargo                100.0%    $  4,700,000
                                                                                 International

(7) 3332/3340 E. La
     Palma Avenue  ... 1966          Anaheim, CA          153,320  Industrial    Furon Company             100.0%    $  9,400,000
                                                                                 Dovatron
                                                                                 Manufacturing
(8) 5115 N. 27th
     Avenue .......... 1961          Phoenix, AZ          130,877  Industrial    Festival Markets          100.0%    $  4,500,000


(9) 12691 Pala Drive . 1970          Garden Grove, CA      84,700  Industrial    Rank Video Services        82.6%    $  5,400,000
                                                                                 America
(10) 12752 et al
      Monarch Street . 1969-81       Garden Grove, CA     277,037  Industrial    Cannon Equipment West     100.0%    $ 10,200,000

(11) Kilroy Airport
      Center ......... 1983          El Segundo, CA       701,307  Office        Hughes Space and           97.6%    $108,000,000
                                                                                 Communication
(12) Westlake Plaza
      Centre II ...... 1990          Thousand Oaks, CA     81,158  Office        LDDS Communications       100.0%    $ 12,000,000

(13) 185 S. Douglas
      Street ......... 1978          El Segundo, CA        60,000  Office        Northwest Airlines        100.0%    $  6,800,000

------------
(A) Does not include a fully executed lease to Rosemount Analytical for 45,581 square feet for which occupancy is scheduled for April 1998 and which will raise occupancy to 97.5%.

   Release and Substitution. The Kilroy Properties located at 185 South Douglas Street, 2031 E. Mariposa Avenue, 3340 E. La Palma Avenue, 5115 N. 27th Avenue, and 12691 Pala Drive are eligible for release from the Kilroy Loan after March 10, 2000 (the "Kilroy Releasable Properties"). The release can be accomplished by substituting one or more properties for one or more of the Kilroy Releasable Properties or by partial Defeasance. Any partial Defeasance must defease 125% of the allocated loan amount of the Kilroy Releasable Property to be released. The allocated loan amounts of the Kilroy Releasable Properties are set forth in the Kilroy Loan documents. No substitution or partial Defeasance may be effected without obtaining written confirmation from each Rating Agency that such release will not cause such Rating Agency to downgrade, qualify or withdraw any of its then current ratings of any Certificates.

   Property Management. The Kilroy Properties are managed by Kilroy Realty, L.P., an affiliate of the Kilroy Borrower. The Kilroy Loan documents provide that any future management agreement entered into by the Kilroy Borrower and a third party will be subject to, inter alia, written confirmation from each

Rating Agency that retention of such manager shall not result in a downgrade, withdrawal or qualification of the then current ratings of any Certificates. The Kilroy Loan documents further provide that the property manager can be terminated with respect to the Kilroy Properties upon an event of default under the Kilroy Loan.

   Operating History:

                                                             ACTUAL      ORIGINATOR'S
                             1995 ACTUAL    1996 ACTUAL   (2/97-7/97)    UNDERWRITTEN
                             -----------    -----------   -----------    ------------
Effective Gross Income
 ("EGI") ..................  $29,201,341    $29,979,606   $14,861,753    $23,868,257
Expenses...................    6,095,407      5,274,561     2,407,988      6,107,660
 -                           -----------    -----------   -----------    -----------
NOI........................  $23,105,934    $24,705,045   $12,453,765    $17,760,597
UW Cash Flow...............                                              $15,057,455
Occupancy .................        91.42%         97.87%        98.36%         88.40%
Operating Expense Ratio
 (Expenses/EGI)("OER")  ...        20.87%         17.59%        16.20%         25.59%
DSCR based on NOI..........         2.88x          3.08x         3.11x          2.22x
DSCR based on UW Cash
 Flow......................                                                     1.88x

   Lease Expiration Schedule:

                           PERCENTAGE OF
                          GROSS LEASEABLE
YEAR        SQUARE FEET     SQUARE FEET
----        -----------     -----------
Vacant ...    104,457           4.71%
1998 .....    207,067           9.35%
1999 .....    206,413           9.32%
2000 .....    249,896          11.28%
2001 .....    472,863          21.34%
2002 .....     29,314           1.32%
2003 .....    211,966           9.57%
2004 .....    386,884          17.46%
2005 .....    169,281           7.64%
2006 .....    177,311           8.00%

   Lockbox and Reserves. All revenues of the Kilroy Properties are collected by the property manager and deposited into a rent account from which funds are swept daily into a cash collateral account controlled by the Master Servicer to fund a tax and insurance reserve sub-account, an interest escrow sub-account, a seismic repair reserve sub-account, a tenant improvement and leasing reserve sub-account, a deferred maintenance reserve sub-account, a replacement reserve sub-account, and a mortgage escrow sub-account, with all remaining funds being released to the Kilroy Borrower. After the Anticipated Repayment Date, all sums which would otherwise have been released to the Kilroy Borrower shall instead be applied to pay down the Kilroy Loan.

 The Crystal Gateway Loan

   The Loan. The second largest Mortgage Loan (the "Crystal Gateway Loan"), which represents approximately 7.96% of the Initial Pool Balance, was originated by the Seller on December 15, 1997, and has a principal balance as of the Cut-off Date of $63,847,440. The Crystal Gateway Loan is secured by a first deed of trust (the "Crystal Gateway Mortgage") encumbering a hotel (the "Crystal Gateway Marriott") located in Arlington, Virginia.

   The Crystal Gateway Loan was made to Eads Associates Limited Partnership, a special purpose Virginia limited partnership (the "Crystal Gateway Borrower"). The Crystal Gateway Borrower is sponsored by the Charles E. Smith organization (the "Charles E. Smith Organization"), which also sponsored the Crystal Plaza Borrower and the Skyline Borrower. The Charles E. Smith Organization is one of the largest real estate development, construction, leasing and management organizations in the Washington, D.C. metropolitan area. The firm's portfolio of owned and managed properties includes over 20,000,000 square feet of commercial space, over 24,000 residential units and one million square feet of retail space.

   The Crystal Gateway Loan has a remaining amortization term of 298 months and matures in December 2017. The Crystal Gateway Loan may not be prepaid prior to January 1, 2008. However, the Crystal Gateway Loan is subject to Defeasance, in whole or in part, at any time between March 11, 2000 and December 31, 2007, inclusive. On or after January 1, 2008, the Crystal Gateway Loan may be prepaid, in whole but not in part, without payment of a Prepayment Premium. The Mortgage Interest Rate for the Crystal Gateway Loan will step up from 7.24% per annum to 7.39% per annum on January 1, 2008. Thereafter, Monthly Payments on the Crystal Gateway Loan will be adjusted to level payments which will fully amortize such loan sixty months prior to its original amortization term. To the extent specified herein, the Crystal Gateway Loan is treated for certain purposes herein as an ARD Loan with an Anticipated Repayment Date of January 1, 2008, even though it is not an ARD Loan. To the extent the Crystal Gateway Loan is not paid in full by January 1, 2008, the weighted average life of the Certificates may be extended.

   Additional terms and escrows for the Crystal Gateway Loan are as set forth on Annex A.

   The Property. The Crystal Gateway Marriott is a twin tower, 18-story, 697 room (561,432 square feet), full service hotel located in the Crystal City section of Arlington, Virginia, between the Pentagon and Washington National Airport, approximately five miles from Washington, D.C.'s central business district. The Crystal Gateway Marriott was built on a 145,565 square foot site, one tower was built in 1982 and the other tower was built in 1986. The Crystal Gateway Marriott contains two restaurants, a sports bar, approximately 32,000 square feet of conference space, and 700 parking spaces. Other amenities include an indoor/outdoor swimming pool and exercise facilities. The 12-month average daily occupancy rate for calendar year 1997 for the Crystal Gateway Marriott was 82.3% with an average room rate of $127.40. The room mix includes 374 double-double, 260 king, 59 suites and 4 presidential suites. The Crystal Gateway Marriott is leased to Marriott Hotel Services, Inc. ("Marriott") pursuant to a triple-net operating lease (the "Marriott Lease") at an annual rent equal to (a) 3% of gross sales and (b) 50% of net cash flow after debt service.

   Property Management. The Crystal Gateway Marriott is managed by Marriott.

   Operating History:

                                                    TRAILING 12 MOS.
                                                       (9/96-8/97)     ORIGINATOR'S
                        1995 ACTUAL    1996 ACTUAL       ACTUAL        UNDERWRITTEN
                        -----------    -----------       ------        ------------
EGI ..................  $36,254,807    $38,990,880     $41,191,848     $38,812,512
Expenses..............   24,230,605     25,775,263      26,442,022      25,916,237
                        -----------    -----------     -----------     -----------
NOI...................  $12,024,202    $13,215,617     $14,749,826     $12,896,275
UW Cash Flow..........                                                 $10,955,649
Occupancy ............        78.90%         79.60%          81.60%          80.03%
OER...................        66.83%         66.11%          64.19%          66.77%
Revenue per Available
 Room ................       $89.99         $93.97          $99.87          $94.57
Average Daily Rate
 ("ADR") .............      $114.06        $118.05         $122.39         $118.17
DSCR based on NOI ....         2.17x          2.38x           2.66x           2.33x
DSCR based on UW Cash
 Flow.................                                                        1.98x

   Lockbox and Reserves. Under the Marriott Lease, gross sales net of certain expenses (including the 3% of gross sales described above) are required to be deposited by Marriott into an account controlled by the Master Servicer. All sums deposited into such account are allocated to a tax and insurance escrow sub-account (unless Marriott is retaining sufficient funds under the Marriott Lease to pay taxes and insurance), a debt service sub-account (until an amount equal to an entire calendar year's debt service payments under the Crystal Gateway Loan shall be on deposit in such sub-account) and a replacement reserve sub-account (unless Marriott is retaining sufficient funds under the Marriott Lease to pay for recurring replacements), with all remaining funds being released to the Crystal Gateway Borrower and to Marriott.

   Subordinate Debt. There is an unsecured revolving loan (the "Crystal Gateway Junior Loan") from various partners in the Crystal Gateway Borrower to the Crystal Gateway Borrower in the maximum principal balance of $4,000,000 outstanding at any time. The Crystal Gateway Junior Loan is subordinate to the Crystal Gateway Loan. Upon a default under the Crystal Gateway Junior Loan the holder thereof will not be entitled to accelerate the debt or pursue any remedies thereunder at any time that the Crystal Gateway Loan is outstanding.

 The Skyline Loan

   The Loan. The third largest Mortgage Loan (the "Skyline Loan"), which represents approximately 6.31% of the Initial Pool Balance was originated by the Seller on December 3, 1997 and has a principal balance as of the Cut-off Date of $50,615,148. The Skyline Loan is secured by a first deed of trust encumbering an office building located in Fairfax County, Virginia (the "Skyline Property"). The Skyline Loan was made to Twelfth Skyline Associates Limited Partnership and Thirteenth Skyline Associates Limited Partnership, each a special purpose Virginia limited partnership (collectively, the "Skyline Borrower") sponsored by the Charles E. Smith Organization which also sponsored the Crystal Plaza Borrower and the Crystal Gateway Borrower.

   The Skyline Loan has a remaining amortization term of 358 months and matures in January 2028. The Skyline Loan may not be prepaid prior to January 1, 2004. However, the Skyline Loan is subject to Defeasance, in whole or in part, at any time between March 11, 2000 and December 31, 2003, inclusive. On or after January 1, 2004, the Skyline Loan may be prepaid, in whole but not in part, upon payment of a Prepayment Premium based on a Yield Maintenance calculation. The Skyline Loan is an ARD Loan with an Anticipated Repayment Date of January 1, 2010, therefore, notwithstanding the foregoing, it may be prepaid, in whole but not in part, without payment of a Prepayment Premium at any time six months preceding such Anticipated Repayment Date.

   Additional terms and escrows for the Skyline Loan are as set forth on Annex A.

   The Property. The Skyline Property consists of two office buildings located on approximately 6.23 acres in Falls Church, Virginia. It is comprised of 509,808 net rental square feet of office space and 15,593 net rentable square feet of retail space. Four Skyline Place is a 9-story, multi-tenant office building with below grade parking and 257,135 net rentable square foot property which was built in 1982. Five Skyline Place is also a 9-story multi-tenant office building with below grade parking. It is a 291,982 net rentable square foot building which was built in 1984. Among the larger tenants leasing space in the Skyline Property are the Justice Department, the Army Corps of Engineers, the Air Force, the Internal Revenue Service, and Electronic Data Systems. As of October 1997 the Skyline Property was approximately 100% leased at an approximate average rent per square foot of $21.54.

   Property Management. The Skyline Property is managed by Charles E. Smith Real Estate Services, L.P., an affiliate of the Skyline Borrower. The Skyline Loan documents provide that the manager can be terminated upon the occurrence of an event of default under the Skyline Loan or if the net operating income for the Skyline Property in any fiscal year declines by more than 25% in such fiscal year from the net operating income of the Skyline Property for the fiscal year immediately preceding the closing date of the Skyline Loan.

    Operating History:

                                                         TRAILING 12 MOS.
                                                            (9/96-8/97)     ORIGINATOR'S
                             1995 ACTUAL    1996 ACTUAL       ACTUAL        UNDERWRITTEN
                             -----------    -----------       ------        ------------
EGI .......................   $9,877,594    $10,644,717     $11,175,099     $10,950,804
Expenses ..................    3,933,976      3,538,678       3,557,669       3,682,660
                              ----------    -----------     -----------     -----------
NOI .......................   $5,943,618    $ 7,106,039     $ 7,617,430     $ 7,268,144
UW Cash Flow ..............                                                 $ 6,585,988
Occupancy .................        95.24%         99.44%          99.76%          95.00%
OER .......................        39.83%         33.24%          31.84%          33.63%
DSCR based on NOI .........         1.47x          1.76x           1.89x           1.80x
DSCR based on UW Cash
 Flow......................                                                        1.63x

 Lease Expiration Schedule:

                       PERCENTAGE
                        OF GROSS
             SQUARE     LEASABLE
YEAR          FEET     SQUARE FEET
----          ----     -----------
Vacant ...       --        0.00%
1998 .....   56,975       10.84%
1999 .....   65,877       12.53%
2000 .....  121,250       23.06%
2001 .....   93,224       17.73%
2002 .....   52,411        9.97%
2003 .....   31,357        5.96%
2011 .....    5,300        1.01%

   Lockbox and Reserves. All revenues of the Skyline Property are collected by the property manager and deposited into a rent account from which funds are swept monthly into a cash collateral account controlled by the Master Servicer. All funds deposited into the cash collateral account are allocated to a tax and insurance escrow sub-account, a debt service sub-account, a replacement reserve sub-account and a tenant improvement sub-account. Upon the occurrence of an event of default under the Skyline Loan documents, or if the DSCR falls below 1.2x, funds on deposit in the rent account shall be swept into the cash collateral account on a daily basis.

   Subordinate Debt. There are several unsecured loans (collectively, the "Skyline Junior Loan") from various partners in the Skyline Borrower to the Skyline Borrower which, as of the Cut-off Date, have an aggregate principal balance of $18,100,552 (which as of December 1997, together with accrued interest thereon represents an approximately $20,409,278 payment obligation of the Skyline Borrower). The Skyline Junior Loan is subordinate to the Skyline Loan. Upon a default under the Skyline Junior Loan the holder thereof will not be entitled to accelerate the debt or pursue any remedies thereunder at any time that the Skyline Loan is outstanding.

The 1065 Avenue of the Americas Loan

   The Loan. The fourth largest Mortgage Loan (the "1065 Avenue of the Americas Loan"), which represents approximately 4.97% of the Initial Pool Balance, was originated by the Seller on November 5, 1997, and has a principal balance as of the Cut-off Date of $39,904,509. The 1065 Avenue of the Americas Loan is secured by a first mortgage encumbering an office building located in midtown Manhattan (the "1065 Avenue of the Americas Property"). The 1065 Avenue of the Americas Loan was made to TrizecHahn 1065 Avenue of the Americas, LLC (the "1065 Avenue of the Americas Borrower"), a special purpose Delaware limited liability company which is controlled by TrizecHahn, a New York Stock Exchange listed company which, as of December 31, 1997, managed approximately 67 million square feet of office and retail space of which 40 million square feet was owned by TrizecHahn or its affiliates.

    The 1065 Avenue of the Americas Loan has a remaining amortization term of 357 months and matures in December 2027. The 1065 Avenue of the Americas Loan may not be prepaid prior to December 1, 2000. On or after December 1, 2000, the 1065 Avenue of the Americas Loan may be prepaid, in whole but not in part, upon payment of a Prepayment Premium based on a Yield Maintenance calculation. After April 1, 2003, the 1065 Avenue of the Americas Loan may be prepaid, in whole or in part, without payment of a Prepayment Premium. The 1065 Avenue of the Americas Loan is an ARD Loan with an Anticipated Repayment Date of December 1, 2004.

   Additional terms and escrows for the 1065 Avenue of the Americas Loan are as set forth on Annex A hereto.

   The Property. The 1065 Avenue of the Americas Property is a 585,824 square feet office building located at the corner of Avenue of the Americas and West 40th Street in midtown Manhattan which was constructed in 1958. As of September 1997, the 1065 Avenue of the Americas Property was approximately 90.4% occupied at an approximate average rent per square foot of $22.00. The largest tenant, Chase Manhattan Bank, occupies approximately 11.50% of the gross leasable square feet of the 1065 Avenue of the Americas Property.

   Property Management. The 1065 Avenue of the Americas Property is managed by TrizecHahn Office Properties Inc. (the "1065 Manager"), an affiliate of the 1065 Avenue of the Americas Borrower. The 1065 Avenue of the Americas Loan loan documents provide that the 1065 Manager can be terminated upon the occurrence of any event of default under the 1065 Avenue of the Americas Loan.

   Operating History:

                                                         TRAILING 12 MOS.   ORIGINATOR'S
                             1995 ACTUAL    1996 ACTUAL       ACTUAL        UNDERWRITTEN
                             -----------    -----------       ------        ------------
EGI .......................  $14,597,834    $13,759,517          N/A        $15,090,100
Expenses ..................    8,743,118      7,765,197          N/A          8,108,012
                             -----------    -----------        -----        -----------
NOI........................  $ 5,854,716    $ 5,994,320          N/A        $ 6,982,088
NCF .......................                                      N/A        $ 5,915,348
Occupancy .................        97.80%         89.50%       90.40%             90.50%
OER .......................        59.89%         56.44%         N/A              53.73%
DSCR based on NOI..........         1.80x          1.84x         N/A               2.15x
DSCR based on UW Cash
 Flow......................                                                        1.82x

    Lease Expiration Schedule:

                     PERCENTAGE OF
            SQUARE   GROSS LEASABLE
             FEET     SQUARE FEET
             ----     -----------
Vacant ...  55,888        9.64%
1998 .....  34,152        5.89%
1999 .....  39,153        6.75%
2000 .....   9,742        1.68%
2001 .....  47,842        8.25%
2002 .....  42,423        7.32%
2003 .....  72,159       12.44%
2004 .....  53,208        9.18%
2005 .....  81,308       14.02%
2006 .....  53,407        9.21%
2007 .....  16,795        2.90%
2008 .....   9,349        1.61%
2010 .....  64,418       11.11%

   Lockbox and Reserves. Commencing one month prior to the related Anticipated Repayment Date, all rents from the 1065 Avenue of the Americas Property will be required to be paid by the tenants directly into a cash collateral account controlled by the Master Servicer. Funds deposited in such cash collateral account shall be allocated to a tax and insurance sub-account, a debt service sub-account, an operation and maintenance expense sub-account and a curtailment reserve sub-account from which all Excess Cash Flow shall be applied to pay down the 1065 Avenue of the Americas Loan.

 The Hoechst Loan

   The Loan. The fifth largest Mortgage Loan (the "Hoechst Loan"), which represents approximately 4.46% of the Initial Pool Balance, was originated by the Seller on November 7, 1997, and has a principal balance as of the Cut-off Date of $35,810,400. The Hoechst Loan is secured by a first mortgage encumbering an office building in Warren, New Jersey (the "Hoechst Property"). The Hoechst Loan was made to JT Warren L.P., a special purpose Georgia limited partnership (the "Hoechst Borrower").

   The Hoechst Loan has a remaining amortization term of 249 months and matures in December 2017. The Hoechst Loan may not be prepaid prior to December 1, 2007. However, the Hoechst Loan is subject to Defeasance, in whole or in part, at any time between December 1, 2001 and November 30, 2007, inclusive. On or after December 1, 2007, the Hoechst Loan may be prepaid, in whole but not in part, upon payment of a Prepayment Premium based on a sliding scale prepayment calculation.

   Additional terms and escrows for the Hoechst Loan are as set forth on Annex A hereto.

   The Property. The Hoechst Property is a 207,727 net rentable square foot corporate headquarters office facility located on a 31.5 acre site within the 117 acre Somerset Hills Center at 30 Independence Boulevard, Warren, New Jersey which was constructed in 1997. It is 100% occupied by Hoechst Celanese Corporation ("Hoechst"). The Hoechst Property is contiguous to the Somerset Hills Hilton and Route I-78. The Hoechst Property has four stories plus a plaza level. There are 693 parking spaces in a four-story parking deck and 255 surface parking spaces. The Hoechst lease, which expires on April 30, 2012, provides for an average rent per square foot of $24.68 and three five year renewal options. In addition to the base rent, Hoechst pays 100% of the building's operating expenses other than expenses incurred for ordinary water requirements.

   The Tenant. Hoechst manufactures and markets chemicals, textile and technical fibers, polyester resins and films, technical polymers and bulk pharmaceuticals. Hoechst is an affiliate of the Hoechst Group of Frankfurt, Germany, one of the world's largest producers of pharmaceuticals, agricultural products and chemicals. Hoechst is rated "A+" by Standard & Poor's.

    Property Management. The Hoechst Property is managed by Jamestown Management Corporation, an affiliate of the Hoechst Borrower. The Hoechst Loan documents provide that the property manager can be terminated after an event of default occurs under the Hoechst Loan or if the net operating income for the Hoechst Property in any year declines by more than 25% from the fiscal year immediately preceding the closing date of the Hoechst Loan.

   Operating History:

                              ORIGINATOR'S
                              UNDERWRITTEN
                              ------------
EGI ........................   $5,195,595
Expenses ...................      103,912
                               ----------
NOI ........................   $5,091,683
Cash Flow ..................   $4,708,593
Occupancy ..................       100.00%
OER ........................         2.00%
DSCR based on NOI ..........         1.55x
DSCR based on UW Cash Flow           1.43x

   Lockbox and Reserves. All revenues from the Hoechst Property are deposited by Hoechst directly into a cash collateral account controlled by the Master Servicer. Funds deposited in such cash collateral account are allocated to a debt service sub-account, with all remaining funds being released to the Hoechst Borrower. If Hoechst fails to renew its lease on or before April 30, 2011, all sums that would have otherwise been released to the Hoechst Borrower shall first be allocated to a tax and insurance sub-account, a debt service sub-account, an operation and maintenance sub-account, and a reletting sub-account, with all remaining funds then being released to the Hoechst Borrower.

 The Shannon Enterprises Loan

   The Loan. The sixth largest Mortgage Loan (the "Shannon Enterprises Loan"), which represents approximately 4.46% of the Initial Pool Balance, was originated by the Seller on February 28, 1997, and has a principal balance as of the Cut-off Date of $35,789,344. The Shannon Enterprises Loan is secured by cross-collateralized and cross-defaulted first deeds of trust encumbering eleven apartment properties located in North Carolina (singularly, a "Shannon Enterprises Property" and collectively, the "Shannon Enterprises Properties"). The Shannon Enterprises Loan was made to Shannon Enterprises of the Southeast, LLC, a special purpose North Carolina limited liability company (the "Shannon Enterprises Borrower").

   The Shannon Enterprises Loan has a remaining amortization term of 348 months and matures in March 2027. The Shannon Enterprises Loan may not be prepaid prior to March 1, 2002. However, the Shannon Enterprises Loan is subject to Defeasance, in whole or in part, at any time between March 1, 2000 and February 28, 2002 inclusive. On or after March 1, 2002, the Shannon Enterprises Loan may be prepaid, in whole or in part, upon payment of a Prepayment Premium based on a Yield Maintenance calculation. The Shannon Enterprises Loan is an ARD Loan with an Anticipated Repayment Date of March 1, 2007; which, notwithstanding the foregoing, may be prepaid, in whole or in part, without payment of a Prepayment Premium at any time following six months preceding such Anticipated Repayment Date.

   Additional terms and escrows for the Shannon Enterprises Loan are as set forth on Annex A.

   The Property. The Shannon Enterprises Properties consist of eleven apartment complexes located in the Piedmont Triad region of North Carolina, an eleven county region with the hub of the area consisting of the cities of Greensboro, Winston-Salem, and High Point, North Carolina. The Piedmont Triad region is the second-largest metropolitan area in North Carolina with a Metropolitan Statistical Area ("MSA") of over 1.1 million people.

                       THE SHANNON ENTERPRISES PROPERTIES
                       ----------------------------------

                                                                        OCCUPANCY
                                      YEAR BUILT/                      (AS OF SEPT.
     PROPERTY NAME      # OF UNITS     RENOVATED        LOCATION           97)       APPRAISED VALUE
     -------------      ----------     ---------        --------           ---       ---------------
(1) Carolina Circle  .      260            1972      Greensboro, NC        92.7%        $8,375,000
(2) Creekbend ........      268            1974      Greensboro, NC        94.8%        $6,250,000
(3) Holiday Manor  ...       94            1967      Greensboro, NC        92.6%        $2,325,000
(4) Hunting Valley  ..       96            1972      Greensboro, NC        99.0%        $3,290,000
(5) McKnight Manor  ..      140            1967      Greensboro, NC        91.4%        $2,950,000
(6) Meadow Run .......      132            1970      Greensboro, NC        93.9%        $3,970,000
(7) Quail Creek ......      160            1973      Greensboro, NC        94.4%        $5,700,000
(8) Raintree .........      230            1979      High Point, NC        96.5%        $6,710,000
(9) Highland Hills ...      108            1973      Greensboro, NC        88.0%        $2,900,000
(10) English Village        176         1959-66      Greensboro, NC        90.3%        $2,750,000
(11) Skyline Village        169            1974      Winston Salem, NC     87.1%        $2,425,000

   Release. No more than three of the Shannon Enterprises Properties may be released during the term of the Shannon Enterprises Loan, no more than one of which will be Hunting Valley, Meadow Run, Quail Creek, Raintree or Willow Bend. Any such release is subject to the following conditions: (a) such release must be accompanied by a partial prepayment or partial Defeasance of the Shannon Enterprises Loan equal to 125% of the allocated loan amount of the Shannon Enterprises Property to be released and (b) the DSCR of the Shannon Enterprises Loan after such release must be not less than the greater of (i) the DSCR prior to such release and (ii) 1.56x. Any partial prepayment or partial Defeasance in order to release a Shannon Enterprises Property shall be subject to the same terms and conditions described above applicable to any prepayment or Defeasance.

   Property Management. The Shannon Enterprises Properties are managed by Alliance Management, Inc., an affiliate of the Shannon Enterprises Borrower. The loan documents executed in connection with the Shannon Enterprises Loan provide that the manager can be terminated upon an event of default under the Shannon Enterprises Loan or if the DSCR for the Shannon Enterprises Properties falls below 1.56x.

   Operating History.

                                                           SIX MONTHS    ORIGINATOR'S
                             1995 ACTUAL    1996 ACTUAL   ENDING 6/97    UNDERWRITTEN
                             -----------    -----------   -----------    ------------
EGI .......................   $8,436,373    $8,870,256     $4,460,931     $9,198,182
Expenses ..................    3,537,323     3,984,594      1,921,878      3,825,835
                              ----------    ----------     ----------     ----------
NOI........................   $4,899,050    $4,885,662     $2,539,053     $5,372,346
                              ==========    ==========     ==========     ==========
Occupancy .................        94.59%        93.97%         92.92%         92.54%
OER........................        41.93%        44.92%         43.08%         41.59%
DSCR based on NOI .........         1.56x         1.56x          1.62x          1.71x
DSCR based on UW Cash
 Flow......................                                                     1.59x

   Lockbox and Reserves. All revenues of the Shannon Enterprises Property are deposited by the property manager into a rent account from which sums are swept daily into a cash collateral account controlled by the Master Servicer to fund a tax and insurance reserve sub-account, a debt service payment sub-account, a recurring replacement reserve sub-account, and, from and after the related Anticipated Repayment Date or an event of default, an operation and maintenance sub-account and a curtailment reserve sub-account from which all Excess Cash Flow is applied to paydown the Shannon Enterprises Loan with, prior to such Anticipated Repayment Date and provided no event of default has occurred and is continuing, all remaining funds being released to the Shannon Enterprises Borrower.

  The Crystal Plaza Loan

   The Loan. The seventh largest Mortgage Loan (the "Crystal Plaza Loan"), which represents approximately 4.23% of the Initial Pool Balance was originated by the Seller on November 20, 1997, and has a principal balance as of the Cut-off Date of $33,913,562. The Crystal Plaza Loan is secured by a first deed of trust encumbering a multifamily apartment building located in Arlington, Virginia (The "Crystal Plaza Property"). The Crystal Plaza Loan was made to Smith Property Holdings Crystal Plaza L.L.C., a special purpose Delaware limited liability company (the "Crystal Plaza Borrower") which is controlled by Charles E. Smith Residential Realty Inc., a New York Stock Exchange listed real estate investment trust which owns or manages over 24,000 residential units. Charles E. Smith Residential Reality, Inc. is an affiliate of the Charles E. Smith Organization, the sponsor of the Crystal Gateway Borrower and the Skyline Borrower.

   The Crystal Plaza Loan has a remaining amortization term of 357 months and matures in December 2027. The Crystal Plaza Loan may not be prepaid prior to December 1, 2003. However, the Crystal Plaza Loan is subject to Defeasance, in whole or in part, at any time between March 11, 2000 and November 30, 2003, inclusive. On or after December 1, 2003, the Crystal Plaza Loan may be prepaid, in whole but not in part, with payment of a Prepayment Premium based on a Yield Maintenance calculation. The Crystal Plaza Loan is an ARD Loan with an Anticipated Repayment Date of November 1, 2009; which, notwithstanding the foregoing, may be prepaid, in whole but not in part, without payment of a Prepayment Premium at any time following six months preceding such Anticipated Repayment Date.

   Additional terms and escrows for the Crystal Plaza Loan are as set forth on Annex A hereto.

   The Property. The Crystal Plaza Property is a twelve story, 536 unit, multifamily apartment building located at 2111 Jefferson Davis Highway in the Crystal City section of Arlington, Virginia, between the Pentagon and National Airport, approximately 5 miles from Washington D.C.'s central business district. The Crystal Plaza Property was constructed in 1967. Amenities include a 24-hour desk attendant, below grade garage with 581 parking spaces, pool, party room, laundry facilities, exercise room, community room and a rooftop deck. As of October 1997 the Crystal Plaza Property was approximately 98.3% leased at an approximate average rent per unit of $1,269.

                                 SIZE       WEIGHTED                  WEIGHTED    RENT/    MONTHLY     TOTAL
                      UNIT      (SQUARE      AVERAGE                   AVERAGE    SQUARE    TOTAL     SQUARE
                       MIX       FEET)        SIZE         RENT         RENT       FOOT      RENT      FEET
                       ---       -----        ----         ----         ----       ----      ----      ----
Efficiency .........    92        593-762       701         702-902       820      1.17     75,484     64,516
1 Bedroom--1 Bath  .   190      847-1,051       930       958-1,060       995      1.07    189,016    176,650
2 Bedroom--1 Bath  .    24          1,224     1,224     1,247-1,285     1,261      1.03     30,257     29,376
2 Bedroom--2 Bath  .   149    1,197-1,442     1,321     1,259-1,402     1,348      1.02    200,838    196,900
2 Bedroom--2
 Bath--Den .........    23          1,572     1,572     1,474-1,550     1,509      0.96     34,710     36,156
3 Bedroom--2 Bath  .    58          1,701     1,701     1,629-1,708     1,667      0.98     96,685     98,658
                       ---                                                                 -------    -------
Totals..............   536                                                                 626,989    602,256
                       ===                                                                 =======    =======
Average.............                          1,124                    $1,170     $1.04

   Property Management. The Crystal Plaza Property is managed by the Charles
E. Smith Residential Realty, L.P., an affiliate of the Crystal Plaza Borrower. The Crystal Plaza Loan documents provide that the property manager can be terminated upon the occurrence of an event of default under the Crystal Plaza Loan or if the net operating income for the Crystal Plaza Property in any fiscal year declines by more than 25% in such fiscal year from the net operating income of the Crystal Plaza Property for the fiscal year immediately preceding the closing date of the Crystal Plaza Loan.

   Lockbox and Reserves. All revenues of the Crystal Plaza Property are collected by the property manager and deposited directly into a rent account from which funds are swept monthly into a cash collateral account controlled by the Master Servicer. All funds deposited into the cash collateral account are allocated to a tax and insurance escrow sub-account, a debt service sub-account and a replacement reserve sub-account. Upon the occurrence of an event of default under the Crystal Plaza Loan documents, or if the DSCR falls below 1.2x, funds on deposit in the cash collateral account shall be swept into the cash collateral account on a daily basis.

    Subordinate Debt. The Crystal Plaza Property is encumbered by three deeds of trust which are subordinate to the lien of the deed of trust securing the Crystal Plaza Loan. Such subordinate liens secure the Crystal Plaza Borrower's obligation to pay 5% of net profits (after the payment of debt service and other expenses) attributable to the Crystal Plaza Property to the fee owner of a parcel adjacent to the Crystal Plaza Property.

 The Court at Deptford Loan

   The Loan. The eighth largest Mortgage Loan (the "Deptford Loan"), which represents approximately 3.76% of the Initial Pool was originated by the Seller on September 22, 1997, and has a principal balance as of the Cut-off Date of $30,202,056. The Deptford Loan is secured by a first mortgage (the "Deptford Mortgage") encumbering a shopping center (the "Deptford Property") called The Court at Deptford, located in Deptford, New Jersey. The Deptford Loan was made to Almonesson Associates, L.P. (the "Deptford Borrower"), a special purpose New Jersey limited partnership. The Deptford Borrower is an affiliate of the Goldenberg Group. The Goldenberg Group, founded in 1984, has developed and manages 1.8 million square feet of retail space in the Mid Atlantic region.

   The Deptford Loan has a remaining amortization term of 355 months and matures in October 2012. The Deptford Loan may not be prepaid prior to November 1, 2004. On or after November 1, 2004, the Deptford Loan may be prepaid, in whole but not in part, upon payment of a Prepayment Premium based on a Yield Maintenance calculation; provided, however, that notwithstanding the foregoing, it may be prepaid, in whole but not in part, without payment of a Prepayment Premium at any time following twenty-four months prior to maturity.

   Additional terms and escrows for the Deptford Loan are as set forth on Annex A.

   The Property. The Deptford Property is an anchored shopping center comprising 343,472 leasable square feet of retail space located in Deptford County in South-central, New Jersey within the Philadelphia MSA. It was constructed in 1990 and has approximately 1,650 parking spaces. Based on the Deptford Borrower's August, 1997 rent roll, the Deptford Property was approximately 98.2% leased at an approximate average rent per square foot of $11.98. Among the larger tenants leasing space at the Deptford Property are Sam's Club (approximately 120,000 square feet), Circuit City (approximately 32,300 square feet), Sports Authority (approximately 40,200 square feet), RX Place (approximately 27,100 square feet), Pier 1 Imports (approximately 9,680 square feet) and Ross Dress for Less (approximately 31,071 square feet). Two restaurants, Red Lobster and The Olive Garden, are located in outparcels which are not part of the Deptford Property.

   Property Management. The Deptford Property is managed by Goldenberg Management, Inc., an affiliate of the Deptford Borrower. The Deptford Loan documents provide that the property manager can be terminated upon the occurrence of an event of default under the Deptford Loan.

   Operating History:

                                                            8 MONTHS     ORGINATOR'S
                             1995 ACTUAL    1996 ACTUAL   ENDING 8/97    UNDERWRITTEN
                             -----------    -----------   -----------    ------------
EGI .......................   $4,996,281    $5,175,387     $3,451,671     $5,122,742
Expenses ..................    1,527,522     1,500,890      1,050,089      1,518,892
                              ----------    ----------     ----------     ----------
NOI .......................    3,468,759     3,674,497      2,401,582      3,603,850
                              ==========    ==========     ==========     ==========
Underwritten Cash Flow  ...                                               $3,441,129
Occupancy .................         95.0%         97.0%          98.2%          97.4%
OER .......................         30.6%         29.0%          30.4%          29.6%
DSCR based on NOI .........         1.27x         1.35x          1.32x          1.32x
DSCR based on UW Cash
 Flow......................                                                     1.26x

    Lease Expiration Schedule.

                     PERCENTAGE OF
            SQUARE   GROSS LEASABLE
             FEET     SQUARE FEET
             ----     -----------
Vacant...    6,493        1.89%
1998.....    4,800        1.40%
1999.....    1,600        0.47%
2000.....   38,608       11.24%
2001.....   73,741       21.39%
2002.....   17,330        5.05%
2003.....    2,000        0.58%
2004.....    6,670        1.94%
2010.....  160,200       46.64%
2011.....   32,300        9.41%

   Lockbox and Reserves. The Deptford Loan documents provide for reserves for taxes, insurance and on-going replacements. The Deptford Loan documents do not require the establishment of a lockbox or cash collateral account.

 The Costco Loan

   The Loan. The ninth largest Mortgage Loan (the "Costco Loan"), which represents approximately 3.43% of the Initial Pool was originated by the Seller on December 22, 1997, and has a principal balance as of the Cut-off Date of $27,510,820. The Costco Loan is secured by a first mortgage (the "Costco Mortgage") encumbering fee and leasehold interests in a shopping center (the "Costco Property") located in Honolulu, Hawaii. The Costco Loan was made jointly to Poseiden Proteus Partners and MacMaster Limited Partners, both special purpose Hawaii limited partnerships (collectively, the "Costco Borrower"). The principal owner of the Costco Borrower is part of the McNaughton Group. The McNaughton Group is a diversified group of companies that includes real estate development companies which have developed over 1.6 million square feet of retail space in Hawaii.

   The Costco Loan has a remaining amortization term of 358 months and matures in January 2009. The Costco Loan may not be prepaid prior to February 1, 2002. On or after February 1, 2002, the Costco Loan may be prepaid, in whole but not in part, upon payment of a Prepayment Premium based on a Yield Maintenance calculation; provided, however, that notwithstanding the foregoing, it may be prepaid, in whole but not in part, without payment of a Prepayment Premium at any time following twelve months prior to maturity.

   Additional terms and escrows for the Costco Loan are as set forth on Annex
A.

   The Property. The Costco Property is a 203,761 square foot retail center located in the Ewa district of the County of Honolulu on the south side of the island of Oahu, Hawaii. The Costco Property is comprised of three concrete, tilt-up, buildings which were constructed in 1987 and is anchored by Price Costco, which occupies approximately 131,607 square feet and as of the Cut-off Date was rated "A-" by Standard & Poor's. Based on the Costco Borrower's November, 1997 rent roll, the Costco Property was approximately 100% leased at an approximate average rent per square foot of $16.48. Among the other larger tenants leasing space at the Costco Property are Title Guaranty of Hawaii, Inc. (approximately 11,900 square feet), The Kennel Shop (approximately 9,800 square feet) and Hobbies Hawaii (approximately 8,500 square feet).

   Property Management. The Costco Property is managed by Chaney, Brooks & Company. The Costco Loan documents provide that the property manager can be terminated upon the occurrence of an event of default under the Costco Loan.

    Operating History:

                                                                                ORIGINATOR'S
                             1995 ACTUAL    1996 ACTUAL  9 MONTHS ENDING 9/97   UNDERWRITTEN
                             -----------    -----------  --------------------   ------------
EGI .......................   $4,088,507    $4,103,345        $3,008,148         $3,949,948
Expenses ..................      900,614       913,111           686,447            934,807
                              ----------    ----------        ----------         ----------
NOI .......................    3,187,893     3,190,234          2,321701          3,015,141
                              ==========    ==========        ==========         ==========
Underwritten Cash Flow  ...                                                      $2,908,568
Occupancy .................         97.7%         99.0%             99.0%              93.5%
OER .......................         22.0%         22.3              22.8%              26.4%
DSCR based on NOI .........         1.35x         1.35x             1.31x              1.28x
DSCR based on UW Cash
 Flow......................                                                            1.23x

   Lease Expiration Schedule.

                     PERCENTAGE OF
            SQUARE   GROSS LEASABLE
             FEET     SQUARE FEET
             ----     -----------
Vacant...    2,240        1.10%
1999.....    6,516        3.20%
2000.....   21,158       10.38%
2001.....    6,386        3.13%
2002.....    3,120        1.53%
2004.....   26,164       12.84%
2008.....  138,177       67.81%

   Lockbox and Reserves. The Costco Loan documents provide for reserves for taxes and insurance, immediate repairs and on-going replacements. The Costco Loan documents do not require the establishment of a lockbox or cash collateral account.

 The One & Olney Square Loan

   The Loan. The tenth largest Mortgage Loan (the "One and Olney Loan"), which represents approximately 3.10% of the Initial Pool Balance, was originated by the Seller on September 10, 1997, and has a principal balance as of the Cut-off Date of $24,877,953. The One and Olney Loan is secured by a first mortgage (the "One and Olney Mortgage") encumbering a shopping center (the "One and Olney Property") known as The One and Olney Square Shopping Center, located in Philadelphia, Pennsylvania. The One and Olney Loan was made to Olney Square Associates, L.P., a Delaware limited partnership, and Breslin Realty Associates, L.P., a special purpose Delaware limited partnership (collectively, the "One and Olney Borrower"). The principal owner of the One and Olney Borrower, Mr. Wilbur Breslin, has developed, acquired or has an interest in over $155 million of commercial and residential properties in the New York and Philadelphia metropolitan areas.

   The One and Olney Loan has a remaining amortization term of 295 months and matures in October 2007. The One and Olney Loan may not be prepaid prior to November 1, 2002. On or after November 1, 2002, the One and Olney Loan may be prepaid, in whole but not in part, upon payment of a Prepayment Premium based on a Yield Maintenance calculation; provided, however, that notwithstanding the foregoing, it may be prepaid, in whole but not in part, without payment of a Prepayment Premium at any time following six months prior to maturity.

   Additional terms and escrows for the One and Olney Loan are as set forth on Annex A.

   The Property. The One and Olney Property is an anchored shopping center comprising 354,518 leasable square feet of retail space located in Philadelphia, Pennsylvania, which was constructed in 1987. Based on the One and Olney Borrower's February, 1998 rent roll, the One and Olney Property was approximately 97.5% leased at an approximate average rent per square foot of $11.29. Among the larger tenants leasing space at the One and Olney Property are Shoprite Supermarkets, Inc. (approximately 55,196 square feet), Caldor Holdings, Inc. (approximately 103,839 square feet), Suzette of Olney Square,

Inc. (approximately 22,700 square feet), United States Postal Service (approximately 26,974 square feet), Jerusalem Furniture Corp., (approximately 19,000 square feet) and Modell's Pa, Inc. (approximately 13,840 square feet).

   Property Management. The One and Olney Center is managed by Kandor Realty Management, Inc., an affiliate of the One and Olney Borrower. The One and Olney Loan documents provide that the property manager can be terminated upon the occurrence of an event of default under the One and Olney Loan.

   Operating History:

                                                            6 MONTHS     ORIGINATOR'S
                             1995 ACTUAL    1996 ACTUAL   ENDING 6/97    UNDERWRITTEN
                             -----------    -----------   -----------    ------------
EGI .......................   $4,823,281    $4,930,357     $2,297,567     $5,015,357
Expenses ..................    1,285,072     1,328,333        584,706      1,406,460
                              ----------    ----------     ----------     ----------
NOI .......................    3,538,209     3,602,024      1,712,861      3,608,897
                              ==========    ==========     ==========     ==========
Underwritten Cash Flow  ...                                               $3,398,611
Occupancy .................         98.3%         97.2%          97.2%          95.0%
OER .......................         26.6%         26.9%          25.4%          28.0%
DSCR based on NOI..........         1.46x         1.49x          1.41x          1.49x
DSCR based on UW Cash
 Flow......................                                                     1.40x

 Lease Expiration Schedule:

                     PERCENTAGE OF
            SQUARE   GROSS LEASABLE
             FEET     SQUARE FEET
             ----     -----------
Vacant...    9,039        2.55%
1998.....    2,500        0.71%
1999.....   13,704        3.87%
2000.....   30,040        8.47%
2001.....    1,500        0.42%
2002.....   23,200        6.54%
2003.....   31,200        8.80%
2004.....   29,080        8.20%
2007.....   49,036       13.83%
2008.....   58,684       16.55%
2009.....    2,696        0.76%
2013.....  103,839       29.29%

   Lockbox and Reserves. The One and Olney Loan documents provide for reserves for taxes, insurance, immediate repairs and on-going replacements. The One and Olney Loan documents do not require the establishment of a lockbox or cash collateral account.

BASIC CAPITAL MANAGEMENT

   Nine of the Mortgage Loans, representing in the aggregate approximately 2.28% of the Mortgage Loans by principal balance as of the Cut-off Date, are indirectly owned by publicly traded entities controlled by Basic Capital Management, Inc. ("BCM"). The borrowing entities for each of these Mortgage Loans are newly created, single purpose entities. None of these Mortgage Loans are cross-collateralized or cross-defaulted with any other Mortgage Loan. BCM is a privately-held Nevada corporation owned and controlled by the family of Gene S. Phillips, former chairman of Southmark Corporation, a real estate syndicator ("Southmark") and parent of San Jacinto Savings Association ("San Jacinto"). Southmark filed for bankruptcy in July 1989 and San Jacinto was declared insolvent and placed in receivership by federal authorities in December 1990. The nine Mortgage Loans are Woodland Hills Apartments, San Antonio, Texas; Treehouse Apartments, Alamo Heights, Texas; East Point Apartments,

Mesquite, Texas; Villa Maria Health Care Center, Tucson, Arizona; Applecreek Apartments, Dallas, Texas; Parkway Centre, Farmers Branch, Texas; Fairways Apartments, Longview, Texas; Forest Ridge Apartments, Denton, Texas; and Harbor Plaza Shopping Center, Aurora, Colorado.

EMBASSY SUITES AIRPORT/WESTSHORE.

   One Mortgage Loan (the "Embassy Suites Loan") with a Cut-off Date Principal Balance of $10,157,016 (representing approximately 1.27% of the Mortgage Pool), is secured by a Mortgaged Property which also secures a mortgage loan (the "Excluded Mortgage Loan") which is not part of the Mortgage Pool. Pursuant to the terms of an intercreditor agreement (the "Intercreditor Agreement"), the holder of the Excluded Mortgage Loan has agreed to allow the holder of the related Mortgage Loan to implement and pursue any actions, claims, negotiations, remedies and suits, agree to any modification and waive any rights, provided such modification or waiver does not modify the terms of the Excluded Mortgage Loan. The Excluded Mortgage Loan will initially be held by the Seller. Moreover, pursuant to the terms of the Intercreditor Agreement, the holders of the Excluded Mortgage Loan and the related Mortgage Loan will share ratably all payments received with respect to the Embassy Suites Loan and the Excluded Mortgage Loan. All payments on both mortgage loans will be paid to the holder of the Embassy Suites Loan. The Excluded Mortgage Loan has a principal balance as of the Cut-off Date of $6,968,534 and accrues interest at an adjustable rate equal to the sum of (a) the one month London Interbank Offered Rate as reported in The Wall Street Journal and (b) 2.00%. The Excluded Mortgage Loan may be prepaid in whole at any time without the payment of any prepayment consideration. The information set forth herein with respect to Cut-off Date Loan-to-Value (74.46%) and UW DSCR (1.78x) was determined giving effect to principal balance of both the Embassy Suites Loan and the Excluded Mortgage Loan.

CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE LOANS

   ARD Loans. Five of the Mortgage Loans representing approximately 30.30% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date are "ARD Loan." The ARD Loans substantially fully amortize over their stated terms, which are at least 60 months after their related Anticipated Repayment Dates (as defined below). If the related Mortgagor elects to prepay an ARD Loan in full on the related Anticipated Repayment Date, a substantial amount of principal will be due. If a Mortgagor elects not to prepay an ARD Loan on or before its Anticipated Repayment Date, all or a substantial portion of Excess Cash Flow (as defined below) collected after such date shall be applied towards the prepayment of such ARD Loan. ARD Loans generally accrue interest at a higher rate following the applicable Anticipated Repayment Date. As used herein, the term "Mortgage Interest Rate" does not include the portion of the interest rate attributable to the rate increase. The excess of interest at such higher rate over interest at the Mortgage Interest Rate (together with interest thereon) is referred to herein as Excess Interest. The date on which all or substantially all of any Excess Cash Flow is required to be applied toward prepayment of such loan and on which any such Mortgage Loan begins accruing Excess Interest is referred to herein as the "Anticipated Repayment Date." The Anticipated Repayment Date for any such ARD Loan is set forth on Annex A.

   Once the principal balance of an ARD Loan has been reduced to zero all Excess Cash Flow will be applied to the payment of accrued Excess Interest. With respect to any ARD Loan, payment of Excess Interest will be deferred until the principal of such ARD Loan has been paid in full.

   Commencing on the respective Anticipated Repayment Date each ARD Loan generally will bear interest at a fixed rate (the "Revised Rate") per annum equal to the Mortgage Interest Rate plus a specified percentage (no more than 2%, so long as the Mortgage Loan is included in the Trust Fund). Until the principal balance of each such Mortgage Loan has been reduced to zero, such Mortgage Loan will only be required to pay interest at the Mortgage Interest Rate and the interest accrued at the excess of the related Revised Rate over the related Mortgage Interest Rate will be deferred (such accrued and deferred interest and interest thereon, if any, is "Excess Interest"). Excess Interest so accrued will, except where limited by applicable law, not be added to the principal balance of the related Mortgage Loan but will accrue interest at the Revised Rate. Each Mortgagor under the ARD Loans has agreed to have all revenue from the related Mortgaged Property deposited after the Anticipated Repayment Date into a Lockbox Account controlled by the Master Servicer.

    From and after the Anticipated Repayment Date, in addition to paying interest (at the Mortgage Interest Rate) and principal (based on the amortization schedule), the related Mortgagor generally will be required to apply all monthly cash flow from the related Mortgaged Property to pay the following amounts in the following order of priority: (i) required payments for the tax and insurance fund and ground lease escrows fund, (ii) payment of monthly debt service, (iii) payments to any other required escrow funds, (iv) payment of operating expenses pursuant to the terms of an annual budget approved by the Master Servicer or in an amount which is capped at 1/12 of 105% of the prior year's operating expenses, (v) principal on the Mortgage Loan until such principal is paid in full and (vi) to Excess Interest. The cash flow from the Mortgaged Property securing an ARD Loan after payments of items (i) through (iv) above is referred to herein as "Excess Cash Flow." As described below, each ARD Loan generally provides that the related Mortgagor is prohibited from prepaying the Mortgage Loan until one to six months prior to the Anticipated Repayment Date but, upon the commencement of such period, may prepay the loan, in whole or in part, without payment of a Prepayment Premium. The failure to pay an ARD Loan, including any Excess Interest due, by the related Anticipated Repayment Date will not result in an event of default or acceleration of the related Mortgage Loan. The Anticipated Repayment Date for each ARD Loan is listed in Annex A.

   The ARD Loans are as follows:

LOAN                          LOAN NO.   PRINCIPAL BALANCE
----                          --------   -----------------
Kilroy......................      1         $82,869,076
Skyline.....................      3         $50,615,148
1065 Avenue of the
 Americas...................      4         $39,904,509
Shannon Enterprises.........      6         $35,789,344
Crystal Plaza...............      7         $33,913,562

ESCROWS

   Eighty-five Mortgage Loans which represent approximately 85.83% of the Initial Pool Balance, provide for monthly escrows to cover property taxes on the Mortgaged Properties and 79 of the Mortgage Loans, which represents approximately 88.05% of the Initial Pool Balance, provide for monthly escrows to cover insurance premiums on the Mortgaged Properties. With respect to the Mortgage Loans which do not require monthly escrows to cover insurance premiums, if the Mortgagor does not maintain the required insurance, then (i) the Master Servicer may obtain such coverage at the cost of the Mortgagor or
(ii) with respect to most of the Mortgage Loans, the Master Servicer may require monthly escrows in addition to providing force-placed coverage.

   Seventy-nine of the Mortgage Loans, which represent approximately 77.88% of the Initial Pool Balance, also require monthly escrows to cover ongoing replacements of furniture, fixtures and equipment and/or capital expenditures.

   Eighteen of the Mortgage Loans, which represent approximately 28.31% of the Initial Pool Balance, also required upfront or monthly escrows for the full term or a portion of the term of the related Mortgage Loan to cover anticipated re-leasing costs, including tenant improvements and leasing commissions. Ten of the Mortgage Loans, which represent approximately 19.73% of the Initial Pool Balance, have front-end escrows to cover various other contingencies.

   See Annex A and the Diskette for additional information pertaining to Mortgage Loan escrows.

UNDERWRITING GUIDELINES AND PROCESS

   MGT created, and provided each of the other Originators with, guidelines establishing certain procedures with respect to underwriting the Mortgage Loans, as described more fully below. The Mortgage Loans were generally originated in accordance with such guidelines. In some instances, one or more provisions of the guidelines were waived or modified where it was determined not to adversely affect the Mortgage Loans in any material respect.

    Property Analysis. Each of the Originators is required to perform a site inspection to evaluate the location and quality of each Mortgaged Property. Such inspection includes an evaluation of functionality, design, attractiveness, visibility, and accessibility, as well as convenience to major thoroughfares, transportation centers, employment sources, retail areas and educational or recreational facilities. Each of the Originators also is required to assess the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends. In addition, each of the Originators is to evaluate the property's age, physical condition, operating history, leases and tenant mix, and management.

   Cash Flow Analysis. Each of the Originators is required to review operating statements provided by the Mortgagor and to make adjustments in order to determine the debt service coverage ratio. See "Description of the Mortgage Pool--Certain Characteristics of the Mortgage Loans" herein.

   Appraisal and Loan-to-Value Ratio. For each Mortgaged Property, each of the Originators is required to obtain a current full narrative appraisal conforming at least to the requirements of FIRREA. The appraisal must be based on the highest and best use of the Mortgaged Property and must include an estimate of the current market value of the property in its current condition. Each of the Originators is required to determine the loan-to-value ratio of the Mortgage Loan at the date of origination based on the value set forth in the appraisal.

   Evaluation of Mortgagor. Each of the Originators is required to evaluate the Mortgagor and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation generally is to include obtaining and reviewing a credit report or other reliable indication of the Mortgagor's financial capacity; obtaining and verifying credit references and/or business and trade references; and obtaining and reviewing certifications provided by the Mortgagor as to prior real estate experience and current contingent liabilities. Finally, although the Mortgage Loans generally are non-recourse in nature, in the case of certain Mortgage Loans, the Mortgagor and certain principals thereof may be required to assume legal responsibility for liabilities relating to fraud, misrepresentation, misappropriation of funds, breach of environmental or hazardous waste requirements and unauthorized transfer of title to the property. Each of the Originators is required to evaluate the financial capacity of the Mortgagor and such principals to meet any obligations that may arise with respect to such liabilities.

   Environmental Site Assessment. Each of the Originators is required at origination to obtain or update an ESA for each Mortgaged Property prepared by a qualified environmental firm approved by the Seller. Each of the Originators is required to review the ESA to verify the absence of reported violations of applicable laws and regulations relating to environmental protection and hazardous waste. In cases in which the ESA identifies such violations, each of the Originators must require the Mortgagor to carry out satisfactory remediation activities prior to the origination of the Mortgage Loan, or to establish an operations and maintenance plan and to place sufficient funds in escrow at the time of origination of the Mortgage Loan to complete such remediation within twelve months.

   Physical Assessment Report. Each of the Originators is required at origination to obtain a physical assessment report ("PAR") for each Mortgaged Property prepared by a qualified structural engineering firm approved by the Seller. Each of the Originators is required to review the PAR to verify that the property is reported to be in satisfactory physical condition, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure needs over the term of the Mortgage Loan. In cases in which the PAR identifies material repairs or replacements needed immediately, each of the Originators is generally obligated to require the Mortgagor to carry out such repairs or replacements prior to the origination of the Mortgage Loan, or to place sufficient funds in escrow at the time of origination of the Mortgage Loan to complete such repairs or replacements within not more than twelve months.

   Title Insurance Policy. The Mortgagor is required to provide, and each of the Originators is required to review, a title insurance policy for each Mortgaged Property. The title insurance policy must meet the following requirements: (a) the risk in connection with any one mortgage loan assumed by one title insurance company may not be more than 40% of the sum of such company's capital, surplus and reserves (exceptions can be made where re-insurance or co-insurance by another title insurance company will cover excess risk), (b) the policy must be written by a title insurer licensed to do business in the jurisdiction where the Mortgaged Property is located, (c) the policy must be in an amount equal to the original principal balance of the loan, (d) the protection and benefits must run to the mortgagee and its successors and assigns, (e) the policy should be written on a standard policy form of the American Land Title Association or equivalent policy promulgated in the jurisdiction where the Mortgaged Property is located and (f) the legal description of the Mortgaged Property in the title policy must conform to that shown on the survey of the Mortgaged Property, where a survey has been required.

   Property Insurance. The Mortgagor is required to provide, and each of the Originators is required to review, certificates of required insurance with respect to the Mortgaged Property. Such insurance generally may include: (1) commercial general liability insurance for bodily injury or death and property damage; (2) an "All Risk of Physical Loss" policy; (3) if applicable, boiler and machinery coverage; (4) if the Mortgaged Property is located in a flood hazard area, flood insurance; and (5) such other coverage as each of the Originators may require based on the specific characteristics of the Mortgaged Property.

ADDITIONAL INFORMATION

   A Current Report on Form 8-K (the "Form 8-K") will be available to purchasers of the Offered Certificates and will be filed, together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Certificates.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

   The Certificates will be issued pursuant to the Pooling and Servicing Agreement and will include the following eight classes of Offered Certificates designated as the Class A1, Class A2, Class A-3, Class B, Class C, Class D, Class E and Class X Certificates. In addition to the Offered Certificates, the Certificates will also include the Class F, Class G, Class H, Class NR, Class R-I, Class R-II and Class R-III Certificates. Only the Offered Certificates are offered hereby. The Certificates represent in the aggregate the entire beneficial ownership interest in a Trust Fund consisting of: (i) a pool of fixed rate Mortgage Loans and all payments under and proceeds of the Mortgage Loans received after the Cut-off Date (exclusive of payments of principal and interest due on or before the Cut-off Date); (ii) any Mortgaged Property acquired on behalf of the Trust Fund through foreclosure or deed in lieu of foreclosure (upon acquisition, an "REO Property"); (iii) such funds or assets as from time to time are deposited in the Collection or Certificate Accounts or any account established in connection with REO Properties (the "REO Account"); and (iv) the rights of the mortgagee under all insurance policies with respect to the Mortgage Loans.

   The Class A1, Class A2 and Class A3 Certificates will evidence approximately an initial 71.0% undivided interest in the Trust Fund. The Class B Certificates will evidence approximately an initial 6.0% undivided interest in the Trust Fund. The Class C Certificates will evidence approximately an initial 5.0% undivided interest in the Trust Fund. The Class D Certificates will evidence approximately an initial 6.0% undivided interest in the Trust Fund. The Class E Certificates will evidence approximately an initial 2.0% undivided interest in the Trust Fund.

   The Offered Certificates (the "DTC Registered Certificates") will be issued, maintained and transferred on the book-entry records of The Depository Trust Company ("DTC") and its Participants. The DTC Registered Certificates (other than the Class X Certificates) will be issued in minimum denominations of $25,000 and integral multiples of $1 in excess thereof. The Class X Certificates will be issued in denominations of $100,000 Notional Amount and integral multiples of $1 Notional Amount.

   The DTC Registered Certificates will be represented by one or more certificates registered in the name of the nominee of DTC. The Company has been informed by DTC that DTC's nominee will be Cede & Co. ("Cede"). No person acquiring an interest in the DTC Registered Certificates (a "Beneficial Owner") will be entitled to receive a Definitive Certificate (as defined below) representing such person's interest, except as set forth below under "--Book-Entry Registration of the Offered Certificates--Definitive Certificates". Unless and until Definitive Certificates are issued for the DTC Registered Certificates under the limited circumstances described herein, all references to actions by Certificateholders with respect to the DTC Registered Certificates shall refer to actions taken by DTC upon instructions from its Participants, and all references herein to distributions, notices, reports and statements to Certificateholders with respect to the DTC Registered Certificates shall refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the DTC Registered Certificates, for distribution to Beneficial Owners by DTC in accordance with DTC procedures. The Beneficial Owners may elect to hold their Certificates through DTC, in the United States, or Cedel Bank, societe anonyme ("CEDEL") or Euroclear, in Europe, through participants of such systems, or indirectly through organizations which are participants in such systems.

BOOK-ENTRY REGISTRATION OF THE OFFERED CERTIFICATES

   Book-Entry Registration. The Offered Certificates will be initially issued through the book-entry facilities of DTC, or CEDEL or the Euroclear System ("Euroclear") if they are participants of such systems, or indirectly through organizations which are participants in such systems. As to any such class of Offered Certificates, the record holder of such Certificates will be DTC's nominee. CEDEL and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositories (the "Depositories"), which in turn will hold such positions in customers' securities accounts in Depositories' names on the books of DTC.

    DTC is a limited-purpose trust company organized under the laws of the State of New York, which holds securities for its participating organizations ("DTC Participants", and together with the CEDEL and Euroclear participating organizations, the "Participants") and facilitates the clearance and settlement of securities transactions between Participants through electronic book-entry changes in the accounts of Participants. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Other institutions that are not Participants but clear through or maintain a custodial relationship with Participants (such institutions, "Indirect Participants") have indirect access to DTC's clearance system.

   Because of time zone differences, the securities account of a CEDEL or Euroclear Participant (each as defined below) as a result of a transaction with a DTC Participant (other than a depositary holding on behalf of CEDEL or Euroclear) will be credited during the securities settlement processing day (which must be a business day for CEDEL or Euroclear, as the case may be) immediately following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear Participant or CEDEL Participant on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant or Euroclear Participant to a DTC Participant (other than the depository for CEDEL or Euroclear) will be received with value on the DTC settlement date, but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC.

   Transfers between Participants will occur in accordance with DTC rules. Transfers between CEDEL Participants or Euroclear Participants will occur in accordance with their respective rules and operating procedures.

   Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant Depositories; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. CEDEL Participants or Euroclear Participants may not deliver instructions directly to the Depositories.

   CEDEL, as a professional depository, holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL
Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute.

   Euroclear was created to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian co-operative corporation (the "Clearance Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Clearance Cooperative. The Clearance Cooperative establishes policies for Euroclear on behalf of Euroclear Participants. The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission. Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related

Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.

   Distributions in respect of the DTC Registered Certificates will be forwarded by the Trustee to DTC, and DTC will be responsible for forwarding such payments to Participants, each of which will be responsible for disbursing such payments to the Beneficial Owners it represents or, if applicable, to Indirect Participants. Accordingly, Beneficial Owners may experience delays in the receipt of payments in respect of their Certificates. Under DTC's procedures, DTC will take actions permitted to be taken by holders of any class of DTC Registered Certificates under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose account the DTC Registered Certificates are credited and whose aggregate holdings represent no less than any minimum amount of Percentage Interests or voting rights required therefor. DTC may take conflicting actions with respect to any action of Certificateholders of any class to the extent that Participants authorize such actions. None of the Depositor, the Trustee or any of their respective affiliates will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the DTC Registered Certificates or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

   Beneficial Owners will not be recognized by the Trustee as Certificateholders, as such term is used in the Pooling and Servicing Agreement; provided, however, that Beneficial Owners will be permitted to request and receive information furnished to Certificateholders by the Trustee subject to receipt by the Trustee of a certification in form and substance acceptable to the Trustee stating that the person requesting such information is a Beneficial Owner. Otherwise, the Beneficial Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC, its Participants and Indirect Participants.

   Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the Offered Certificates among Participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

   Definitive Certificates. Certificates initially issued in book-entry form will be issued in fully registered, certificated form to Beneficial Owners or their nominees ("Definitive Certificates"), rather than to DTC or its nominee only if (i) the Depositor advises the Trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the Certificates and the Depositor is unable to locate a qualified successor or (ii) the Depositor, at its option, elects to terminate the book-entry system through DTC.

   Upon the occurrence of an event described in the preceding paragraph, the Trustee is required to notify, through DTC, Participants who have ownership of DTC Registered Certificates as indicated on the records of DTC of the availability of Definitive Certificates for their DTC Registered Certificates. Upon surrender by DTC of the definitive certificates representing the DTC Registered Certificates and upon receipt of instructions from DTC for re-registration, the Trustee will reissue the DTC Registered Certificates as Definitive Certificates issued in the respective principal amounts owned by individual Beneficial Owners, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Pooling and Servicing Agreement.

DISTRIBUTIONS

   Method, Timing and Amount. Distributions on the Certificates will be made on the 15th day of each month or, if such 15th day is not a business day, then on the next succeeding business day, commencing in April 1998 (each, a "Distribution Date"). All distributions (other than the final distribution on any Certificate) will be made by the Trustee to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the last business day of the month preceding the month in which the related Distribution Date occurs. Such distributions will be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Trustee with wiring instructions as provided in the Pooling and Servicing Agreement or, if no such instructions have been provided, by check mailed to the address listed for such Certificateholder on the Certificate Register. The final distribution on any Certificate will be made in like manner, but only upon presentment or surrender of such Certificate at the location specified in the notice to the holder thereof of such final distribution. All distributions made with respect to a class of Certificates on each Distribution Date will be allocated pro rata among the outstanding Certificates of such class based on their respective Percentage Interests. The "Percentage Interest" evidenced by any Certificate is equal to the initial denomination thereof as of the Delivery Date, divided by the initial Class Balance or Notional Amount, as applicable, for such class. The aggregate distribution to be made on the Certificates on any Distribution Date shall equal the Available Distribution Amount.

   The "Available Distribution Amount" for any Distribution Date is an amount equal to (a) the sum of (i) the amount on deposit in the Collection Account (as defined herein) as of the close of business on the related Determination Date, which amount will include scheduled payments on the Mortgage Loans due on or prior to the Due Date occurring in the Remittance Period immediately preceding, and collected as of, such Determination Date (to the extent not distributed on previous Distribution Dates) and unscheduled payments and other collections on the Mortgage Loans collected during the related Remittance Period and (ii) the aggregate amount of any P&I Advances made by a Servicer or the Trustee in respect of such Distribution Date (not otherwise included in clause (i) above) net of (b) the portion of the amount described in clause (a)(i) hereof that represents (i) Monthly Payments due on a Due Date subsequent to the end of the related Remittance Period, (ii) any amounts payable or reimbursable therefrom to any Servicer or the Trustee or (iii) any servicing and trustee compensation.

   Pass-Through Rate on the Offered Certificates. The "Pass-Through Rates" on the Class A1, Class A2, Class A3, Class B, Class C, Class D and Class E Certificates are fixed and are set forth on the cover hereof. The Pass-Through Rate on the Class X Certificates will be equal to the weighted average of the Remittance Rates in effect from time to time on the Mortgage Loans minus the weighted average (by Class Balance) of the Pass-Through Rates on all other classes of Certificates. The Pass-Through Rate on the Class X
Certificates for the initial Distribution Date will be   % per annum. The
"Remittance Rate" for any Mortgage Loan is equal to the excess of the Mortgage Interest Rate thereon (without giving effect to any modification or other reduction thereof following the Cut-off Date) over the sum of the applicable Basic Servicing Fee Rate.

   Interest Distributions on the Certificates. Subject to the distribution of the Principal Distribution Amount to the Holders of classes of Certificates of a higher priority, as described under "Priority of Distributions" below, Holders of each class of Certificates will be entitled to receive on each Distribution Date, to the extent of the Available Distribution Amount for such Distribution Date (net of any Net Prepayment Premium) (the "Adjusted Available Distribution Amount"), distributions allocable to interest in an amount (the "Interest Distribution Amount") equal to the sum of interest accrued during the period from and including the first day of the month preceding the month of the Distribution Date (or from the Cut-off Date in the case of the initial Distribution Date) to and including the last day of the month preceding the month of the Distribution Date (calculated on the basis of a 360-day year consisting of twelve 30-day months) on the Class Balance (or the Notional Amount, in the case of the Class X Certificates) of such class of Certificates outstanding immediately prior to such Distribution Date, at the then-applicable Pass-Through Rate (the "Interest Accrual Amount"), plus any shortfall as described in the penultimate sentence of this paragraph, less such class' pro rata share, according to the Interest Accrual Amount, of any interest shortfall not related to a Mortgagor delinquency or default, such as Prepayment Interest Shortfalls (as defined herein) and shortfalls associated with exemptions provided by the Relief Act (as defined in the Prospectus), and less, with respect to each class of Certificates other than the Class X, any Collateral Value Adjustment Capitalization Amount (as defined herein) allocated to such class as described under "--Subordination" below (and not reversed) (the "Collateral Value Adjustment Reduction Amount"). The "Notional Amount" of the Class X Certificates will equal the aggregate of the

Class Balances of all the other Certificates. The Notional Amount does not entitle the Class X to any distributions of principal. If the Adjusted Available Distribution Amount for any Distribution Date is less than the Interest Distribution Amount for such Distribution Date, the shortfall will be part of the Interest Distribution Amount distributable to holders of Certificates affected by such shortfall on subsequent Distribution Dates. Any such shortfall will bear interest at the related Pass-Through Rate.

   To the extent not necessary to reimburse the Master Servicer for reductions in its compensation to cover Prepayment Interest Shortfalls, in addition to the related Interest Distribution Amount, each class of Certificates (other than the Class X Certificates) will receive on each Distribution Date the product of (a) any Net Prepayment Premium paid with respect to the Mortgage Loans if such Net Prepayment Premium is calculated by reference to a U.S. Treasury rate, (b) the related Class Prepayment Fraction and (c) the related Allocation Fraction. On each Distribution Date, the Net Prepayment Premium not payable to the Master Servicer or the holders of a class of Certificates, other than the Class X Certificates, will be paid to the holders of the Class X Certificates. On each Distribution Date, the Net Prepayment Premium not payable to the Master Servicer or the holders of the Offered Certificates will be paid the holders of one or more classes of Other Certificates. The "Class Prepayment Fraction" for any class of Offered Certificates and any Distribution Date will equal a fraction the numerator of which is the amount of principal paid to such class in reduction of the Class Balance thereof on such Distribution Date and the denominator of which is the amount of principal paid to all classes of Certificates in reduction of their respective Class Balances on such Distribution Date. The "Allocation Fraction" for any class of Offered Certificates and any Distribution Date will equal a fraction (not greater than one and not less than zero) (x) the numerator of which is the excess of (a) the Pass-Through Rate of such class of Offered Certificates over (b) the discount rate used to calculate the related Net Prepayment Premium and (y) the denominator of which is the excess of (a) the Mortgage Interest Rate on the related Mortgage Loan over (b) the discount rate referenced in clause (x) above. To the extent not necessary to reimburse the Master Servicer, as described above, any Net Prepayment Premium paid with respect to a Mortgage Loan which is not calculated by reference to a U.S. Treasury rate will be distributed solely to the holders of the Class X Certificates.

   To the extent any Mortgage Loan is prepaid in full or in part between a Determination Date and the related Due Date immediately following such Determination Date, an interest shortfall may result on the second Distribution Date following such Determination Date because interest on prepayments in full or in part will only accrue to the date of payment (such shortfall, a "Prepayment Interest Shortfall"). To the extent any Mortgage Loan is prepaid in full or in part between the related Due Date and the Determination Date immediately following such Due Date, the interest on such prepayment will be included in the Available Distribution Amount for the immediately succeeding Distribution Date (the "Prepayment Interest Excess"). If a Mortgage Loan is prepaid in full or in part during any Remittance Period, any related Prepayment Interest Shortfall shall be offset to the extent of any Prepayment Interest Excess and any Prepayment Premium collected during such Remittance Period. If the Prepayment Interest Shortfall for any Remittance Period exceeds any Prepayment Interest Excess and any Prepayment Premiums collected during such period, such shortfall shall only be offset by an amount up to the portion of the Master Servicing Fee payable to the Master Servicer on the related Distribution Date. To the extent that any such shortfall shall have been offset by a portion of the Master Servicing Fee, the Master Servicer shall be entitled to any excess of the Prepayment Interest Excess and Prepayment Premiums over the Prepayment Interest Shortfall for any subsequent period.

   The "Net Prepayment Premium" with respect to any Distribution Date will equal the excess of (a) the total amount of Prepayment Premiums received during the related Remittance Period over (b) the Prepayment Interest Shortfall for any Remittance Period over the Prepayment Interest Excess for any Remittance Period.

   The Pass-Through Rate on the Class X Certificates will not be affected by the deferral of interest or reduction of the Mortgage Interest Rate on any Mortgage Loan by the Special Servicer or by the occurrence of either such event in connection with any bankruptcy proceeding involving the related Mortgagor. The amount of any resulting interest shortfall will be allocated to the Certificates, in the order described under "Subordination" below.

   Principal Distributions on the Offered Certificates. Holders of a class of Certificates will be entitled to receive on each Distribution Date in reduction of the related Class Balance in the order described herein until the related Class Balance is reduced to zero, to the extent of the balance of the Adjusted Available Distribution Amount remaining after the payment of the Interest Distribution Amount for such Distribution Date for such class of Certificates and each other class of Certificates with a higher priority for interest payments (as described under "Priority of Distributions" below), distributions in respect of principal in an amount (the "Principal Distribution Amount") equal to the aggregate of (i) all scheduled payments of principal (other than Balloon Payments) due on the Mortgage Loans on the related Due Date whether or not received and all scheduled Balloon Payments received on or before the related Determination Date, (ii) if the scheduled Balloon Payment is not received, with respect to any Balloon Mortgage Loans on and after the Maturity Date thereof, the principal payment that would need to be received in the related month in order to fully amortize such Balloon Mortgage Loan with level monthly payments by the end of the term used to derive scheduled payments of principal due prior to the related Maturity Date, (iii) to the extent not previously advanced any unscheduled principal recoveries received during the related Remittance Period in respect of the Mortgage Loans, whether in the form of liquidation proceeds, insurance proceeds, condemnation proceeds or amounts received as a result of the purchase of any Mortgage Loan out of the Trust Fund and (iv) any other portion of the Adjusted Available Distribution Amount remaining undistributed after payment of any interest payable on the Certificates for the related or any prior Distribution Date, including any principal prepayments received during the related Remittance Period and Prepayment Interest Excess not offset by any Prepayment Interest Shortfall occurring during the related Remittance Period or otherwise required to reimburse the Master Servicer, as described herein, and interest distributions on the Mortgage Loans, in excess of interest distributions on the Certificates, resulting from the allocation of certain amounts described in this clause (iv) to principal distributions on the Certificates. The "Class Balance" for any class of Certificates on any Distribution Date will equal the initial Class Balance thereof reduced by distributions in reduction thereof and Realized Losses allocated thereto, as described under "--Subordination" below, and increased by any Collateral Value Adjustment Capitalization Amounts allocated thereto as described under "--Subordination" below. The Class X Certificates do not have a Class Balance and are therefore not entitled to any principal distributions.

PRIORITY OF DISTRIBUTIONS

   The Adjusted Available Distribution Amount for each Distribution Date will be applied in the following order of priority:

     (a) to distributions of the Interest Distribution Amounts for such Distribution Date on the Class A1, Class A2, Class A3 and Class X Certificates, pro rata, based on their respective Interest Distribution Amounts;

     (b) to distributions of the Principal Distribution Amount for such Distribution Date to Class A1 Certificates until the Class Balance thereof is reduced to zero;

     (c) to distributions of the Principal Distribution Amount (or the portion thereof remaining after the distribution thereof to the Class A1 Certificates in reduction of the Class Balance thereof to zero) for such Distribution Date on the Class A2 Certificates, until the Class Balance thereof is reduced to zero;

     (d) to distributions of the Principal Distribution Amount (or the portion thereof remaining after the distribution thereof to the Class A2 Certificates in reduction of the Class Balance thereof to zero) for such Distribution Date on the Class A3 Certificates, until the Class Balance thereof is reduced to zero;

     (e) to distributions of the Interest Distribution Amount for such Distribution Date on the Class B Certificates;

     (f) to distribution of the Principal Distribution Amount (or the portion thereof remaining after the distribution thereof to the Class A3 Certificates in reduction of the Class Balance thereof to zero) for such Distribution Date to the Class B Certificates, until the Class Balance thereof is reduced to zero;

     (g) to distributions of the Interest Distribution Amount for such Distribution Date on the Class C Certificates;

     (h) to distributions of the Principal Distribution Amount (or the portion thereof remaining after the distribution thereof to the Class B Certificates in reduction of the Class Balance thereof to zero) for such Distribution Date to the Class C Certificates until the Class Balance thereof is reduced to zero;

     (i) to the distributions of the Interest Distribution Amount for such Distribution Date on the Class D Certificates;

     (j) to distributions of the Principal Distribution Amount (or the portion thereof remaining after the distribution thereof to the Class C Certificates in reduction of the Class Balance thereof to zero) for such Distribution Date on the Class D Certificates, until the Class Balance thereof is reduced to zero;

     (k) to distributions of the Interest Distribution Amount for such Distribution Date on the Class E Certificates;

     (l) to distributions of the Principal Distribution Amount (or the portion thereof remaining after the distribution thereof to the Class D Certificates in reduction of the Class Balance thereof to zero) for such Distribution Date on the Class E Certificates, until the Class Balance thereof is reduced to zero;

     (m) to distributions of the Interest Distribution Amount for such Distribution Date on the Class F Certificates;

     (n) to distributions of the Principal Distribution Amount (or the portion thereof remaining after the distribution thereof to the Class E Certificates in reduction of the Class Balance thereof to zero) for such Distribution Date on the Class F Certificates, until the Class Balance thereof is reduced to zero;

     (o) to distributions of the Interest Distribution Amount for such Distribution Date on the Class G Certificates;

     (p) to distributions of the Principal Distribution Amount (or the portion thereof remaining after the distribution thereof to the Class F Certificates in reduction of the Class Balance thereof to zero) for such Distribution Date on the Class G Certificates, until the Class Balance thereof is reduced to zero; and

     (q) to distributions of the Interest Distribution Amount for such Distribution Date on the Class H Certificates;

     (r) to distributions of the Principal Distribution Amount (or the portion thereof remaining after the distribution thereof to the Class G Certificates in reduction of the Class Balance thereof to zero) for such Distribution Date on the Class H Certificates, until the Class Balance thereof is reduced to zero;

     (s) to distributions of the Interest Distribution Amount for such Distribution Date on the Class NR Certificates; and

     (t) to distributions of the Principal Distribution Amount (or the portion thereof remaining after the distribution thereof to the Class H Certificates in reduction of the Class Balance thereof to zero) for such Distribution Date on the Class NR Certificates, until the Class Balance thereof is reduced to zero.

   To the extent only the Class A1, Class A2 and Class A3 Certificates are outstanding on any Distribution Date, the Adjusted Available Distribution Amount remaining after application pursuant to clause (a) above shall be applied to distribution of the Principal Distribution Amount for such Distribution Date to the Class A1, Class A2 and Class A3 Certificates pro rata based on their respective Class Balances.

OTHER CERTIFICATES

   The Class F, Class G, Class H, Class NR, Class R-I, Class R-II and Class R-III Certificates (the "Other Certificates") are not offered hereby. The Pass-Through Rates on the Class F, Class G, Class H and Class NR Certificates for any Distribution Date will equal %, %, % and %, respectively, per annum. The aggregate Class Balance for the Class F, Class G, Class H and Class NR Certificates will equal $80,236,512.

   The Class R-I, Class R-II and Class R-III Certificates will not have a Pass-Through Rate or a Class Balance.

SUBORDINATION

   Neither the Offered Certificates nor the Mortgage Loans are insured or guaranteed against losses suffered on the Mortgage Loans by any government agency or instrumentality or by the Depositor, the Seller, the Trustee, the Master Servicer, the Special Servicer, the Underwriter, or any affiliate thereof.

   In addition to the payment priorities described under "--Priority of Distributions" above, certain Certificates will be subordinated to other Certificates with respect to the allocation of Realized Losses. Realized Losses on the Mortgage Loans will be allocated, first, to the Class NR, Class H, Class G and Class F Certificates, in that order, second, to the Class E Certificates, third, to the Class D Certificates, fourth, to the Class C Certificates, fifth, to the Class B Certificates, and thereafter, to the Class A1, Class A2 and Class A3 Certificates, on a pro rata basis, based on Class Balance, in each case until the related Class Balance is reduced to zero. The Class Balance of a class of Certificates will be reduced by the principal portion of any Realized Losses allocated to such class.

   In addition to Realized Losses, shortfalls will also occur as a result of a Servicer's and the Trustee's right to receive payments of interest with respect to unreimbursed advances, the related Special Servicer's right to additional compensation with respect to Specially Serviced Mortgage Loans and as a result of other Trust Fund expenses. Such shortfalls will be allocated as described above to the classes of Certificates with the lowest payment priority for purposes of the application of Available Distribution Amount in the order described herein.

   Within 30 days after the earliest to occur of (i) 90 days after the date on which an uncured delinquency occurs in respect of a Mortgage Loan, (ii) the date on which a receiver is appointed in respect of a Mortgaged Property,
(iii) the date on which a Mortgaged Property becomes an REO Property or (iv) the date on which a change in the payment rate, Mortgage Interest Rate, principal balance, amortization terms or Maturity Date of any Specially Serviced Mortgage Loan becomes effective (the earliest of such dates, a "Required Appraisal Date"), an appraisal will be obtained by the Special Servicer from an independent MAI appraiser at the expense of the Trust Fund (except if an appraisal has been conducted within the 12 month period preceding such event). As a result of such appraisal, a Collateral Value Adjustment may result, which Collateral Value Adjustment will be allocated, for purposes of determining distributions of interest to the Certificates, in the manner and priority described below. Notwithstanding the foregoing, a Collateral Value Adjustment will be zero with respect to such a Mortgage Loan if (i) the event giving rise to such Collateral Value Adjustment is the extension of the maturity of such Mortgage Loan, (ii) the payments on such Mortgage Loan were not delinquent during the twelve month period immediately preceding such extension and (iii) the payments on such Mortgage Loan are then current, provided, that if at any later date there occurs a delinquency in payment with respect to such Mortgage Loan, the Collateral Value Adjustment will be recalculated and applied as described above. In addition, in any case, upon the occurrence of any event giving rise to a subsequent Collateral Value Adjustment (including the delinquency referred to in the immediately preceding sentence) more than twelve months after an appraisal was obtained with respect to a Collateral Value Adjustment, the Special Servicer will order a new appraisal as described above, within 30 days of the occurrence of any such event giving rise to a subsequent Collateral Value Adjustment and will adjust the amount of the Collateral Value Adjustment in accordance therewith.

   The "Collateral Value Adjustment" for any Distribution Date with respect to any Mortgage Loan will be an amount equal to the excess of (a) the principal balance of such Mortgage Loan over (b) the excess of (i) 90% of the current appraised value of the related Mortgaged Property as determined by an independent MAI appraisal of such Mortgaged Property over (ii) the sum of (A) to the extent not previously advanced by a Servicer, all unpaid interest on such Mortgage Loan at a per annum rate equal to the Mortgage Interest Rate, (B) all unreimbursed Advances and interest thereon, (C) any unpaid Servicing and Trustee fees and (D) all currently due and delinquent real estate taxes and assessments, insurance premiums and, if applicable, ground rents in respect of such Mortgaged Property (net of any amount escrowed or otherwise available for payment of the amount due on such Mortgage Loan). The excess of the principal balance of any Mortgage Loan over the related Collateral Value Adjustment is referred to herein as the "Adjusted Collateral Value". A Collateral Value Adjustment shall result in a reduction of the Interest Distribution Amount of one or more classes of Certificates and shall not be a permanent reduction of the Class Balance (or Notional Amount) of any class of Certificates prior to the occurrence of a Realized Loss.

   A "Realized Loss", in the case of any Mortgage Loan described in clause
(a) or clause (b) of the succeeding sentence, is equal to the sum of (a) the Stated Principal Balance of any Loss Mortgage Loan, (b) interest thereon not previously distributed or advanced to Certificateholders through the last day of the month in which such Mortgage Loan became a Loss Mortgage Loan, (c) any advances made by a Servicer or the Trustee which remain unreimbursed and (d) any interest accrued on such advances (see "--Advances" below) as of such time, reduced by any amounts recovered thereon as of such time and, in the case of any Mortgage Loan described in clause (c) of the succeeding sentence, is the amount determined to have been permanently forgiven as described in such clause (c). A "Loss Mortgage Loan" is any Mortgage Loan (a) which is finally liquidated, (b) with respect to which a determination has been made that an advance which has been made or would otherwise be required to be made, is not, or, if made, would not be, recoverable out of proceeds on such Mortgage Loan or (c) with respect to which a portion of the principal balance thereof has been permanently forgiven whether pursuant to a modification or a valuation resulting from a proceeding initiated under the Bankruptcy Code. The "Stated Principal Balance" of any Mortgage Loan as of any date of determination is the principal balance as of the Cut-off Date minus the sum of (i) the principal portion of each Monthly Payment due on such Mortgage Loan after the Cut-off Date, to the extent received from the Mortgagor or advanced and distributed to Certificateholders, (ii) any unscheduled amounts of principal received with respect to such Mortgage Loans, to the extent distributed to Certificateholders and (iii) any Realized Loss previously allocated with respect to such Mortgage Loan.

   The Collateral Value Adjustment will be allocated on each Distribution Date, for purposes of determining distributions in respect of interest on such Distribution Date, to the Class Balance of the most subordinate class of Certificates that would otherwise receive distributions of interest, up to an aggregate amount (net of any positive adjustments) equal to the Class Balance thereof. For so long as a more senior class of Certificates is outstanding, the amount of interest otherwise distributable on such Distribution Date to each class of Certificates to which a Collateral Value Adjustment has been allocated (to the extent not reversed) with respect to prior Distribution Dates will be reduced by interest accrued at the related Pass-Through Rate on the portion of the Class Balance of such class equal to the sum of the aggregate Collateral Value Adjustment allocated to such class for such Distribution Date and accrued and unpaid interest at the related Pass-Through Rate on such Collateral Value Adjustment amount for prior Distribution Dates. Such accrued and unpaid interest (the "Collateral Value Adjustment Capitalization Amount") will be added to the Certificate Balance of such class or classes of Certificates, and an equal amount will be included in the Principal Distribution Amount to be distributed to holders of the most senior classes of Certificates on such Distribution Date as described herein, to the extent actually paid by the Mortgagor or received as interest in respect of any REO Property. Interest distributions on the Class X Certificates will not be affected by Collateral Value Adjustments. The Special Servicer is required, within 30 days of each anniversary of the Required Appraisal Date, to order an update of the prior appraisal (the cost of which will be advanced by the Special Servicer and reimbursed thereto from the Trust Fund). The Special Servicer will determine and report to the Trustee the updated appraisal. A lower appraisal value will increase the Collateral Value Adjustment. Such increase will be allocated as described above. A higher appraised value will reverse the Collateral Value Adjustment by the amount of the reported increase. Any such reversal or reduction will reduce the accrual of the Collateral Value

Adjustment Capitalization Amount and therefore reduce the amount otherwise available to make distributions of principal on the classes of Certificates senior to the class of Certificates to which such reversal is allocated. However, in neither case will the Class Balance of the affected class or classes of Certificates be reduced by such reversal or reduction except as otherwise set forth herein. In such event, the total Collateral Value Adjustment Capitalization Amount previously added to the related Class Balance shall be reduced in proportion to the Collateral Value Adjustment reversal.

ADVANCES

   On the business day immediately preceding each Distribution Date, the Master Servicer (and under certain circumstances, the Special Servicer) will be obligated to make advances out of its own funds or funds held in the Collection Account (as defined herein) that are not required to be part of the Available Distribution Amount for such Distribution Date (each, a "P&I Advance"), in an amount equal to the excess of all Monthly Payments (net of the Servicing Fee) due over the amount actually received, subject to the limitations described herein. To the extent that the Master Servicer fails to make a P&I Advance required of it prior to such Distribution Date, the Trustee shall make such required P&I Advance on such Distribution Date, as provided in the Pooling and Servicing Agreement. In addition, the Master Servicer will be required to advance certain property related expenses. The Servicers generally may not advance any amounts, other than P&I Advances, unless such advance is contemplated in the related Asset Strategy Report (as defined herein) for the related Mortgage Loan or such advance is for one of several purposes specified in the Pooling and Servicing Agreement as "Property Protection Expenses." All such advances will be reimbursable to a Servicer and the Trustee from late payments, insurance proceeds, liquidation proceeds, condemnation proceeds or amounts paid in connection with the purchase of such Mortgage Loan to the extent such amounts are not required to be otherwise applied pursuant to the terms of the related Mortgage Loan or, as to any such advance that is deemed not otherwise recoverable, from any amounts required to be deposited in the Collection Account. Notwithstanding the foregoing, a Servicer and the Trustee will be obligated to make any such advance only to the extent that it determines in its reasonable good faith judgment that such advance, if made, would be recoverable out of late payments, insurance proceeds, liquidations, condemnation proceeds or certain other collections on the related Mortgage Loan. None of the Servicers and the Trustee will be required to advance the full amount of any Balloon Payment not made by the related Mortgagor. To the extent a Servicer and the Trustee are required to make a P&I Advance on and after the Due Date for such Balloon Payment, such P&I Advance shall not exceed an amount equal to a monthly payment calculated by the Special Servicer necessary to fully amortize the related Mortgage Loan over the period used for purposes of calculating the scheduled monthly payments thereon prior to the related Maturity Date. Any failure by a Servicer to make a P&I Advance as required under the Pooling and Servicing Agreement will constitute an event of default thereunder, in which case the Trustee will be obligated to make any required advance, in accordance with the terms of the Pooling and Servicing Agreement. The Trustee will be entitled to a reimbursement for each P&I Advance (together with interest thereon) made by it in the same manner and to the same extent, but prior to, the Servicers.

   Each Servicer and the Trustee shall be entitled to interest on the aggregate amount of all advances made by such Servicer or the Trustee at a per annum rate equal to the Prime Rate reported in The Wall Street Journal. See "Risk Factors--Effect of Mortgagor Delinquencies and Defaults" herein.

             CERTAIN PREPAYMENT, MATURITY AND YIELD CONSIDERATIONS

GENERAL

   The yield to maturity on the Offered Certificates will be affected by the rate of principal payments on the Mortgage Loans including, for this purpose, prepayments, which may include amounts received by virtue of the curtailments, voluntary repayment in full, repurchases by the Seller, condemnation or casualty with respect to the Mortgaged Property or foreclosure pursuant to a default on a Mortgage Loan ("Prepayment"). The rate of principal payments on the Offered Certificates will correspond to the rate of principal payments (including prepayments) on the related Mortgage Loans.

    Each Mortgage Loan either prohibits voluntary prepayments during a certain number of years following the origination thereof and/or allows the related Mortgagor to prepay the principal balance thereof in whole during a certain number of years following the origination if accompanied by payment of a Prepayment Premium. See Annex A hereto, the Diskette and the table entitled "Prepayment Protection" under "Description of the Mortgage Pool--Certain Characteristics of the Mortgage Loan" herein. Any Net Prepayment Premium collected on a Mortgage Loan will be distributed to the holders of the Certificates as described herein. See "Risk Factors--Special Prepayment Considerations" herein, "Description of the Certificates--Distributions--Interest Distributions on the Certificates" and "Certain Prepayment, Maturity and Yield Considerations" herein, and "Yield Considerations" in the Prospectus.

   The yield to maturity on each class of the Offered Certificates will depend on, among other things, the rate and timing of principal payments (including prepayments, defaults, liquidations and purchases of Mortgage Loans due to a breach of a representation and warranty) on the Mortgage Loans and the allocation thereof to reduce the Class Balance or Notional Amount of such class and the collection and allocation of any Prepayment Premium thereon. The yield to investors on any Class of Offered Certificates will be adversely affected by any allocation thereto of Prepayment Interest Shortfalls on the Mortgage Loans, which may result from the distribution of interest only to the date of a prepayment occurring during any month following the related Determination Date (rather than a full month's interest) to the extent any such interest shortfall is not offset by Prepayment Premiums, any Prepayment Interest Excess or the Master Servicing Fee for such Distribution Date.

   ARD Loans may be prepayed in full on or after the Anticipated Repayment Date without the payment of any Prepayment Premium. Excess Cash Flow on an ARD Loan will be applied to reduce the principal thereof after its respective Anticipated Repayment Date and the related Mortgage Rate will be reset at the related Revised Rate. There can be no assurance that any of such Mortgage Loan will be prepaid on that date or any date prior to maturity. The failure to pay an ARD Loan by the related Anticipated Repayment Date will not result in an event of default. For purposes of the discussion and calculation set forth below, the Crystal Gateway Loan is treated as an ARD Loan. To the extent the Crystal Gateway Loan is not paid in full by January 1, 2008 (the Anticipated Repayment Date), the weighted average life of the Certificate may be extended.

   In general, if a class of Offered Certificates is purchased at a premium and principal distributions thereon occur at a rate faster than anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if a class of Offered Certificates is purchased at a discount and principal distributions thereon occur at a rate slower than that assumed at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase.

   If a Mortgage Loan becomes a Specially Serviced Mortgage Loan, the Special Servicer may adopt a servicing strategy which affects the yield to maturity of one or more classes of Offered Certificates.

   The assumed final Distribution Date for the Certificates will be the Distribution Date in January 2030, which is the first Distribution Date following the second anniversary of the date at which all the Mortgage Loans have zero balances, assuming no prepayments, all ARD Loans will pay on their respective Anticipated Repayment Dates, and that the Mortgage Loans which are Balloon Loans fully amortize according to their amortization schedule and no Balloon Payment is made.

WEIGHTED AVERAGE LIFE OF THE OFFERED CERTIFICATES

   Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of the Offered Certificates will be influenced by the rate at which principal payments (including scheduled payments, principal prepayments, condemnation proceeds and payments made pursuant to any applicable policies of insurance) on the Mortgage Loans are made. Principal payments on the Mortgage Loans may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes prepayments, partial prepayments and liquidations due to a default or other dispositions of the Mortgage Loans).

    Prepayments on loans are commonly measured relative to a prepayment standard or model, such as the constant prepayment rate prepayment model ("CPR"). CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of such loans. Neither CPR nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the Mortgage Loans.

   The table of Percent of Initial Class Balance Outstanding for each class of the Offered Certificates at each CPR set forth below indicates the weighted average life of such Certificates and sets forth the percentage of the initial principal amount of such Certificates that would be outstanding after each of the dates shown at the indicated CPR. The table has been prepared on the basis of the characteristics of the Mortgage Loans in the attached diskette and on the basis of the following assumptions: (i) the Mortgage Loans prepay at the indicated CPR; (ii) the Maturity Date of each of the Balloon Mortgage Loans is not extended; (iii) distributions on the Offered Certificates are received in cash, on the 15th day of each month, commencing in April 1998; (iv) no defaults or delinquencies in, or modifications, waivers or amendments respecting, the payment by the Mortgagors of principal and interest on the Mortgage Loans occur; (v) prepayments represent payment in full of individual Mortgage Loans and are received on the respective Due Dates and include a month's interest thereon;
(vi) there are no repurchases of Mortgage Loans due to breaches of any representation and warranty, or pursuant to an optional termination as described under "Description of the Pooling and Servicing Agreement--Termination" or otherwise; (vii) the Offered Certificates are purchased on March 10, 1998; (viii) all of the ARD Loans are fully prepaid on their related Anticipated Repayment Date and all of the other Mortgage Loans are paid in full on their Maturity Date; and (ix) any Mortgage Loan maturing after the first and prior to the fifteenth day of any month will be assumed to mature on the first day of such month and any Mortgage Loan maturing on or after the fifteenth day of any month will be assumed to mature on the first day of the next month.

   Variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentage of initial Class Balance (and weighted average life) shown in the following table. Such variations may occur even if the average prepayment experience of all such Mortgage Loans is the same as any of the specified assumptions.

                  PERCENT OF INITIAL CLASS BALANCE OUTSTANDING
                    AT THE FOLLOWING PERCENTAGES OF CPR (1)

                          CLASS A1        CLASS A2        CLASS A3        CLASS B        CLASS C        CLASS D        CLASS E
                          --------        --------        --------        -------        -------        -------        -------
   DISTRIBUTION
       DATE
Initial percentage
March 1999 .........
March 2000 .........
March 2001 .........
March 2002 .........
March 2003 .........
March 2004 .........
March 2005 .........
March 2006 .........
March 2007 .........
March 2008 .........
March 2009 .........
March 2010 .........
March 2011 .........
March 2012 .........
March 2013 .........
March 2014 .........
March 2015 .........
March 2016 .........
March 2017 .........
March 2018 .........
March 2019 .........
March 2020 .........
March 2021 .........
March 2022 .........
March 2023 .........
Weighted Average
 life in years (2)

------------
(1) Prepayments are assumed to occur after the Lock-out Period and/or yield maintenance penalty period.
(2) The weighted average life of a class of Offered Certificates is determined by (i) multiplying the amount of each distribution of principal by the number of years from the date of issuance to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the total principal distributions on such class of Certificates.

CLASS X CERTIFICATES YIELD CONSIDERATIONS

   The following table indicates the sensitivity of the pre-tax yield to maturity on the Class X Certificates to various constant rates of prepayment on the Mortgage Loans by projecting the monthly aggregate payments on the Class X Certificates and computing the corresponding pre-tax yields to maturity on a corporate bond equivalent basis, based on the assumptions described in clauses (i) through (ix) in the second paragraph preceding the table entitled "Percent of Initial Class Balance Outstanding at the Following Percentages of CPR" under the heading "Certain Prepayment, Maturity and Yield Considerations -- Weighted Average Life of the Offered Certificates" herein, including the assumptions regarding the performance of the Mortgage Loans which may differ from the actual performance thereof and assuming the aggregate purchase price and Pass-Through Rate set forth below and assuming further that the initial Notional Amount of the Class X Certificates is as set forth herein. The yield maintenance calculations are based on the market
yield on            of actively traded Treasury securities of appropriate
maturities. Any differences between such assumptions and the actual characteristics and performance of the Mortgage Loans and of the Certificates may result in yields being different from those shown in such table. Discrepancies between assumed and actual characteristics and performance underscore the hypothetical nature of the table, which are provided only to give a general sense of the sensitivity of yields in varying prepayment scenarios.

            PRE-TAX YIELD TO MATURITY OF THE CLASS X CERTIFICATES

       ASSUMED
   PURCHASE PRICE
  AS A PERCENTAGE                                CPR PREPAYMENT ASSUMPTION RATE
  OF THE NOTIONAL            ASSUMED             ------------------------------
       AMOUNT         PASS-THROUGH RATE (1)        0%      2%      4%      6%
       ------         ---------------------        --      --      --      --
          %                     %                   %       %       %       %

------------
(1) Calculated based on the weighted average of the Remittance Rates on the Mortgage Loans as of the Cut-off Date and the initial weighted average of the Pass-Through Rates of the Certificates. The Pass-Through Rate on the Class X Certificates will be subject to adjustment on each Distribution Date.

   Each pre-tax yield to maturity set forth in the preceding table was calculated by determining the monthly discount rate which, when applied to the assumed stream of cash flows to be paid on the Class X Certificates would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price listed in the table. Accrued interest is included in the assumed purchase price of the Class X Certificates and is used in computing the corporate bond equivalent yields shown. These yields do not take into account the different interest rates at which investors may be able to reinvest funds received by them as distributions on the Class X Certificates, and thus do not reflect the return on any investment in the Class X Certificates when, as applicable, any reinvestment rates other than the discount rates set forth in the preceding table are considered.

   Notwithstanding the assumed prepayment rates reflected in the preceding table, it is highly unlikely that the Mortgage Loans will be prepaid according to one particular pattern. For this reason and because the timing of cash flows is critical to determining yields, the pre-tax yield to maturity on the Class X Certificates is likely to differ from those shown in the table, even if all of the Mortgage Loans prepay at the indicated constant percentages of CPR over any given time period or over the entire life of the Certificates.

   There can be no assurance that the Mortgage Loans will prepay at any particular rate or that the yield on the Class X Certificates will conform to the yields described herein. Moreover, the various remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the preceding table at the various constant percentages of CPR specified, even if the weighted average remaining term to maturity of the Mortgage Loans is as assumed. Investors are urged to make their investment decisions based on their determinations as to anticipated rates of prepayment under a variety of scenarios. Investors in the Class X Certificates should fully consider the risk that an extremely

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rapid rate of prepayments on the Mortgage Loans could result in the failure of such investors to fully recover their investments. In addition, holders of the Class X Certificates generally have rights to relatively larger portions of interest payments on Mortgage Loans with higher Mortgage Interest Rates; thus, the yield on the Class X Certificates will be materially and adversely affected to a greater extent than on the other Offered Certficates if the Mortgage Loans with higher Mortgage Interest Rates prepay faster than the Mortgage Loans with lower Mortgage Rates.

   For additional considerations relating to the yield on the Certificates, see "Yield Considerations" in the Prospectus.

   The yield to maturity on the Class X Certificates will be extremely sensitive to losses on the Mortgage Loans (and the timing thereof) because any such losses will be allocated to reduce the Class Balance of the Certificates and therefore will reduce the Notional Amount of the Class X Certificates.

   Investors in the Class X Certificates should fully consider the risk that Realized Losses on the Mortgage Loans could result in a failure of such investors to fully recover their investments.

                     MASTER SERVICER AND SPECIAL SERVICER

MASTER SERVICER

   Dover House Capital, LLC ("Dover House") is the Master Servicer. Dover House was organized under the laws of the state of Georgia in 1996 as a limited liability company. Dover House is a real estate financial services company which provides commercial and multifamily mortgage loan origination services exclusively for MGT and provides loan servicing and asset management for large pools of commercial and multifamily real estate assets. Dover House's address is 400 Perimeter Center Terrace, Suite 575, Atlanta, Georgia 30346.

   As of January 1, 1998, Dover House was responsible for the servicing of approximately 249 commercial and multifamily loans with an aggregate principal balance of approximately $1.6 billion, the collateral for which is located in 33 states and Canada. Property type concentrations within the portfolio include multifamily, office, retail, hotel/motel and other types of income producing properties.

   Dover House may have a direct or indirect interest in approximately 12% of the Class NR Certificates.

   The information set forth herein concerning Dover House has been provided by it and neither the Depositor nor the Underwriter makes any representation or warranty as to the accuracy or completeness of such information.

SPECIAL SERVICER

   The duties of the Special Servicer will be performed by CRIIMI MAE Services Limited Partnership, a Maryland limited partnership ("CRIIMI MAE"), the general partner of which is CRIIMI MAE Management, Inc. As of December 31, 1997, CRIIMI MAE was responsible for performing certain servicing functions with respect to approximately 3,600 commercial and multifamily loans with an aggregate principal balance of approximately $16.5 billion, the real property securing which is located in 49 states, Puerto Rico and the District of Columbia. CRIIMI MAE has been approved as a special servicer for investment grade-rated commercial and multifamily mortgage-backed securities by Fitch and Standard & Poor's. The information set forth herein concerning CRIIMI MAE has been provided by it, and neither the Depositor nor the Underwriter makes any representation or warranty as to the accuracy or completeness of such information.

   CRIIMI MAE has indicated its intention to purchase approximately 88% of the Class NR Certificates.

RESPONSIBILITIES OF MASTER SERVICER

   Under the Pooling and Servicing Agreement, the Master Servicer is required to service and administer the Mortgage Loans solely on behalf of and in the best interests of and for the benefit of the

Certificateholders, in accordance with the terms of the Pooling and Servicing Agreement and the Mortgage Loans and to the extent consistent with such terms, with the higher of (a) the standard of care, skill, prudence and diligence with which the Master Servicer services and administers mortgage loans that are held for other portfolios that are similar to the Mortgage Loans and (b) the standard of care, skill, prudence and diligence with which the Master Servicer services and administers mortgage loans for its own portfolio that are similar to the Mortgage Loans, in either case, giving due consideration to customary and usual standards of practice of prudent institutional multifamily and commercial mortgage lenders, loan servicers and asset managers (with respect to the Master Servicer, the "Servicing Standard") and without regard to (a) any relationship between itself and any Mortgagor, (b) any ownership of the Certificates, (c) its obligation to make advances, (d) any debt that it extended to any Mortgagor and (e) any servicing compensation to which such Servicer may be entitled.

   The Master Servicer will also be required to perform other customary functions of a servicer of comparable loans, including maintaining (or using its best efforts to cause the Mortgagor under each Mortgage Loan to maintain) hazard, business interruption and general liability insurance policies (and, if applicable, rental interruption policies) as described herein and filing and settling claims thereunder; maintaining escrow or impoundment accounts of Mortgagors for payment of taxes, insurance and other items required to be paid by any Mortgagor pursuant to the Mortgage Loan; processing, in consultation with the Special Servicer, assumptions or substitutions in those cases where the Master Servicer has determined not to enforce any applicable due-on-sale clause; demanding that the Mortgagor cure delinquencies; inspecting and managing Mortgaged Properties under certain circumstances; and maintaining records relating to the Mortgage Loans.

RESPONSIBILITIES OF SPECIAL SERVICER

   The servicing responsibility on a particular Mortgage Loan will be generally transferred to the Special Servicer upon the occurrence of certain servicing transfer events (each, a "Servicing Transfer Event"), including the following: (i) the Mortgage Loan becomes a "Defaulted Mortgage Loan" because it is more than 60 days delinquent in whole or in part in respect of any monthly payment or is delinquent in whole or in part in respect of the related Balloon Payment; (ii) the related Mortgagor has entered into or consented to bankruptcy, appointment of a receiver or conservator or a similar insolvency or similar proceeding, or the Mortgagor has become the subject of a decree or order for such a proceeding; (iii) the Master Servicer shall have received notice of the foreclosure or proposed foreclosure of any other lien on the Mortgaged Property; (iv) the related Mortgagor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations; (v) any other default has occurred which has materially and adversely affected the value of the related Mortgage Loan and has continued unremedied for the applicable grace period specified in the related Mortgage Note; (vi) the related Mortgaged Property becomes an REO Property; or (vii) if for any reason an assumption agreement cannot be entered into upon the transfer by the related Mortgagor of the Mortgaged Property. A Mortgage Loan serviced by the Special Servicer is referred to herein as a "Specially Serviced Mortgage Loan". The Special Servicer will collect certain payments on such Specially Serviced Mortgage Loans and make certain remittances to, and prepare certain reports for the Master Servicer with respect to such Mortgage Loans. The Master Servicer shall have no responsibility for the performance by the Special Servicer of its duties under the Pooling and Servicing Agreement provided that the Master Servicer continues to perform certain servicing functions on such Specially Serviced Mortgage Loans and, based on the information provided to it by the Special Servicer, prepares certain reports for the Trustee with respect to such Specially Serviced Mortgage Loans. To the extent that any Mortgage Loan, in accordance with its original terms or as modified in accordance with the Pooling and Servicing Agreement, becomes a performing Mortgage Loan for at least three consecutive months, the Special Servicer will cease to service such Mortgage Loan.

   CRIIMI MAE will act as the Special Servicer with respect to the Mortgage Loans. Under the Pooling and Servicing Agreement the Special Servicer is required to service, administer and dispose of Specially Serviced Mortgage Loans solely in the best interests of and for the benefit of the Certificateholders, in accordance with the Pooling and Servicing Agreement and the Mortgage Loans and to the extent consistent with such terms, with the higher of (a) the standard of care, skill, prudence and diligence with which the Special Servicer services, administers and disposes of, distressed mortgage loans and related real property that are held for other portfolios that are similar to the Mortgage Loans, Mortgaged Properties and REO Properties and (b) the standard of care, skill, prudence and diligence with which the Special Servicer services, administers and disposes of distressed mortgage loans and related real property for its own portfolio that are similar to the Mortgage Loans, Mortgaged Properties and REO Properties, giving due consideration to customary and usual standards of practice of prudent institutional multifamily and commercial mortgage lenders, loan servicers and asset managers, so as to maximize the net present value of recoveries on the Mortgage Loans (with respect to the Special Servicer, the "Servicing Standard").

   The Special Servicer, on behalf of the Trust Fund, may at any time institute foreclosure proceedings, exercise any power of sale contained in any Mortgage Note, obtain a deed in lieu of foreclosure, or otherwise acquire, on behalf of the Trust Fund, title to a Mortgaged Property securing a Specially Serviced Mortgage Loan by operation of law or otherwise, if such action is consistent with the Servicing Standard. The Special Servicer may not acquire title to any related Mortgaged Property or take any other action that would cause the Trustee, for the benefit of Certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of such Mortgaged Property within the meaning of certain federal environmental laws, unless the Special Servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits (the costs of which report will be paid as an expense of the Trust Fund), that: (i) the Mortgaged Property is in compliance with applicable environmental laws; or if not, that taking such actions as are necessary to bring the Mortgaged Property in compliance therewith is reasonably likely to produce a greater recovery on a present value basis, after taking into account any risks associated therewith, than not taking such actions; and (ii) there are no circumstances present at the Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation or that, if any such materials are present, taking such action with respect to the affected Mortgaged Property is reasonably likely to produce a greater recovery on a present value basis, after taking into account any risks associated therewith, than not taking such actions.

   The Special Servicer, on behalf of the Trust Fund, will use its best efforts to sell the Mortgaged Property within two years of acquisition, unless (i) the Internal Revenue Service grants an extension of time to sell such property or (ii) the Special Servicer provides to the Trustee an opinion of independent counsel to the effect that the holding of the property by the Trust Fund subsequent to two years after its acquisition will not result in the imposition of a tax on the Trust Fund or cause the Trust Fund to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing, the Special Servicer will be required to (i) solicit offers for any Mortgaged Property so acquired in such a manner as will be reasonably likely to realize a fair price for such property and
(ii) accept an offer received from any person that constitutes a fair price and which is in the best interest of the Certificateholders as determined by the Special Servicer in accordance with Servicing Standard.

   If the Trust Fund acquires title to any Mortgaged Property, the Special Servicer, on behalf of the Trust Fund, may retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the Special Servicer of any of its obligations with respect to the management and operation of such Mortgaged Property. Any such property acquired by the Trust Fund will be managed in a manner consistent with the Servicing Standard.

   The Special Servicer will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon Specially Serviced Mortgage Loans. If the proceeds of any liquidation of the property securing the Specially Serviced Mortgage Loan are less than the outstanding principal balance of the Specially Serviced Mortgage Loan plus interest accrued thereon at the Mortgage Interest Rate plus the aggregate amount of expenses incurred by the Special Servicer in connection with such proceedings and which are reimbursable under the Pooling and Servicing

Agreement, the Trust Fund will realize a loss in the amount of such difference. The Special Servicer will be entitled to be paid from the amounts on deposit in the Collection Account, prior to the distribution to Certificateholders, amounts representing its servicing compensation on the Specially Serviced Mortgage Loans.

   The Special Servicer shall have full power and authority to do any and all things in connection with servicing and administering a Mortgage Loan that it may deem in its best judgment necessary or advisable, including, without limitation, to execute and deliver on behalf of the Trust Fund any and all instruments of satisfaction or cancellation or of partial release or full release or discharge and all other comparable instruments, to reduce the related Mortgage Interest Rate, and to defer or forgive payment of interest and/or principal with respect to any Specially Serviced Mortgage Loan or any Mortgaged Property. The Special Servicer may not permit a modification or extension of any Mortgage Loan to a date later than three years prior to the Rated Final Distribution Date. Notwithstanding the foregoing, the Special Servicer may not permit any such modification with respect to a Balloon Mortgage Loan if it results in the extension of such Maturity Date beyond the amortization term of such Balloon Mortgage Loan absent the related Balloon Payment. The Special Servicer will prepare a report (an "Asset Strategy Report") for each Mortgage Loan which becomes a Specially Serviced Mortgage Loan not later than thirty (30) days after the servicing of such Mortgage Loan is transferred to the Special Servicer. The holders of the fewest number of classes of Certificates representing the most subordinate interests in the Trust Fund that equals at least a 1.50% interest (by Class Balance (adjusted for Collateral Value Adjustments)) in the Trust Fund (the "Monitoring Certificateholders") will designate one Monitoring Certificateholder pursuant to the Pooling and Servicing Agreement (the "Directing Certificateholder"). Each Asset Strategy Report will be delivered to the Directing Certificateholder. The Directing Certificateholder may object to any Asset Strategy Report within 10 business days of receipt; provided, however, that the Special Servicer shall implement the recommended action as outlined in such Asset Strategy Report if it makes an affirmative determination that such objection is not in the best interest of all the Certificateholders. In connection with making such affirmative determination, the Special Servicer, by notice to the Trustee, may request a vote by all the Certificateholders. If the Directing Certificateholder does not disapprove an Asset Strategy Report within 10 business days, the Special Servicer shall implement the recommended action as outlined in such Asset Strategy Report. If the Directing Certificateholder disapproves such Asset Strategy Report and the Special Servicer has not made the affirmative determination described above, the Special Servicer will revise such Asset Strategy Report as soon as practicable. The Special Servicer will revise such Asset Strategy Report until the Directing Certificateholder fails to disapprove such revised Asset Strategy Report as described above, provided that the Special Servicer shall not be under any obligation to perform any actions which are not consistent with applicable laws and the related Mortgage Loan documents. Any Certificateholder may request and obtain a copy of any Asset Strategy Report except to the extent prohibited by applicable law or the related Mortgage Loan documents.

   The Directing Certificateholder may at any time terminate the Special Servicer and appoint a replacement (a "Replacement Special Servicer") to perform such duties under substantially the same terms and conditions as applicable to the Special Servicer. Such holder(s) shall designate a replacement to so serve by the delivery to the Trustee of a written notice stating such designation. The Trustee shall, promptly after receiving any such notice, so notify the Rating Agencies. The designated replacement shall become the Replacement Special Servicer as of the date the Trustee shall have received: (i) written confirmation from each Rating Agency stating that if the designated replacement were to serve as Special Servicer under the Pooling and Servicing Agreement, none of the then-current rating or ratings of all outstanding classes of the Certificates would be qualified, downgraded or withdrawn as a result thereof; (ii) a written acceptance of all obligations of the Special Servicer, executed by the designated replacement; and (iii) an opinion of counsel (obtained at the expense of the Directing Certificateholder) to the effect that the designation of such replacement to serve as Replacement Special Servicer is in compliance with the Pooling and Servicing Agreement, that the designated replacement will be bound by the terms of the Pooling and Servicing Agreement and that the Pooling and Servicing Agreement will be enforceable against such designated replacement in accordance with its terms. The Special Servicer shall be deemed to have resigned from its duties simultaneously with such designated replacement's becoming the Replacement Special Servicer under the Pooling and Servicing Agreement. Any Replacement Special Servicer may be similarly so replaced by the Directing Certificateholder.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

   The principal compensation to be paid to the Master Servicer in respect of its servicing activities will be the "Master Servicing Fee". The Master Servicing Fee will be payable monthly and will accrue at the applicable "Master Servicing Fee Rate" and will be computed on the basis of the principal balance (after giving effect to all scheduled (whether or not received) and unscheduled payments of principal in reduction thereof) and for the same period respecting which any related interest payment on each Mortgage Loan is computed. The "Master Servicing Fee Rate" will be 0.03% per annum of the then outstanding balance for the Crystal Gateway Loan, the Skyline Loan, the 1065 Avenue of the Americas Loan, the Hoechst Loan and the Crystal Plaza Loan and 0.05% per annum of the then outstanding balance for all other Mortgage Loans.

   The principal compensation to be paid to the Special Servicer in respect of its special servicing activities will be the "Special Servicing Fee". The Special Servicing Fee will equal 0.0125% per annum of the then outstanding balance of each Mortgage Loan (the "Special Servicing Fee Rate") and an additional 0.25% per annum of the then outstanding balance of any Specially Serviced Mortgage Loans.

   The sum of the Master Servicing Fee Rate and the Special Servicing Fee Rate is referred to herein as the "Basic Servicing Fee Rate."

   The Pooling and Servicing Agreement will provide that the Servicers will be entitled to indemnification from the Trust Fund for any and all costs, expenses, losses, damages, claims and liabilities incurred in connection with any legal action relating to any Mortgage Loan and the Pooling and Servicing Agreement, other than any cost, expense, damage, claim or liability incurred by reason of willful misfeasance, bad faith or negligence of such Servicer in the performance of duties thereunder or by reason of reckless disregard of such obligations and duties.

CONFLICTS OF INTEREST

   The Master Servicer, Special Servicer or their respective affiliates own and are in the business of acquiring assets similar to the Mortgage Loans held by the Trust Fund. To the extent that any mortgage loans owned and/or serviced by the Special Servicer or their respective affiliates are similar to the Mortgage Loans held by the Trust Fund, the mortgaged properties related to such mortgage loans may, depending upon certain circumstances such as the location of the mortgaged property, compete with the Mortgaged Properties related to the Mortgage Loans held by the Trust Fund for tenants, purchasers, financing and similar resources.

              DESCRIPTION OF THE POOLING AND SERVICING AGREEMENT

GENERAL

   The Certificates will be issued pursuant to a Pooling and Servicing Agreement to be dated as of March 1, 1998 (the "Pooling and Servicing Agreement"), by and among the Depositor, the Master Servicer, the Special Servicer and the Trustee. Following are summaries of certain provisions of the Pooling and Servicing Agreement. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Pooling and Servicing Agreement. The Trustee will provide to a prospective or actual Certificateholder, upon written request, a copy (without exhibits) of the Pooling and Servicing Agreement. Requests should be addressed to State Street Bank and Trust Company, Two International Place, Boston, Massachusetts 02110, Attention: Corporate Trust Department--J.P. Morgan Commercial Mortgage Finance Corp., Series 1998-C6.

ASSIGNMENT OF THE MORTGAGE LOANS

   On or prior to the Delivery Date, the Depositor will assign or cause to be assigned the Mortgage Loans, without recourse, to the Trustee for the benefit of the Certificateholders. On or prior to the Delivery Date, the Depositor will, as to each Mortgage Loan, deliver to the Trustee (or the Custodian), among other things, the following documents (collectively, as to such Mortgage Loan, the "Mortgage

Loan File"): (i) the original Mortgage, and any intervening assignments thereof, in each case with evidence of recording thereon or in case such documents have not been returned by the applicable recording office, certified copies thereof; (ii) the original or, if accompanied by a "lost note" affidavit, a copy of the Mortgage Note, endorsed by the Seller, without recourse, in blank or to the order of Trustee; (iii) an assignment of the Mortgage, executed by the Seller, in blank or to the order of the Trustee, in recordable form; (iv) originals or certified copies of any related assignment of leases, rents and profits and any related security agreement (if, in either case, such item is a document separate from the Mortgage) and any intervening assignments of each such document or instrument; (v) assignments of any related assignment of leases, rents and profits and any related security agreement (if, in either case, such item is a document separate from the Mortgage), executed by the Seller, in blank or to the order of the Trustee; (vi) originals or certified copies of all assumption, modification and substitution agreements in those instances where the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage or Mortgage Note has been assumed; (vii) the originals or certificates of a lender's title insurance policy issued on the date of the origination of such Mortgage Loan or, with respect to each Mortgage Loan not covered by a lender's title insurance policy, an attorney's opinion of title given by an attorney licensed to practice law in the jurisdiction where the Mortgaged Property is located; (viii) originals or copies of any UCC financing statements; (ix) originals or copies of any guaranties related to such Mortgage Loan; (x) originals or copies of insurance policies related to the Mortgaged Property; (xi) originals or certified copies of any environmental liabilities agreement; (xii) originals or copies of any escrow agreements;
(xiii) originals or certified copies of any prior assignments of mortgage if the Originator is not the originator of record; (xiv) any collateral assignments of property management agreements and other servicing agreements;
(xv) any appraisals of the Mortgaged Property; (xvi) a PAR of the Mortgaged Property; (xvii) an ESA of the Mortgaged Property; (xviii) originals or certified copies of any lease subordination agreements and tenant estoppels; and (xix) any opinions of Mortgagor's counsel. The Pooling and Servicing Agreement will require the Depositor to cause each assignment of the Mortgage described in clause (iii) above to be submitted for recording in the real property records of the jurisdiction in which the related Mortgaged Property is located. Any such assignment delivered in blank will be completed to the order of the Trustee prior to recording. The Pooling and Servicing Agreement will also require the Depositor to cause the endorsements on the Mortgage Notes delivered in blank to be completed to the order of the Trustee.

TRUSTEE

   State Street Bank and Trust Company shall serve as Trustee under the Pooling and Servicing Agreement pursuant to which the Certificates are being issued. Except in circumstances such as those involving defaults (when it might request assistance from other departments in the bank), its responsibilities as trustee are carried out by its Corporate Trust Department. The Trustee will be entitled to a fee equal to 0.005% per annum of the Mortgage Loans by aggregate principal balance as of the Cut-off Date. Its principal corporate trust office is located at 5th Floor, Two International Place, Boston, Massachusetts 02110, Attention: J.P. Morgan Commercial Mortgage Finance Corp., Series 1998-C6.

ACCOUNTS

   The Master Servicer is required to deposit all amounts received with respect to the Mortgage Loans, net of certain amounts retained by the Master Servicer as additional servicing compensation and certain amounts to be deposited into escrow accounts, into a separate Collection Account (the "Collection Account") maintained by the Master Servicer on behalf of the Trust Fund. The Master Servicer is required to deposit on the business day preceding each Distribution Date all amounts received with respect to the Mortgage Loans into a separate account (the "Certificate Account") maintained with the Trustee. The Trustee will be entitled to make withdrawals from the Certificate Account to pay the Trustee fee or to reimburse the Trustee for expenses not otherwise reimbursed from a Collection Account. Interest or other income earned on funds in the Collection Account will be paid to the Master Servicer maintaining such account as additional servicing compensation. See "Description of the Trust Funds--Mortgage Loans" and "Description of the Agreements--Distribution Account and Other Collection Accounts" in the Prospectus.

REPORTS TO CERTIFICATEHOLDERS

   On each Distribution Date, based upon information provided by the Servicers, the Trustee shall furnish to each Certificateholder, the Seller, the Depositor and each Rating Agency a statement setting forth certain information with respect to the Mortgage Loans and the Certificates required pursuant to the Pooling and Servicing Agreement. In addition, within a reasonable period of time after each calendar year, the Trustee shall furnish to each person who at any time during such calendar year was the holder of a Certificate a statement containing certain information with respect to the Certificates required pursuant to the Pooling and Servicing Agreement, aggregated for such calendar year or portion thereof during which such person was a Certificateholder. Unless and until Definitive Certificates are issued, such statements or reports will be furnished only to Cede, as nominee for DTC; provided, however, that the Trustee shall furnish a copy of any such statement or report to any Beneficial Owner which requests such copy and provides to the Trustee a certification, in form acceptable to the Trustee, stating that it is the Beneficial Owner of a Certificate. The Trustee will make available the monthly statement to Certificateholders and certain other information through its Corporate Trust home page on the world wide web and/or by facsimile through its Street Fax automated fax-back system. The web page is located at "corporatetrust.statestreet.com". CMBS information is available by clicking the "Investor Information & Reporting" button, and selecting the appropriate transaction. Interested parties can register for Street Fax by calling (617) 664-5600 and requesting an account application by following the instructions provided by the system. Any Asset Strategy Report that has been delivered to the Trustee shall be made available by the Trustee upon written request to any Beneficial Owner of an Offered Certificate subject to receipt by the Trustee and the Special Servicer of evidence satisfactory to them that the request is made by a Beneficial Owner and the receipt by the Trustee of a certificate acknowledging certain limitations with respect to the use of such statement or report. See "Description of the Certificates--Reports to Certificateholders" in the Prospectus. The Directing Certificateholder shall receive all reports prepared or received by the Master Servicer or the Special Servicer. For those who have obtained an account number and PIN on the Trustee's Street Fax system, the foregoing report may be obtained from the Trustee via automated facsimile by calling
(617) 664-5600 and requesting the report code associated with J.P. Morgan Commercial Mortgage Finance Corp., Series 1998-C6. Report codes may be obtained by calling the same telephone number and requesting a report listing. In addition, if the Depositor so directs the Trustee and on terms acceptable to the Trustee, the Trustee will make certain information related to the mortgage loans available through its Corporate Trust web site.

VOTING RIGHTS

   At all times during the term of this Agreement, 98.0% of all Voting Rights shall be allocated among the classes of Certificates, including the Other Certificates, (other than the Class X, Class R-I, Class R-II and Class R-III Certificates) in proportion to the respective Class Balances, 1.00% of all Voting Rights shall be allocated to the Class X Certificates and 0.33 1/3% of all Voting Rights shall be allocated to each of the Class R-I, Class R-II and Class R-III Certificates. Voting Rights allocated to a class of Certificates shall be allocated among the holders of such class in proportion to the Percentage Interests evidenced by their respective Certificates. Allocations of Realized Losses and Collateral Value Adjustments to a Class of Certificates and any other event which changes such Class Balance will result in a corresponding change to such Class' Voting Rights.

   As described under "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in the Prospectus, unless and until Definitive Certificates are issued, except as otherwise expressly provided herein, Certificate Owners may only exercise their rights as owners of Certificates indirectly through DTC or their respective Participant or Indirect Participant.

TERMINATION

   The obligations created by the Pooling and Servicing Agreement will terminate following the earliest of (i) the final payment or other liquidation of the last Mortgage Loan or REO Property subject thereto, and
(ii) the purchase of all of the assets of the Trust Fund by any holder of a Class R-I Certificate, the holders of an aggregate Percentage Interest in excess of 50% of the Most Subordinate Class of Certificates, the Master Servicer and (to the extent all of the remaining Mortgage Loans are being serviced by the Special Servicer) the Special Servicer (in that order). The "Most Subordinate Class of Certificates" at the time of determination shall be the class of Certificates to which Realized Losses would be allocated at such time as described under "Description of the Certificates--Subordination" herein. Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the Certificate Registrar specified in such notice of termination.

   Any such purchase of all the Mortgage Loans and other assets in the Trust Fund is required to be made at a price equal to the greater of (1) the aggregate fair market value of all the Mortgage Loans and REO Properties then included in the Trust Fund, determined pursuant to the Pooling and Servicing Agreement, and (2) the aggregate Class Balance of all the Certificates plus accrued and unpaid interest thereon. Such purchase will effect early retirement of the then outstanding Certificates, but the right to effect such termination is subject to the requirements, among other things, that the aggregate Stated Principal Balance of the Mortgage Loans then in the Trust Fund is less than (i) 1% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, and (ii) the purchaser provides to the Trustee an opinion of independent counsel, addressed to the Trustee, to the effect that the resulting termination will be a "qualified liquidation" under
Section 860F(a)(4) of the Code with respect to REMICs I, II and III.

                               USE OF PROCEEDS

   The net proceeds from the sale of the Offered Certificates will be used by the Depositor to pay the purchase price of the Mortgage Loans.

                   CERTAIN FEDERAL INCOME TAX CONSEQUENCES

   The following summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Offered Certificates is based on the advice of Brown & Wood llp, counsel to the Depositor. This summary is based on laws, regulations, including the REMIC regulations promulgated by the Treasury Department (the "REMIC Regulations"), rulings and decisions now in effect or (with respect to regulations) proposed, all of which are subject to change either prospectively or retroactively. This summary does not address the federal income tax consequences of an investment in Offered Certificates applicable to all categories of investors, some of which (for example, banks and insurance companies) may be subject to special rules. Prospective investors should consult their tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of Offered Certificates.

   Three separate real estate mortgage investment conduit ("REMIC") elections will be made with respect to the Trust Fund for federal income tax purposes. Upon the issuance of the Certificates, Brown & Wood llp, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Pooling and Servicing Agreement, for federal income tax purposes, REMIC I, REMIC II and REMIC III (each as defined in the Pooling and Servicing Agreement) will each qualify as a REMIC under the Code.

   For federal income tax purposes, the Class R-I Certificates will be the sole class of "residual interests" in REMIC I, the Class R-II Certificates will be the sole class of "residual interests" in REMIC II, and the Class R-III Certificates will be the sole class of "residual interests" in REMIC
III. The Offered Certificates (other than the Class X Certificates), the Other Certificates (other than the Class R-I, Class R-II and Class R-III Certificates) and each component of the Class X Certificates will be "regular interests" of REMIC III and will be treated as debt instruments of the REMIC
III. See "Certain Federal Income Tax Consequences--REMICs" in the Prospectus.

   The Class X Certificates will, and the other classes of Offered Certificates may, be treated as having been issued with original issue discount for federal income tax reporting purposes. For purposes of computing the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes it will be assumed that there are no prepayments on the Mortgage Loans. No representation is made that the Mortgage Loans will not prepay at another rate. See "Certain Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" and "--Original Issue Discount" in the Prospectus.

   Net Prepayment Premiums allocated to the Certificates will be taxable to the holders of such Certificates on the date the amount of such premiums becomes fixed.

   The Offered Certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of such a class of Certificates will be treated as holding a certificate with amortizable bond premium will depend on such Certificateholder's purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such Certificateholder. Holders of such class of Certificates should consult their own tax advisors regarding the possibility of making an election to amortize such premium. See "Certain Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" and "--Premium" in the Prospectus.

   The Offered Certificates will be treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code generally in the same proportion that the assets of the REMIC underlying such Certificates would be so treated. In addition, interest (including original issue discount) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that such Offered Certificates are treated as "real estate assets" under Section 856(c)(5)(B) of the Code. Moreover, the Offered Certificates will be "obligation[s] . . . which . . . [are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3)(C) of the Code. The Offered Certificates will not be considered to represent an interest in "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code except in the proportion that the assets of the Trust Fund are represented by Mortgage Loans secured by multifamily apartment buildings. See "Certain Federal Income Tax Consequences--REMICs" in the Prospectus.

   For further information regarding the federal income tax consequences of investing in the Certificates, see "Certain Federal Income Tax Consequences" in the Prospectus.

                           STATE TAX CONSIDERATIONS

   In addition to the federal income tax consequences described in "Certain Federal Income Tax Consequences", potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the Offered Certificates.

                             ERISA CONSIDERATIONS

   A fiduciary of any employee benefit plan or other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code should carefully review with its legal advisors whether the purchase or holding of any Class of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA or Section 4975 of the Code.

   The U.S. Department of Labor issued an individual exemption, Prohibited Transaction Exemption 90-23 (the "Exemption"), on May 17, 1990 to J.P. Morgan Securities Inc., which generally exempts from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Sections 4975(a) and (b) of the Code and Section 501(i) of ERISA, certain transactions, among others, relating to the servicing and operation of mortgage pools and the purchase, sale and holding of mortgage pass-through certificates underwritten by an Underwriter (as hereinafter defined), provided that certain conditions set forth in the Exemption are satisfied. For purposes of this Section "ERISA Considerations", the term "Underwriter" shall include (a)

J.P. Morgan Securities Inc., (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with J.P. Morgan Securities Inc. and (c) any member of the underwriting syndicate or selling group of which a person described in (a) or
(b) is a manager or co-manager with respect to the Class A1, Class A2, Class A3 and Class X Certificates.

   The Exemption sets forth six general conditions which must be satisfied for a transaction involving the purchase, sale and holding of such Classes of Offered Certificates to be eligible for exemptive relief thereunder. First, the acquisition of such Classes of Offered Certificates by certain employee benefit plans subject to Section 4975 of the Code (each, a "Plan"), must be on terms (including the price) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the rights and interests evidenced by such Classes of Offered Certificates must not be subordinate to the rights and interests evidenced by the other certificates of the same trust. Third, such Classes of Offered Certificates at the time of acquisition by the Plan must be rated in one of the three highest generic rating categories by Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc., Moody's Investors Service, Inc., Duff & Phelps Credit Rating Co. or Fitch IBCA, Inc. Fourth, the Trustee cannot be an affiliate of any member of the "Restricted Group," which consists of the Underwriter, the Depositor, the Seller, the Sub-Servicer, the Master Servicer, the Special Servicer and any Mortgagor with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of the Mortgage Loans as of the date of initial issuance of such Classes of Offered Certificates. Fifth, the sum of all payments made to and retained by the Underwriter must represent not more than reasonable compensation for underwriting such Classes of Offered Certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Trust Fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Master Servicer and the Special Servicer must represent not more than reasonable compensation for such person's services under the Pooling and Servicing Agreement and reimbursement of such person's reasonable expenses in connection therewith. Sixth, the investing Plan must be an accredited investor as defined in Rule 501 (a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933.

   Because the Class A1, Class A2, Class A3 and Class X Certificates are not subordinate to any other class of Certificates, the second general condition set forth above is satisfied with respect to such Certificates. It is a condition of the issuance of the Class A1, Class A2 and Class A3 Certificates that they be rated "AAA" by Fitch and Standard & Poor's and it is a condition to the issuance of the Class X Certificates that they be rated "AAA" by Fitch. The Depositor expects that the fourth general condition set forth above will be satisfied with respect to each of such Classes of Certificates. A fiduciary of a Plan contemplating purchasing any such Class of Certificate must make its own determination that the first, third, and fifth general conditions set forth above will be satisfied with respect to any such Class of Certificate. Each purchaser purchasing Class A1, Class A2, Class A3 or Class X Certificates with the assets of a Plan shall be deemed to represent and warrant that it is an "accredited investor" as described in the sixth general condition set forth above.

   The Class B, Class C, Class D and Class E Certificates do not satisfy the second condition described above because they are subordinated to the Class A1, Class A2, Class A3 and Class X Certificates, and accordingly, may not be purchased with the assets of a Plan, and furthermore the Class D and Class E Certificates are not expected to satisfy the third condition described above.

   Before purchasing any such Class of Certificate, a fiduciary of a Plan should itself confirm (a) that such Certificates constitute "certificates" for purposes of the Exemption and (b) that the specific and general conditions of the Exemption and the other requirements set forth in the Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions.

   Purchasers using insurance company general account funds to effect such purchase should consider the availability of Prohibited Transaction Class Exemption 95-60 (60 Fed. Reg. 35925, July 12, 1995) issued by the U.S. Department of Labor.

   Any Plan fiduciary considering whether to purchase any such Class of Certificate on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment. See "ERISA
Considerations" in the Prospectus.

                               LEGAL INVESTMENT

   The Class A1, Class A2, Class A3, Class X and Class B Certificates will be "mortgage related securities" within the meaning of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"), for so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. The Class C, Class D and Class E Certificates will not be "mortgage related securities" within the meaning of SMMEA.

   In addition, institutions whose investment activities are subject to review by certain regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by such regulatory authorities, on the investment by such institutions in certain forms of mortgage-backed securities. Furthermore, certain states have enacted legislation overriding the legal investment provisions of SMMEA.

   The Depositor makes no representations as to the proper characterization of the Offered Certificates for legal investment or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of the Offered Certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute a legal investment or is subject to investment, capital or other restrictions. See "Legal Investment" in the Prospectus.

                             PLAN OF DISTRIBUTION

   Subject to the terms and conditions set forth in the Underwriting Agreement between the Depositor and the Underwriter, the Depositor has agreed to sell to the Underwriter and the Underwriter has agreed to purchase from the Depositor upon issuance, the Offered Certificates.

   The obligations of the Underwriter under the Underwriting Agreement are subject to certain conditions precedent and the Underwriter will be obligated to purchase all of the Offered Certificates if any are purchased.

   Distribution of the Offered Certificates will be made by the Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor from the
Offered Certificates will be   % of the initial aggregate principal balance
thereof. In connection with the purchase and sale of the Offered
Certificates, the Underwriter shall receive an underwriting fee equal to   %
of the aggregate Class Balance of the Offered Certificates.

   The Depositor also has been advised by the Underwriter that the Underwriter currently expects to make a market in the Offered Certificates; however, the Underwriter has no obligation to do so, any market making may be discontinued at any time, and there can be no assurance that an active public market for the Offered Certificates will develop, or if it does develop, that it will continue.

   The Depositor has agreed to indemnify the Underwriter against, or make contributions to the Underwriter with respect to, certain liabilities, including liabilities under the Securities Act of 1933.

   The Seller has agreed to pay the expenses of the Depositor in connection with the purchase of the Mortgage Loans and the issuance of the Certificates. The Underwriter is an affiliate of the Seller and the Depositor.

                                LEGAL MATTERS

   Certain legal matters will be passed upon for the Depositor, the Master Servicer and for the Underwriter by Brown & Wood llp, New York, New York.

                                     RATING

   It is a condition of the issuance of the Class A1, Class A2 and Class A3 Certificates that they be rated "AAA" by Fitch IBCA, Inc. ("Fitch") and Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc. ("Standard & Poor's"). It is a condition of the issuance of the Class X Certificates that they be rated "AAA" by Fitch. It is a condition of the issuance of the Class B Certificates that they be rated not lower than "AA" by Fitch and Standard & Poor's. It is a condition of the issuance of the Class C Certificates that they be rated not lower than "A" by Fitch and Standard & Poor's. It is a condition of the issuance of the Class D Certificates that they be rated not lower than "BBB" by Fitch and Standard & Poor's. It is a condition of the issuance of the Class D Certificates that they be rated not lower than "BBB-" by Fitch and Standard & Poor's.

   A rating on mortgage pass-through certificates addresses the likelihood of the receipt of distributions of principal and interest to which Certificateholders are entitled, including payment of all principal on the Certificates by the Rated Final Distribution Date. The ratings on the Certificates do not represent any assessment of (i) the likelihood or frequency of voluntary or involuntary principal prepayments on the Mortgage Loans, (ii) the degree to which such prepayments might differ from those originally anticipated, (iii) whether and to what extent Prepayment Premiums will be received or (iv) does not address receipt of Excess Interest or default interest. Also, a security rating does not represent any assessment of the yield to maturity that investors may experience. In general, the ratings thus address credit risk and not prepayment risk. The rating of the Class X Certificates does not address the possibility that the holders of such Certificates may fail to fully recover their initial investments due to a rapid rate of prepayments, defaults or liquidations.

   There can be no assurance as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating and, if so, what such rating would be. A rating assigned to the Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned by Fitch, Moody's or Standard & Poor's pursuant to the Depositor's request. The Depositor only requested that Fitch issue a rating with respect to the Class X Certificates.

   The rating of the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to downgrade, qualification or withdrawal at any time by the assigning rating agency. Each security rating should be evaluated independently of any other security rating. A security rating does not address the frequency or likelihood of prepayments (whether voluntary or involuntary) of Mortgage Loans, or the corresponding effect on the yield to investors.

                            INDEX OF PRINCIPAL TERMS

1065 Avenue of the Americas Borrower ....................  S-47
1065 Avenue of the Americas Loan ........................  S-47
1065 Avenue of the Americas Property ....................  S-47
1065 Manager ............................................  S-48
ADA .....................................................  S-26
Adjusted Available Distribution Amount ..................  S-7, S-64
Adjusted Collateral Value ...............................  S-69
ADR .....................................................  S-45
Allocation Fraction .....................................  S-65
Anticipated Repayment Date ..............................  S-57
ARD Loan ................................................  S-57
ARD Loans ...............................................  S-5
Asset Strategy Report ...................................  S-78
Available Distribution Amount ...........................  S-64
Balloon Mortgage Loan ...................................  S-5
Balloon Payment .........................................  S-5
Basic Servicing Fee Rate ................................  S-79
BCM .....................................................  S-56
Beneficial Owner ........................................  S-4, S-61
Cede ....................................................  S-61
CEDEL ...................................................  S-3, S-61
CEDEL Participants ......................................  S-62
CERCLA ..................................................  S-21
Certificate Account .....................................  S-80
Certificateholders ......................................  S-3
Certificates ............................................  Cover, S-2
Charles E. Smith Organization ...........................  S-44
Class A Certificates ....................................  Cover
Class Balance ...........................................  ii, S-66
Class Prepayment Fraction ...............................  S-65
Clearance Cooperative ...................................  S-62
Code ....................................................  S-14
Collateral Value Adjustment .............................  S-68
Collateral Value Adjustment Capitalization Amount .......  S-69
Collateral Value Adjustment Reduction Amount ............  S-7, S-64
Collection Account ......................................  S-80
Costco Borrower .........................................  S-54
Costco Loan .............................................  S-54
Costco Mortgage .........................................  S-54
Costco Property .........................................  S-54
CPR .....................................................  S-72
CRIIMI MAE ..............................................  S-75
Crossed Loans ...........................................  S-5
Crystal Gateway Borrower ................................  S-44
Crystal Gateway Junior Loan .............................  S-46
Crystal Gateway Loan ....................................  S-44
Crystal Gateway Marriott ................................  S-44
Crystal Gateway Mortgage ................................  S-44
Crystal Plaza Borrower ..................................  S-52

Crystal Plaza Loan ......................................  S-52
Crystal Plaza Property ..................................  S-52
Cut-off Date ............................................  Cover
Cut-off Date LTV Ratio ..................................  S-34
Defaulted Mortgage Loan .................................  S-76
Defeasance ..............................................  S-41
Definitive Certificate ..................................  S-4
Definitive Certificates .................................  S-63
Depositor ...............................................  ii
Depositories ............................................  S-61
Deptford Borrower .......................................  S-53
Deptford Loan ...........................................  S-53
Deptford Mortgage .......................................  S-53
Deptford Property .......................................  S-53
Determination Date ......................................  S-8
Directing Certificateholder .............................  S-78
Diskette ................................................  S-6
Distribution Date .......................................  ii, S-3, S-63
Dover House .............................................  S-2, S-75
DTC .....................................................  ii, S-3, S-61
DTC Participants ........................................  S-4, S-62
DTC Registered Certificates .............................  S-4, S-61
Due Date ................................................  S-5
EGI .....................................................  S-44
Embassy Suites Loan .....................................  S-57
ERISA ...................................................  S-14, S-83
ESA .....................................................  S-21
Euroclear ...............................................  S-3, S-61
Euroclear Operator ......................................  S-62
Euroclear Participants ..................................  S-62
Excess Cash Flow ........................................  S-58
Excess Interest .........................................  S-57
Excluded Mortgage Loan ..................................  S-57
Exemption ...............................................  S-83
FIRREA ..................................................  S-35
Fitch ...................................................  ii, S-15, S-86
Form 8-K ................................................  S-60
Global Securities .......................................  B-1
Hoechst .................................................  S-49
Hoechst Borrower ........................................  S-49
Hoechst Loan ............................................  S-49
Hoechst Property ........................................  S-49
Indirect Participants ...................................  S-62
Initial Pool Balance ....................................  S-4, S-27
Intercreditor Agreement .................................  S-57
Interest Accrual Amount .................................  S-7, S-64
Interest Distribution Amount ............................  S-7, S-64
Kilroy ..................................................  S-42
Kilroy Borrower .........................................  S-42
Kilroy Loan .............................................  S-42
Kilroy Properties .......................................  S-42

Kilroy Property .........................................  S-42
Kilroy Releasable Properties ............................  S-43
Loan Sale Agreement .....................................  S-27
Lock-out Date ...........................................  S-40
Lock-out Period .........................................  S-40
Loss Mortgage Loan ......................................  S-69
Marriott ................................................  S-45
Marriott Lease ..........................................  S-45
Master Servicer .........................................  ii
Master Servicing Fee ....................................  S-79
Master Servicing Fee Rate ...............................  S-79
Maturity Date ...........................................  S-10
Maturity Date/Anticipated Repayment Date LTV Ratio ......  S-34
MGT .....................................................  S-2
Monitoring Certificateholders ...........................  S-78
Monthly Payments ........................................  S-5
Mortgage ................................................  S-27
Mortgage Interest Rate ..................................  S-57
Mortgage Loan File ......................................  S-79
Mortgage Loans ..........................................  ii, S-4
Mortgage Note ...........................................  S-27
Mortgage Pool ...........................................  ii, S-4
Mortgaged Property ......................................  S-4, S-27
Mortgagor ...............................................  S-6
Most Subordinate Class of Certificates ..................  S-82
MSA .....................................................  S-50
Net Prepayment Premium ..................................  S-65
NOI .....................................................  S-36
Notional Amount .........................................  S-64
OER .....................................................  S-44
Offered Certificates ....................................  Cover, S-6
One and Olney Borrower ..................................  S-55
One and Olney Loan ......................................  S-55
One and Olney Mortgage ..................................  S-55
One and Olney Property ..................................  S-55
Operating Statements ....................................  S-36
Originators .............................................  ii, S-2
Other Certificates ......................................  S-10, S-68
PAR .....................................................  S-59
Participants ............................................  S-4, S-62
Pass-Through Rate .......................................  ii
Pass-Through Rates ......................................  S-64
Percentage Interest .....................................  S-64
P&I Advance .............................................  S-70
P&I Advances ............................................  S-9
Plan ....................................................  S-84
Pool Loans ..............................................  S-5
Pooling and Servicing Agreement .........................  S-6, S-79
Prepayment ..............................................  S-70
Prepayment Interest Excess ..............................  S-65
Prepayment Interest Shortfall ...........................  S-65

Prepayment Premium ......................................  S-6, S-40
Principal Distribution Amount ...........................  S-8, S-66
Priority of Distributions ...............................  S-8, S-66
Property Protection Expenses ............................  S-70
Realized Loss ...........................................  S-69
Record Date .............................................  S-3
REMIC ...................................................  ii, S-14, S-82
REMIC Regulations .......................................  S-82
Remittance Period .......................................  S-8
Remittance Rate .........................................  S-64
REO Account .............................................  S-61
REO Property ............................................  S-61
Replacement Special Servicer ............................  S-78
Required Appraisal Date .................................  S-68
Restricted Group ........................................  S-84
Revised Rate ............................................  S-57
San Jacinto .............................................  S-56
Seller ..................................................  ii, S-2
Servicers ...............................................  ii, S-9
Servicing Standard ......................................  S-76, S-77
Servicing Transfer Event ................................  S-76
Shannon Enterprises Borrower ............................  S-50
Shannon Enterprises Loan ................................  S-50
Shannon Enterprises Properties ..........................  S-50
Shannon Enterprises Property ............................  S-50
Skyline Borrower ........................................  S-46
Skyline Junior Loan .....................................  S-47
Skyline Loan ............................................  S-46
Skyline Property ........................................  S-46
SMMEA ...................................................  S-15, S-85
Southmark ...............................................  S-56
Special Servicer ........................................  ii
Special Servicing Fee ...................................  S-79
Special Servicing Fee Rate ..............................  S-79
Specially Serviced Mortgage Loan ........................  S-13, S-76
Standard & Poor's .......................................  ii, S-15, S-86
Stated Principal Balance ................................  S-69
Terms and Conditions ....................................  S-63
Trust Fund ..............................................  ii
Underwriter .............................................  Cover, S-83
Underwritten Cash Flow ..................................  S-36
Underwritten Cash Flow Debt Service Coverage Ratio ......  S-36
Underwritten NOI ........................................  S-36
UW Cash Flow ............................................  S-36
UW DSCR .................................................  S-36
UW NOI ..................................................  S-36
Voting Rights ...........................................  S-26
Yield Maintenance .......................................  S-41
Zoning Laws .............................................  S-25


 LOAN                                                                                                                    PROPERTY
NUMBER  PROPERTY NAME                              PROPERTY ADDRESS                                   PROPERTY CITY        STATE
-----------------------------------------------------------------------------------------------------------------------------------
   1    Kilroy Portfolio (Totals)                  Various                                            Various             CA, AZ
         Kilroy Airport Center                     2240, 2250, 2260 East Imperial Highway             El Segundo            CA
         LaPalma Business Center                   4175, 4150, 4125 East La Palma Ave. Bldg. A, B, C  Anaheim               CA
         Westlake Plaza Centre II                  2829 Townsgate Road                                Westlake Village      CA
         185 South Douglas Street                  185 South Douglas Street                           El Segundo            CA
         1000 East Ball Road                       1000 East Ball Road                                Anaheim               CA
         1230 South Lewis Street                   1230 South Lewis Street                            Anaheim               CA
         2031 East Mariposa Avenue                 2031 East Mariposa Avenue                          El Segundo            CA
         2260 El Segundo Boulevard                 2260 El Segundo Boulevard                          El Segundo            CA
         2265 El Segundo Boulevard                 2265 El Segundo Boulevard                          El Segundo            CA
         3332-3340 East La Palma Avenue            3332-3340 East La Palma Avenue                     Anaheim               CA
         5115 North 27th Avenue                    5115 North 27th Avenue                             Phoenix               AZ
         12691 Pala Drive                          12691 Pala Drive                                   Garden Grove          CA
         12752 et al Monarch Street                12752 et al Monarch Street                         Garden Grove          CA
   2    Crystal Gateway Marriott                   1700 Jefferson Davis Highway                       Arlington             VA
   3    Four & Five Skyline Place                  5111 & 5113 Leesburg Pike                          Falls Church          VA
   4    1065 Avenue of the Americas                1065 Avenue of the Americas                        New York              NY
   5    Hoechst Celanese Corporation               30 Independence Boulevard                          Warren                NJ
   6    Shannon Portfolio (Totals)                 Various                                            Various               NC
         Carolina Circle Apartments                3128 Utah Place                                    Greensboro            NC
         Creekbend Apartments                      3900 Hahns Lane                                    Greensboro            NC
         English Village Apartments                307 Avalon Road                                    Greensboro            NC
         Holiday Manor Apartments                  1604 17th Street                                   Greensboro            NC
         Hunting Valley Apartments                 3716 Groometown Road                               Greensboro            NC
         McKnight Manor Apartments                 3200 Trent Street                                  Greensboro            NC
         Meadow Run Apartments                     3216 South Holden Road                             Greensboro            NC
         Quail Creek Apartments                    8 Covey Lane                                       Greensboro            NC
         Raintree Apartments                       251 Northpoint Avenue                              High Point            NC
         Skyline Village Apartments                100 Bruce Street                                   Winston-Salem         NC
         Highland Hills Apartments                 100 Tall Oaks Drive                                Greensboro            NC
   7    Crystal Plaza Apartments                   2100 Jefferson Davis Highway                       Crystal City          VA
   8    The Court at Deptford I                    1500 Almonesson Road                               Deptford Township     NJ
   9    Costco Center                              4410 Lawehana Street                               Honolulu              HI
   10   One & Olney Square Shopping Center         5675 North Front Street                            Philadelphia          PA
   11   Avalon Apartments                          4217 South Semoran Boulevard                       Orlando               FL
   12   Waterchase Apartments                      3100 Waterchase Way, Southwest                     Wyoming               MI
   13   Crowne Plaza Hotel of Grand Rapids         5700 28th Street                                   Grand Rapids          MI
   14   Parkridge Three                            10801 Parkridge Boulevard                          Reston                VA
   15   Burns Clinic                               560 West Mitchell Street                           Petoskey              MI
   16   Deer Run Apartments                        4401 West Deer Run Drive                           Brown Deer            WI
   17   1149 Chess Drive                           1149 Chess Drive                                   Foster City           CA
   18   Benjamin Franklin Hotel                    36 East Third Avenue                               San Mateo             CA
   19   Embassy Suites - Airport Westshore         55 North Westshore Blvd                            Tampa                 FL
   20   Chase Street Industrial Facility           700 Chase Street                                   Gary                  IN
   21   Crown Nursing Home                         3457 Nostrand Avenue                               Brooklyn              NY
   22   Houston Foods Industrial Facility, I       2721 Edgington Street                              Franklin Park         IL
   23   Battlefield Business Park                  10001 & 10110 Battleview Parkway                   Manassas              VA
   24   Alford Refrigerated Warehouses             318 Cadiz Street                                   Dallas                TX
   25   Brandy Chase Apartments and Townhouse      4560 Craftsbury Circle                             Fort Wayne            IN
   26   Savannah Festival Factory Stores           11 Gateway Boulevard South                         Savannah              GA
   27   Centergate Plaza                           Bee Ridge & Cattleman Road                         Sarasota              FL
   28   Woodland Mobile Home Estates               1441 West Romeo Road                               Oakland               MI
   29   The Ridges of Geneva East                  Highway 50 & Route 12                              Lake Geneva           WI
   30   Baymeadows Commons Shopping Center         9550 Baymeadows Road                               Jacksonville          FL
   31   North By Northeast                         7800 East 96th Street                              Fishers               IN
   32   Northern Ohio Industrial Park              1400 Lowell Street                                 Elyria                OH
   33   Carmel on Providence Apartments            4208 Knob Oak Lane                                 Charlotte             NC
   34   Wilderness Village Shopping Center         22117 Southeast 237th Street                       Maple Valley          WA
   35   Plaza at Deptford                          1450 Clements Bridge Road                          Deptford              NJ
   36   Comfort Suites at the Park                 2141 South Harbor Boulevard                        Anaheim               CA
   37   Apple Valley Apartments                    9552 Apple Valley Drive                            Independence          KY
   38   Southgate Marketplace                      337 Hospital Drive                                 Glen Burnie           MD
   39   Gibraltar Square Office Park               2375-2395 Wall Street                              Conyers               GA
   40   Hyde Park Condominiums                     6262 Melody Lane                                   Dallas                TX
   41   Atrium II Office Center                    1000 Victor Way                                    Ann Arbor             MI
   42   Medical Park Plaza                         4319 Medical Drive                                 San Antonio           TX
   43   Airport Days Inn                           1900 West North Temple                             Salt Lake City        UT
   44   Stanford Gardens Apartments                1735 Woodland Drive                                East Palo Alto        CA
   45   The Parthenon Apartments                   800 Gaines School Road                             Athens                GA
   46   20 Sand Park Road                          20 Sand Park Road                                  Cedar Grove           NJ
   47   Fairfield Inn by Marriott                  4702 East University Drive                         Phoenix               AZ
   48   The Woodbriar                              10415 Paramount Boulevard                          Downey                CA
   49   Westbrook Apartments                       6300-6318 West Bancroft Street                     Toledo                OH
   50   Harbin Springs Apartments                  1012 Harbin Springs Road                           Atlanta               GA
   51   East Point Apartments                      4125-4165 Childress Avenue                         Mesquite              TX
   52   535 Broadhollow Road                       535 Broadhollow Road                               Melville              NY
   53   Ridge Road Shopping Center                 1102-1209 Ridge Road                               Rockwall              TX
   54   Walbridge Apartments                       505 North Main Street                              Walbridge             OH
   55   The Roomstore                              4720 South Cooper Street                           Arlington             TX
   56   3200 Liberty Avenue                        3200 Liberty Avenue                                Bergen                NJ
   57   Colonial Village Shopping Center           7000-7014 Reistertown Road                         Pikeville             MD
   58   Cyrk Warehouse                             125 Water Street                                   Danvers               MA
   59   Comfort Inn-Belleville                     855 Comfort Plaza Drive                            Bellville             OH
   60   Treehouse Apartments                       101 Arcadia Place                                  Alamo Heights         TX
   61   Olympik Village Apartments                 402 31st Street Northeast                          Rochester             MN
   62   Arctic Self Storage                        5861 Arctic Boulevard #A                           Anchorage             AK
   63   Hiawassee Woods SC & Professional Building 6861 West Colonial Drive                           Orlando               FL
   64   Buckingham Pews / Seminary Court           701 West Buckingham Place & 3159 North Semin       Chicago               IL
   65   Sunray East Convalescent Hospital          3210 West Pico Boulevard                           Los Angeles           CA
   66   Mayfair Apartments                         18645 Detroit Avenue                               Lakewood              OH
   67   Villa Maria Health Care Center             4310 East Grant Road                               Tucson                AZ
   68   Hampton Inn                                508 North State of Franklin Road                   Johnson City          TN
   69   San Ramon Valley Self Storage              1911 San Ramon Valley Boulevard                    San Ramon             CA
   70   Post Ridge Apartments                      501 16th Avenue                                    Phenix City           AL
   71   Festival de Las Flores                     2601-2659 NW 20th Street & 2600-2666 NW 21st       Miami                 FL
   72   CS Technical Center                        12350 Northwest 39th Street                        Coral Springs         FL
   73   Fairways Apartments                        3823 McCann Road                                   Longview              TX
   74   511 Queens Apartments                      511 Queens Road                                    Charlotte             NC
   75   Harbor Plaza Shopping Center               13700 East Quincy Avenue                           Aurora                CO
   76   Sun Country Mobile Home Park               799 East Klostermann Road                          Tarpon Springs        FL
   77   Parkway Centre                             13450-13520 Inwood Road                            Farmers Branch        TX
   78   Applecreek Apartments                      9874 Dale Crest                                    Dallas                TX
   79   Sound Advice Store                         2925 Tyrone Boulevard                              St. Petersburg        FL
   80   IMC Global Office Building                 6 Eastport Executive Drive                         Collinsville          IL
   81   Oak View Shopping Center                   1727-37 East-West Road                             Calumet City          IL
   82   South Seminole Storage Park                540 North Highway 434, Suite 530                   Altamonte Springs     FL
   83   Watertown Rite-Aid                         842 State Street                                   Watertown             NY
   84   Harvest Manor Mobile Home Park             4815 Airway Drive                                  Moses Lake            WA
   85   Gristede's - Battery Park City             21 South End Avenue                                New York              NY
   86   Granger Revco Center                       12544 Adams Road                                   Granger               IN
   87   Inlet Inn                                  539 H Street                                       Anchorage             AK
   88   Comfort Inn - Webster                      750 West Nasa Road 1                               Webster               TX
   89   Forest Ridge Apartments                    1800-1810 Westminster Street                       Denton                TX
   90   Knollwood Estates                          1632 Lexington Avenue                              Mansfield             OH
   91   Woodland Hills Apartments                  7110 Wurzbach Road                                 San Antonio           TX
   92   Northgate Apartments                       3555 Lawrenceville Highway                         Tucker                GA
   93   Blake House                                165 S.O.M. Center Road                             Mayfield Heights      OH

                     (RESTUBBED TABLE CONTINUED FROM ABOVE)

 LOAN                                                                                LARGEST          YEAR              YEAR
NUMBER   ZIP CODE        PROPERTY TYPE                  LARGEST TENANT                SQ FT           BUILT           RENOVATED
----------------------------------------------------------------------------------------------------------------------------------
   1      Various    Office, Industrial   Hughes Space & Comm.                       387,129         Various
           90245     Office               Hughes Space & Comm.                       387,129          1983
           92807     Office               CSTS, Inc.                                  23,981          1986
           91361     Office               LDDS Communications                         27,761          1990
           90245     Office               Northwest Airlines                          60,000          1978
           92805     Industrial           Allen-Bradley Company                      100,000          1982
           92805     Industrial           RGB Systems (Extron Elect)                  57,730          1982
           90245     Industrial           Mattel, Inc.                               192,053          1955
           90245     Industrial           Ace Medical                                113,820          1979
           90245     Industrial           MSAS Cargo International                    76,570          1978
           92806     Industrial           Furon                                       90,746          1966
           85017     Industrial           Festival Markets, Inc.                     130,877          1961
           92841     Industrial           Rank Video Services                         70,000          1970
           92841     Industrial           Cannon Equipment West                      165,981        1969-1981
   2       22202     Hotel                                                                          1982/1986
   3       22041     Office               GSA GS-11B-30064                            38,507        1982/1984
   4       10018     Office               Thomaston Mills                             29,537          1958              1990
   5       07059     Office               Hoechst Celanese Corporation               207,727          1997
   6      Various    Multifamily                                                                     Various
           27405     Multifamily                                                                      1972
           27405     Multifamily                                                                      1974
           27405     Multifamily                                                                    1959-1966
           27405     Multifamily                                                                      1967
           27405     Multifamily                                                                      1972
           27405     Multifamily                                                                      1967
           27405     Multifamily                                                                      1970
           27405     Multifamily                                                                      1973
           27262     Multifamily                                                                      1979
           27107     Multifamily                                                                      1974
           27405     Multifamily                                                                      1973
   7       22202     Multifamily                                                                      1967
   8       08096     Anchored Retail      Sam's Club                                 120,000          1990
   9       96813     Anchored Retail      PriceCostco                                131,607          1987
   10      19120     Anchored Retail      Caldor Holdings, Inc                       103,839          1987
   11      32822     Multifamily                                                                      1974
   12      49509     Multifamily                                                               1990-1992/1995-1996
   13      49546     Hotel                                                                            1980              1989
   14      20191     Office               GSA                                        110,147          1985
   15      49770     Office               PhyCor of Northern Michigan, Inc           152,960          1954              1994
   16      53223     Multifamily                                                                      1991
   17      94404     Industrial           Franklin Resources/Perkin Elmer            120,942          1971              1990
   18      94401     Hotel                                                                            1926
   19      33609     Hotel                                                                            1984              1992
   20      46404     Industrial           Chicago Steel                              412,236          1950              1995
   21      11229     Nursing Home                                                                     1967            1995-1996
   22      60131     Industrial           Houston Foods Co.                          474,877          1959              1992
   23      22110     Office               AT&T Resource Management Corp              154,226          1988
   24      75207     Industrial           MM Mars                                     92,360          1947
   25      46818     Multifamily                                                                      1972            1995-1996
   26      31419     Anchored Retail      Dress Barn                                  10,655          1987
   27      33609     Anchored Retail      Publix                                      48,555          1988            1993-1996
   28      48363     Mobile Home Park                                                               1972/1974
   29      53147     Multifamily                                                                      1995
   30      32299     Anchored Retail      Food Lion                                   30,690          1990
   31      46038     Unanchored Retail    Kinko's                                      6,400          1989
   32      44035     Industrial           MTD Products, Inc                          332,796          1946
   33      28211     Multifamily                                                                      1974            1995-1996
   34      98038     Anchored Retail (5)  Villiage Drug                               10,164        1963-1997
   35      08096     Anchored Retail      Pathmark                                    55,520          1986
   36      92802     Hotel                                                                            1989            1996-1997
   37      41051     Multifamily                                                                      1992
   38      21061     Unanchored Retail    Blockbuster Video                            6,600        1985/1990
   39      30013     Office               AT&T                                        28,322        1989-1993
   40      75231     Multifamily                                                                      1978              1990
   41      48108     Office                                                                           1991
   42      78229     Retail/Office        Hematology Oncology Assoc. of South Texas   13,164          1978              1990
   43      84116     Hotel                                                                            1984
   44      94303     Multifamily                                                                      1962
   45      30605     Multifamily                                                                      1972         1988,1990-1996
   46      07009     Industrial           Nash Harmon Cosmetics                      100,000          1967              1993
   47      85034     Hotel                                                                            1994
   48      90241     Multifamily                                                                      1972
   49      43615     Multifamily                                                                      1977              1993
   50      30093     Multifamily                                                                      1985
   51      75150     Multifamily                                                                      1985              1989
   52      11747     Office               Court Reporting Institute                   25,000          1963              1986
   53      75087     Anchored Retail      Brookshires Grocery Company                 38,233          1974              1996
   54      43465     Multifamily                                                                    1985/1987
   55      76017     Single Tenant Retail The Room Store                              52,333          1989
   56      07047     Industrial           Westchester Lace                            81,635          1959
   57      21208     Unanchored Retail    Shuvalsky Enter, Inc                        10,412          1953              1983
   58      01923     Industrial           Cyrk, Inc                                  120,000          1986
   59      44813     Hotel                                                                          1989-1992
   60      78209     Multifamily                                                                    1972-1975           1995
   61      55906     Multifamily                                                                      1975              1996
   62      99502     Self Storage                                                                     1977
   63      32818     Anchored Retail      Eckerd Drug                                 10,368          1983
   64      60657     Multifamily                                                                    1907/1935           1987
   65      90019     Nursing Home                                                                     1967
   66      44107     Multifamily                                                                      1963
   67      85712     Nursing Home                                                                     1963              1980
   68      37604     Hotel                                                                            1995
   69      94583     Self Storage                                                                     1995
   70      36867     Multifamily                                                                 1977/1981/1996       1995-1997
   71      33142     Industrial           Amparao Angel                                5,420          1976            1971/1981
   72      33065     Office               VNU Operations Center Inc                   31,272          1987              1997
   73      75605     Multifamily                                                                      1980
   74      28207     Multifamily                                                                      1963              1985
   75      80015     Unanchored Retail    Tuesday Morning                              7,589          1979
   76      34689     Mobile Home Park                                                                 1970
   77      75234     Unanchored Retail    Leather Center                               7,190          1979
   78      75220     Multifamily                                                                      1969
   79      33710     Single Tenant Retail Sound Advice                                17,639          1989
   80      62234     Office               Vigoro Industries                           32,000          1994
   81      60409     Anchored Retail (5)  Michael Stores                              16,420          1993
   82      32714     Self Storage                                                                     1974            1994-1997
   83      13601     Single Tenant Retail Rite Aid                                    11,348          1997
   84      98837     Mobile Home Park                                                                 1980
   85      10280     Anchored Retail      Gristede                                     7,900          1988
   86      46530     Anchored Retail      Revco                                       10,722          1996
   87      99501     Hotel                                                                          1941-1969      1948/1966/1969
   88      77598     Hotel                                                                            1995
   89      76205     Multifamily                                                                      1975              1995
   90      44907     Multifamily                                                                      1990
   91      78229     Multifamily                                                                      1972              1992
   92      30084     Multifamily                                                                      1968
   93      44146     Multifamily                                                                      1966

                     (RESTUBBED TABLE CONTINUED FROM ABOVE)

 LOAN     # OF UNITS/        OCCUPANCY    OCCUPANCY
NUMBER       SQ FT          PERCENTAGE   AS OF DATE
-----------------------------------------------------
   1        2,215,452          94.46       08/01/97
              701,307          97.60       08/01/97
              186,880          75.56       08/01/97
               81,158         100.00       08/01/97
               60,000         100.00       08/01/97
              100,000         100.00       08/01/97
               57,730         100.00       08/01/97
              192,053         100.00       08/01/97
              113,820         100.00       08/01/97
               76,570         100.00       08/01/97
              153,320         100.00       08/01/97
              130,877         100.00       08/01/97
               84,700          82.64       08/01/97
              277,037         100.00       08/01/97
   2              697          80.03       10/15/97
   3          525,790         100.00       10/01/97
   4          585,824          90.46       09/25/97
   5          207,727         100.00       10/12/97
   6            1,833          92.79       09/01/97
                  260          92.69       09/01/97
                  268          94.78       09/01/97
                  176          90.34       09/01/97
                   94          92.55       09/01/97
                   96          98.95       09/01/97
                  140          91.43       09/01/97
                  132          93.94       09/01/97
                  160          94.38       09/01/97
                  230          96.52       09/01/97
                  169          87.14       09/01/97
                  108          87.96       09/01/97
   7              536          98.29       10/12/97
   8          361,945          98.20       08/22/97
   9          203,761         100.00       11/27/97
   10         354,518          97.50       08/21/97
   11             450          96.90       12/04/97
   12             418          96.20       11/07/97
   13             319          69.00       08/07/97
   14         110,147         100.00       11/01/97
   15         154,000         100.00       10/10/97
   16             232          97.00       08/29/97
   17         120,942         100.00       09/01/97
   18              99         100.00       07/31/97
   19             221          76.11       06/30/97
   20       1,032,331          99.50       09/30/97
   21             189          97.90       09/30/97
   22         474,877         100.00       09/01/97
   23         154,226         100.00       06/01/97
   24       1,152,618          98.80       07/01/97
   25             170          95.24       09/22/97
   26         130,680          96.60       08/15/97
   27          88,753         100.00       01/26/98
   28             375          99.20       01/23/98
   29             120          94.20       09/04/97
   30          72,090         100.00       08/20/97
   31          55,938          95.70       10/31/97
   32       1,056,527          87.20       10/01/97
   33             109          94.50       10/14/97
   34          45,731         100.00       01/23/97
   35         135,390          93.40       09/17/97
   36              94          82.00       06/01/97
   37             108         100.00       09/10/97
   38          57,391          90.00       12/03/97
   39          57,910         100.00       09/01/97
   40             293          92.80       05/01/97
   41          45,276         100.00       11/26/97
   42          68,512          95.10       11/11/97
   43             111          84.80       09/16/97
   44              82          98.70       09/01/97
   45             168          82.70       05/01/97
   46         137,655         100.00       12/01/97
   47              90          74.36       12/31/97
   48              76          97.40       10/17/97
   49             180          94.40       10/30/97
   50             100          93.00       07/30/97
   51             126          97.60       10/14/97
   52          97,648          96.60       09/26/97
   53         123,304          88.40       11/03/97
   54             129          93.80       11/30/97
   55          52,333         100.00       11/21/97
   56         211,500         100.00       07/11/97
   57          50,797         100.00       12/11/97
   58         120,000         100.00       07/29/97
   59             101          65.12       07/10/97
   60             106          97.20       01/15/98
   61             140         100.00       10/01/97
   62           1,065(7)       83.00       07/01/97
   63          51,052         100.00       08/01/97
   64              41         100.00       08/18/97
   65              99          98.80       08/31/97
   66             144          97.20       09/30/97
   67             143          85.60       09/30/97
   68              77          81.40       09/01/97
   69             419          99.20       03/01/97
   70             152          98.02       12/10/97
   71         122,895          95.70       12/01/97
   72          31,272         100.00       10/27/97
   73             152          86.80       10/15/97
   74              54          77.80       09/30/97
   75          45,863          97.00       10/20/97
   76             120          97.50       10/01/97
   77          28,374         100.00       10/20/97
   78             216          88.90       10/15/97
   79          17,639         100.00       10/01/97
   80          32,000         100.00       09/12/97
   81          26,420         100.00       09/30/97
   82             351          86.10       08/25/97
   83          11,348         100.00       09/16/97
   84             194         100.00       08/31/97
   85           9,800         100.00       11/10/97
   86          17,962          95.20       06/18/97
   87              85          77.40       08/31/97
   88              63          65.00       09/01/97
   89              56          87.50       10/14/97
   90              28         100.00       10/09/97
   91              96          83.30       10/15/97
   92              42          93.00       07/30/97
   93              36         100.00       07/28/97

(1) For ARD Loans, the Maturity Date listed is the Anticipated Repayment Date. Final Maturity Dates for ARD Loans are: Kilroy 2/1/2022, Shannon 3/1/2027, 1065 Avenue of Americas 12/1/2027, Crystal Plaza Apartments 12/1/2027 and Four and Five Skyline 1/1/2028. The Crystal Gateway Loan, though not an ARD Loan, is assumed to have an Anticipated Repayment Date of January 1, 2008 and a Final Maturity Date of December 1, 2017.
(2) Key: LO=Lock-out Period, 0%=No Prepayment Premium, YM1=greater of 1% or Yield Maintenance, YM2=greater of 1% or Yield Maintenance based on a discount rate equal to 25 basis points over the U.S. Treasury rate. For example, "LO-45, YM1-12, 3%-12, 2%-12, 1%-12, 0%-3" means that as of the Cut-Off Date, a Mortgage Loan has a 45-month Lock-out Period followed by a 12 month period where Prepayment Premium is calculated based on Yield Maintenance, followed by three 12 month periods where the Prepayment Premium is 3%, 2%, 1%, respectively, of amount prepaid followed by a 3 month period where there is no Prepayment Premium.

                                    ANNEX A

                                                                            NET
 APPRAISED   APPRAISAL  ORIGINAL  ORIGINAL    CUT OFF      MORTGAGE      MORTGAGE    ANNUAL DEBT  REMAINING  REMAINING
    VALUE       DATE      LTV      BALANCE    BALANCE   INTEREST RATE  INTEREST RATE   SERVICE      TERM      AM TERM
-----------------------------------------------------------------------------------------------------------------------
204,700,000    Various   41.04   84,000,000  82,869,076     8.3500        8.2825      8,015,051       83        287
108,000,000   12/31/96   36.30   39,203,565
 13,200,000   12/31/96   43.97    5,804,160
 12,000,000   12/31/96   27.56    3,306,751
  6,800,000   12/31/96   51.77    3,520,211
  6,200,000   09/28/96   51.37    3,184,754
  3,200,000   12/31/96   40.84    1,306,926
 16,000,000   12/31/96   54.36    8,697,121
  5,100,000   12/31/96   50.91    2,596,551
  4,700,000   12/31/96   56.35    2,648,254
  9,400,000   12/31/96   54.46    5,119,707
  4,500,000   12/31/96   35.14    1,581,314
  5,400,000   12/31/96   47.22    2,549,966
 10,200,000   12/31/96   43.93    4,480,720
120,000,000   10/02/97   53.33   64,000,000  63,847,440     7.2400        7.1925      5,546,210      118        298
 74,700,000   09/23/97   67.87   50,700,000  50,615,148     6.8600        6.8125      3,990,725      142        358
 61,000,000   09/11/97   65.57   40,000,000  39,904,509     7.1800        7.1325      3,251,687       81        357
 56,200,000   10/01/97   64.06   36,000,000  35,810,400     7.0270        6.9795      3,283,694      237        249
 47,645,000    Various   75.77   36,100,000  35,789,344     7.8500        7.7825      3,133,487      108        348
  8,375,000   02/11/97   72.91    6,106,191
  6,250,000   02/12/97   81.36    5,085,129
  2,750,000   02/12/97   71.97    1,979,201
  2,325,000   02/12/97   64.93    1,509,647
  3,290,000   02/11/97   75.27    2,476,233
  2,950,000   02/11/97   78.30    2,309,806
  3,970,000   02/11/97   78.71    3,124,880
  5,700,000   02/11/97   75.91    4,326,614
  6,710,000   02/12/97   78.75    5,284,341
  2,425,000   02/12/97   74.74    1,812,549
  2,900,000   02/12/97   71.91    2,085,409
 48,500,000   10/01/97   70.10   34,000,000  33,913,562     6.8600        6.8125      2,676,182      140        357
 38,000,000   07/25/97   79.74   30,300,000  30,202,056     8.2500        8.1825      2,731,605      175        355
 37,500,000   08/24/97   73.47   27,550,000  27,510,828     7.7300        7.6625      2,363,891      130        358
 33,500,000   08/20/97   74.63   25,000,000  24,877,953     8.5400        8.4725      2,423,773      115        295
 21,000,000   11/11/97   79.52   16,700,000  16,666,723     7.2900        7.2225      1,416,487      118        322
 20,600,000   08/01/97   77.67   16,000,000  15,974,862     7.2300        7.1625      1,307,175      118        358
 22,500,000   07/14/97   70.67   15,900,000  15,806,064     8.5100        8.4425      1,537,659      114        294
 20,500,000   11/04/97   74.88   15,350,000  15,326,916     7.4500        7.3825      1,281,652      118        358
 20,600,000   09/16/97   72.82   15,000,000  14,935,138     7.8900        7.8225      1,376,178      116        296
 17,700,000   08/29/97   79.10   14,000,000  13,948,020     7.5600        7.4925      1,181,590      139        355
 18,000,000   08/27/97   66.67   12,000,000  11,945,902     7.6300        7.5625      1,076,354      236        296
 15,250,000   07/16/97   70.49   10,750,000  10,656,954     7.9500        7.8825      1,074,997      139        235
 23,000,000   07/25/97   74.78   10,200,000  10,157,016     8.0500        7.9825        948,761       80        296
 21,000,000   06/09/97   47.62   10,000,000   9,922,819     8.6800        8.6125        980,872      112        292
 13,900,000   01/30/97   70.50    9,800,000   9,584,119     8.8300        8.7625      1,180,914      172        172
 11,800,000   08/20/97   76.27    9,000,000   8,975,760     7.9000        7.8325        807,324      117        321
 11,300,000   09/04/97   72.12    8,150,000   8,126,534     7.7000        7.6325        697,275       80        356
 12,300,000   08/25/97   65.85    8,100,000   8,033,669     8.4000        8.3325        837,382      115        235
  8,500,000   10/07/97   83.53    7,100,000   7,084,125     7.5100        7.4425        596,314      117        357
  9,400,000   07/21/97   66.76    6,275,000   6,244,015     8.4700        8.4025        604,814      115        295
  8,200,000   12/14/96   73.17    6,000,000   5,958,571     8.5000        8.4325        553,618      109        349
  8,700,000   07/07/97   63.22    5,500,000   5,457,899     7.8800        7.8125        504,163       77        293
  6,800,000   09/02/97   77.94    5,300,000   5,279,887     7.4500        7.3825        442,525      115        355
  6,900,000   06/18/97   75.36    5,200,000   5,183,395     8.3100        8.2425        471,425      115        355
  8,150,000   10/07/97   63.19    5,150,000   5,119,844     7.8900        7.8225        586,675      178        178
  7,487,720   08/08/97   66.78    5,000,000   4,970,316     8.4800        8.4125        482,328      114        294
  6,600,000   09/10/97   72.73    4,800,000   4,784,609     7.9400        7.8725        442,279      117        297
  6,150,000   10/12/97   75.00    4,612,500   4,592,873     7.9900        7.9225        426,834      116        296
  8,400,000   06/11/97   52.38    4,400,000   4,386,510     8.5100        8.4425        406,361      175        355
  6,300,000   08/14/97   69.84    4,400,000   4,382,338     8.3500        8.2825        419,836      116        296
  5,510,000   08/06/97   78.95    4,350,000   4,334,325     7.7100        7.6425        372,525      115        355
  5,615,000   07/11/97   74.80    4,200,000   4,194,459     8.1000        8.0325        373,337      118        358
  5,000,000   09/04/97   80.00    4,000,000   3,986,912     8.1900        8.1225        358,585      115        355
  5,700,000   05/30/97   70.18    4,000,000   3,979,181     8.2700        8.2025        361,283       76        352
  6,415,000   10/29/97   60.80    3,900,000   3,894,466     7.7400        7.6725        334,958      118        358
  5,700,000   06/11/97   63.16    3,600,000   3,579,945     8.8700        8.8025        358,695      114        294
  4,350,000   09/03/97   82.07    3,570,000   3,559,007     8.1900        8.1225        336,056      117        297
  4,860,000   10/20/97   72.02    3,500,000   3,487,946     7.4950        7.4275        310,240      177        297
  4,500,000   05/28/97   77.78    3,500,000   3,453,142     8.3100        8.2425        359,451      232        232
  5,100,000   10/14/97   67.65    3,450,000   3,443,693     7.7800        7.7125        306,130      118        322
  5,760,000   01/24/97   59.90    3,450,000   3,396,900     9.8500        9.7825        395,413       73        229
  4,250,000   10/20/97   80.00    3,400,000   3,394,877     7.4400        7.3725        283,605      118        358
  4,500,000   07/17/97   75.56    3,400,000   3,388,921     7.8400        7.7725        310,589      117        297
  4,100,000   08/15/97   82.93    3,400,000   3,384,894     7.5900        7.5225        287,798      114        354
  4,400,000   11/10/95   77.27    3,400,000   3,332,301     7.7500        7.6825        292,296       94        334
  5,000,000   03/26/97   66.00    3,300,000   3,279,012     8.6100        8.5425        346,420      116        236
  6,410,000   05/05/97   51.48    3,300,000   3,273,988     8.5500        8.4825        320,205      112        292
  4,250,000   09/22/97   75.29    3,200,000   3,195,159     7.4200        7.3525        266,398      118        358
  4,600,000   10/09/97   69.57    3,200,000   3,192,844     7.6400        7.5725        287,279       58        298
  5,550,000   06/25/97   54.05    3,000,000   2,968,353     7.8500        7.7825        297,766      114        234
  4,065,000   07/10/97   72.57    2,950,000   2,946,108     8.1000        8.0325        262,225      118        358
  4,200,000   03/31/97   70.24    2,950,000   2,933,913     9.0000        8.9325        297,075      114        294
  4,600,000   07/23/97   61.96    2,850,000   2,822,852     8.6800        8.6125        300,703      114        234
  3,850,000   10/18/95   75.32    2,900,000   2,810,418     7.7500        7.6825        262,854       94        274
  4,000,000   05/20/97   70.00    2,800,000   2,737,075     8.6000        8.5325        332,845      172        172
  4,000,000   06/30/97   68.75    2,750,000   2,722,797     8.3750        8.3075        283,776      234        234
  3,230,000   07/21/97   78.95    2,550,000   2,537,652     8.5900        8.5225        248,258      115        295
  3,850,000   08/14/97   64.94    2,500,000   2,488,475     7.4900        7.4225        221,502      116        296
  3,650,000   08/22/97   68.49    2,500,000   2,486,893     7.8400        7.7725        234,939      116        272
  3,500,000   06/27/97   71.43    2,500,000   2,474,825     8.2300        8.1625        255,243      234        234
  4,250,000   02/16/96   60.12    2,555,000   2,459,359     9.0000        8.9325        275,856       97        217
  3,675,000   09/05/97   65.31    2,400,000   2,392,280     7.9200        7.8525        220,759      117        297
  3,700,000   06/20/97   64.86    2,400,000   2,384,355     7.9000        7.8325        220,379      114        294
  4,000,000   11/29/97   57.13    2,285,000   2,276,350     7.1400        7.0725        214,897      238        238
  3,700,000   10/28/97   54.05    2,000,000   1,995,592     7.7300        7.6625        180,964      118        298
  2,950,000   10/03/97   67.80    2,000,000   1,995,563     7.6900        7.6225        180,335      118        298
  3,100,000   04/22/96   64.52    2,000,000   1,976,226     8.9375        8.8700        192,031      100        340
  2,400,000   04/29/97   79.17    1,900,000   1,887,753     7.9700        7.9025        175,521      114        294
  2,720,000   07/01/96   67.10    1,825,000   1,797,475     9.4100        9.3425        189,971      103        283
  2,675,000   10/21/97   67.29    1,800,000   1,797,200     7.2800        7.2125        147,790      118        358
  2,900,000   03/14/96   62.93    1,825,000   1,791,283     9.5625        9.4950        192,292       99        279
  3,250,000   03/06/96   55.85    1,815,000   1,777,597     8.8750        8.8075        180,916       99        279
  2,900,000   09/11/97   60.34    1,750,000   1,744,425     7.9800        7.9125        161,803      117        297
  2,400,000   08/19/97   71.88    1,725,000   1,720,516     8.1000        8.0325        157,540      117        321
  2,730,000   05/01/97   62.27    1,700,000   1,693,352     9.0000        8.9325        164,143      113        353
  3,100,000   09/12/97   54.84    1,700,000   1,692,801     8.0200        7.9525        157,721      176        296
  1,900,000   08/19/97   89.16    1,694,000   1,678,000     7.7100        7.6425        168,517      228        228
  2,100,000   06/27/97   76.19    1,600,000   1,592,099     8.4700        8.4025        154,216      115        295
  3,100,000   05/02/97   48.39    1,500,000   1,482,724     8.4200        8.3525        155,298      113        233
  2,175,000   06/12/97   66.67    1,450,000   1,441,692     8.7800        8.7125        146,961      175        271
  2,400,000   08/14/97   54.58    1,310,000   1,301,448     8.4000        8.3325        135,429      116        236
  2,450,000   11/06/96   53.06    1,300,000   1,271,487     8.8800        8.8125        157,114      172        172
  1,800,000   05/29/96   68.06    1,225,000   1,202,332     8.8750        8.8075        122,106      101        281
  1,500,000   10/24/97   79.00    1,185,000   1,182,366     7.5400        7.4725         99,818      117        357
  1,700,000   10/18/95   70.59    1,200,000   1,162,808     8.0000        7.9325        111,141       93        273
  1,420,000   07/31/97   79.23    1,125,000   1,112,973     7.7400        7.6725        110,745      234        234
  1,400,000   06/23/97   71.43    1,000,000     989,930     8.2300        8.1625        102,097      234        234

                     (RESTUBBED TABLE CONTINUED FROM ABOVE)


 APPRAISED              MATURITY   BALLOON   MAT DATE                                                            95 NOI
    VALUE    ORIG DATE  DATE (1)   BALANCE     LTV     PREPAYMENT PROVISIONS (2)                        95 NOI   MONTHS
-------------------------------------------------------------------------------------------------------------------------
204,700,000   01/31/97  01/31/05 72,660,836   35.50    LO-24, Defeasance-11, YM2-41, 0%-6             23,105,934   12
108,000,000                                                                                           14,107,036   12
 13,200,000                                                                                            1,210,904   12
 12,000,000                                                                                            1,066,857   12
  6,800,000                                                                                            1,296,408   12
  6,200,000                                                                                              637,622   12
  3,200,000                                                                                              170,927   12
 16,000,000                                                                                            1,656,420   12
  5,100,000                                                                                              (12,739)  12
  4,700,000                                                                                              485,271   12
  9,400,000                                                                                            1,061,822   12
  4,500,000                                                                                              606,399   12
  5,400,000                                                                                              457,266   12
 10,200,000                                                                                              361,741   12
120,000,000   12/15/97  01/01/08 50,661,460   42.22    LO-24, Defeasance-93, 0%-1                     12,024,202   12
 74,700,000   12/03/97  01/01/10 41,191,866   55.14    LO-24, Defeasance-45, YM1-66, 0%-7              5,943,618   12
 61,000,000   11/05/97  12/01/04 36,559,866   59.93    LO-32, YM1-29, 0 %-20                           5,854,716   12

 56,200,000   11/07/97  12/01/17  3,162,048    5.63    LO-44, Defeasance-72, 3%-6, 2.5%-18, 2%-6,
                                                       1.5%-18, 1%-66, 0%-7                                   --
 47,645,000   02/28/97  03/01/07 31,569,914   66.26    LO-23, Defeasance-24, YM1-54, 0%-7              4,899,050   12
  8,375,000                                                                                              736,000   12
  6,250,000                                                                                              676,176   12
  2,750,000                                                                                              263,621   12
  2,325,000                                                                                              255,819   12
  3,290,000                                                                                              340,082   12
  2,950,000                                                                                              323,684   12
  3,970,000                                                                                              400,363   12
  5,700,000                                                                                              616,129   12
  6,710,000                                                                                              671,912   12
  2,425,000                                                                                              343,773   12
  2,900,000                                                                                              271,491   12
 48,500,000   11/20/97  11/01/09 27,688,015   57.09    LO-24, Defeasance-44, YM1-65, 0%-7              4,191,664   12
 38,000,000   09/22/97  10/01/12 23,464,005   61.75    LO-79, YM1-71, 0%-25                            3,468,759   12
 37,500,000   12/22/97  01/01/09 23,507,064   62.69    LO-46, YM1-71, 0%-13                            3,187,893   12
 33,500,000   09/10/97  10/01/07 20,462,369   61.08    LO-55, YM1-53, 0%-7                             3,538,209   12
 21,000,000   12/26/97  01/01/08 13,782,577   65.63    LO-58, YM1-53, 0%-7                                    --   --
 20,600,000   12/31/97  01/01/08 13,803,361   67.01    LO-46, YM1-65, 0%-7                             1,214,019   12
 22,500,000   08/13/97  09/01/07 13,004,661   57.80    LO-42, YM1-65, 0%-7                             2,020,529   12
 20,500,000   12/11/97  01/01/08 13,308,315   64.92    LO-58, YM1-53, 0%-7                             1,411,858   12
 20,600,000   10/31/97  11/01/07 12,080,481   58.64    LO-44, YM1-65, 0%-7                             2,038,723   12
 17,700,000   09/17/97  10/01/09 11,604,085   65.56    LO-55, YM1-59, 0%-25                                   --   --
 18,000,000   10/02/97  11/01/17  4,462,541   24.79    LO-84, YM1-115,0%-37                            1,212,987   12
 15,250,000   09/30/97  10/01/09  6,348,332   41.63    LO-43, YM1-59, 0%-37                              975,882   12
 23,000,000   10/07/97  11/01/04  9,005,051   65.84    LO-32, YM1-41, 0%-7                             2,018,800   12
 21,000,000   06/27/97  07/01/07  8,212,373   39.11    LO-52, 5%-12, 4%-12, 3%-12, 2%-12, 1%-5, 0%-7     257,802   12
 13,900,000   06/30/97  07/01/12         --      --    LO-64, 7%-12, 6%-12, 5%-12, 4%-12, 3%-12,
                                                       2%-12, 1%-23, 0%-13                             2,954,682   12
 11,800,000   11/21/97  12/01/07  7,539,660   63.90    LO-57, 5%-12, 4%-12, 3%-12, 2%-12, 1%-5, 0%-7     530,279    5
 11,300,000   10/01/97  11/01/04  7,505,866   66.42    LO-44, YM1-29, 0%-7                                    --   --
 12,300,000   09/15/97  10/01/07  5,652,574   45.96    LO-43, YM1-65, 0%-7                             1,846,078   12
  8,500,000   11/28/97  12/01/07  6,163,800   72.52    LO-45, YM1-65, 0%-7                                    --   --
  9,400,000   09/30/97  10/01/07  5,127,379   54.55    LO-43, YM1-65, 0%-7                             1,092,354   12
  8,200,000   03/17/97  04/01/07  5,316,153   64.83    LO-37, YM1-65, 0%-7                               642,666   12
  8,700,000   07/21/97  08/01/04  4,841,846   55.65    LO-29, YM1-41, 0%-7                               880,939   12
  6,800,000   09/25/97  10/01/07  4,595,053   67.57    LO-55, 5%-12, 4%-12, 3%-12, 2%-12, 1%-5, 0%-7     430,066   12
  6,900,000   09/12/97  10/01/07  4,590,300   66.53    LO-43, YM1-65, 0%-7                               524,759   12
  8,150,000   12/22/97  01/01/13         --      --    LO-58, YM1-83, 0%-37                              801,912   12
  7,487,720   08/29/97  09/01/07  4,086,550   54.58    LO-42, YM1-65, 0%-7                               565,190   12
  6,600,000   11/24/97  12/01/07  3,870,712   58.65    LO-45, YM1-65, 0%-7                               599,220   12
  6,150,000   10/31/97  11/01/07  3,724,261   60.56    LO-44, YM1-65, 0%-7                                    --   --
  8,400,000   09/30/97  10/01/12  3,436,770   40.91    LO-43, YM1-125, 0%-7                              498,808   12
  6,300,000   10/03/97  11/01/07  3,584,788   56.90    LO-44, YM1-65, 0%-7                               901,286   12
  5,510,000   09/25/97  10/01/07  3,792,846   68.84    LO-43, YM1-65, 0%-7                               469,951   12
  5,615,000   12/19/97  01/01/08  3,691,985   65.75    LO-46, YM1-65, 0%-7                               581,295   12
  5,000,000   09/30/97  10/01/07  3,522,573   70.45    LO-43, YM1-65, 0%-7                               505,257   12
  5,700,000   06/30/97  07/01/04  3,712,296   65.13    LO-28, YM1-41, 0%-7                               469,212   12
  6,415,000   12/12/97  01/01/08  3,402,664   53.04    LO-46, YM1-65, 0%-7                               258,138   12
  5,700,000   08/07/97  09/01/07  2,969,679   52.10    LO-42, YM1-65, 0%-7                               205,994   12
  4,350,000   11/06/97  12/01/07  2,897,077   66.60    LO-45, YM1-65, 0%-7                               579,241   12
  4,860,000   11/25/97  12/01/12  2,178,484   44.82    LO-57, YM1-113, 0%-7                              430,860   12
  4,500,000   06/30/97  07/01/17         --      --    LO-112, YM1-83, 0%-37                             533,958   12
  5,100,000   12/11/97  01/01/08  2,881,944   56.51    LO-46, YM1-65, 0%-7                               468,929   12
  5,760,000   03/20/97  04/01/04  2,892,921   50.22    LO-25, 1 %-41, 0%-7                               462,154   12
  4,250,000   12/05/97  01/01/08  2,947,116   69.34    LO-46, YM1-59, 0%-13                              396,497   12
  4,500,000   11/25/97  12/01/07  2,734,717   60.77    LO-45, YM1-65, 0%-7                               494,991   12
  4,100,000   08/29/97  09/01/07  2,956,851   72.12    LO-42, YM1-65, 0%-7                               369,462   12
  4,400,000   12/27/95  01/01/06  2,967,057   67.43    LO-21, YM1-66, 0%-7                               458,957   12
  5,000,000   10/30/97  11/01/07  2,317,350   46.35    LO-44, YM1-65, 0%-7                               321,434   12
  6,410,000   06/26/97  07/01/07  2,701,683   42.15    LO-40, YM1-65, 0%-7                                    --   --
  4,250,000   12/19/97  01/01/08  2,772,523   65.24    LO-46, YM1-65, 0%-7                               365,238   12
  4,600,000   12/05/97  01/01/03  2,940,385   63.92    LO-34, YM1-17, 0%-7                               381,657   12
  5,550,000   08/25/97  09/01/07  2,058,619   37.09    LO-54, YM1-50, 0%-10                                   --   --
  4,065,000   12/19/97  01/01/08  2,593,179   63.79    LO-46, YM1-65, 0%-7                               388,075   12
  4,200,000   08/29/97  09/01/07  2,440,808   58.11    LO-42, YM1-65, 0%-7                                    --   --
  4,600,000   08/27/97  09/01/07  2,005,484   43.60    LO-42, YM1-65, 0%-7                               670,945   12
  3,850,000   12/26/95  01/01/06  2,327,112   60.44    LO-21, YM1-66, 0%-7                               374,896   12
  4,000,000   07/01/97  07/01/12         --      --    LO-52, YM1-83, 0%-37                              399,806   12
  4,000,000   08/28/97  09/01/17         --      --    LO-78, YM1-119, 0%-37                             554,132   12
  3,230,000   09/04/97  10/01/07  2,089,668   64.70    LO-43, YM1-65, 0%-7                               276,038   12
  3,850,000   10/08/97  11/01/07  1,992,405   51.75    LO-44, YM1-65, 0%-7                               361,783   12
  3,650,000   10/28/97  11/01/07  1,911,628   52.37    LO-44, YM1-65, 0%-7                               414,502   12
  3,500,000   08/13/97  09/01/17         --      --    LO-78, YM1-95, 0%-61                              366,010   12
  4,250,000   03/29/96  04/01/06  1,814,711   42.70    LO-24, YM1-66, 0%-7                               514,728   12
  3,675,000   11/13/97  12/01/07  1,934,365   52.64    LO-45, YM1-65, 0%-7                               275,141    7
  3,700,000   08/28/97  09/01/07  1,933,374   52.25    LO-42, YM1-65, 0%-7                                    --   --
  4,000,000   12/19/97  01/01/18         --      --    LO-118, YM1-83, 0%-37                             378,490   12
  3,700,000   12/30/97  01/01/08  1,604,067   43.35    LO-46, YM1-65, 0%-7                                    --   --
  2,950,000   11/30/97  01/01/08  1,602,389   54.32    LO-46, YM1-65, 0%-7                               292,543   12
  3,100,000   06/21/96  07/01/06  1,786,582   57.63    LO-27, YM1-66, 0%-7                               278,304   12
  2,400,000   08/12/97  09/01/07  1,533,331   63.89    LO-42, YM1-65, 0%-7                               281,244   12
  2,720,000   09/18/96  10/01/06  1,523,962   56.03    LO-30, YM1-66, 0%-7                               268,193   12
  2,675,000   12/29/97  01/01/08  1,554,646   58.12    LO-46, YM1-65, 0%-7                               265,649   12
  2,900,000   05/24/96  06/01/06  1,529,040   52.73    LO-26, YM1-66, 0%-7                               280,615   12
  3,250,000   05/16/96  06/01/06  1,497,386   46.07    LO-26, YM1-66, 0%-7                               301,858   12
  2,900,000   11/04/97  12/01/07  1,412,638   48.71    LO-44, YM1-66, 0%-7                               291,764   12
  2,400,000   11/12/97  12/01/07  1,451,885   60.50    LO-45, YM1-65, 0%-7                                    --   --
  2,730,000   07/23/97  08/01/07  1,520,307   55.69    LO-41, YM1-65, 0%-7                               332,302   12
  3,100,000   10/31/97  11/01/12  1,082,355   34.91    LO-80, YM1-71, 0%-25                              250,632   12
  1,900,000   09/18/97  03/02/17         --      --    LO-79, YM1-143, 0%-6                                   --   --
  2,100,000   09/30/97  10/01/07  1,307,379   62.26    LO-43, YM1-65, 0%-7                               186,682   12
  3,100,000   07/30/97  08/01/07  1,047,401   33.79    LO-41, YM1-65, 0%-7                                    --   12
  2,175,000   09/26/97  10/01/12    842,493   38.74    LO-79, YM1-59, 0%-37                                   --   12
  2,400,000   10/03/97  11/01/07    914,182   38.09    LO-44, YM1-65, 0%-7                               268,065   12
  2,450,000   06/25/97  07/01/12         --      --    LO-76, YM1-89, 0%-7                               111,453    5
  1,800,000   07/25/96  08/01/06  1,010,634   56.15    LO-28, YM1-66, 0%-7                               176,061   12
  1,500,000   11/26/97  12/01/07  1,029,425   68.63    LO-45, YM1-65, 0%-7                               142,121   12
  1,700,000   11/22/95  12/01/05    969,161   57.01    LO-20, YM1-66, 0%-7                               169,732   12
  1,420,000   08/29/97  09/01/17         --      --    LO-78, YM1-119, 0%-37                             153,814   12
  1,400,000   08/13/97  09/01/17         --      --    LO-78, YM1-95, 0%-61                              122,292   12


(3) Prior to 12/1/98 no TI/LC is collected, after 12/1/98 TI/LC of $6,250 per month is collected, after 12/1/99 TI/LC of $10,417 per month is collected, and after 12/1/2001 TI/LC of $19,445 per month is collected.
(4)    Amount for use as an Ongoing Replacement Reserve.
(5)    Anchor tenant is not part of the Mortgaged Property.
(6) Mortgagee may require Ongoing Replacement Reserves based on a capital expenditures budget.
(7)    Property also contains 97,400 square feet of industrial/office space.


            96 NOI             97 NOI  97 NOI AS
   96 NOI   MONTHS    97 NOI   MONTHS   OF DATE    UW NOI   UW CASH FLOW  UW DSCR
-----------------------------------------------------------------------------------
24,705,045    12    12,453,765    6    07/31/97  17,760,597   15,057,445    1.88
14,509,947    12     7,199,963    6    07/31/97   8,922,078    7,532,178
 1,256,214    12       508,148    6    07/31/97   1,102,746      918,572
 1,363,665    12       745,681    6    07/31/97   1,111,463      898,743
 1,295,550    12       650,490    6    07/31/97     781,806      615,156
   640,642    12       315,990    6    07/31/97     573,838      484,894
   274,717    12        88,427    6    07/31/97     252,950      210,830
 1,828,028    12       911,328    6    07/31/97   1,603,911    1,422,291
   424,205    12       254,022    6    07/31/97     450,188      396,009
   493,259    12       253,986    6    07/31/97     458,666      413,398
   831,124    12       507,552    6    07/31/97     921,089      796,962
   623,074    12       333,438    6    07/31/97     316,030      258,968
   469,384    12       224,622    6    07/31/97     449,657      396,989
   695,236    12       460,118    6    07/31/97     816,174      712,455
13,215,617    12    14,749,826   12    08/31/97  12,896,275   10,955,649    1.98
 7,106,039    12     7,617,430   12    08/31/97   7,268,144    6,585,988    1.65
 5,994,320    12            --                    6,982,088    5,915,348    1.82
        --                  --                    5,091,683    4,708,593    1.43
 4,885,662    12     2,539,053    6    06/30/97   5,372,347    4,980,084
   762,472    12       407,142    6    06/30/97     873,540      817,900
   701,177    12       360,425    6    06/30/97     797,432      740,080
   287,951    12       196,908    6    06/30/97     310,034      272,370
   203,378    12       115,081    6    06/30/97     265,738      245,622
   338,534    12       169,935    6    06/30/97     359,156      338,612
   307,313    12       146,419    6    06/30/97     384,674      354,714
   421,078    12       231,156    6    06/30/97     463,811      435,563
   549,563    12       317,603    6    06/30/97     622,714      588,474
   734,300    12       386,069    6    06/30/97     722,157      672,937
   298,189    12        46,461    6    06/30/97     254,097      217,931
   281,707    12       161,854    6    06/30/97     318,994      295,882
 4,574,606    12     2,871,629    8    08/31/97   4,418,062    4,283,062    1.60
 3,674,497    12     2,401,582    8    08/31/97   3,603,850    3,441,129    1.26
 3,138,505    12     2,321,701    9    09/30/97   3,015,141    2,908,568    1.23
 3,602,024    12     1,712,861    6    06/30/97   3,607,787    3,397,501    1.40
   691,364     5     1,885,292   12    10/31/97   1,912,073    1,781,019    1.26
 1,649,779    12     1,446,547   10    10/30/97   1,625,981    1,542,381    1.18
 2,338,796    12     2,219,161    9    09/30/97   2,545,336    2,154,866    1.40
 1,400,084    12     1,307,691   10    10/31/97   1,846,621    1,641,527    1.28
 2,373,746    12     1,251,706    6    06/30/97   2,309,643    2,139,721    1.55
 1,150,398    12       882,624    7    07/15/97   1,447,636    1,401,236    1.19
 1,247,155    12       740,669    7    07/31/97   1,280,939    1,259,774    1.17
 1,144,764    12     1,413,658   12    06/30/97   1,501,263    1,393,395    1.30
 2,540,837    12     1,586,897    6    06/30/97   2,019,464    1,684,615    1.78
 1,860,903    12       931,712    5    05/30/97   1,722,235    1,484,731    1.51
 3,292,277    12     2,725,150    9    09/30/97   1,905,550    1,858,300    1.57
 1,285,927    12       983,801    9    09/30/97   1,188,061    1,046,137    1.30
   690,214     9       772,047    9    09/30/97     981,464      860,838    1.23
 2,005,135    12     1,203,998    7    07/31/97   1,683,500    1,327,927    1.59
   286,820    12       627,145   12    09/30/97     800,707      766,707    1.29
 1,007,416    12       596,813    7    07/30/97   1,062,926      963,342    1.59
   666,958    12       630,637    9    09/30/97     770,739      735,755    1.33
   897,811    12       755,221    9    09/30/97     777,315      758,565    1.50
   591,906    12       356,628    7    07/31/97     605,510      581,510    1.31
   544,135    12       332,822    7    07/31/97     616,158      588,050    1.25
   730,980    12       671,745    9    09/30/97     830,699      771,185    1.31
 1,006,229    12       348,742    3    09/30/97   1,046,129      631,139    1.31
   662,463    12       452,449    8    08/31/97     635,712      612,884    1.39
        --    --       401,192   12    09/30/97     601,790      565,415    1.32
   823,675    12       209,759    3    09/30/97     706,440      630,894    1.55
   808,748    12       428,184    6    06/30/97     734,477      643,292    1.53
   518,890    12       233,146    6    06/30/97     472,533      445,206    1.20
   519,432    12       245,967    6    06/30/97     583,119      528,091    1.41
   537,126    12       402,852    8    08/31/97     524,638      460,092    1.28
   509,748    12       533,317   12    05/31/97     503,317      437,392    1.21
   405,296    12       424,035    9    09/30/97     485,367      413,175    1.23
   292,285    12       176,066    6    06/30/97     534,349      475,897    1.33
   644,033    12       439,717    8    08/31/97     576,651      502,207    1.49
   501,234    12       423,457    9    09/30/97     465,269      444,769    1.43
   520,915    12       237,352    5    05/31/97     511,525      473,725    1.32
   516,322    12       362,130    9    09/30/97     472,556      410,792    1.34
   694,810    12       603,208    9    09/30/97     819,921      728,603    1.84
   449,454    12       358,866   10    10/30/97     374,543      359,274    1.27
   466,066    12       473,684   12    09/30/97     428,218      387,718    1.25
   394,478    12       213,044    6    06/30/97     432,630      405,630    1.41
   450,425    12       372,620    9    09/30/97     441,706      410,206    1.40
   473,457    12       756,175    9    09/30/97     673,144      539,335    1.56
   435,670    12       378,289    9    09/30/97     544,608      493,395    1.54
   366,619    12       362,194   11    11/30/97     367,500      341,700    1.28
   440,047    12       336,617   10    10/07/97     379,806      351,003    1.22
        --    --       533,308   11    11/30/97     565,285      494,008    1.66
   410,900    12       368,559   11    11/30/97     421,251      376,852    1.44
   442,696     8       169,672    7    07/31/97     419,344      393,424    1.32
   654,518    12       555,155   12    06/30/97     533,407      481,224    1.60
   378,170    12       294,431    9    09/30/97     389,603      363,103    1.38
   461,480    12       388,851    9    09/30/97     536,432      501,432    1.51
   543,092    12       410,661    9    09/30/97     449,004      432,918    1.53
   294,521    12       349,485   12    12/31/97     359,653      329,984    1.33
   415,733    12       405,519   12    08/31/97     388,828      378,828    1.71
   597,662    12       389,801    7    07/31/97     514,200      491,925    2.09
   361,758    12       270,882    9    09/30/97     358,628      326,228    1.28
   149,416    12        29,744    3    09/30/97     332,068      308,208    1.12
   420,008    12       382,057    8    08/31/97     431,784      382,604    1.73
   321,265    12       244,319    7    07/31/97     366,373      360,123    1.63
   359,384    12       348,031   11    11/30/97     330,686      299,298    1.39
   345,035    12       244,927    9    09/30/97     327,696      271,657    1.50
   385,238    12       206,212   10    10/31/97     273,763      247,182    1.37
   342,075    12       249,775    9    09/30/97     341,469      303,469    1.58
   281,908    12       148,802    6    06/30/97     277,412      245,331    1.40
   274,336    12       298,872   10    10/20/97     314,056      275,347    1.45
   278,180    12       216,234   10    10/30/97     251,486      245,486    1.66
   283,819    12       276,439   10    10/31/97     306,910      271,443    1.41
   288,884    12       261,020    9    09/30/97     346,921      292,921    1.62
   300,062    12       254,300   10    10/31/97     271,854      256,979    1.59
   264,960    12       176,640    8    08/31/97     223,451      205,902    1.31
   243,005    12        77,205    4    04/30/97     215,067      203,672    1.24
   302,971    12       306,006   12    09/30/97     300,423      289,623    1.84
        --    --       136,025    9    11/30/97     178,646      176,944    1.05
   213,565    12       175,476    8    08/31/97     198,340      189,168    1.23
        --    12        63,250    3    10/31/97     242,610      227,262    1.46
        --    12        73,601    5    05/30/97     197,576      192,046    1.31
   251,367    12       327,632   12    07/30/97     273,413      247,767    1.83
   285,024    12       196,052    9    09/30/97     310,158      282,735    1.80
   200,921    12       136,759    9    09/30/97     200,602      187,602    1.54
   144,563    12       148,779   12    09/30/97     142,510      136,910    1.37
   234,743    12       130,174    9    09/30/97     231,969      207,969    1.87
   172,658    12        92,315    6    06/30/97     184,668      167,868    1.52
   132,408    12       107,294    9    09/30/97     134,435      126,335    1.24

                      (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                UPFRONT RESERVES                           ONGOING MONTHLY RESERVES
            ------------------------------------------------------   -------------------------------------
              REPAIR &
  96 NOI    REMEDIATION   TI/LC  ENVIRONMENTAL    OTHER     TOTAL    REPLACEMENT  TAXES INSURANCE   TI/LC     RATE RESET STEP-UP
---------------------------------------------------------------------------------------------------------------------------------
24,705,045   1,186,100        --         --       908,000 2,094,100    36,757     1/12     1/12    213,000    10.35%
14,509,947
 1,256,214
 1,363,665
 1,295,550
   640,642
   274,717
 1,828,028
   424,205
   493,259
   831,124
   623,074
   469,384
   695,236
13,215,617          --        --         --            --        --        --       NA     1/12         --    7.39%
 7,106,039          --        --         --            --        --     8,763     1/12     1/12     47,481    8.86%
 5,994,320     273,750        --         --     1,000,000 1,273,750        --     1/12     1/12         --    9.18%
        --          --        --         --            --        --        --       NA       NA         --
 4,885,662     625,000        --         --            --   625,000    42,006     1/12     1/12         --    9.85%
   762,472
   701,177
   287,951
   203,378
   338,534
   307,313
   421,078
   549,563
   734,300
   298,189
   281,707
 4,574,606          --        --         --            --        --    10,125     1/12     1/12         --    8.86%
 3,674,497          --        --         --            --        --     3,016     1/12     1/12         --
 3,138,505      14,375        --         --            --    14,375     2,547     1/12     1/12         --
 3,602,024     182,295   347,500         --            --   529,795     4,682     1/12     1/12         --
   691,364          --        --         --            --        --    10,921     1/12     1/12         --
 1,649,779          --        --         --            --        --     6,967     1/12     1/12         --
 2,338,796      45,938        --         --            --    45,938    32,539     1/12     1/12         --
 1,400,084          --        --         --            --        --     1,836     1/12       NA         --(3)
 2,373,746      30,000        --         --            --    30,000     2,075     1/12     1/12         --
 1,150,398       3,000        --         --            --     3,000     2,900     1/12     1/12         --
 1,247,155       5,625   600,000         --            --   605,625     1,750     1/12     1/12         --
 1,144,764          --        --         --            --        --     6,250     1/12       NA         --
 2,540,837         100        --         --            --       100    27,811     1/12     1/12         --
 1,860,903     159,000(4)     --         --       500,000   659,000        --     1/12     1/12         --
 3,292,277          --        --     21,120            --    21,120     3,938     1/12     1/12         --
 1,285,927      21,250        --         --            --    21,250     5,936     1/12     1/12     70,737
   690,214       4,750        --         --            --     4,750     2,644     1/12     1/12         --
 2,005,135     285,000        --    300,000            --   585,000    20,495     1/12     1/12      9,172
   286,820          --        --         --       500,000   500,000     2,834     1/12     1/12         --
 1,007,416       4,938        --         --            --     4,938       527     1/12     1/12         --
   666,958      22,500        --         --            --    22,500     1,119     1/12     1/12         --
   897,811          --        --         --            --        --        --     1/12     1/12         --
   591,906      25,000(4)     --         --            --    25,000        --     1/12     1/12         --
   544,135       3,256        --         --            --     3,256       630     1/12     1/12         --
   730,980       1,938        --         --            --     1,938       872     1/12       NA         --
 1,006,229      72,750        --         --        90,000   162,750    10,360     1/12     1/12      3,250
   662,463      94,715        --         --       181,020   275,735     1,902     1/12     1/12         --
        --          --        --         --            --        --       572     1/12     1/12      2,013
   823,675          --        --         --            --        --     1,693     1/12     1/12      4,602
   808,748          --        --         --            --        --     7,599     1/12     1/12         --
   518,890      21,525        --         --            --    21,525     2,277     1/12     1/12         --
   519,432          --        --         --            --        --       669     1/12     1/12         --
   537,126          --        --         --            --        --       949     1/12     1/12      4,430
   509,748      47,938        --         --            --    47,938     5,494     1/12     1/12         --
   405,296          --    40,000         --            --    40,000       566     1/12     1/12      4,583
   292,285     175,000        --         --            --   175,000       857     1/12       NA         --
   644,033     884,869        --         --         3,500   888,369     5,766     1/12       NA         --
   501,234      20,000        --         --            --    20,000     1,200     1/12     1/12         --
   520,915      27,900        --      5,000            --    32,900     3,850     1/12     1/12         --
   516,322          --        --         --            --        --     2,525     1/12       NA         --
   694,810          --        --         --            --        --     5,700     1/12     1/12         --
   449,454       1,844        --        900            --     2,744     1,272     1/12       NA         --
   466,066       1,500        --         --            --     1,500     3,375     1/12     1/12         --
   394,478       2,750        --         --            --     2,750     2,250     1/12     1/12         --
   450,425       7,063        --         --            --     7,063     2,520     1/12     1/12         --
   473,457          --        --      5,000            --     5,000     1,994     1/12     1/12      4,167
   435,670       5,125        --    225,000            --   230,125     1,726     1/12     1/12      2,541
   366,619          --        --         --            --        --     2,150     1/12     1/12         --
   440,047          --        --         --            --        --        --       NA       NA      1,964
        --          --        --         --            --        --        --       NA       NA         --
   410,900       5,000        --         --            --     5,000       974     1/12     1/12         --
   442,696       2,125        --         --            --     2,125     1,500     1/12     1/12        660
   654,518          --        --         --            --        --     4,349     1/12     1/12         --
   378,170      24,151        --         --            --    24,151     2,120     1/12     1/12         --
   461,480          --        --         --            --        --        --(6)  1/12       NA         --
   543,092      53,063        --     95,550            --   148,613     1,341     1/12     1/12         --
   294,521       8,938        --         --            --     8,938       638     1/12     1/12         --
   415,733          --        --         --            --        --       900     1/12     1/12         --
   597,662          --        --         --            --        --     1,856     1/12     1/12         --
   361,758       1,700        --         --            --     1,700     2,700     1/12     1/12         --
   149,416      10,000        --         --            --    10,000     3,277       NA     1/12         --
   420,008          --        --         --            --        --     4,744     1/12       NA         --
   321,265          --        --         --            --        --       349     1/12     1/12         --
   359,384      35,250        --         --            --    35,250        --     1/12     1/12         --
   345,035      13,795        --         --            --    13,795     1,500     1/12     1/12         --
   385,238      14,085        --         --            --    14,085       521       NA       NA         --
   342,075      11,625        --         --            --    11,625     3,167     1/12     1/12         --
   281,908      15,308        --         --            --    15,308     1,800     1/12     1/12         --
   274,336          --        --         --       125,000   125,000     1,278     1/12     1/12      9,926
   278,180       3,288        --         --            --     3,288       500     1/12     1/12         --
   283,819       9,875    46,500         --       183,498   239,873       640     1/12     1/12      2,308
   288,884     106,563        --         --            --   106,563     4,449     1/12     1/12         --
   300,062       5,625        --         --            --     5,625       294     1/12     1/12         --
   264,960          --        --         --            --        --        --       NA     1/12         --
   243,005          --        --         --            --        --       221     1/12     1/12      1,104
   302,971      19,063        --         --            --    19,063     1,200     1/12     1/12         --
        --          --        --         --            --        --       142       NA       NA         --
   213,565       3,938        --         --        12,000    15,938        --     1/12     1/12         --
        --          --        --         --            --        --        --     1/12     1/12         --
        --          --        --         --            --        --       225     1/12     1/12         --
   251,367       2,094        --      4,500            --     6,594     2,137     1/12     1/12         --
   285,024          --        --         --            --        --        --(6)  1/12     1/12         --
   200,921      24,340        --         --            --    24,340     1,479     1/12     1/12         --
   144,563       3,500        --     20,000            --    23,500       462     1/12     1/12         --
   234,743      18,388        --         --            --    18,388     2,000     1/12     1/12         --
   172,658      37,350        --         --            --    37,350     1,400     1/12     1/12         --
   132,408       1,500        --         --            --     1,500       750     1/12     1/12         --

                                                             LOAN DATA

LOAN     FOOT-                                                                                                           PROPERTY
NUMBER   NOTES   PROPERTY NAME                           PROPERTY ADDRESS                             PROPERTY CITY       STATE
----------------------------------------------------------------------------------------------------------------------------------
   1             Kilroy Portfolio (Totals)               Various                                      Various             CA, AZ
                   Kilroy Airport Center                 2240, 2250, 2260 East Imperial Highway       El Segundo            CA
                   LaPalma Business Center               4175, 4150, 4125 East La Palma Ave.
                                                           Bldg. A, B, C                              Anaheim               CA
                   Westlake Plaza Centre II              2829 Townsgate Road                          Westlake Village      CA
                   185 South Douglas Street              185 South Douglas Street                     El Segundo            CA
                   1000 East Ball Road                   1000 East Ball Road                          Anaheim               CA
                   1230 South Lewis Street               1230 South Lewis Street                      Anaheim               CA
                   2031 East Mariposa Avenue             2031 East Mariposa Avenue                    El Segundo            CA
                   2260 El Segundo Boulevard             2260 El Segundo Boulevard                    El Segundo            CA
                   2265 El Segundo Boulevard             2265 El Segundo Boulevard                    El Segundo            CA
                   3332-3340 East La Palma Avenue        3332-3340 East La Palma Avenue               Anaheim               CA
                   5115 North 27th Avenue                5115 North 27th Avenue                       Phoenix               AZ
                   12691 Pala Drive                      12691 Pala Drive                             Garden Grove          CA
                   12752 et al Monarch Street            12752 et al Monarch Street                   Garden Grove          CA
   2             Crystal Gateway Marriott                1700 Jefferson Davis Highway                 Arlington             VA
   3             Four & Five Skyline Place               5111 & 5113 Leesburg Pike                    Falls Church          VA
   4             1065 Avenue of the Americas             1065 Avenue of the Americas                  New York              NY
   5             Hoechst Celanese Corporation            30 Independence Boulevard                    Warren                NJ
   6             Shannon Portfolio (Totals)              Various                                      Various               NC
                   Carolina Circle Apartments            3128 Utah Place                              Greensboro            NC
                   Creekbend Apartments                  3900 Hahns Lane                              Greensboro            NC
                   English Village Apartments            307 Avalon Road                              Greensboro            NC
                   Holiday Manor Apartments              1604 17th Street                             Greensboro            NC
                   Hunting Valley Apartments             3716 Groometown Road                         Greensboro            NC
                   McKnight Manor Apartments             3200 Trent Street                            Greensboro            NC
                   Meadow Run Apartments                 3216 South Holden Road                       Greensboro            NC
                   Quail Creek Apartments                8 Covey Lane                                 Greensboro            NC
                   Raintree Apartments                   251 Northpoint Avenue                        High Point            NC
                   Skyline Village Apartments            100 Bruce Street                             Winston-Salem         NC
                   Highland Hills Apartments             100 Tall Oaks Drive                          Greensboro            NC
   7             Crystal Plaza Apartments                2100 Jefferson Davis Highway                 Crystal City          VA
   8             The Court at Deptford I                 1500 Almonesson Road                         Deptford Township     NJ
   9             Costco Center                           4410 Lawehana Street                         Honolulu              HI
  10             One & Olney Square Shopping Center      5675 North Front Street                      Philadelphia          PA
  11             Avalon Apartments                       4217 South Semoran Boulevard                 Orlando               FL
  12             Waterchase Apartments                   3100 Waterchase Way, Southwest               Wyoming               MI
  13             Crowne Plaza Hotel of Grand Rapids      5700 28th Street                             Grand Rapids          MI
  14       (3)   Parkridge Three                         10801 Parkridge Boulevard                    Reston                VA
  15             Burns Clinic                            560 West Mitchell Street                     Petoskey              MI
  16             Deer Run Apartments                     4401 West Deer Run Drive                     Brown Deer            WI
  17             1149 Chess Drive                        1149 Chess Drive                             Foster City           CA
  18             Benjamin Franklin Hotel                 36 East Third Avenue                         San Mateo             CA
  19             Embassy Suites - Airport Westshore      55 North Westshore Blvd                      Tampa                 FL
  20       (4)   Chase Street Industrial Facility        700 Chase Street                             Gary                  IN
  21             Crown Nursing Home                      3457 Nostrand Avenue                         Brooklyn              NY
  22             Houston Foods Industrial Facility, I    2721 Edgington Street                        Franklin Park         IL
  23             Battlefield Business Park               10001 & 10110 Battleview Parkway             Manassas              VA
  24             Alford Refrigerated Warehouses          318 Cadiz Street                             Dallas                TX
  25             Brandy Chase Apartments and Townhouse   4560 Craftsbury Circle                       Fort Wayne            IN
  26             Savannah Festival Factory Stores        11 Gateway Boulevard South                   Savannah              GA
  27             Centergate Plaza                        Bee Ridge & Cattleman Road                   Sarasota              FL
  28             Woodland Mobile Home Estates            1441 West Romeo Road                         Oakland               MI
  29       (4)   The Ridges of Geneva East               Highway 50 & Route 12                        Lake Geneva           WI
  30             Baymeadows Commons Shopping Center      9550 Baymeadows Road                         Jacksonville          FL
  31             North By Northeast                      7800 East 96th Street                        Fishers               IN
  32             Northern Ohio Industrial Park           1400 Lowell Street                           Elyria                OH
  33             Carmel on Providence Apartments         4208 Knob Oak Lane                           Charlotte             NC
  34       (5)   Wilderness Village Shopping Center      22117 Southeast 237th Street                 Maple Valley          WA
  35             Plaza at Deptford                       1450 Clements Bridge Road                    Deptford              NJ
  36             Comfort Suites at the Park              2141 South Harbor Boulevard                  Anaheim               CA
  37             Apple Valley Apartments                 9552 Apple Valley Drive                      Independence          KY
  38             Southgate Marketplace                   337 Hospital Drive                           Glen Burnie           MD
  39             Gibraltar Square Office Park            2375-2395 Wall Street                        Conyers               GA
  40             Hyde Park Condominiums                  6262 Melody Lane                             Dallas                TX
  41             Atrium II Office Center                 1000 Victor Way                              Ann Arbor             MI
  42             Medical Park Plaza                      4319 Medical Drive                           San Antonio           TX
  43             Airport Days Inn                        1900 West North Temple                       Salt Lake City        UT
  44             Stanford Gardens Apartments             1735 Woodland Drive                          East Palo Alto        CA
  45             The Parthenon Apartments                800 Gaines School Road                       Athens                GA
  46             20 Sand Park Road                       20 Sand Park Road                            Cedar Grove           NJ
  47             Fairfield Inn by Marriott               4702 East University Drive                   Phoenix               AZ
  48             The Woodbriar                           10415 Paramount Boulevard                    Downey                CA
  49             Westbrook Apartments                    6300-6318 West Bancroft Street               Toledo                OH
  50             Harbin Springs Apartments               1012 Harbin Springs Road                     Atlanta               GA
  51             East Point Apartments                   4125-4165 Childress Avenue                   Mesquite              TX
  52             535 Broadhollow Road                    535 Broadhollow Road                         Melville              NY
  53             Ridge Road Shopping Center              1102-1209 Ridge Road                         Rockwall              TX
  54             Walbridge Apartments                    505 North Main Street                        Walbridge             OH
  55             The Roomstore                           4720 South Cooper Street                     Arlington             TX
  56             3200 Liberty Avenue                     3200 Liberty Avenue                          Bergen                NJ
  57             Colonial Village Shopping Center        7000-7014 Reistertown Road                   Pikeville             MD
  58             Cyrk Warehouse                          125 Water Street                             Danvers               MA
  59             Comfort Inn-Belleville                  855 Comfort Plaza Drive                      Bellville             OH
  60             Treehouse Apartments                    101 Arcadia Place                            Alamo Heights         TX
  61       (6)   Olympik Village Apartments              402 31st Street Northeast                    Rochester             MN
  62       (7)   Arctic Self Storage                     5861 Arctic Boulevard #A                     Anchorage             AK
  63             Hiawassee Woods SC & Professional
                   Building                              6861 West Colonial Drive                     Orlando               FL
  64             Buckingham Pews / Seminary Court        701 West Buckingham Place & 3159
                                                           North Semin                                Chicago               IL
  65             Sunray East Convalescent Hospital       3210 West Pico Boulevard                     Los Angeles           CA
  66             Mayfair Apartments                      18645 Detroit Avenue                         Lakewood              OH
  67             Villa Maria Health Care Center          4310 East Grant Road                         Tucson                AZ
  68             Hampton Inn                             508 North State of Franklin Road             Johnson City          TN
  69             San Ramon Valley Self Storage           1911 San Ramon Valley Boulevard              San Ramon             CA
  70             Post Ridge Apartments                   501 16th Avenue                              Phenix City           AL
  71             Festival de Las Flores                  2601-2659 NW 20th Street & 2600-2666
                                                           NW 21st                                    Miami                 FL
  72             CS Technical Center                     12350 Northwest 39th Street                  Coral Springs         FL
  73             Fairways Apartments                     3823 McCann Road                             Longview              TX
  74             511 Queens Apartments                   511 Queens Road                              Charlotte             NC
  75             Harbor Plaza Shopping Center            13700 East Quincy Avenue                     Aurora                CO
  76             Sun Country Mobile Home Park            799 East Klostermann Road                    Tarpon Springs        FL
  77             Parkway Centre                          13450-13520 Inwood Road                      Farmers Branch        TX
  78             Applecreek Apartments                   9874 Dale Crest                              Dallas                TX
  79             Sound Advice Store                      2925 Tyrone Boulevard                        St. Petersburg        FL
  80             IMC Global Office Building              6 Eastport Executive Drive                   Collinsville          IL
  81       (5)   Oak View Shopping Center                1727-37 East-West Road                       Calumet City          IL
  82             South Seminole Storage Park             540 North Highway 434, Suite 530             Altamonte Springs     FL
  83             Watertown Rite-Aid                      842 State Street                             Watertown             NY
  84             Harvest Manor Mobile Home Park          4815 Airway Drive                            Moses Lake            WA
  85             Gristede's - Battery Park City          21 South End Avenue                          New York              NY
  86             Granger Revco Center                    12544 Adams Road                             Granger               IN
  87             Inlet Inn                               539 H Street                                 Anchorage             AK
  88       (6)   Comfort Inn - Webster                   750 West Nasa Road 1                         Webster               TX
  89             Forest Ridge Apartments                 1800-1810 Westminster Street                 Denton                TX
  90             Knollwood Estates                       1632 Lexington Avenue                        Mansfield             OH
  91             Woodland Hills Apartments               7110 Wurzbach Road                           San Antonio           TX
  92             Northgate Apartments                    3555 Lawrenceville Highway                   Tucker                GA
  93             Blake House                             165 S.O.M. Center Road                       Mayfield Heights      OH

                     (RESTUBBED TABLE CONTINUED FROM ABOVE)

  LOAN                                                                             LARGEST                                YEAR
 NUMBER    ZIP CODE    PROPERTY TYPE            LARGEST TENANT                     SQ FT        YEAR BUILT             RENOVATED
----------------------------------------------------------------------------------------------------------------------------------
   1       Various     Office, Industrial       Hughes Space & Comm.               387,129        Various
            90245      Office                   Hughes Space & Comm.               387,129         1983
            92807      Office                   CSTS, Inc.                          23,981         1986
            91361      Office                   LDDS Communications                 27,761         1990
            90245      Office                   Northwest Airlines                  60,000         1978
            92805      Industrial               Allen-Bradley Company              100,000         1982
            92805      Industrial               RGB Systems (Extron Elect)          57,730         1982
            90245      Industrial               Mattel, Inc.                       192,053         1955
            90245      Industrial               Ace Medical                        113,820         1979
            90245      Industrial               MSAS Cargo International            76,570         1978
            92806      Industrial               Furon                               90,746         1966
            85017      Industrial               Festival Markets, Inc.             130,877         1961
            92841      Industrial               Rank Video Services                 70,000         1970
            92841      Industrial               Cannon Equipment West              165,981       1969-1981
   2        22202      Hotel                                                                     1982/1986
   3        22041      Office                   GSA GS-11B-30064                    38,507       1982/1984
   4        10018      Office                   Thomaston Mills                     29,537         1958                  1990
   5        07059      Office                   Hoechst Celanese Corporation       207,727         1997
   6       Various     Multifamily                                                                Various
            27405      Multifamily                                                                 1972
            27405      Multifamily                                                                 1974
            27405      Multifamily                                                               1959-1966
            27405      Multifamily                                                                 1967
            27405      Multifamily                                                                 1972
            27405      Multifamily                                                                 1967
            27405      Multifamily                                                                 1970
            27405      Multifamily                                                                 1973
            27262      Multifamily                                                                 1979
            27107      Multifamily                                                                 1974
            27405      Multifamily                                                                 1973
   7        22202      Multifamily                                                                 1967
   8        08096      Anchored Retail          Sam's Club                         120,000         1990
   9        96813      Anchored Retail          PriceCostco                        131,607         1987
  10        19120      Anchored Retail          Caldor Holdings, Inc               103,839         1987
  11        32822      Multifamily                                                                 1974
  12        49509      Multifamily                                                          1990-1992/1995-1996
  13        49546      Hotel                                                                       1980                  1989
  14        20191      Office                   GSA                                110,147         1985
  15        49770      Office                   PhyCor of Northern Michigan, Inc   152,960         1954                  1994
  16        53223      Multifamily                                                                 1991
  17        94404      Industrial               Franklin Resources/Perkin Elmer    120,942         1971                  1990
  18        94401      Hotel                                                                       1926
  19        33609      Hotel                                                                       1984                  1992
  20        46404      Industrial               Chicago Steel                      412,236         1950                  1995
  21        11229      Nursing Home                                                                1967                1995-1996
  22        60131      Industrial               Houston Foods Co.                  474,877         1959                  1992
  23        22110      Office                   AT&T Resource Management Corp      154,226         1988
  24        75207      Industrial               MM Mars                             92,360         1947
  25        46818      Multifamily                                                                 1972                1995-1996
  26        31419      Anchored Retail          Dress Barn                          10,655         1987
  27        33609      Anchored Retail          Publix                              48,555         1988                1993-1996
  28        48363      Mobile Home Park                                                          1972/1974
  29        53147      Multifamily                                                                 1995
  30        32299      Anchored Retail          Food Lion                           30,690         1990
  31        46038      Unanchored Retail        Kinko's                              6,400         1989
  32        44035      Industrial               MTD Products, Inc                  332,796         1946
  33        28211      Multifamily                                                                 1974                1995-1996
  34        98038      Anchored Retail          Villiage Drug                       10,164       1963-1997
  35        08096      Anchored Retail          Pathmark                            55,520         1986
  36        92802      Hotel                                                                       1989                1996-1997
  37        41051      Multifamily                                                                 1992
  38        21061      Unanchored Retail        Blockbuster Video                    6,600       1985/1990
  39        30013      Office                   AT&T                                28,322       1989-1993
  40        75231      Multifamily                                                                 1978                  1990
  41        48108      Office                                                                      1991
  42        78229      Retail/Office            Hematology Oncology Assoc. of
                                                South Texas                         13,164         1978                  1990
  43        84116      Hotel                                                                       1984
  44        94303      Multifamily                                                                 1962
  45        30605      Multifamily                                                                 1972             1988,1990-1996
  46        07009      Industrial               Nash Harmon Cosmetics              100,000         1967                  1993
  47        85034      Hotel                                                                       1994
  48        90241      Multifamily                                                                 1972
  49        43615      Multifamily                                                                 1977                  1993
  50        30093      Multifamily                                                                 1985
  51        75150      Multifamily                                                                 1985                  1989
  52        11747      Office                   Court Reporting Institute           25,000         1963                  1986
  53        75087      Anchored Retail          Brookshires Grocery Company         38,233         1974                  1996
  54        43465      Multifamily                                                               1985/1987
  55        76017      Single Tenant Retail     The Room Store                      52,333         1989
  56        07047      Industrial               Westchester Lace                    81,635         1959
  57        21208      Unanchored Retail        Shuvalsky Enter, Inc                10,412         1953                  1983
  58        01923      Industrial               Cyrk, Inc                          120,000         1986
  59        44813      Hotel                                                                     1989-1992
  60        78209      Multifamily                                                               1972-1975               1995
  61        55906      Multifamily                                                                 1975                  1996
  62        99502      Self Storage                                                                1977
  63        32818      Anchored Retail          Eckerd Drug                         10,368         1983
  64        60657      Multifamily                                                               1907/1935               1987
  65        90019      Nursing Home                                                                1967
  66        44107      Multifamily                                                                 1963
  67        85712      Nursing Home                                                                1963                  1980
  68        37604      Hotel                                                                       1995
  69        94583      Self Storage                                                                1995
  70        36867      Multifamily                                                            1977/1981/1996           1995-1997
  71        33142      Industrial               Amparao Angel                        5,420         1976                1971/1981
  72        33065      Office                   VNU Operations Center Inc           31,272         1987                  1997
  73        75605      Multifamily                                                                 1980
  74        28207      Multifamily                                                                 1963                  1985
  75        80015      Unanchored Retail        Tuesday Morning                      7,589         1979
  76        34689      Mobile Home Park                                                            1970
  77        75234      Unanchored Retail        Leather Center                       7,190         1979
  78        75220      Multifamily                                                                 1969
  79        33710      Single Tenant Retail     Sound Advice                        17,639         1989
  80        62234      Office                   Vigoro Industries                   32,000         1994
  81        60409      Anchored Retail          Michael Stores                      16,420         1993
  82        32714      Self Storage                                                                1974                1994-1997
  83        13601      Single Tenant Retail     Rite Aid                            11,348         1997
  84        98837      Mobile Home Park                                                            1980
  85        10280      Anchored Retail          Gristede                             7,900         1988
  86        46530      Anchored Retail          Revco                               10,722         1996
  87        99501      Hotel                                                                     1941-1969          1948/1966/1969
  88        77598      Hotel                                                                       1995
  89        76205      Multifamily                                                                 1975                  1995
  90        44907      Multifamily                                                                 1990
  91        78229      Multifamily                                                                 1972                  1992
  92        30084      Multifamily                                                                 1968
  93        44146      Multifamily                                                                 1966

                     (RESTUBBED TABLE CONTINUED FROM ABOVE)

  LOAN NUMBER       # OF UNITS/ SQ FT         OCCUPANCY PERCENTAGE    OCCUPANCY AS OF DATE
--------------------------------------------------------------------------------------------
       1                 2,215,452                     94.46                08/01/97
                           701,307                     97.60                08/01/97
                           186,880                     75.56                08/01/97
                            81,158                    100.00                08/01/97
                            60,000                    100.00                08/01/97
                           100,000                    100.00                08/01/97
                            57,730                    100.00                08/01/97
                           192,053                    100.00                08/01/97
                           113,820                    100.00                08/01/97
                            76,570                    100.00                08/01/97
                           153,320                    100.00                08/01/97
                           130,877                    100.00                08/01/97
                            84,700                     82.64                08/01/97
                           277,037                    100.00                08/01/97
       2                       697                     80.03                10/15/97
       3                   525,790                    100.00                10/01/97
       4                   585,824                     90.46                09/25/97
       5                   207,727                    100.00                10/12/97
       6                     1,833                     92.79                09/01/97
                               260                     92.69                09/01/97
                               268                     94.78                09/01/97
                               176                     90.34                09/01/97
                                94                     92.55                09/01/97
                                96                     98.95                09/01/97
                               140                     91.43                09/01/97
                               132                     93.94                09/01/97
                               160                     94.38                09/01/97
                               230                     96.52                09/01/97
                               169                     87.14                09/01/97
                               108                     87.96                09/01/97
       7                       536                     98.29                10/12/97
       8                   361,945                     98.20                08/22/97
       9                   203,761                    100.00                11/27/97
      10                   354,518                     97.50                08/21/97
      11                       450                     96.90                12/04/97
      12                       418                     96.20                11/07/97
      13                       319                     69.00                08/07/97
      14                   110,147                    100.00                11/01/97
      15                   154,000                    100.00                10/10/97
      16                       232                     97.00                08/29/97
      17                   120,942                    100.00                09/01/97
      18                        99                    100.00                07/31/97
      19                       221                     76.11                06/30/97
      20                 1,032,331                     99.50                09/30/97
      21                       189                     97.90                09/30/97
      22                   474,877                    100.00                09/01/97
      23                   154,226                    100.00                06/01/97
      24                 1,152,618                     98.80                07/01/97
      25                       170                     95.24                09/22/97
      26                   130,680                     96.60                08/15/97
      27                    88,753                    100.00                01/26/98
      28                       375                     99.20                01/23/98
      29                       120                     94.20                09/04/97
      30                    72,090                    100.00                08/20/97
      31                    55,938                     95.70                10/31/97
      32                 1,056,527                     87.20                10/01/97
      33                       109                     94.50                10/14/97
      34                    45,731                    100.00                01/23/97
      35                   135,390                     93.40                09/17/97
      36                        94                     82.00                06/01/97
      37                       108                    100.00                09/10/97
      38                    57,391                     90.00                12/03/97
      39                    57,910                    100.00                09/01/97
      40                       303                     92.80                05/01/97
      41                    45,276                    100.00                11/26/97
      42                    68,512                     95.10                11/11/97
      43                       111                     84.80                09/16/97
      44                        82                     98.70                09/01/97
      45                       168                     82.70                05/01/97
      46                   137,655                    100.00                12/01/97
      47                        90                     74.36                12/31/97
      48                        76                     97.40                10/17/97
      49                       180                     94.40                10/30/97
      50                       100                     93.00                07/30/97
      51                       126                     97.60                10/14/97
      52                    97,648                     96.60                09/26/97
      53                   123,304                     88.40                11/03/97
      54                       129                     93.80                11/30/97
      55                    52,333                    100.00                11/21/97
      56                   211,500                    100.00                07/11/97
      57                    50,797                    100.00                12/11/97
      58                   120,000                    100.00                07/29/97
      59                       101                     65.12                07/10/97
      60                       106                     97.20                01/15/98
      61                       140                    100.00                10/01/97
      62                     1,065                     83.00                07/01/97
      63                    51,052                    100.00                08/01/97
      64                        41                    100.00                08/18/97
      65                        99                     98.80                08/31/97
      66                       144                     97.20                09/30/97
      67                       143                     85.60                09/30/97
      68                        77                     81.40                09/01/97
      69                       419                     99.20                03/01/97
      70                       152                     98.02                12/10/97
      71                   122,895                     95.70                12/01/97
      72                    31,272                    100.00                10/27/97
      73                       152                     86.80                10/15/97
      74                        54                     77.80                09/30/97
      75                    45,863                     97.00                10/20/97
      76                       120                     97.50                10/01/97
      77                    28,374                    100.00                10/20/97
      78                       216                     88.90                10/15/97
      79                    17,639                    100.00                10/01/97
      80                    32,000                    100.00                09/12/97
      81                    26,420                    100.00                09/30/97
      82                       351                     86.10                08/25/97
      83                    11,348                    100.00                09/16/97
      84                       194                    100.00                08/31/97
      85                     9,800                    100.00                11/10/97
      86                    17,962                     95.20                06/18/97
      87                        85                     77.40                08/31/97
      88                        63                     65.00                09/01/97
      89                        56                     87.50                10/14/97
      90                        28                    100.00                10/09/97
      91                        96                     83.30                10/15/97
      92                        42                     93.00                07/30/97
      93                        36                    100.00                07/28/97


                                                                    MORTGAGE    NET MORTGAGE
 APPRAISED     APPRAISAL    ORIGINAL     ORIGINAL     CUT OFF       INTEREST      INTEREST    ANNUAL DEBT     REMAINING  REMAINING
   VALUE         DATE         LTV         BALANCE     BALANCE         RATE          RATE        SERVICE          TERM     AM TERM
---------------------------------------------------------------------------------------------------------------------------------
204,700,000     Various      41.04      84,000,000   82,869,076       8.3500       8.2825      8,015,051          83         287
108,000,000     12/31/96     36.30      39,203,565
 13,200,000     12/31/96     43.97       5,804,160
 12,000,000     12/31/96     27.56       3,306,751
  6,800,000     12/31/96     51.77       3,520,211
  6,200,000     09/28/96     51.37       3,184,754
  3,200,000     12/31/96     40.84       1,306,926
 16,000,000     12/31/96     54.36       8,697,121
  5,100,000     12/31/96     50.91       2,596,551
  4,700,000     12/31/96     56.35       2,648,254
  9,400,000     12/31/96     54.46       5,119,707
  4,500,000     12/31/96     35.14       1,581,314
  5,400,000     12/31/96     47.22       2,549,966
 10,200,000     12/31/96     43.93       4,480,720
120,000,000     10/02/97     53.33      64,000,000   63,847,440       7.2400       7.1925      5,546,210         118         298
 74,700,000     09/23/97     67.87      50,700,000   50,615,148       6.8600       6.8125      3,990,725         142         358
 61,000,000     09/11/97     65.57      40,000,000   39,904,509       7.1800       7.1325      3,251,687          81         357
 56,200,000     10/01/97     64.06      36,000,000   35,810,400       7.0270       6.9795      3,283,694         237         249
 47,645,000     Various      75.77      36,100,000   35,789,344       7.8500       7.7825      3,133,487         108         348
  8,375,000     02/11/97     72.91       6,106,191
  6,250,000     02/12/97     81.36       5,085,129
  2,750,000     02/12/97     71.97       1,979,201
  2,325,000     02/12/97     64.93       1,509,647
  3,290,000     02/11/97     75.27       2,476,233
  2,950,000     02/11/97     78.30       2,309,806
  3,970,000     02/11/97     78.71       3,124,880
  5,700,000     02/11/97     75.91       4,326,614
  6,710,000     02/12/97     78.75       5,284,341
  2,425,000     02/12/97     74.74       1,812,549
  2,900,000     02/12/97     71.91       2,085,409
 48,500,000     10/01/97     70.10      34,000,000   33,913,562       6.8600       6.8125      2,676,182         140         357
 38,000,000     07/25/97     79.74      30,300,000   30,202,056       8.2500       8.1825      2,731,605         175         355
 37,500,000     08/24/97     73.47      27,550,000   27,510,828       7.7300       7.6625      2,363,891         130         358
 33,500,000     08/20/97     74.63      25,000,000   24,877,953       8.5400       8.4725      2,423,773         115         295
 21,000,000     11/11/97     79.52      16,700,000   16,666,723       7.2900       7.2225      1,416,487         118         322
 20,600,000     08/01/97     77.67      16,000,000   15,974,862       7.2300       7.1625      1,307,175         118         358
 22,500,000     07/14/97     70.67      15,900,000   15,806,064       8.5100       8.4425      1,537,659         114         294
 20,500,000     11/04/97     74.88      15,350,000   15,326,916       7.4500       7.3825      1,281,652         118         358
 20,600,000     09/16/97     72.82      15,000,000   14,935,138       7.8900       7.8225      1,376,178         116         296
 17,700,000     08/29/97     79.10      14,000,000   13,948,020       7.5600       7.4925      1,181,590         139         355
 18,000,000     08/27/97     66.67      12,000,000   11,945,902       7.6300       7.5625      1,076,354         236         296
 15,250,000     07/16/97     70.49      10,750,000   10,656,954       7.9500       7.8825      1,074,997         139         235
 23,000,000     07/25/97     74.78      10,200,000   10,157,016       8.0500       7.9825        948,761          80         296
 21,000,000     06/09/97     47.62      10,000,000    9,922,819       8.6800       8.6125        980,872         112         292
 13,900,000     01/30/97     70.50       9,800,000    9,584,119       8.8300       8.7625      1,180,914         172         172
 11,800,000     08/20/97     76.27       9,000,000    8,975,760       7.9000       7.8325        807,324         117         321
 11,300,000     09/04/97     72.12       8,150,000    8,126,534       7.7000       7.6325        697,275          80         356
 12,300,000     08/25/97     65.85       8,100,000    8,033,669       8.4000       8.3325        837,382         115         235
  8,500,000     10/07/97     83.53       7,100,000    7,084,125       7.5100       7.4425        596,314         117         357
  9,400,000     07/21/97     66.76       6,275,000    6,244,015       8.4700       8.4025        604,814         115         295
  8,200,000     12/14/96     73.17       6,000,000    5,958,571       8.5000       8.4325        553,618         109         349
  8,700,000     07/07/97     63.22       5,500,000    5,457,899       7.8800       7.8125        504,163          77         293
  6,800,000     09/02/97     77.94       5,300,000    5,279,887       7.4500       7.3825        442,525         115         355
  6,900,000     06/18/97     75.36       5,200,000    5,183,395       8.3100       8.2425        471,425         115         355
  8,150,000     10/07/97     63.19       5,150,000    5,119,844       7.8900       7.8225        586,675         178         178
  7,487,720     08/08/97     66.78       5,000,000    4,970,316       8.4800       8.4125        482,328         114         294
  6,600,000     09/10/97     72.73       4,800,000    4,784,609       7.9400       7.8725        442,279         117         297
  6,150,000     10/12/97     75.00       4,612,500    4,592,873       7.9900       7.9225        426,834         116         296
  8,400,000     06/11/97     52.38       4,400,000    4,386,510       8.5100       8.4425        406,361         175         355
  6,300,000     08/14/97     69.84       4,400,000    4,382,338       8.3500       8.2825        419,836         116         296
  5,510,000     08/06/97     78.95       4,350,000    4,334,325       7.7100       7.6425        372,525         115         355
  5,615,000     07/11/97     74.80       4,200,000    4,194,459       8.1000       8.0325        373,337         118         358
  5,000,000     09/04/97     80.00       4,000,000    3,986,912       8.1900       8.1225        358,585         115         355
  5,700,000     05/30/97     70.18       4,000,000    3,979,181       8.2700       8.2025        361,283          76         352
  6,415,000     10/29/97     60.80       3,900,000    3,894,466       7.7400       7.6725        334,958         118         358
  5,700,000     06/11/97     63.16       3,600,000    3,579,945       8.8700       8.8025        358,695         114         294
  4,350,000     09/03/97     82.07       3,570,000    3,559,007       8.1900       8.1225        336,056         117         297
  4,860,000     10/20/97     72.02       3,500,000    3,487,946       7.4950       7.4275        310,240         177         297
  4,500,000     05/28/97     77.78       3,500,000    3,453,142       8.3100       8.2425        359,451         232         232
  5,100,000     10/14/97     67.65       3,450,000    3,443,693       7.7800       7.7125        306,130         118         322
  5,760,000     01/24/97     59.90       3,450,000    3,396,900       9.8500       9.7825        395,413          73         229
  4,250,000     10/20/97     80.00       3,400,000    3,394,877       7.4400       7.3725        283,605         118         358
  4,500,000     07/17/97     75.56       3,400,000    3,388,921       7.8400       7.7725        310,589         117         297
  4,100,000     08/15/97     82.93       3,400,000    3,384,894       7.5900       7.5225        287,798         114         354
  4,400,000     11/10/95     77.27       3,400,000    3,332,301       7.7500       7.6825        292,296          94         334
  5,000,000     03/26/97     66.00       3,300,000    3,279,012       8.6100       8.5425        346,420         116         236
  6,410,000     05/05/97     51.48       3,300,000    3,273,988       8.5500       8.4825        320,205         112         292
  4,250,000     09/22/97     75.29       3,200,000    3,195,159       7.4200       7.3525        266,398         118         358
  4,600,000     10/09/97     69.57       3,200,000    3,192,844       7.6400       7.5725        287,279          58         298
  5,550,000     06/25/97     54.05       3,000,000    2,968,353       7.8500       7.7825        297,766         114         234
  4,065,000     07/10/97     72.57       2,950,000    2,946,108       8.1000       8.0325        262,225         118         358
  4,200,000     03/31/97     70.24       2,950,000    2,933,913       9.0000       8.9325        297,075         114         294
  4,600,000     07/23/97     61.96       2,850,000    2,822,852       8.6800       8.6125        300,703         114         234
  3,850,000     10/18/95     75.32       2,900,000    2,810,418       7.7500       7.6825        262,854          94         274
  4,000,000     05/20/97     70.00       2,800,000    2,737,075       8.6000       8.5325        332,845         172         172
  4,000,000     06/30/97     68.75       2,750,000    2,722,797       8.3750       8.3075        283,776         234         234
  3,230,000     07/21/97     78.95       2,550,000    2,537,652       8.5900       8.5225        248,258         115         295
  3,850,000     08/14/97     64.94       2,500,000    2,488,475       7.4900       7.4225        221,502         116         296
  3,650,000     08/22/97     68.49       2,500,000    2,486,893       7.8400       7.7725        234,939         116         272
  3,500,000     06/27/97     71.43       2,500,000    2,474,825       8.2300       8.1625        255,243         234         234
  4,250,000     02/16/96     60.12       2,555,000    2,459,359       9.0000       8.9325        275,856          97         217
  3,675,000     09/05/97     65.31       2,400,000    2,392,280       7.9200       7.8525        220,759         117         297
  3,700,000     06/20/97     64.86       2,400,000    2,384,355       7.9000       7.8325        220,379         114         294
  4,000,000     11/29/97     57.13       2,285,000    2,276,350       7.1400       7.0725        214,897         238         238
  3,700,000     10/28/97     54.05       2,000,000    1,995,592       7.7300       7.6625        180,964         118         298
  2,950,000     10/03/97     67.80       2,000,000    1,995,563       7.6900       7.6225        180,335         118         298
  3,100,000     04/22/96     64.52       2,000,000    1,976,226       8.9375       8.8700        192,031         100         340
  2,400,000     04/29/97     79.17       1,900,000    1,887,753       7.9700       7.9025        175,521         114         294
  2,720,000     07/01/96     67.10       1,825,000    1,797,475       9.4100       9.3425        189,971         103         283
  2,675,000     10/21/97     67.29       1,800,000    1,797,200       7.2800       7.2125        147,790         118         358
  2,900,000     03/14/96     62.93       1,825,000    1,791,283       9.5625       9.4950        192,292          99         279
  3,250,000     03/06/96     55.85       1,815,000    1,777,597       8.8750       8.8075        180,916          99         279
  2,900,000     09/11/97     60.34       1,750,000    1,744,425       7.9800       7.9125        161,803         117         297
  2,400,000     08/19/97     71.88       1,725,000    1,720,516       8.1000       8.0325        157,540         117         321
  2,730,000     05/01/97     62.27       1,700,000    1,693,352       9.0000       8.9325        164,143         113         353
  3,100,000     09/12/97     54.84       1,700,000    1,692,801       8.0200       7.9525        157,721         176         296
  1,900,000     08/19/97     89.16       1,694,000    1,678,000       7.7100       7.6425        168,517         228         228
  2,100,000     06/27/97     76.19       1,600,000    1,592,099       8.4700       8.4025        154,216         115         295
  3,100,000     05/02/97     48.39       1,500,000    1,482,724       8.4200       8.3525        155,298         113         233
  2,175,000     06/12/97     66.67       1,450,000    1,441,692       8.7800       8.7125        146,961         175         271
  2,400,000     08/14/97     54.58       1,310,000    1,301,448       8.4000       8.3325        135,429         116         236
  2,450,000     11/06/96     53.06       1,300,000    1,271,487       8.8800       8.8125        157,114         172         172
  1,800,000     05/29/96     68.06       1,225,000    1,202,332       8.8750       8.8075        122,106         101         281
  1,500,000     10/24/97     79.00       1,185,000    1,182,366       7.5400       7.4725         99,818         117         357
  1,700,000     10/18/95     70.59       1,200,000    1,162,808       8.0000       7.9325        111,141          93         273
  1,420,000     07/31/97     79.23       1,125,000    1,112,973       7.7400       7.6725        110,745         234         234
  1,400,000     06/23/97     71.43       1,000,000      989,930       8.2300       8.1625        102,097         234         234

                     (RESTUBBED TABLE CONTINUED FROM ABOVE)

 APPRAISED                   MATURITY        BALLOON          MAT
   VALUE       ORIG DATE      DATE (1)       BALANCE        DATE LTV   PREPAYMENT PROVISIONS (2)
------------------------------------------------------------------------------------------------------------
204,700,000    01/31/97       01/31/05      72,660,836        35.50    LO- 24,Defeasance- 11,YM2 - 41,0% - 6
108,000,000
 13,200,000
 12,000,000
  6,800,000
  6,200,000
  3,200,000
 16,000,000
  5,100,000
  4,700,000
  9,400,000
  4,500,000
  5,400,000
 10,200,000
120,000,000    12/15/97       01/01/08      50,661,460        42.22    LO- 24,Defeasance- 93,0% - 1
 74,700,000    12/03/97       01/01/10      41,191,866        55.14    LO- 24,Defeasance- 45,YM1 -66,0% - 7
 61,000,000    11/05/97       12/01/04      36,559,866        59.93    LO- 32,YM1 - 29,0% -20
 56,200,000    11/07/97       12/01/17       3,162,048         5.63    LO- 44,Defeasance- 72,3% - 6,2.5% -18,2% - 6,1.5% -18,1%
                                                                       -66,0% - 7
 47,645,000    02/28/97       03/01/07      31,569,914        66.26    LO-23, Defeasance- 24,YM1 -54,0% - 7
  8,375,000
  6,250,000
  2,750,000
  2,325,000
  3,290,000
  2,950,000
  3,970,000
  5,700,000
  6,710,000
  2,425,000
  2,900,000
 48,500,000    11/20/97       11/01/09      27,688,015        57.09    LO- 24,Defeasance- 44,YM1 -65,0% - 7
 38,000,000    09/22/97       10/01/12      23,464,005        61.75    LO- 79,YM1 - 71,0% -25
 37,500,000    12/22/97       01/01/09      23,507,064        62.69    LO- 46,YM1 - 71,0% -13
 33,500,000    09/10/97       10/01/07      20,462,369        61.08    LO- 55,YM1 - 53,0% - 7
 21,000,000    12/26/97       01/01/08      13,782,577        65.63    LO- 58,YM1 - 53,0% - 7
 20,600,000    12/31/97       01/01/08      13,803,361        67.01    LO- 46,YM1 - 65,0% - 7
 22,500,000    08/13/97       09/01/07      13,004,661        57.80    LO- 42,YM1 - 65,0% - 7
 20,500,000    12/11/97       01/01/08      13,308,315        64.92    LO- 58,YM1 - 53,0% - 7
 20,600,000    10/31/97       11/01/07      12,080,481        58.64    LO- 44,YM1 - 65,0% - 7
 17,700,000    09/17/97       10/01/09      11,604,085        65.56    LO- 55,YM1 - 59,0% -25
 18,000,000    10/02/97       11/01/17       4,462,541        24.79    LO- 84,YM1 -115,0% -37
 15,250,000    09/30/97       10/01/09       6,348,332        41.63    LO- 43,YM1 - 59,0% -37
 23,000,000    10/07/97       11/01/04       9,005,051        65.84    LO- 32,YM1 - 41,0% - 7
 21,000,000    06/27/97       07/01/07       8,212,373        39.11    LO- 52,5% - 12,4% -12,3% -12,2% -12,1% - 5,0% - 7
 13,900,000    06/30/97       07/01/12              --           --    LO- 64,7% - 12,6% -12,5% -12,4% -12,3% -12,2% -12,1%
                                                                        -23,0% -13
 11,800,000    11/21/97       12/01/07       7,539,660        63.90    LO- 57,5% - 12,4% -12,3% -12,2% -12,1% - 5,0% - 7
 11,300,000    10/01/97       11/01/04       7,505,866        66.42    LO- 44,YM1 - 29,0% - 7
 12,300,000    09/15/97       10/01/07       5,652,574        45.96    LO- 43,YM1 - 65,0% - 7
  8,500,000    11/28/97       12/01/07       6,163,800        72.52    LO- 45,YM1 - 65,0% - 7
  9,400,000    09/30/97       10/01/07       5,127,379        54.55    LO- 43,YM1 - 65,0% - 7
  8,200,000    03/17/97       04/01/07       5,316,153        64.83    LO- 37,YM1 - 65,0% - 7
  8,700,000    07/21/97       08/01/04       4,841,846        55.65    LO- 29,YM1 - 41,0% - 7
  6,800,000    09/25/97       10/01/07       4,595,053        67.57    LO- 55,5% - 12,4% -12,3% -12,2% -12,1% - 5,0% - 7
  6,900,000    09/12/97       10/01/07       4,590,300        66.53    LO- 43,YM1 - 65,0% - 7
  8,150,000    12/22/97       01/01/13              --           --    LO- 58,YM1 - 83,0% -37
  7,487,720    08/29/97       09/01/07       4,086,550        54.58    LO- 42,YM1 - 65,0% - 7
  6,600,000    11/24/97       12/01/07       3,870,712        58.65    LO- 45,YM1 - 65,0% - 7
  6,150,000    10/31/97       11/01/07       3,724,261        60.56    LO- 44,YM1 - 65,0% - 7
  8,400,000    09/30/97       10/01/12       3,436,770        40.91    LO- 43,YM1 -125,0% - 7
  6,300,000    10/03/97       11/01/07       3,584,788        56.90    LO- 44,YM1 - 65,0% - 7
  5,510,000    09/25/97       10/01/07       3,792,846        68.84    LO- 43,YM1 - 65,0% - 7
  5,615,000    12/19/97       01/01/08       3,691,985        65.75    LO- 46,YM1 - 65,0% - 7
  5,000,000    09/30/97       10/01/07       3,522,573        70.45    LO- 43,YM1 - 65,0% - 7
  5,700,000    06/30/97       07/01/04       3,712,296        65.13    LO- 28,YM1 - 41,0% - 7
  6,415,000    12/12/97       01/01/08       3,402,664        53.04    LO- 46,YM1 - 65,0% - 7
  5,700,000    08/07/97       09/01/07       2,969,679        52.10    LO- 42,YM1 - 65,0% - 7
  4,350,000    11/06/97       12/01/07       2,897,077        66.60    LO- 45,YM1 - 65,0% - 7
  4,860,000    11/25/97       12/01/12       2,178,484        44.82    LO- 57,YM1 -113,0% - 7
  4,500,000    06/30/97       07/01/17              --           --    LO-112,YM1 - 83,0% -37
  5,100,000    12/11/97       01/01/08       2,881,944        56.51    LO- 46,YM1 - 65,0% - 7
  5,760,000    03/20/97       04/01/04       2,892,921        50.22    LO- 25,1% - 41,0% - 7
  4,250,000    12/05/97       01/01/08       2,947,116        69.34    LO- 46,YM1 - 59,0% -13
  4,500,000    11/25/97       12/01/07       2,734,717        60.77    LO- 45,YM1 - 65,0% - 7
  4,100,000    08/29/97       09/01/07       2,956,851        72.12    LO- 42,YM1 - 65,0% - 7
  4,400,000    12/27/95       01/01/06       2,967,057        67.43    LO- 21,YM1 - 66,0% - 7
  5,000,000    10/30/97       11/01/07       2,317,350        46.35    LO- 44,YM1 - 65,0% - 7
  6,410,000    06/26/97       07/01/07       2,701,683        42.15    LO- 40,YM1 - 65,0% - 7
  4,250,000    12/19/97       01/01/08       2,772,523        65.24    LO- 46,YM1 - 65,0% - 7
  4,600,000    12/05/97       01/01/03       2,940,385        63.92    LO- 34,YM1 - 17,0% - 7
  5,550,000    08/25/97       09/01/07       2,058,619        37.09    LO- 54,YM1 - 50,0% -10
  4,065,000    12/19/97       01/01/08       2,593,179        63.79    LO- 46,YM1 - 65,0% - 7
  4,200,000    08/29/97       09/01/07       2,440,808        58.11    LO- 42,YM1 - 65,0% - 7
  4,600,000    08/27/97       09/01/07       2,005,484        43.60    LO- 42,YM1 - 65,0% - 7
  3,850,000    12/26/95       01/01/06       2,327,112        60.44    LO- 21,YM1 - 66,0% - 7
  4,000,000    07/01/97       07/01/12              --           --    LO- 52,YM1 - 83,0% -37
  4,000,000    08/28/97       09/01/17              --           --    LO- 78,YM1 -119,0% -37
  3,230,000    09/04/97       10/01/07       2,089,668        64.70    LO- 43,YM1 - 65,0% - 7
  3,850,000    10/08/97       11/01/07       1,992,405        51.75    LO- 44,YM1 - 65,0% - 7
  3,650,000    10/28/97       11/01/07       1,911,628        52.37    LO- 44,YM1 - 65,0% - 7
  3,500,000    08/13/97       09/01/17              --           --    LO- 78,YM1 - 95,0% -61
  4,250,000    03/29/96       04/01/06       1,814,711        42.70    LO- 24,YM1 - 66,0% - 7
  3,675,000    11/13/97       12/01/07       1,934,365        52.64    LO- 45,YM1 - 65,0% - 7
  3,700,000    08/28/97       09/01/07       1,933,374        52.25    LO- 42,YM1 - 65,0% - 7
  4,000,000    12/19/97       01/01/18              --           --    LO-118,YM1 - 83,0% -37
  3,700,000    12/30/97       01/01/08       1,604,067        43.35    LO- 46,YM1 - 65,0% - 7
  2,950,000    11/30/97       01/01/08       1,602,389        54.32    LO- 46,YM1 - 65,0% - 7
  3,100,000    06/21/96       07/01/06       1,786,582        57.63    LO- 27,YM1 - 66,0% - 7
  2,400,000    08/12/97       09/01/07       1,533,331        63.89    LO- 42,YM1 - 65,0% - 7
  2,720,000    09/18/96       10/01/06       1,523,962        56.03    LO- 30,YM1 - 66,0% - 7
  2,675,000    12/29/97       01/01/08       1,554,646        58.12    LO- 46,YM1 - 65,0% - 7
  2,900,000    05/24/96       06/01/06       1,529,040        52.73    LO- 26,YM1 - 66,0% - 7
  3,250,000    05/16/96       06/01/06       1,497,386        46.07    LO- 26,YM1 - 66,0% - 7
  2,900,000    11/04/97       12/01/07       1,412,638        48.71    LO- 44,YM1 - 66,0% - 7
  2,400,000    11/12/97       12/01/07       1,451,885        60.50    LO- 45,YM1 - 65,0% - 7
  2,730,000    07/23/97       08/01/07       1,520,307        55.69    LO- 41,YM1 - 65,0% - 7
  3,100,000    10/31/97       11/01/12       1,082,355        34.91    LO- 80,YM1 - 71,0% -25
  1,900,000    09/18/97       03/02/17              --           --    LO- 79,YM1 -143,0% - 6
  2,100,000    09/30/97       10/01/07       1,307,379        62.26    LO- 43,YM1 - 65,0% - 7
  3,100,000    07/30/97       08/01/07       1,047,401        33.79    LO- 41,YM1 - 65,0% - 7
  2,175,000    09/26/97       10/01/12         842,493        38.74    LO- 79,YM1 - 59,0% -37
  2,400,000    10/03/97       11/01/07         914,182        38.09    LO- 44,YM1 - 65,0% - 7
  2,450,000    06/25/97       07/01/12              --           --    LO- 76,YM1 -89,0% - 7
  1,800,000    07/25/96       08/01/06       1,010,634        56.15    LO- 28,YM1 - 66,0% - 7
  1,500,000    11/26/97       12/01/07       1,029,425        68.63    LO- 45,YM1 - 65,0% - 7
  1,700,000    11/22/95       12/01/05         969,161        57.01    LO- 20,YM1 - 66,0% - 7
  1,420,000    08/29/97       09/01/17              --           --    LO- 78,YM1 -119,0% -37
  1,400,000    08/13/97       09/01/17              --           --    LO- 78,YM1 - 95,0% -61

                     (RESTUBBED TABLE CONTINUED FROM ABOVE)

 APPRAISED                  95 NOI               96 NOI                 97 NOI     97 NOI
   VALUE       95 NOI       MONTHS    96 NOI     MONTHS     97 NOI      MONTHS   AS OF DATE      UW NOI      UW CASHFLOW  UW DSCR
----------------------------------------------------------------------------------------------------------------------------------
204,700,000   23,105,934      12    24,705,045     12      12,453,765     6       07/31/97     17,760,597     15,057,445    1.88
108,000,000   14,107,036      12    14,509,947     12       7,199,963     6       07/31/97      8,922,078      7,532,178
 13,200,000    1,210,904      12     1,256,214     12         508,148     6       07/31/97      1,102,746        918,572
 12,000,000    1,066,857      12     1,363,665     12         745,681     6       07/31/97      1,111,463        898,743
  6,800,000    1,296,408      12     1,295,550     12         650,490     6       07/31/97        781,806        615,156
  6,200,000      637,622      12       640,642     12         315,990     6       07/31/97        573,838        484,894
  3,200,000      170,927      12       274,717     12          88,427     6       07/31/97        252,950        210,830
 16,000,000    1,656,420      12     1,828,028     12         911,328     6       07/31/97      1,603,911      1,422,291
  5,100,000      (12,739)     12       424,205     12         254,022     6       07/31/97        450,188        396,009
  4,700,000      485,271      12       493,259     12         253,986     6       07/31/97        458,666        413,398
  9,400,000    1,061,822      12       831,124     12         507,552     6       07/31/97        921,089        796,962
  4,500,000      606,399      12       623,074     12         333,438     6       07/31/97        316,030        258,968
  5,400,000      457,266      12       469,384     12         224,622     6       07/31/97        449,657        396,989
 10,200,000      361,741      12       695,236     12         460,118     6       07/31/97        816,174        712,455
120,000,000   12,024,202      12    13,215,617     12      14,749,826    12       08/31/97     12,896,275     10,955,649    1.98
 74,700,000    5,943,618      12     7,106,039     12       7,617,430    12       08/31/97      7,268,144      6,585,988    1.65
 61,000,000    5,854,716      12     5,994,320     12              --    --          --         6,982,088      5,915,348    1.82
 56,200,000           --      --            --     --              --    --          --         5,091,683      4,708,593    1.43
 47,645,000    4,899,050      12     4,885,662     12       2,539,053     6       06/30/97      5,372,346      4,980,084    1.59
  8,375,000      736,000      12       762,472     12         407,142     6       06/30/97        873,540        817,900
  6,250,000      676,176      12       701,177     12         360,425     6       06/30/97        797,432        740,080
  2,750,000      263,621      12       287,951     12         196,908     6       06/30/97        310,034        272,370
  2,325,000      255,819      12       203,378     12         115,081     6       06/30/97        265,738        245,622
  3,290,000      340,082      12       338,534     12         169,935     6       06/30/97        359,156        338,612
  2,950,000      323,684      12       307,313     12         146,419     6       06/30/97        384,674        354,714
  3,970,000      400,363      12       421,078     12         231,156     6       06/30/97        463,811        435,563
  5,700,000      616,129      12       549,563     12         317,603     6       06/30/97        622,714        588,474
  6,710,000      671,912      12       734,300     12         386,069     6       06/30/97        722,157        672,937
  2,425,000      343,773      12       298,189     12          46,461     6       06/30/97        254,097        217,931
  2,900,000      271,491      12       281,707     12         161,854     6       06/30/97        318,994        295,882
 48,500,000    4,191,664      12     4,574,606     12       2,871,629     8       08/31/97      4,418,062      4,283,062    1.60
 38,000,000    3,468,759      12     3,674,497     12       2,401,582     8       08/31/97      3,603,850      3,441,129    1.26
 37,500,000    3,187,893      12     3,138,505     12       2,321,701     9       09/30/97      3,015,141      2,908,568    1.23
 33,500,000    3,538,209      12     3,602,024     12       1,712,861     6       06/30/97      3,607,787      3,397,501    1.40
 21,000,000           --      --       691,364      5       1,885,292    12       10/31/97      1,912,073      1,781,019    1.26
 20,600,000    1,214,019      12     1,649,779     12       1,446,547    10       10/30/97      1,625,981      1,542,381    1.18
 22,500,000    2,020,529      12     2,338,796     12       2,219,161     9       09/30/97      2,545,336      2,154,866    1.40
 20,500,000    1,411,858      12     1,400,084     12       1,307,691    10       10/31/97      1,846,621      1,641,527    1.28
 20,600,000    2,038,723      12     2,373,746     12       1,251,706     6       06/30/97      2,309,643      2,139,721    1.55
 17,700,000           --      --     1,150,398     12         882,624     7       07/15/97      1,447,636      1,401,236    1.19
 18,000,000    1,212,987      12     1,247,155     12         740,669     7       07/31/97      1,280,939      1,259,774    1.17
 15,250,000      975,882      12     1,144,764     12       1,413,658    12       06/30/97      1,501,263      1,393,395    1.30
 23,000,000    2,018,800      12     2,540,837     12       1,586,897     6       06/30/97      2,019,464      1,684,615    1.78
 21,000,000      257,802      12     1,860,903     12         931,712     5       05/30/97      1,722,235      1,484,731    1.51
 13,900,000    2,954,682      12     3,292,277     12       2,725,150     9       09/30/97      1,905,550      1,858,300    1.57
 11,800,000      530,279       5     1,285,927     12         983,801     9       09/30/97      1,188,061      1,046,137    1.30
 11,300,000           --      --       690,214      9         772,047     9       09/30/97        981,464        860,838    1.23
 12,300,000    1,846,078      12     2,005,135     12       1,203,998     7       07/31/97      1,683,500      1,327,927    1.59
  8,500,000           --      --       286,820     12         627,145    12       09/30/97        800,707        766,707    1.29
  9,400,000    1,092,354      12     1,007,416     12         596,813     7       07/30/97      1,062,926        963,342    1.59
  8,200,000      642,666      12       666,958     12         630,637     9       09/30/97        770,739        735,755    1.33
  8,700,000      880,939      12       897,811     12         755,221     9       09/30/97        777,315        758,565    1.50
  6,800,000      430,066      12       591,906     12         356,628     7       07/31/97        605,510        581,510    1.31
  6,900,000      524,759      12       544,135     12         332,822     7       07/31/97        616,158        588,050    1.25
  8,150,000      801,912      12       730,980     12         671,745     9       09/30/97        830,699        771,185    1.31
  7,487,720      565,190      12     1,006,229     12         348,742     3       09/30/97      1,046,129        631,139    1.31
  6,600,000      599,220      12       662,463     12         452,449     8       08/31/97        635,712        612,884    1.39
  6,150,000           --      --            --     --         401,192    12       09/30/97        601,790        565,415    1.32
  8,400,000      498,808      12       823,675     12         209,759     3       09/30/97        706,440        630,894    1.55
  6,300,000      901,286      12       808,748     12         428,184     6       06/30/97        734,477        643,292    1.53
  5,510,000      469,951      12       518,890     12         233,146     6       06/30/97        472,533        445,206    1.20
  5,615,000      581,295      12       519,432     12         245,967     6       06/30/97        583,119        528,091    1.41
  5,000,000      505,257      12       537,126     12         402,852     8       08/31/97        524,638        460,092    1.28
  5,700,000      469,212      12       509,748     12         533,317    12       05/31/97        503,317        437,392    1.21
  6,415,000      258,138      12       405,296     12         424,035     9       09/30/97        485,367        413,175    1.23
  5,700,000      205,994      12       292,285     12         176,066     6       06/30/97        534,349        475,897    1.33
  4,350,000      579,241      12       644,033     12         439,717     8       08/31/97        576,651        502,207    1.49
  4,860,000      430,860      12       501,234     12         423,457     9       09/30/97        465,269        444,769    1.43
  4,500,000      533,958      12       520,915     12         237,352     5       05/31/97        511,525        473,725    1.32
  5,100,000      468,929      12       516,322     12         362,130     9       09/30/97        472,556        410,792    1.34
  5,760,000      462,154      12       694,810     12         603,208     9       09/30/97        819,921        728,603    1.84
  4,250,000      396,497      12       449,454     12         358,866    10       10/30/97        374,543        359,274    1.27
  4,500,000      494,991      12       466,066     12         473,684    12       09/30/97        428,218        387,718    1.25
  4,100,000      369,462      12       394,478     12         213,044     6       06/30/97        432,630        405,630    1.41
  4,400,000      458,957      12       450,425     12         372,620     9       09/30/97        441,706        410,206    1.40
  5,000,000      321,434      12       473,457     12         756,175     9       09/30/97        673,144        539,335    1.56
  6,410,000           --      --       435,670     12         378,289     9       09/30/97        544,608        493,395    1.54
  4,250,000      365,238      12       366,619     12         362,194    11       11/30/97        367,500        341,700    1.28
  4,600,000      381,657      12       440,047     12         336,617    10       10/07/97        379,806        351,003    1.22
  5,550,000           --      --            --     --         533,308    11       11/30/97        565,285        494,008    1.66
  4,065,000      388,075      12       410,900     12         368,559    11       11/30/97        421,251        376,852    1.44
  4,200,000           --      --       442,696      8         169,672     7       07/31/97        419,344        393,424    1.32
  4,600,000      670,945      12       654,518     12         555,155    12       06/30/97        533,407        481,224    1.60
  3,850,000      374,896      12       378,170     12         294,431     9       09/30/97        389,603        363,103    1.38
  4,000,000      399,806      12       461,480     12         388,851     9       09/30/97        536,432        501,432    1.51
  4,000,000      554,132      12       543,092     12         410,661     9       09/30/97        449,004        432,918    1.53
  3,230,000      276,038      12       294,521     12         349,485    12       12/31/97        359,653        329,984    1.33
  3,850,000      361,783      12       415,733     12         405,519    12       08/31/97        388,828        378,828    1.71
  3,650,000      414,502      12       597,662     12         389,801     7       07/31/97        514,200        491,925    2.09
  3,500,000      366,010      12       361,758     12         270,882     9       09/30/97        358,628        326,228    1.28
  4,250,000      514,728      12       149,416     12          29,744     3       09/30/97        332,068        308,208    1.12
  3,675,000      275,141       7       420,008     12         382,057     8       08/31/97        431,784        382,604    1.73
  3,700,000           --      --       321,265     12         244,319     7       07/31/97        366,373        360,123    1.63
  4,000,000      378,490      12       359,384     12         348,031    11       11/30/97        330,686        299,298    1.39
  3,700,000           --      --       345,035     12         244,927     9       09/30/97        327,696        271,657    1.50
  2,950,000      292,543      12       385,238     12         206,212    10       10/31/97        273,763        247,182    1.37
  3,100,000      278,304      12       342,075     12         249,775     9       09/30/97        341,469        303,469    1.58
  2,400,000      281,244      12       281,908     12         148,802     6       06/30/97        277,412        245,331    1.40
  2,720,000      268,193      12       274,336     12         298,872    10       10/20/97        314,056        275,347    1.45
  2,675,000      265,649      12       278,180     12         216,234    10       10/30/97        251,486        245,486    1.66
  2,900,000      280,615      12       283,819     12         276,439    10       10/31/97        306,910        271,443    1.41
  3,250,000      301,858      12       288,884     12         261,020     9       09/30/97        346,921        292,921    1.62
  2,900,000      291,764      12       300,062     12         254,300    10       10/31/97        271,854        256,979    1.59
  2,400,000           --      --       264,960     12         176,640     8       08/31/97        223,451        205,902    1.31
  2,730,000      332,302      12       243,005     12          77,205     4       04/30/97        215,067        203,672    1.24
  3,100,000      250,632      12       302,971     12         306,006    12       09/30/97        300,423        289,623    1.84
  1,900,000           --      --            --     --         136,025     9       11/30/97        178,646        176,944    1.05
  2,100,000      186,682      12       213,565     12         175,476     8       08/31/97        198,340        189,168    1.23
  3,100,000           --      12            --     12          63,250     3       10/31/97        242,610        227,262    1.46
  2,175,000           --      12            --     12          73,601     5       05/30/97        197,576        192,046    1.31
  2,400,000      268,065      12       251,367     12         327,632    12       07/30/97        273,413        247,767    1.83
  2,450,000      111,453       5       285,024     12         196,052     9       09/30/97        310,158        282,735    1.80
  1,800,000      176,061      12       200,921     12         136,759     9       09/30/97        200,602        187,602    1.54
  1,500,000      142,121      12       144,563     12         148,779    12       09/30/97        142,510        136,910    1.37
  1,700,000      169,732      12       234,743     12         130,174     9       09/30/97        231,969        207,969    1.87
  1,420,000      153,814      12       172,658     12          92,315     6       06/30/97        184,668        167,868    1.52
  1,400,000      122,292      12       132,408     12         107,294     9       09/30/97        134,435        126,335    1.24

                     (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                   UPFRONT RESERVES                                     ONGOING MONTHLY RESERVES
               -------------------------------------------------------------   ------------------------------------------
  APPRAISED      REPAIR &                                                                              RATE RESET
    VALUE      REMEDIATION        TI/LC  ENVIRONMENTAL    OTHER        TOTAL   REPLACEMENT    TAXES    INSURANCE    TI/LC   STEP-UP
-----------------------------------------------------------------------------------------------------------------------------------
 204,700,000     1,186,100          --          --         908,000   2,094,100   36,757         1/12      1/12      213,000  10.35%
 108,000,000
  13,200,000
  12,000,000
   6,800,000
   6,200,000
   3,200,000
  16,000,000
   5,100,000
   4,700,000
   9,400,000
   4,500,000
   5,400,000
  10,200,000
 120,000,000            --         --          --              --          --       --         NA        1/12           --  7.39%
  74,700,000            --         --          --              --          --    8,763         1/12      1/12       47,481  8.86%
  61,000,000       273,750         --          --       1,000,000   1,273,750       --         1/12      1/12           --  9.18%
  56,200,000            --         --          --              --          --       --         NA        NA             --
  47,645,000       625,000         --          --              --     625,000   42,006         1/12      1/12           --  9.85%
   8,375,000
   6,250,000
   2,750,000
   2,325,000
   3,290,000
   2,950,000
   3,970,000
   5,700,000
   6,710,000
   2,425,000
   2,900,000
  48,500,000            --         --          --              --          --   10,125         1/12      1/12           --  8.86%
  38,000,000            --         --          --              --          --    3,016         1/12      1/12           --
  37,500,000        14,375         --          --              --      14,375    2,547         1/12      1/12           --
  33,500,000       182,295    347,500          --              --     529,795    4,682         1/12      1/12           --
  21,000,000            --         --          --              --          --   10,921         1/12      1/12           --
  20,600,000            --         --          --              --          --    6,967         1/12      1/12           --
  22,500,000        45,938         --          --              --      45,938   32,539         1/12      1/12           --
  20,500,000            --         --          --              --          --    1,836         1/12      NA             --
  20,600,000        30,000         --          --              --      30,000    2,075         1/12      1/12           --
  17,700,000         3,000         --          --              --       3,000    2,900         1/12      1/12           --
  18,000,000         5,625    600,000          --              --     605,625    1,750         1/12      1/12           --
  15,250,000            --         --          --              --          --    6,250         1/12      NA             --
  23,000,000           100         --          --              --         100   27,811         1/12      1/12           --
  21,000,000       159,000         --          --         500,000     659,000       --         1/12      1/12           --
  13,900,000            --         --      21,120              --      21,120    3,938         1/12      1/12           --
  11,800,000        21,250         --          --              --      21,250    5,936         1/12      1/12       70,737
  11,300,000         4,750         --          --              --       4,750    2,644         1/12      1/12           --
  12,300,000       285,000         --     300,000              --     585,000   20,495         1/12      1/12        9,172
   8,500,000            --         --          --         500,000     500,000    2,834         1/12      1/12           --
   9,400,000         4,938         --          --              --       4,938      527         1/12      1/12           --
   8,200,000        22,500         --          --              --      22,500    1,119         1/12      1/12           --
   8,700,000            --         --          --              --          --       --         1/12      1/12           --
   6,800,000        25,000         --          --              --      25,000       --         1/12      1/12           --
   6,900,000         3,256         --          --              --       3,256      630         1/12      1/12           --
   8,150,000         1,938         --          --              --       1,938      872         1/12      NA             --
   7,487,720        72,750         --          --          90,000     162,750   10,360         1/12      1/12        3,250
   6,600,000        94,715         --          --         181,020     275,735    1,902         1/12      1/12           --
   6,150,000            --         --          --              --          --      572         1/12      1/12        2,013
   8,400,000            --         --          --              --          --    1,693         1/12      1/12        4,602
   6,300,000            --         --          --              --          --    7,599         1/12      1/12           --
   5,510,000        21,525         --          --              --      21,525    2,277         1/12      1/12           --
   5,615,000            --         --          --              --          --      669         1/12      1/12           --
   5,000,000            --         --          --              --          --      949         1/12      1/12        4,430
   5,700,000        47,938         --          --              --      47,938    5,494         1/12      1/12           --
   6,415,000            --     40,000          --              --      40,000      566         1/12      1/12        4,583
   5,700,000       175,000         --          --              --     175,000      857         1/12      NA             --
   4,350,000       884,869         --          --           3,500     888,369    5,766         1/12      NA             --
   4,860,000        20,000         --          --              --      20,000    1,200         1/12      1/12           --
   4,500,000        27,900         --       5,000              --      32,900    3,850         1/12      1/12           --
   5,100,000            --         --          --              --          --    2,525         1/12      NA             --
   5,760,000            --         --          --              --          --    5,700         1/12      1/12           --
   4,250,000         1,844         --         900              --       2,744    1,272         1/12      NA             --
   4,500,000         1,500         --          --              --       1,500    3,375         1/12      1/12           --
   4,100,000         2,750         --          --              --       2,750    2,250         1/12      1/12           --
   4,400,000         7,063         --          --              --       7,063    2,520         1/12      1/12           --
   5,000,000            --         --       5,000              --       5,000    1,994         1/12      1/12        4,167
   6,410,000         5,125         --     225,000              --     230,125    1,726         1/12      1/12        2,541
   4,250,000            --         --          --              --          --    2,150         1/12      1/12           --
   4,600,000            --         --          --              --          --       --         NA        NA          1,964
   5,550,000            --         --          --              --          --       --         NA        NA             --
   4,065,000         5,000         --          --              --       5,000      974         1/12      1/12           --
   4,200,000         2,125         --          --              --       2,125    1,500         1/12      1/12          660
   4,600,000            --         --          --              --          --    4,349         1/12      1/12           --
   3,850,000        24,151         --          --              --      24,151    2,120         1/12      1/12           --
   4,000,000            --         --          --              --          --       --         1/12      NA             --
   4,000,000        53,063         --      95,550              --     148,613    1,341         1/12      1/12           --
   3,230,000         8,938         --          --              --       8,938      638         1/12      1/12           --
   3,850,000            --         --          --              --          --      900         1/12      1/12           --
   3,650,000            --         --          --              --          --    1,856         1/12      1/12           --
   3,500,000         1,700         --          --              --       1,700    2,700         1/12      1/12           --
   4,250,000        10,000         --          --              --      10,000    3,277         NA        1/12           --
   3,675,000            --         --          --              --          --    4,744         1/12      NA             --
   3,700,000            --         --          --              --          --      349         1/12      1/12           --
   4,000,000        35,250         --          --              --      35,250       --         1/12      1/12           --
   3,700,000        13,795         --          --              --      13,795    1,500         1/12      1/12           --
   2,950,000        14,085         --          --              --      14,085      521         NA        NA             --
   3,100,000        11,625         --          --              --      11,625    3,167         1/12      1/12           --
   2,400,000        15,308         --          --              --      15,308    1,800         1/12      1/12           --
   2,720,000            --         --          --         125,000     125,000    1,278         1/12      1/12        9,926
   2,675,000         3,288         --          --              --       3,288      500         1/12      1/12           --
   2,900,000         9,875     46,500          --         183,498     239,873      640         1/12      1/12        2,308
   3,250,000       106,563         --          --              --     106,563    4,449         1/12      1/12           --
   2,900,000         5,625         --          --              --       5,625      294         1/12      1/12           --
   2,400,000            --         --          --              --          --       --         NA        1/12           --
   2,730,000            --         --          --              --          --      221         1/12      1/12        1,104
   3,100,000        19,063         --          --              --      19,063    1,200         1/12      1/12           --
   1,900,000            --         --          --              --          --      142         NA        NA             --
   2,100,000         3,938         --          --          12,000      15,938       --         1/12      1/12           --
   3,100,000            --         --          --              --          --       --         1/12      1/12           --
   2,175,000            --         --          --              --          --      225         1/12      1/12           --
   2,400,000         2,094         --       4,500              --       6,594    2,137         1/12      1/12           --
   2,450,000            --         --          --              --          --       --         1/12      1/12           --
   1,800,000        24,340         --          --              --      24,340    1,479         1/12      1/12           --
   1,500,000         3,500         --      20,000              --      23,500      462         1/12      1/12           --
   1,700,000        18,388         --          --              --      18,388    2,000         1/12      1/12           --
   1,420,000        37,350         --          --              --      37,350    1,400         1/12      1/12           --
   1,400,000         1,500         --          --              --       1,500      750         1/12      1/12           --

(1) For ARD Loans, the Maturity Date listed is the Anticipated Repayment Date. Final Maturity Dates for ARD Loans are: Kilroy 2/1/2022, Shannon 3/1/2027, 1065 Avenue of Americas 12/1/2027, Crystal Plaza Apartments 12/1/2027 and Four and Five Skyline 1/1/2028. The Crystal Gateway Loan, though not an ARD Loan, is assumed to have an Anticipated Repayment Date of January 1, 2008 and a Final Maturity Date of December 1, 2017.

(2) Key: LO=Lock-out Period, 0%=No Prepayment Premium, YM1=greater of 1% or Yield Maintenance, YM2=greater of 1% or Yield Maintenance based on a discount rate equal to 25 basis points over the U.S. Treasury rate. For example, "LO-45, YM1-12, 3%-12, 2%-12, 1%-12, 0%-3" means that as of the
      Cut-Off Date, a Mortgage Loan has a 45-month Lock-out Period followed by a 12 month period where Prepayment Premium is calculated based on Yield Maintenace, followed by three 12 month periods where the Prepayment Premium is 3%, 2%, 1%, respectively, of amount prepaid followed by a 3 month period where there is no Prepayment Premium.

(3) Prior to 12/1/98 no TI/LC is collected, after 12/1/98 TI/LC of $6,250 per month is collected, after 12/1/99 TI/LC of $10,417 per month is collected, and after 12/1/2001 TI/LC of $19,445 per month is collected.

(4)   Amount for use as an Ongoing Replacement Reserve.

(5)   Anchor tenant is not part of the Mortgaged Property.

(6) Mortgagee may require Ongoing Replacement Reserves based on a capital expenditures budget.

(7)   Property also contains 97,400 square feet of industrial/office space.

                                                                        ANNEX B

        GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

   Except in certain limited circumstances, the globally offered J.P. Morgan Commercial Mortgage Finance Corp. Mortgage Pass-Through Certificates, Series 1998-C6 (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, CEDEL or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same day funds. Capitalized terms used but not defined in this Annex B have the meanings assigned to them in the Prospectus Supplement and the Prospectus.

   Secondary market trading between investors holding Global Securities through CEDEL and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement). Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

   Secondary cross-market trading between CEDEL or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of CEDEL and Euroclear (in such capacity) and as DTC Participants.

   Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

   All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, CEDEL and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

   Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to similar issues of pass-through certificates. Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

   Investors electing to hold their Global Securities through CEDEL or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payments in same-day funds.

SECONDARY MARKET TRADING

   Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

   Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to similar issues of pass-through certificates in same-day funds.

   Trading between CEDEL and/or Euroclear Participants. Secondary market trading between CEDEL Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

   Trading between DTC seller and CEDEL or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a CEDEL Participant or a Euroclear Participant, the purchaser will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. CEDEL or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by the respective Depositary to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the CEDEL Participant's or Euroclear Participant's account. The Global Securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the CEDEL or Euroclear cash debit will be valued instead as of the actual settlement date.

   CEDEL Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within CEDEL or Euroclear. Under this approach, they may take on credit exposure to CEDEL or Euroclear until the Global Securities are credited to their accounts one day later.

   As an alternative, if CEDEL or Euroclear has extended a line of credit to them, CEDEL Participants or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, CEDEL Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each CEDEL Participant's or Euroclear Participant's particular cost of funds.

   Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective Depositary for the benefit of CEDEL Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participant a cross-market transaction will settle no differently than a trade between two DTC Participants.

   Trading between CEDEL or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, CEDEL Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. In these cases, CEDEL or Euroclear will instruct the respective Depositary, as appropriate, to deliver the bonds to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the CEDEL Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the CEDEL Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date. Finally, day traders that use CEDEL or Euroclear and that purchase Global Securities from DTC Participants for delivery to CEDEL Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

     (a) borrowing through CEDEL or Euroclear for one day (until the purchase side of the day trade is reflected in their CEDEL or Euroclear accounts) in accordance with the clearing system's customary procedures;

     (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their CEDEL or Euroclear account in order to settle the sale side of the trade; or

     (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the CEDEL Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

   A Beneficial Owner of Global Securities holding securities through CEDEL or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such Beneficial Owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     Exemption for non-U.S. Persons (Form W-8). Beneficial Owners of Certificates that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

     Exemption for non-U.S. Persons with effectively connected income (Form
    4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons that are Beneficial Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Beneficial Owner or his agent.

     Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

     U.S. Federal Income Tax Reporting Procedure. The Beneficial Owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

   The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof or (iii) an estate the income of which is includable in gross income for United States tax purposes, regardless of its source or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

   The attached diskette contains two spreadsheet files (the "Spreadsheet Files") that can be put on a user-specified hard drive or network drive. These two files are "1998C6.XLW" and "1998C6.WK4". The file "1998C6.XLW" is a Microsoft Excel(1), Version 4.0 spreadsheet, and the file "1998C6.WK4" is a Lotus 123(1), Version 4.01 spreadsheet. Each file provides, in electronic format, certain statistical information that appears under the caption "Description of the Mortgage Pool--Certain Characteristics of the Mortgage Loans" in the Prospectus Supplement and in Annex A to the Prospectus Supplement. Defined terms used in the Spreadsheet Files but not otherwise defined therein shall have the respective meanings assigned to them in the Prospectus Supplement. All the information contained in the Spreadsheet Files are subject to the same limitations and qualifications contained in this Prospectus Supplement. Prospective investors are strongly urged to read the Prospectus Supplement in its entirety prior to accessing the Spreadsheet Files.

------------
(1) Microsoft Excel and Lotus 123 are registered trademarks of Microsoft Corporation and Lotus Development Corporation, respectively.

PROSPECTUS

Mortgage Pass-Through Certificates
(Issuable in Series)

J.P. MORGAN COMMERCIAL MORTGAGE FINANCE CORP.

DEPOSITOR

The Certificates offered hereby and by Supplements to this Prospectus (the "Offered Certificates") will be offered from time to time in one or more series (each, a "Series"). Each Series of Certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund (with respect to any Series, the "Trust Fund") consisting of one or more segregated pools of various types of multifamily or commercial mortgage loans (the "Mortgage Loans"), mortgage participations, mortgage pass-through certificates or other mortgage-backed securities evidencing interests in or secured by multifamily or commercial mortgage loans (collectively, the "CMBS") or a combination of Mortgage Loans and/or CMBS (with respect to any Series, collectively, the "Mortgage Assets"). If so specified in the related Prospectus Supplement, some or all of the Mortgage Loans will include assignments of the leases of the related Mortgaged Properties (as defined herein) and/or assignments of the rental payments due from the lessees under such leases (each type of assignment, a "Lease Assignment"). A significant or the sole source of payments on certain Commercial Loans (as defined herein) and, therefore, of distributions on certain Series of Certificates, will be such rent payments. If so specified in the related Prospectus Supplement, the Trust Fund for a Series of Certificates may include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, or any combination thereof (with respect to any Series, collectively, "Credit Support"), and currency or interest rate exchange agreements and other financial assets, or any combination thereof (with respect to any Series, collectively, "Cash Flow Agreements"). See "Description of the Trust Funds," "Description of the Certificates" and "Description of Credit Support."

Each Series of Certificates will consist of one or more classes of Certificates that may (i) provide for the accrual of interest thereon based on fixed, variable or floating rates; (ii) be senior or subordinate to one or more other classes of Certificates in respect of certain distributions on the Certificates; (iii) be entitled to principal distributions, with disproportionately low, nominal or no interest distributions; (iv) be entitled to interest distributions, with disproportionately low, nominal or no principal distributions; (v) provide for distributions of accrued interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such Series;
(vi) provide for distributions of principal sequentially, based on specified payment schedules or other methodologies; and/or (vii) provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph, to the extent of available funds, in each case as described in the related Prospectus Supplement. Any such classes may include classes of Offered Certificates. See "Description of the Certificates."

                                                      (Continued on next page)

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS OR THE RELATED PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

PROSPECTIVE INVESTORS SHOULD REVIEW THE INFORMATION APPEARING UNDER THE CAPTION "RISK FACTORS" HEREIN AND SUCH INFORMATION AS MAY BE SET FORTH UNDER THE CAPTION "RISK FACTORS" IN THE RELATED PROSPECTUS SUPPLEMENT BEFORE PURCHASING ANY OFFERED CERTIFICATE.

Prior to issuance there will have been no market for the Certificates of any Series and there can be no assurance that a secondary market for any Offered Certificates will develop or that, if it does develop, it will continue. This Prospectus may not be used to consummate sales of the Offered Certificates of any Series unless accompanied by the Prospectus Supplement for such Series.

Offers of the Offered Certificates may be made through one or more different methods, including offerings through underwriters as more fully described under "Method of Distribution" herein and in the related Prospectus Supplement.

FEBRUARY 20, 1998

                                           (continued from the preceding page)

   Principal and interest with respect to Certificates will be distributable monthly, quarterly, semi-annually or at such other intervals and on the dates specified in the related Prospectus Supplement. Distributions on the Certificates of any Series will be made only from the assets of the related Trust Fund.

   The Certificates of each Series will not represent an obligation of or interest in the Depositor, any Master Servicer, any Primary Servicer, any Special Servicer or any of their respective affiliates, except to the limited extent described herein and in the related Prospectus Supplement. Neither the Certificates nor any assets in the related Trust Fund will be guaranteed or insured by any governmental agency or instrumentality or by any other person, unless otherwise provided in the related Prospectus Supplement. The Assets in each Trust Fund will be held in trust for the benefit of the holders of the related Series of Certificates pursuant to a Pooling and Servicing Agreement and one or more Servicing Agreements, or a Trust Agreement, as more fully described herein.

   The yield on each class of Certificates of a Series will be affected by, among other things, the rate of payment of principal (including prepayments, repurchase and defaults) on the Mortgage Assets in the related Trust Fund and the timing of receipt of such payments as described under the caption "Yield Considerations" herein and in the related Prospectus Supplement. A Trust Fund may be subject to early termination under the circumstances described herein and in the related Prospectus Supplement.

   If so provided in the related Prospectus Supplement, one or more elections may be made to treat the related Trust Fund or a designated portion thereof as a "real estate mortgage investment conduit" for federal income tax purposes. See also "Certain Federal Income Tax Consequences" herein.

                              TABLE OF CONTENTS

                                                                  PAGE
                                                                  ----

Prospectus Supplement.........................................      3
Available Information.........................................      3
Incorporation of Certain Information by Reference ............      5
Summary of Prospectus.........................................      6
Risk Factors..................................................     14
Description of the Trust Funds................................     22
Use of Proceeds...............................................     28
Yield Considerations..........................................     28
The Depositor.................................................     31
Description of the Certificates...............................     32
Description of the Agreements.................................     39
Description of Credit Support.................................     55
Certain Legal Aspects of the Mortgage Loans and the Leases ...     57
Certain Federal Income Tax Consequences.......................     72
State Tax Considerations......................................     97
ERISA Considerations..........................................     97
Legal Investment..............................................     99
Plan of Distribution..........................................    100
Legal Matters ................................................    101
Financial Information.........................................    101
Rating........................................................    101
Index of Principal Terms......................................    102

   Until 90 days after the date of each Prospectus Supplement, all dealers effecting transactions in the Offered Certificates covered by such Prospectus Supplement, whether or not participating in the distribution thereof, may be required to deliver such Prospectus Supplement and this Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus and Prospectus Supplement when acting as underwriters and with respect to their unsold allotments or subscriptions.

   No person has been authorized to give any information or to make any representations other than those contained in this Prospectus and any Prospectus Supplement with respect hereto and, if given or made, such information or representations must not be relied upon. This Prospectus and any Prospectus Supplement with respect hereto do not constitute an offer to sell or a solicitation of an offer to buy any securities other shall the Offered Certificates or an offer of the Offered Certificates to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date; however, if any material change occurs while this Prospectus is required by law to be delivered, this Prospectus will be amended or supplemented accordingly.

                            PROSPECTUS SUPPLEMENT

   As more particularly described herein, the Prospectus Supplement relating to the Offered Certificates of each Series will, among other things, set forth with respect to such Certificates, as appropriate: (i) a description of the class or classes of Certificates, the payment provisions with respect to each such class and the Pass-Through Rate or method of determining the Pass-Through Rate with respect to each such class; (ii) the aggregate principal amount and distribution dates relating to such Series and, if applicable, the initial and final scheduled distribution dates for each class; (iii) information as to the assets comprising the Trust Fund, including the general characteristics of the assets included therein, including the Mortgage Assets and any Credit Support and Cash Flow Agreements (with respect to the Certificates of any Series, the "Trust Assets"); (iv) the circumstances, if any, under which the Trust Fund may be subject to early termination; (v) additional information with respect to the method of distribution of such Certificates; (vi) whether one or more REMIC elections will be made and designation of the regular interests and residual interests;
(vii) the aggregate original percentage ownership interest in the Trust Fund to be evidenced by each class of Certificates; (viii) information as to any Master Servicer, any Primary Servicer, any Special Servicer (or provision for the appointment thereof) and the Trustee, as applicable; (ix) information as to the nature and extent of subordination with respect to any class of Certificates that is subordinate in right of payment to any other class; and
(x) whether such Certificates will be initially issued in definitive or book-entry form.

                            AVAILABLE INFORMATION

   The Depositor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (of which this Prospectus forms a part) under the Securities Act of 1933, as amended, with respect to the Offered Certificates. This Prospectus and the Prospectus Supplement relating to each Series of Certificates contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the Registration Statement pursuant to the rules and regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W, Washington, D.C. 20549, and at its Regional Offices located as follows: Chicago Regional Office, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661; and New York Regional Office, Seven World Trade Center, New York, New York 10048. The Commission maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including J.P. Morgan Commercial Mortgage Finance Corp., that file electronically with the Commission.

   To the extent described in the related Prospectus Supplement, some or all of the Mortgage Loans may be secured by an assignment of the lessors' (i.e., the related Mortgagors') rights in one or more leases (each, a "Lease") on the related Mortgaged Property. Unless otherwise specified in the related Prospectus Supplement, no Series of Certificates will represent interests in or obligations of any lessee (each, a "Lessee") under a Lease. If indicated, however, in the Prospectus Supplement for a given Series, a significant or the sole source of payments on the Mortgage Loans in such Series, and, therefore, of distributions on such Certificates, will be rental payments due from the Lessees under the Leases. Under such circumstances, prospective investors in the related Series of Certificates may wish to consider publicly available information, if any, concerning the Lessees. Reference should be made to the related Prospectus Supplement for information concerning the Lessees and whether any such Lessees are subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended.

   A Master Servicer or the Trustee will be required to mail to holders of Definitive Certificates (as defined herein) of each Series periodic unaudited reports concerning the related Trust Fund. Unless and until Definitive Certificates are issued, or unless otherwise provided in the related Prospectus Supplement, such reports will be sent on behalf of the related Trust Fund to Cede & Co. ("Cede"), as nominee of The Depository Trust Company ("DTC") and registered holder of the Offered Certificates, pursuant to the applicable Agreement. Such reports may be available to Beneficial Owners (as defined herein) in the Certificates upon request to their respective DTC Participants or Indirect Participants (as defined herein). See "Description of the Certificates--Reports to Certificateholders" and "Description of the Agreements--Evidence as to Compliance."

   The Depositor will file or cause to be filed with the Commission such periodic reports with respect to each Trust Fund as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder. The Depositor intends to make a written request to the staff of the Commission that the staff either
(i) issue an order pursuant to Section 12(h) of the Exchange Act exempting the Depositor from certain reporting requirements under the Exchange Act with respect to each Trust Fund or (ii) state that the staff will not recommend that the Commission take enforcement action if the Depositor fulfills its reporting obligations as described in its written request. If such request is granted, the Depositor will file or cause to be filed with the Commission as to each Trust Fund the periodic unaudited reports to holders of the Offered Certificates referenced in the preceding paragraph; however, because of the nature of the Trust Funds, it is unlikely that any significant additional information will be filed. In addition, because of the limited number of Certificateholders expected for each series, the Depositor anticipates that a significant portion of such reporting requirements will be permanently suspended following the first fiscal year for the related Trust Fund.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

   There are incorporated herein by reference all documents and reports filed or caused to be filed by the Depositor with respect to a Trust Fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of an offering of Offered Certificates evidencing interests therein. The Depositor will provide or cause to be provided without charge to each person to whom this Prospectus is delivered in connection with the offering of one or more classes of Offered Certificates, a copy of any or all documents or reports incorporated herein by reference, in each case to the extent such documents or reports relate to one or more of such classes of such Offered Certificates, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests to the Depositor should be directed in writing to J.P. Morgan Commercial Mortgage Finance Corp., c/o J.P. Morgan Securities Inc., 60 Wall Street, New York, New York 10260-0060, Attention: Secretary. The Depositor has determined that its financial statements are not material to the offering of any Offered Certificates.

                             SUMMARY OF PROSPECTUS

   The following summary of certain pertinent information is qualified in its entirety by reference to the more detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each Series of Certificates contained in the Prospectus Supplement to be prepared and delivered in connection with the offering of such "Series." An Index of Principal Definitions is included at the end of this Prospectus.

Title of Certificates .........  Mortgage Pass-Through Certificates, issuable in Series (the "Certificates").

Depositor .....................  J.P. Morgan Commercial Mortgage Finance
                                 Corp., an indirect wholly-owned subsidiary of J.P. Morgan & Co. Incorporated. See "The Depositor."

Master Servicer ...............  The master servicer (the "Master Servicer"), if any, for each Series of Certificates, which may be an affiliate of the Depositor, will be named in the related Prospectus Supplement. See "Description of the Agreements--Collection and Other Servicing Procedures."

Special Servicer ..............  The special servicer (the "Special
                                 Servicer"), if any, for each Series of
                                 Certificates, which may be an affiliate of the Depositor, will be named, or the circumstances in accordance with which a Special Servicer will be appointed will be described, in the related Prospectus Supplement. See "Description of the Agreements--Special Servicers."

Primary Servicer ..............  The primary servicer (the "Primary
                                 Servicer"), if any, for each Series of
                                 Certificates, which may be an affiliate of the Depositor, will be named in the related Prospectus Supplement. See "Description of the Agreements--Collection and Other Servicing Procedures."

Trustee .......................  The trustee (the "Trustee") for each Series of Certificates will be named in the related
                                 Prospectus Supplement. See "Description of the Agreements--The Trustee."

The Trust Assets ..............  Each Series of Certificates will represent in the aggregate the entire beneficial
                                 ownership interest in a Trust Fund
                                 consisting primarily of:

  (a) Mortgage Assets .........  The Mortgage Assets with respect to each
                                 Series of Certificates will consist of a pool of multifamily and/or commercial mortgage loans (collectively, the "Mortgage Loans") and mortgage participations, mortgage pass-through certificates or other mortgage-backed securities evidencing interests in or secured by Mortgage Loans (collectively, the "CMBS") or a combination of Mortgage Loans and CMBS. The Mortgage Loans will not be guaranteed or insured by the Depositor or any of its affiliates or, unless otherwise provided in the Prospectus Supplement, by any governmental agency or instrumentality or other person. The CMBS may be guaranteed or insured by an affiliate of the Depositor, the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association, the Government National Mortgage Association, or any other person specified in the related Prospectus Supplement. As more specifically described herein, the Mortgage Loans will be secured by first or junior liens on, or security interests in, properties consisting of (i) residential properties consisting of five or more rental or cooperatively owned dwelling units (the "Multifamily Properties") or (ii) office buildings, retail centers, hotels or motels, nursing homes, congregate care facilities, industrial properties, mini-warehouse facilities or self-storage facilities, mobile home parks, mixed use or other types of commercial properties (the "Commercial Properties"). The term "Mortgaged Properties" shall refer to Multifamily Properties or Commercial Properties, or both.

                                 To the extent described in the related
                                 Prospectus Supplement, some or all of the Mortgage Loans may also be secured by an assignment of one or more leases (each, a "Lease") of one or more lessees (each, a "Lessee") of all or a portion of the related Mortgaged Properties. Unless otherwise specified in the related Prospectus Supplement, a significant or the sole source of payments on certain Commercial Loans (as defined herein) will be the rental payments due under the related Leases. In certain circumstances, with respect to Commercial Properties, the material terms and conditions of the related Leases may be set forth in the related Prospectus Supplement. See "Description of the Trust
                                 Funds--Mortgage Loans--Leases" and "Risk
                                 Factors--Limited Assets" herein.

                                 The Mortgaged Properties may be located in or outside the United States. All Mortgage Loans will have original terms to maturity of not more than 40 years. All Mortgage Loans will have been originated by persons other than the Depositor, and all Mortgage Assets will have been purchased, either directly or indirectly, by the Depositor on or before the date of initial issuance of the related Series of Certificates. The related Prospectus Supplement will indicate if any such persons are affiliates of the Depositor.

                                 Each Mortgage Loan may provide for no
                                 accrual of interest or for accrual of
                                 interest thereon at an interest rate (a
                                 "Mortgage Interest Rate") that is fixed over its term or that adjusts from time to time, or is partially fixed and partially floating or that may be converted from a floating to a fixed Mortgage Interest Rate, or from a fixed to a floating Mortgage Interest Rate, from time to time at the Mortgagor's election, in each case as described in the related Prospectus Supplement. The floating Mortgage Interest Rates on the Mortgage Loans in a Trust Fund may be based on one or more indices. Each Mortgage Loan may provide for scheduled payments to maturity, payments that adjust from time to time to accommodate changes in the

                                 Mortgage Interest Rate or to reflect the occurrence of certain events, and may provide for negative amortization or accelerated amortization, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may be fully amortizing or require a balloon payment due on its stated maturity date, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may contain prohibitions on prepayment or require payment of a premium or a yield maintenance penalty in connection with a prepayment, in each case as described in the related Prospectus Supplement. The Mortgage Loans may provide for payments of principal, interest or both, on due dates that occur monthly, quarterly, semi-annually or at such other interval as is specified in the related Prospectus Supplement. See "Description of the Trust Funds--Assets."

  (b) Collection Accounts .....  Each Trust Fund will include one or more accounts established and maintained on
                                 behalf of the Certificateholders into which the person or persons designated in the related Prospectus Supplement will, to the extent described herein and in such Prospectus Supplement, deposit all payments and collections received or advanced with respect to the Mortgage Assets and other assets in the Trust Fund. Such an account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the related Prospectus Supplement. See "Description of the Agreements--Distribution Account and Other Collection Accounts."

  (c) Credit Support ..........  If so provided in the related Prospectus
                                 Supplement, partial or full protection
                                 against certain defaults and losses on the Mortgage Assets in the related Trust Fund may be provided to one or more classes of Certificates of the related Series in the form of subordination of one or more other classes of Certificates of such Series, which other classes may include one or more classes of Offered Certificates, or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support, or a combination thereof (any such coverage with respect to the Certificates of any Series, "Credit Support"). The amount and types of coverage, the identification of the entity providing the coverage (if applicable) and related information with respect to each type of Credit Support, if any, will be described in the Prospectus Supplement for a Series of Certificates. The Prospectus Supplement for any Series of Certificates evidencing an interest in a Trust Fund that includes CMBS will describe any similar forms of credit support that are provided by or with respect to, or are included as part of the trust fund evidenced by or providing security for, such CMBS. See "Risk Factors--Credit Support Limitations" and "Description of Credit Support."

  (d) Cash Flow Agreements ....  If so provided in the related Prospectus
                                 Supplement, the Trust Fund may include
                                 guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related Series will be invested at a specified rate. The Trust Fund may also include certain other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the Mortgage Assets of one or more classes of Certificates. The principal terms of any such guaranteed investment contract or other agreement (any such agreement, a "Cash Flow Agreement"), including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the Prospectus Supplement for the related Series. In addition, the related Prospectus Supplement will provide certain information with respect to the obligor under any such Cash Flow Agreement. The Prospectus Supplement for any Series of Certificates evidencing an interest in a Trust Fund that includes CMBS will describe any cash flow agreements that are included as part of the trust fund evidenced by or providing security for such CMBS. See "Description of the Trust Funds--Cash Flow Agreements."

Description of Certificates ...  Each Series of Certificates evidencing an interest in a Trust Fund that includes
                                 Mortgage Loans as part of its assets will be issued pursuant to a pooling and servicing agreement, and each Series of Certificates evidencing an interest in a Trust Fund that does not include Mortgage Loans will be issued pursuant to a trust agreement. The Mortgage Loans shall be serviced pursuant to a pooling and servicing agreement and a servicing agreement. Pooling and servicing agreements, servicing agreements and trust agreements are referred to herein as the "Agreements." Each Series of Certificates will include one or more classes. Each Series of Certificates (including any class or classes of Certificates of such Series not offered hereby) will represent in the aggregate the entire beneficial ownership interest in the Trust Fund. Each class of Certificates (other than certain Stripped Interest Certificates, as defined below) will have a stated principal amount (a "Certificate Balance") and (other than certain Stripped Principal Certificates, as defined below), will accrue interest thereon based on a fixed, variable or floating interest rate (a "Pass-Through Rate"). The related Prospectus Supplement will specify the Certificate Balance, if any, and the Pass-Through Rate, if any, for each class of Certificates or, in the case of a variable or floating Pass-Through Rate, the method for determining the Pass-Through Rate.

Distributions on Certificates .  Each Series of Certificates will consist of one or more classes of Certificates that may
                                 (i) provide for the accrual of interest
                                 thereon based on fixed, variable or floating rates; (ii) be senior (collectively, "Senior Certificates") or subordinate (collectively,

                                 "Subordinate Certificates") to one or more other classes of Certificates in respect of certain distributions on the Certificates;
                                 (iii) be entitled to principal
                                 distributions, with disproportionately low, nominal or no interest distributions (collectively, "Stripped Principal
                                 Certificates"); (iv) be entitled to interest distributions, with disproportionately low, nominal or no principal distributions (collectively, "Stripped Interest
                                 Certificates"); (v) provide for
                                 distributions of accrued interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such Series (collectively, "Accrual Certificates"); (vi) provide for distributions of principal sequentially, based on specified payment schedules or other methodologies; and/or (vii) provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph, including a Stripped Principal Certificate component and a Stripped Interest Certificate component, to the extent of available funds, in each case as described in the related Prospectus Supplement. Any such classes may include classes of Offered Certificates. With respect to Certificates with two or more components, references herein to Certificate Balance, notional amount and Pass-Through Rate refer to the principal balance, if any, notional amount, if any, and the Pass-Through Rate, if any, for any such component.

                                 The Certificates will not be guaranteed or insured by the Depositor or any of its affiliates, by any governmental agency or instrumentality or by any other person, unless otherwise provided in the related Prospectus Supplement. See "Risk Factors--Limited Assets" and "Description of the Certificates."

  (a) Interest ................  Interest on each class of Offered
                                 Certificates (other than Stripped Principal
                                 Certificates and certain classes of Stripped
                                 Interest Certificates) of each Series will accrue at the applicable Pass-Through Rate on the outstanding Certificate Balance thereof and will be distributed to Certificateholders as provided in the related Prospectus Supplement (each of the specified dates on which distributions are to be made, a "Distribution Date"). Distributions with respect to interest on Stripped Interest Certificates may be made on each Distribution Date on the basis of a notional amount as described in the related Prospectus Supplement. Distributions of interest with respect to one or more classes of Certificates may be reduced to the extent of certain delinquencies, losses, prepayment interest shortfalls, and other contingencies described herein and in the related Prospectus Supplement. Stripped Principal Certificates with no stated Pass-Through Rate will not accrue interest. See "Risk Factors--Prepayments and Effect on Average Life of Certificates and Yields," "Yield Considerations" and "Description of the Certificates--Distributions of Interest on the Certificates."

  (b) Principal ...............  The Certificates of each Series initially will have an aggregate Certificate Balance no greater than the outstanding principal balance of the Mortgage Assets as of, unless the related Prospectus Supplement provides otherwise, the close of business on the first day of the month of formation of the related Trust Fund (the "Cut-off Date"), after application of scheduled payments due on or before such date, whether or not received. The Certificate Balance of a Certificate outstanding from time to time represents the maximum amount that the holder thereof is then entitled to receive in respect of principal from future cash flow on the assets in the related Trust Fund. Unless otherwise provided in the related Prospectus Supplement, distributions of principal will be made on each Distribution Date to the class or classes of Certificates entitled thereto until the Certificate Balances of such Certificates have been reduced to zero. Unless otherwise specified in the related Prospectus Supplement, distributions of principal of any class of Certificates will be made on a pro rata basis among all of the Certificates of such class or by random selection, as described in the related Prospectus Supplement or otherwise established by the related Trustee. Stripped Interest Certificates with no Certificate Balance will not receive distributions in respect of principal. See "Description of the Certificates--Distributions of Principal of the Certificates."

Advances ......................  Unless otherwise provided in the related
                                 Prospectus Supplement, the Primary Servicer, the Special Servicer or the Master Servicer (each, a "Servicer") will be obligated as part of its servicing responsibilities to make certain advances with respect to delinquent scheduled payments on the Whole Loans in such Trust Fund which it deems recoverable. Any such advances will be made under and subject to any determinations or conditions set forth in the related Prospectus Supplement. Neither the Depositor nor any of its affiliates will have any responsibility to make such advances. Advances made by a Master Servicer are reimbursable generally from subsequent recoveries in respect of such Whole Loans and otherwise to the extent described herein and in the related Prospectus Supplement. If and to the extent provided in the Prospectus Supplement for any "Series," each Servicer will be entitled to receive interest on its outstanding advances, payable from amounts in the related Trust Fund. The Prospectus Supplement for any Series of Certificates evidencing an interest in a Trust Fund that includes CMBS will describe any corresponding advancing obligation of any person in connection with such CMBS. See "Description of the Certificates--Advances in Respect of Delinquencies."

Termination ...................  If so specified in the related Prospectus
                                 Supplement, a Series of Certificates may be subject to optional early termination through the repurchase of the Mortgage Assets in the related Trust Fund by the party specified therein, under the circumstances and in the manner set forth therein. If so provided in the related

                                 Prospectus Supplement, upon the reduction of the Certificate Balance of a specified class or classes of Certificates by a specified percentage or amount or on and after a date specified in such Prospectus Supplement, the party specified therein will solicit bids for the purchase of all of the Mortgage Assets of the Trust Fund, or of a sufficient portion of such Mortgage Assets to retire such class or classes, or purchase such Mortgage Assets at a price set forth in the related Prospectus Supplement. In addition, if so provided in the related Prospectus Supplement, certain classes of Certificates may be purchased subject to similar conditions. See "Description of the Certificates--Termination."

Registration of Certificates ..  If so provided in the related Prospectus
                                 Supplement, one or more classes of the
                                 Offered Certificates will initially be
                                 represented by one or more Certificates
                                 registered in the name of Cede & Co., as the nominee of DTC. No person acquiring an interest in Offered Certificates so registered will be entitled to receive a definitive certificate representing such person's interest except in the event that definitive certificates are issued under the limited circumstances described herein. See "Risk Factors--Book-Entry Registration" and "Description of the Certificates--Book-Entry Registration and Definitive Certificates."

Tax Status of the
  Certificates ................  The Certificates of each Series will constitute either (i) "regular interests"
                                 ("REMIC Regular Certificates") or "residual interests" ("REMIC Residual Certificates") in a Trust Fund treated as a real estate mortgage investment conduit ("REMIC") under Sections 860A through 860G of the Code, or
                                 (ii) interests ("Grantor Trust
                                 Certificates") in a Trust Fund treated as a grantor trust under applicable provisions of the Code.

  (a) REMIC ...................  REMIC Regular Certificates generally will be treated as debt obligations of the
                                 applicable REMIC for federal income tax
                                 purposes. Certain REMIC Regular Certificates may be issued with original issue discount for federal income tax purposes. See "Certain Federal Income Tax Consequences" in the Prospectus Supplement.

                                 The Offered Certificates will be treated as
                                 (i) "loans" within the meaning of the assets described in section 7701(a)(19)(C) of the Internal Revenue Code of 1986, as amended (the "Code") and (ii) "real estate assets" within the meaning of section 856(c)(5)(A) of the Code, in each case to the extent described herein and in the related Prospectus Supplement. See "Certain Federal Income Tax Consequences" herein and in the Prospectus.

  (b) Grantor Trust ...........  If no election is made to treat the Trust
                                 Fund relating to a Series of Certificates as a REMIC, the Trust Fund will be classified as a grantor trust and not as an association taxable as a corporation for federal income tax purposes, and therefore holders of Certificates will be treated as the owners of undivided pro rata interest in the Mortgage Pool or pool of securities and any other assets held by the Trust Fund.

                                 Investors are advised to consult their tax advisors and to review "Certain Federal Income Tax Consequences" herein and in the related Prospectus Supplement.

ERISA Considerations ..........  A fiduciary of an employee benefit plan or certain other retirement plans and
                                 arrangements, including individual
                                 retirement accounts, annuities and Keogh plans, that are subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code and investment managers of a collective investment fund or separate account in which such plans, accounts, annuities or arrangements are invested, should carefully review with their legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permissible either under ERISA or Section 4975 of the Code. See "ERISA Considerations" herein and in the related Prospectus Supplement. Certain classes of Certificates may not be transferred unless the Trustee and the Depositor are furnished with a letter of representations or an opinion of counsel to the effect that such transfer will not result in a violation of the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee, the Depositor or the Master Servicer to additional obligations. See "Description of the Certificates--General" and "ERISA Considerations."

Legal Investment ..............  The related Prospectus Supplement will specify whether the Offered Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984. Investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Offered Certificates constitute legal investments for them. See "Legal Investment" herein and in the related Prospectus Supplement.

Rating ........................  At the date of issuance, as to each Series, each class of Offered Certificates will be rated not lower than investment grade by one or more nationally recognized statistical rating agencies (each, a "Rating Agency"). See "Rating" herein and in the related Prospectus Supplement.

                                 A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.

                                  RISK FACTORS

   Investors should consider, in connection with the purchase of Offered Certificates, among other things, the following factors and certain other factors as may be set forth in "Risk Factors" in the related Prospectus Supplement.

LIMITED LIQUIDITY

   There can be no assurance that a secondary market for the Certificates of any Series will develop or, if it does develop, that it will provide holders with liquidity of investment or will continue while Certificates of such Series remain outstanding. Any such secondary market may provide less liquidity to investors than any comparable market for securities evidencing interests in single family mortgage loans. The market value of Certificates will fluctuate with changes in prevailing rates of interest. Consequently, sale of Certificates by a holder in any secondary market that may develop may be at a discount from 100% of their original principal balance or from their purchase price. Furthermore, secondary market purchasers may look only hereto, to the related Prospectus Supplement and to the reports to Certificateholders delivered pursuant to the related Agreement as described herein under the heading "Description of the Certificates--Reports to Certificateholders," "--Book-Entry Registration and Definitive Certificates" and "Description of the Agreements--Evidence as to Compliance" for information concerning the Certificates. Except to the extent described herein and in the related Prospectus Supplement, Certificateholders will have no redemption rights and the Certificates are subject to early retirement only under certain specified circumstances described herein and in the related Prospectus Supplement. See "Description of the Certificates--Termination."

LIMITED ASSETS

   The Certificates will not represent an interest in or obligation of the Depositor, any Servicer, or any of their affiliates. The only obligations with respect to the Certificates or the Mortgage Assets will be the obligations (if any) of the Depositor (or, if otherwise provided in the related Prospectus Supplement, the person identified therein as the person making certain representations and warranties with respect to the Mortgage Loans, as applicable, the "Warranting Party") pursuant to certain limited representations and warranties made with respect to the Mortgage Loans. Since certain representations and warranties with respect to the Mortgage Assets may have been made and/or assigned in connection with transfers of such Mortgage Assets prior to the Closing Date, the rights of the Trustee and the Certificateholders with respect to such representations or warranties will be limited to their rights as an assignee thereof. Unless otherwise specified in the related Prospectus Supplement, none of the Depositor, any Servicer or any affiliate thereof will have any obligation with respect to representations or warranties made by any other entity. Unless otherwise specified in the related Prospectus Supplement, neither the Certificates nor the underlying Mortgage Assets will be guaranteed or insured by any governmental agency or instrumentality, or by the Depositor, any Servicer or any of their affiliates. Proceeds of the assets included in the related Trust Fund for each Series of Certificates (including the Mortgage Assets and any form of credit enhancement) will be the sole source of payments on the Certificates, and there will be no recourse to the Depositor or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the Certificates.

   Unless otherwise specified in the related Prospectus Supplement, a Series of Certificates will not have any claim against or security interest in the Trust Funds for any other Series. If the related Trust Fund is insufficient to make payments on such Certificates, no other assets will be available for payment of the deficiency. Additionally, certain amounts remaining in certain funds or accounts, including the Distribution Account, the Trust Master Collection Account, Trust Primary Collection Account and Trust REO Account and any accounts maintained as Credit Support, may be withdrawn under certain conditions, as described in the related Prospectus Supplement. In the event of such withdrawal, such amounts will not be available for future payment of principal of or interest on the Certificates. If so provided in the Prospectus Supplement for a Series of Certificates consisting of one or more classes of Subordinate Certificates, on any Distribution Date in respect of which losses or shortfalls in collections on the Trust Assets have been incurred, the amount of such losses or shortfalls will be borne first by one or more classes of the Subordinate Certificates, and, thereafter, by the remaining classes of Certificates in the priority and manner and subject to the limitations specified in such Prospectus Supplement.

PREPAYMENTS AND EFFECT ON AVERAGE LIFE OF CERTIFICATES AND YIELDS

   Prepayments (including those caused by defaults) on the Mortgage Assets in any Trust Fund generally will result in a faster rate of principal payments on one or more classes of the related Certificates than if payments on such Mortgage Assets were made as scheduled. Thus, the prepayment experience on the Mortgage Assets may affect the average life of each class of related Certificates. The rate of principal payments on pools of mortgage loans varies between pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors. There can be no assurance as to the rate of prepayment on the Mortgage Assets in any Trust Fund or that the rate of payments will conform to any model described herein or in any Prospectus Supplement. If prevailing interest rates fall significantly below the applicable mortgage interest rates, principal prepayments are likely to be higher than if prevailing rates remain at or above the rates borne by the Mortgage Loans underlying or comprising the Mortgage Assets in any Trust Fund. As a result, the actual maturity of any class of Certificates could occur significantly earlier than expected. A Series of Certificates may include one or more classes of Certificates with priorities of payment and, as a result, yields on other classes of Certificates, including classes of Offered Certificates, of such Series may be more sensitive to prepayments on Mortgage Assets. A Series of Certificates may include one or more classes offered at a significant premium or discount. Yields on such classes of Certificates will be sensitive, and in some cases extremely sensitive, to prepayments on Mortgage Assets and, where the amount of interest payable with respect to a class is disproportionately high, as compared to the amount of principal, as with certain classes of Stripped Interest Certificates, a holder might, in some prepayment scenarios, fail to recoup its original investment. A Series of Certificates may include one or more classes of Certificates, including classes of Offered Certificates, that provide for distribution of principal thereof from amounts attributable to interest accrued but not currently distributable on one or more classes of Accrual Certificates and, as a result, yields on such Certificates will be sensitive to (a) the provisions of such Accrual Certificates relating to the timing of distributions of interest thereon and (b) if such Accrual Certificates accrue interest at a variable or floating Pass-Through Rate, changes in such rate. See "Yield Considerations" herein and, if applicable, in the related Prospectus Supplement.

LIMITED NATURE OF RATINGS

   Any rating assigned by a Rating Agency to a class of Certificates will reflect such Rating Agency's assessment solely of the likelihood that holders of Certificates of such class will receive payments to which such Certificateholders are entitled under the related Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments (including those caused by defaults) on the related Mortgage Assets will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the Series of Certificates. Such rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a Certificate at a significant premium might fail to recoup its initial investment under certain prepayment scenarios. Each Prospectus Supplement will identify any payment to which holders of Offered Certificates of the related Series are entitled that is not covered by the applicable rating.

   The amount, type and nature of credit support, if any, established with respect to a Series of Certificates will be determined on the basis of criteria established by each Rating Agency rating classes of such "Series." Such criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. Such analysis is often the basis upon which each Rating Agency determines the amount of credit support required with respect to each such class. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of Mortgage Assets. No assurance can be given that values of any Mortgaged Properties have remained or will remain at their levels on the respective dates of origination of the related Mortgage Loans. Moreover, there is no assurance that appreciation of real estate values generally will limit loss experiences on the Mortgaged Properties. If the commercial or multifamily residential real estate markets should experience an overall decline in property values such that the outstanding principal balances of the Mortgage Loans underlying or comprising the Mortgage Assets in a particular Trust Fund and any secondary financing on the related Mortgaged Properties become equal to or greater than the value of the Mortgaged Properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced by institutional lenders. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by Mortgagors of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any Trust Fund. To the extent that such losses are not covered by the Credit Support, if any, described in the related Prospectus Supplement, such losses will be borne, at least in part, by the holders of one or more classes of the Certificates of the related Series. See "Description of Credit Support" and "Rating."

RISKS ASSOCIATED WITH MORTGAGE LOANS AND MORTGAGED PROPERTIES

   Mortgage loans made with respect to multifamily or commercial property may entail risks of delinquency and foreclosure, and risks of loss in the event thereof, that are greater than similar risks associated with single family property. See "Description of the Trust Funds--Assets." The ability of a Mortgagor to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than any independent income or assets of the Mortgagor; thus, the value of an income-producing property is directly related to the net operating income derived from such property. In contrast, the ability of a Mortgagor to repay a single family loan typically is dependent primarily upon the Mortgagor's household income, rather than the capacity of the property to produce income; thus, other than in geographical areas where employment is dependent upon a particular employer or an industry, the Mortgagor's income tends not to reflect directly the value of such property. A decline in the net operating income of an income-producing property will likely affect both the performance of the related loan as well as the liquidation value of such property, whereas a decline in the income of a Mortgagor on a single family property will likely affect the performance of the related loan but may not affect the liquidation value of such property. Moreover, a decline in the value of a Mortgaged Property will increase the risk of loss particularly with respect to any related junior Mortgage Loan. See "--Junior Mortgage Loans."

   The performance of a mortgage loan secured by an income-producing property leased by the Mortgagor to tenants as well as the liquidation value of such property may be dependent upon the business operated by such tenants in connection with such property, the creditworthiness of such tenants or both; the risks associated with such loans may be offset by the number of tenants or, if applicable, a diversity of types of business operated by such tenants.

   It is anticipated that a substantial portion of the Mortgage Loans included in any Trust Fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable, as to which, in the event of Mortgagor default, recourse may be had only against the specific property and such other assets, if any, as have been pledged to secure the related Mortgage Loan. With respect to those Mortgage Loans that provide for recourse against the Mortgagor and its assets generally, there can be no assurance that such recourse will ensure a recovery in respect of a defaulted Mortgage Loan greater than the liquidation value of the related Mortgaged Property.

   Further, the concentration of default, foreclosure and loss risks in individual Mortgagors or Mortgage Loans in a particular Trust Fund or the related Mortgaged Properties will generally be greater than for pools of single family loans both because the Mortgage Assets in a Trust Fund will generally consist of a smaller number of loans than would a single family pool of comparable aggregate unpaid principal balance and because of the higher principal balance of individual Mortgage Loans. Mortgage Assets in a Trust Fund may consist of only a single or limited number of Mortgage Loans and/or relate to Leases to only a single Lessee or a limited number of Lessees.

   If applicable, certain legal aspects of the Mortgage Loans for a Series of Certificates may be described in the related Prospectus Supplement. See also "Certain Legal Aspects of the Mortgage Loans and the Leases" herein.

RISKS ASSOCIATED WITH COMMERCIAL LOANS AND LEASES

   If so described in the related Prospectus Supplement, each Mortgagor under a Commercial Loan may be an entity created by the owner or purchaser of the related Commercial Property solely to own or purchase such property, in part to isolate the property from the debts and liabilities of such owner or purchaser. Unless otherwise specified, each such Commercial Loan will represent a nonrecourse obligation of the related Mortgagor secured by the lien of the related Mortgage and the related Lease Assignments. Whether or not such loans are recourse or nonrecourse obligations, it is not expected that the Mortgagors will have any significant assets other than the Commercial Properties and the related Leases, which will be pledged to the Trustee under the related Agreement. Therefore, the payment of amounts due on any such Commercial Loans, and, consequently, the payment of principal of and interest on the related Certificates, will depend primarily or solely on rental payments by the Lessees. Such rental payments will, in turn, depend on continued occupancy by, and/or the creditworthiness of, such Lessees, which in either case may be adversely affected by a general economic downturn or an adverse change in their financial condition. Moreover, to the extent a Commercial Property was designed for the needs of a specific type of tenant (e.g., a nursing home, hotel or motel), the value of such property in the event of a default by the Lessee or the early termination of such Lease may be adversely affected because of difficulty in re-leasing the property to a suitable substitute lessee or, if re-leasing to such a substitute is not possible, because of the cost of altering the property for another more marketable use. As a result, without the benefit of the Lessee's continued support of the Commercial Property, and absent significant amortization of the Commercial Loan, if such loan is foreclosed on and the Commercial Property liquidated following a lease default, the net proceeds might be insufficient to cover the outstanding principal and interest owing on such loan, thereby increasing the risk that holders of the Certificates will suffer some loss.

BALLOON PAYMENTS

   Certain of the Mortgage Loans (the "Balloon Mortgage Loans") as of the Cut-off Date may not be fully amortizing over their terms to maturity and, thus, will require substantial principal payments (i.e., balloon payments) at their stated maturity. Mortgage Loans with balloon payments involve a greater degree of risk because the ability of a Mortgagor to make a balloon payment typically will depend upon its ability either to timely refinance the loan or to timely sell the related Mortgaged Property. The ability of a Mortgagor to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage interest rates at the time of sale or refinancing, the Mortgagor's equity in the related Mortgaged Property, the financial condition and operating history of the Mortgagor and the related Mortgaged Property, tax laws, rent control laws (with respect to certain Multifamily Properties and mobile home parks), reimbursement rates (with respect to certain nursing homes), renewability of operating licenses, prevailing general economic conditions and the availability of credit for commercial or multifamily real properties, as the case may be, generally.

JUNIOR MORTGAGE LOANS

   To the extent specified in the related Prospectus Supplement, certain of the Mortgage Loans may be secured primarily by junior mortgages. In the case of liquidation, Mortgage Loans secured by junior mortgages are entitled to satisfaction from proceeds that remain from the sale of the related Mortgaged Property after the mortgage loans senior to such Mortgage Loans have been satisfied. If there are not sufficient funds to satisfy such junior Mortgage Loans and senior mortgage loans, such Mortgage Loan would suffer a loss and, accordingly, one or more classes of Certificates would bear such loss. Therefore, any risks of deficiencies associated with first Mortgage Loans will be greater with respect to junior Mortgage Loans. See "--Risks Associated with Mortgage Loans and Mortgaged Properties."

OBLIGOR DEFAULT

   If so specified in the related Prospectus Supplement, in order to maximize recoveries on defaulted Whole Loans, a Master Servicer or a Special Servicer will be permitted (within prescribed parameters) to extend and modify Whole Loans that are in default or as to which a payment default is imminent, including in particular with respect to balloon payments. In addition, a Master Servicer or a Special Servicer may receive a workout fee based on receipts from or proceeds of such Whole Loans. While any such entity generally will be required to determine that any such extension or modification is reasonably likely to produce a greater recovery on a present value basis than liquidation, there can be no assurance that such flexibility with respect to extensions or modifications or payment of a workout fee will increase the present value of receipts from or proceeds of Whole Loans that are in default or as to which a payment default is imminent. Additionally, if so specified in the related Prospectus Supplement, certain of the Mortgage Loans included in the Mortgage Pool for a Series may have been subject to workouts or similar arrangements following periods of delinquency and default.

MORTGAGOR TYPE

   Mortgage Loans made to partnerships, corporations or other entities may entail risks of loss from delinquency and foreclosure that are greater than those of Mortgage Loans made to individuals. The Mortgagor's sophistication and form of organization may increase the likelihood of protracted litigation or bankruptcy in default situations.

CREDIT SUPPORT LIMITATIONS

   The Prospectus Supplement for a Series of Certificates will describe any Credit Support in the related Trust Fund, which may include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, or combinations thereof. Use of Credit Support will be subject to the conditions and limitations described herein and in the related Prospectus Supplement. Moreover, such Credit Support may not cover all potential losses or risks; for example, Credit Support may or may not cover fraud or negligence by a mortgage loan originator or other parties.

   A Series of Certificates may include one or more classes of Subordinate Certificates (which may include Offered Certificates), if so provided in the related Prospectus Supplement. Although subordination is intended to reduce the risk to holders of Senior Certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of Certificates of a Series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related Credit Support may be exhausted before the principal of the lower priority classes of Certificates of such Series has been repaid. As a result, the impact of significant losses and shortfalls on the Trust Assets may fall primarily upon those classes of Certificates having a lower priority of payment. Moreover, if a form of Credit Support covers more than one Series of Certificates (each, a "Covered Trust"), holders of Certificates evidencing an interest in a Covered Trust will be subject to the risk that such Credit Support will be exhausted by the claims of other Covered Trusts.

   The amount of any applicable Credit Support supporting one or more classes of Offered Certificates, including the subordination of one or more classes of Certificates, will be determined on the basis of criteria established by each Rating Agency rating such classes of Certificates based on an assumed level of defaults, delinquencies, other losses or other factors. There can, however, be no assurance that the loss experience on the related Mortgage Assets will not exceed such assumed levels. See "--Limited Nature of Ratings," "Description of the Certificates" and "Description of Credit Support."

   Regardless of the form of credit enhancement provided, the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. The Master Servicer will generally be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any Series of Certificates, if the applicable Rating Agency indicates that the then-current rating thereof will not be adversely affected. The rating of any Series of Certificates by any applicable Rating Agency may be lowered following the initial issuance thereof as a result of the downgrading of the obligations of any applicable credit support provider, or as a result of losses on the related Mortgage Assets substantially in excess of the levels contemplated by such Rating Agency at the time of its initial rating analysis. None of the Depositor, the Master Servicer or any of their affiliates will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain any rating of any Series of Certificates.

ENFORCEABILITY

   Mortgages may contain a due-on-sale clause, which permits the lender to accelerate the maturity of the Mortgage Loan if the Mortgagor sells, transfers or conveys the related Mortgaged Property or its interest in the Mortgaged Property. Mortgages may also include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary or non-monetary default of the Mortgagor. Such clauses are generally enforceable subject to certain exceptions. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of any state, however, may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable.

   If so specified in the related Prospectus Supplement, the Mortgage Loans will be secured by an assignment of leases and rents pursuant to which the Mortgagor typically assigns its right, title and interest as landlord under the leases on the related Mortgaged Property and the income derived therefrom to the lender as further security for the related Mortgage Loan, while retaining a license to collect rents for so long as there is no default. In the event the Mortgagor defaults, the license terminates and the lender is entitled to collect rents. Such assignments are typically not perfected as security interests prior to actual possession of the cash flows. Some state laws may require that the lender take possession of the Mortgaged Property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the Mortgagor, the lender's ability to collect the rents may be adversely affected. See "Certain Legal Aspects of the Mortgage Loans and the Leases--Leases and Rents."

ENVIRONMENTAL RISKS

   Real property pledged as security for a mortgage loan may be subject to certain environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over the lien of an existing mortgage against such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA") a lender may be liable, as an "owner" or "operator," for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the Mortgagor, regardless of whether or not the environmental damage or threat was caused by a prior owner. A lender also risks such liability on foreclosure of the mortgage. Each Pooling and Servicing Agreement will provide that no Servicer, acting on behalf of the Trust Fund, may acquire title to a Mortgaged Property securing a Mortgage Loan or take over its operation unless such Servicer has previously determined, based upon a report prepared by a person who regularly conducts environmental audits, that: (i) the Mortgaged Property is in compliance with applicable environmental laws or, if not, that taking such actions as are necessary to bring the Mortgaged Property in compliance therewith is likely to produce a greater recovery on a percent value basis, after taking into account any risks associated therewith, than not taking such actions and (ii) there are no circumstances present at the Mortgaged Property relating to the use, management or disposal of any Hazardous Materials (as defined herein) for which investigation, testing, monitoring, containment, cleanup or remediation could be required under any federal, state or local law or regulation, or that, if any Hazardous Materials are present for which such action would be required, taking such actions with respect to the affected Mortgaged Property is reasonably likely to produce a greater recovery on a percent value basis, after taking into account any risks associated therewith, than not taking such actions. Any additional restrictions on acquiring title to a Mortgaged Property may be set forth in the related Prospectus Supplement. See "Certain Legal Aspects of the Mortgage Loans and the Leases--Environmental Legislation."

DELINQUENT AND NON-PERFORMING MORTGAGE LOANS

   If so provided in the related Prospectus Supplement, the Trust Fund for a particular series of Certificates may include Mortgage Loans that are past due or are non-performing. Unless otherwise described in the related Prospectus Supplement, the servicing of such Mortgage Loans as to which a specified number of payments are delinquent will be performed by the Special Servicer; however, the same entity may act as both Master Servicer and Special Servicer. Credit Support provided with respect to a particular series of Certificates may not cover all losses related to such delinquent or nonperforming Mortgage Loans, and investors should consider the risk that the inclusion of such Mortgage Loans in the Trust Fund may adversely affect the rate of defaults and prepayments on the Mortgage Assets in such Trust Fund and the yield on the Certificates of such series.

RISKS ASSOCIATED WITH MORTGAGED PROPERTIES NOT LOCATED IN THE UNITED STATES

   If so provided in the related Prospectus Supplement, the Trust Fund for a particular Series of Certificates may include Mortgage Loans secured by Mortgaged Properties not located in the United States. The related Prospectus Supplement will set forth certain material risks associated with such Mortgage Loans which are different and additional to those associated with similar properties in the United States including restrictions on enforcement of the rights of the holder of the related Mortgage Notes, currency exchange rate fluctuations, currency exchange controls and general trends or conditions in the related real estate market.

ERISA CONSIDERATIONS

   Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of such plans. Due to the complexity of regulations which govern such plans, prospective investors that are subject to ERISA are urged to consult their own counsel regarding consequences under ERISA of acquisition, ownership and disposition of the Offered Certificates of any Series.

CERTAIN FEDERAL TAX CONSIDERATIONS REGARDING REMIC RESIDUAL CERTIFICATES

   Holders of REMIC Residual Certificates will be required to report on their federal income tax returns as ordinary income their pro rata share of the taxable income of the REMIC, regardless of the amount or timing of their receipt of cash payments, as described in "Certain Federal Income Tax Consequences--REMICs." Accordingly, under certain circumstances, holders of Offered Certificates that constitute REMIC Residual Certificates may have taxable income and tax liabilities arising from such investment during a taxable year in excess of the cash received during such period. Individual holders of REMIC Residual Certificates may be limited in their ability to deduct servicing fees and other expenses of the REMIC. In addition, REMIC Residual Certificates are subject to certain restrictions on transfer. Because of the special tax treatment of REMIC Residual Certificates, the taxable income arising in a given year on a REMIC Residual Certificate will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. Therefore, the after-tax yield on the REMIC Residual Certificate may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics. Additionally, prospective purchasers of a REMIC Residual Certificate should be aware that recently finalized regulations provide that REMIC residual interests cannot be marked to market. See "Certain Federal Income Tax Consequences--REMICs."

CONTROL

   Under certain circumstances, the consent or approval of the holders of a specified percentage of the aggregate Certificate Balance of all outstanding Certificates of a Series or a similar means of allocating decision-making under the related Agreement ("Voting Rights") will be required to direct, and will be sufficient to bind all Certificateholders of such Series to, certain actions, including directing the Special Servicer or the Master Servicer with respect to actions to be taken with respect to certain Mortgage Loans and REO Properties and amending the related Agreement in certain circumstances. See "Description of the Agreements--Events of Default," "--Rights Upon Event of Default," "--Amendment" and "--List of Certificateholders."

BOOK-ENTRY REGISTRATION

   If so provided in the Prospectus Supplement, one or more classes of the Certificates will be initially represented by one or more certificates registered in the name of Cede, the nominee for DTC, and will not be registered in the names of the Beneficial Owners or their nominees. Because of this, unless and until Definitive Certificates are issued, Beneficial Owners will not be recognized by the Trustee as "Certificateholders" (as that term is to be used in the related Agreement). Hence, until such time, Beneficial Owners will be able to exercise the rights of Certificateholders only indirectly through DTC and its participating organizations. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates."

                         DESCRIPTION OF THE TRUST FUNDS

ASSETS

   The primary assets of each Trust Fund will include (i) one or more multifamily and/or commercial mortgage loans (the "Mortgage Loans"), (ii) mortgage participations, pass-through certificates or other mortgage-backed securities evidencing interests in or secured by one or more Mortgage Loans or other similar participations, certificates or securities (collectively, the "CMBS"), or (iii) a combination of Mortgage Loans and CMBS. As used herein, "Mortgage Loans" refers to both whole Mortgage Loans and Mortgage Loans underlying CMBS. Mortgage Loans that secure, or interests in which are evidenced by, CMBS are herein sometimes referred to as "Underlying Mortgage Loans." Mortgage Loans that are not Underlying Mortgage Loans are sometimes referred to as "Whole Loans." Any mortgage participations, pass-through certificates or other asset-backed certificates in which an CMBS evidences an interest or which secure an CMBS are sometimes referred to herein also as CMBS or as "Underlying CMBS." Mortgage Loans and CMBS are sometimes referred to herein as "Mortgage Assets." No CMBS originally issued in a private placement will be included as an asset of a Trust Fund until the holding period provided for under Rule 144(k) promulgated under the Securities Act of 1933, as amended, has expired or such CMBS has been registered under the Securities Act of 1933, as amended. The Mortgage Assets will not be guaranteed or insured by J.P. Morgan Commercial Mortgage Finance Corp. (the "Depositor") or any of its affiliates or, unless otherwise provided in the Prospectus Supplement, by any governmental agency or instrumentality or by any other person. Each Mortgage Asset will be selected by the Depositor for inclusion in a Trust Fund from among those purchased, either directly or indirectly, from a prior holder thereof (an "Asset Sellers"), which may be an affiliate of the Depositor and, with respect to Mortgage Assets, which prior holder may or may not be the originator of such Mortgage Loan or the issuer of such CMBS.

   Unless otherwise specified in the related Prospectus Supplement, the Certificates will be entitled to payment only from the assets of the related Trust Fund and will not be entitled to payments in respect of the assets of any other trust fund established by the Depositor. If specified in the related Prospectus Supplement, the assets of a Trust Fund will consist of certificates representing beneficial ownership interests in another trust fund that contains the Mortgage Assets.

MORTGAGE LOANS

General

   The Mortgage Loans will be secured by liens on, or security interests in, Mortgaged Properties consisting of (i) residential properties consisting of five or more rental or cooperatively owned dwelling units in high-rise, mid-rise or garden apartment buildings ("Multifamily Properties" and the related loans, "Multifamily Loans") or (ii) office buildings, retail centers, hotels or motels, nursing homes, congregate care facilities, industrial properties, mini-warehouse facilities or self-storage facilities, mobile home parks, mixed use or other types of commercial properties ("Commercial Properties" and the related loans, "Commercial Loans") located, unless otherwise specified in the related Prospectus Supplement, in any one of the fifty states, the District of Columbia or the Commonwealth of Puerto Rico. To the extent specified in the related Prospectus Supplement, the Mortgage Loans will be secured by first mortgages or deeds of trust or other similar security instruments creating a first lien on Mortgaged Property. Multifamily Property may include mixed commercial and residential structures and may include apartment buildings owned by private cooperative housing corporations ("Cooperatives"). The Mortgaged Properties may include leasehold interests in properties, the title to which is held by third party lessors. The Prospectus Supplement will specify whether the term of any such leasehold exceeds the term of the mortgage note by at least ten years. Each Mortgage Loan will have been originated by a person (the "Originator") other than the Depositor. The related Prospectus Supplement will indicate if any Originator is an affiliate of the Depositor. The Mortgage Loans will be evidenced by promissory notes (the "Mortgage Notes") secured by mortgages or deeds of trust (the "Mortgages") creating a lien on the Mortgaged Properties. Mortgage Loans will generally also be secured by an assignment of leases and rents and/or operating or other cash flow guarantees relating to the Mortgage Loan.

Leases

   To the extent specified in the related Prospectus Supplement, the Commercial Properties may be leased to Lessees that respectively occupy all or a portion of such properties. Pursuant to a Lease Assignment, the related Mortgagor may assign its rights, title and interest as lessor under each Lease and the income derived therefrom to the related mortgagee, while retaining a license to collect the rents for so long as there is no default. If the Mortgagor defaults, the license terminates and the mortgagee or its agent is entitled to collect the rents from the related Lessee or Lessees for application to the monetary obligations of the Mortgagor. State law may limit or restrict the enforcement of the Lease Assignments by a mortgagee until it takes possession of the related Mortgaged Property and/or a receiver is appointed. See "Certain Legal Aspects of the Mortgage Loans and the Leases--Leases and Rents." Alternatively, to the extent specified in the related Prospectus Supplement, the Mortgagor and the mortgagee may agree that payments under Leases are to be made directly to a Servicer.

   To the extent described in the related Prospectus Supplement, the Leases may require the Lessees to pay rent that is sufficient in the aggregate to cover all scheduled payments of principal and interest on the related Mortgage Loans and, in certain cases, their pro rata share of the operating expenses, insurance premiums and real estate taxes associated with the Mortgaged Properties. Certain of the Leases may require the Mortgagor to bear costs associated with structural repairs and/or the maintenance of the exterior or other portions of the Mortgaged Property or provide for certain limits on the aggregate amount of operating expenses, insurance premiums, taxes and other expenses that the Lessees are required to pay. If so specified in the related Prospectus Supplement, under certain circumstances the Lessees may be permitted to set off their rental obligations against the obligations of the Mortgagors under the Leases. In those cases where payments under the Leases (net of any operating expenses payable by the Mortgagors) are insufficient to pay all of the scheduled principal and interest on the related Mortgage Loans, the Mortgagors must rely on other income or sources (including security deposits) generated by the related Mortgaged Property to make payments on the related Mortgage Loan. To the extent specified in the related Prospectus Supplement, some Commercial Properties may be leased entirely to one Lessee. In such cases, absent the availability of other funds, the Mortgagor must rely entirely on rent paid by such Lessee in order for the Mortgagor to pay all of the scheduled principal and interest on the related Commercial Loan. To the extent specified in the related Prospectus Supplement, certain of the Leases may expire prior to the stated maturity of the related Mortgage Loan. In such cases, upon expiration of the Leases the Mortgagors will have to look to alternative sources of income, including rent payment by any new Lessees or proceeds from the sale or refinancing of the Mortgaged Property, to cover the payments of principal and interest due on such Mortgage Loans unless the Lease is renewed. As specified in the related Prospectus Supplement, certain of the Leases may provide that upon the occurrence of a casualty affecting a Mortgaged Property, the Lessee will have the right to terminate its Lease, unless the Mortgagor, as lessor, is able to cause the Mortgaged Property to be restored within a specified period of time. Certain Leases may provide that it is the lessor's responsibility, while other Leases provide that it is the Lessee's responsibility, to restore the Mortgaged Property after a casualty to its original condition. Certain Leases may provide a right of termination to the related Lessee if a taking of a material or specified percentage of the leased space in the Mortgaged Property occurs, or if the ingress or egress to the leased space has been materially impaired.

Default and Loss Considerations with Respect to the Mortgage Loans

   Mortgage loans secured by commercial and multifamily properties are markedly different from owner-occupied single family mortgage loans. The repayment of loans secured by commercial or multifamily properties is typically dependent upon the successful operation of such property rather than upon the liquidation value of the real estate. Unless otherwise specified in the Prospectus Supplement, the Mortgage Loans will be non-recourse loans, which means that, absent special facts, the mortgagee may look only to the Net Operating Income from the property for repayment of the mortgage debt, and not to any other of the Mortgagor's assets, in the event of the Mortgagor's default. Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important measure of the risk of default on such a loan. The "Debt Service Coverage Ratio" of a Mortgage Loan at any given time is the ratio of the Net Operating Income for a twelve-month period to the annualized scheduled payments on the Mortgage Loan. "Net Operating Income" means, for any given period, unless otherwise specified in the related Prospectus Supplement, the total operating revenues derived from a Mortgaged Property during such period, minus the total operating expenses incurred in respect of such Mortgaged Property during such period other than (i) non-cash items such as depreciation and amortization, (ii) capital expenditures and (iii) debt service on loans secured by the Mortgaged Property. The Net Operating Income of a Mortgaged Property will fluctuate over time and may be sufficient or insufficient to cover debt service on the related Mortgage Loan at any given time.

   As the primary component of Net Operating Income, rental income (as well as maintenance payments from tenant-stockholders of a Cooperative) is subject to the vagaries of the applicable real estate market and/or business climate. Properties typically leased, occupied or used on a short-term basis, such as health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties leased, occupied or used for longer periods, such as (typically) retail centers, office buildings and industrial properties. Commercial Loans may be secured by owner-occupied Mortgaged Properties or Mortgaged Properties leased to a single tenant. Accordingly, a decline in the financial condition of the Mortgagor or single tenant, as applicable, may have a disproportionately greater effect on the Net Operating Income from such Mortgaged Properties than would be the case with respect to Mortgaged Properties with multiple tenants.

   Changes in the expense components of Net Operating Income due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate and personal property tax rates and other operating expenses, including energy costs; changes in governmental rules, regulations and fiscal policies, including environmental legislation; and acts of God may also affect the risk of default on the related Mortgage Loan. As may be further described in the related Prospectus Supplement, in some cases leases of Mortgaged Properties may provide that the Lessee rather than the Mortgagor, is responsible for payment of some or all of these expenses; however, because leases are subject to default risks as well when a tenant's income is insufficient to cover its rent and operating expenses, the existence of such "net of expense" provisions will only temper, not eliminate, the impact of expense increases on the performance of the related Mortgage Loan. See "--Leases" above.

   While the duration of leases and the existence of any "net of expense" provisions are often viewed as the primary considerations in evaluating the credit risk of mortgage loans secured by certain income-producing properties, such risk may be affected equally or to a greater extent by changes in government regulation of the operator of the property. Examples of the latter include mortgage loans secured by health care-related facilities, the income from which and the operating expenses of which are subject to state and/or federal regulations, such as Medicare and Medicaid, and multifamily properties and mobile home parks, which may be subject to state or local rent control regulation and, in certain cases, restrictions on changes in use of the property. Low-and moderate-income housing in particular may be subject to legal limitations and regulations but, because of such regulations, may also be less sensitive to fluctuations in market rents generally.

   The Debt Service Coverage Ratio should not be relied upon as the sole measure of the risk of default of any loan, however, since other factors may outweigh a high Debt Service Coverage Ratio. With respect to a Balloon Mortgage Loan, for example, the risk of default as a result of the unavailability of a source of funds to finance the related balloon payment at maturity on terms comparable to or better than those of such Balloon Mortgage Loans could be significant even though the related Debt Service Coverage Ratio is high.

   The liquidation value of any Mortgaged Property may be adversely affected by risks generally incident to interests in real property, including declines in rental or occupancy rates. Lenders generally use the Loan-to-Value Ratio of a mortgage loan as a measure of risk of loss if a property must be liquidated upon a default by the Mortgagor.

   Appraised values of income-producing properties may be based on the market comparison method (recent resale value of comparable properties at the date of the appraisal), the cost replacement method (the cost of replacing the property at such date), the income capitalization method (a projection of value based upon the property's projected net cash flow), or upon a selection from or interpolation of the values derived from such methods. Each of these appraisal methods presents analytical challenges. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate. Where more than one of these appraisal methods are used and create significantly different results, or where a high Loan-to-Value Ratio accompanies a high Debt Service Coverage Ratio (or vice versa), the analysis of default and loss risks is even more difficult.

   While the Depositor believes that the foregoing considerations are important factors that generally distinguish the Multifamily and Commercial Loans from single family mortgage loans and provide insight to the risks associated with income-producing real estate, there is no assurance that such factors will in fact have been considered by the Originators of the Multifamily and Commercial Loans, or that, for any of such Mortgage Loans, they are complete or relevant. See "Risk Factors--Risks Associated with Mortgage Loans and Mortgaged Properties," "--Balloon Payments," "--Junior Mortgage Loans," "--Obligor Default" and "--Mortgagor Type."

Loan-to-Value Ratio

   The "Loan-to-Value Ratio" of a Mortgage Loan at any given time is the ratio (expressed as a percentage) of the then outstanding principal balance of the Mortgage Loan to the Value of the related Mortgaged Property. The "Value" of a Mortgaged Property, other than with respect to Refinance Loans, is generally the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of such loan and (b) the sales price for such property. "Refinance Loans" are loans made to refinance existing loans. Unless otherwise set forth in the related Prospectus Supplement, the Value of the Mortgaged Property securing a Refinance Loan is the appraised value thereof determined in an appraisal obtained at the time of origination of the Refinance Loan. The Value of a Mortgaged Property as of the date of initial issuance of the related Series of Certificates may be less than the value at origination and will fluctuate from time to time based upon changes in economic conditions and the real estate market.

Mortgage Loan Information in Prospectus Supplements

   Each Prospectus Supplement will contain information, as of the date of such Prospectus Supplement and to the extent then applicable and specifically known to the Depositor, with respect to the Mortgage Loans, including (i) the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the Mortgage Loans as of the applicable Cut-off Date, (ii) the type of property securing the Mortgage Loans (e.g., Multifamily Property or Commercial Property and the type of property in each such category), (iii) the weighted average (by principal balance) of the original and remaining terms to maturity of the Mortgage Loans, (iv) the earliest and latest origination date and maturity date of the Mortgage Loans,
(v) the weighted average (by principal balance) of the Loan-to-Value Ratios at origination of the Mortgage Loans, (vi) the Mortgage Interest Rates or range of Mortgage Interest Rates and the weighted average Mortgage Interest Rate borne by the Mortgage Loans, (vii) the state or states in which most of the Mortgaged Properties are located, (viii) information with respect to the prepayment provisions, if any, of the Mortgage Loans, (ix) the weighted average Retained Interest, if any, (x) with respect to Mortgage Loans with floating Mortgage Interest Rates ("ARM Loans"), the index, the frequency of the adjustment dates, the highest, lowest and weighted average note margin and pass-through margin, and the maximum Mortgage Interest Rate or monthly payment variation at the time of any adjustment thereof and over the life of the ARM Loan and the frequency of such monthly payment adjustments, (xi) the Debt Service Coverage Ratio either at origination or as of a more recent date (or both) and (xii) information regarding the payment characteristics of the Mortgage Loans, including without limitation balloon payment and other amortization provisions. The related Prospectus Supplement will also contain certain information available to the Depositor with respect to the provisions of leases and the nature of tenants of the Mortgaged Properties and other information referred to in a general manner under "--Mortgage Loans--Default and Loss Considerations with Respect to the Mortgage Loans" above. If specific information respecting the Mortgage Loans is not known to the

Depositor at the time Certificates are initially offered, more general information of the nature described above will be provided in the Prospectus Supplement, and specific information will be set forth in a report which will be available to purchasers of the related Certificates at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within fifteen days after such initial issuance.

Payment Provisions of the Mortgage Loans

   Unless otherwise specified in the related Prospectus Supplement, all of the Mortgage Loans will (i) have original terms to maturity of not more than 40 years and (ii) provide for payments of principal, interest or both, on due dates that occur monthly, quarterly or semi-annually or at such other interval as is specified in the related Prospectus Supplement. Each Mortgage Loan may provide for no accrual of interest or for accrual of interest thereon at an interest rate (a "Mortgage Interest Rate") that is fixed over its term or that adjusts from time to time, or that is partially fixed and partially floating, or that may be converted from a floating to a fixed Mortgage Interest Rate, or from a fixed to a floating Mortgage Interest Rate, from time to time pursuant to an election or as otherwise specified on the related Mortgage Note, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the Mortgage Interest Rate or to reflect the occurrence of certain events, and may provide for negative amortization or accelerated amortization, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may be fully amortizing or require a balloon payment due on its stated maturity date, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may contain prohibitions on prepayment (a "Lock-out Period" and the date of expiration thereof, a "Lock-out Date") or require payment of a premium or a yield maintenance penalty (a "Prepayment Premium") in connection with a prepayment, in each case as described in the related Prospectus Supplement. In the event that holders of any class or classes of Offered Certificates will be entitled to all or a portion of any Prepayment Premiums collected in respect of Mortgage Loans, the related Prospectus Supplement will specify the method or methods by which any such amounts will be allocated. A Mortgage Loan may also contain provisions entitling the mortgagee to a share of profits realized from the operation or disposition of the Mortgaged Property ("Equity Participations"), as described in the related Prospectus Supplement. In the event that holders of any class or classes of Offered Certificates will be entitled to all or a portion of an Equity Participation, the related Prospectus Supplement will specify the terms and provisions of the Equity Participation and the method or methods by which distributions in respect thereof will be allocated among such Certificates.

CMBS

   Any CMBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, a trust agreement, an indenture or similar agreement (a "CMBS Agreement"). A seller (the "CMBS Issuer") and/or servicer (the "CMBS Servicer") of the underlying Mortgage Loans (or Underlying CMBS) will have entered into the CMBS Agreement with a trustee or a custodian under the CMBS Agreement (the "CMBS Trustee"), if any, or with the original purchaser of the interest in the underlying Mortgage Loans or CMBS evidenced by the CMBS.

   Distributions of any principal or interest, as applicable, will be made on CMBS on the dates specified in the related Prospectus Supplement. The CMBS may be issued in one or more classes with characteristics similar to the classes of Certificates described in this Prospectus. Any principal or interest distributions will be made on the CMBS by the CMBS Trustee or the CMBS Servicer. The CMBS Issuer or the CMBS Servicer or another person specified in the related Prospectus Supplement may have the right or obligation to repurchase or substitute assets underlying the CMBS after a certain date or under other circumstances specified in the related Prospectus Supplement.

   Enhancement in the form of reserve funds, subordination or other forms of credit support similar to that described for the Certificates under "Description of Credit Support" may be provided with respect to the CMBS. The type, characteristics and amount of such credit support, if any, will be a function of certain characteristics of the Mortgage Loans or Underlying CMBS evidenced by or securing such CMBS and other factors and generally will have been established for the CMBS on the basis of requirements of either any Rating Agency that may have assigned a rating to the CMBS or the initial purchasers of the CMBS.

   The Prospectus Supplement for a Series of Certificates evidencing interests in Mortgage Assets that include CMBS will specify, to the extent available, (i) the aggregate approximate initial and outstanding principal amount or notional amount, as applicable, and type of the CMBS to be included in the Trust Fund, (ii) the original and remaining term to stated maturity of the CMBS, if applicable, (iii) whether such CMBS is entitled only to interest payments, only to principal payments or to both, (iv) the pass-through or bond rate of the CMBS or formula for determining such rates, if any, (v) the applicable payment provisions for the CMBS, including, but not limited to, any priorities, payment schedules and subordination features, (vi) the CMBS Issuer, CMBS Servicer and CMBS Trustee, as applicable, (vii) certain characteristics of the credit support, if any, such as subordination, reserve funds, insurance policies, letters of credit or guarantees relating to the related Underlying Mortgage Loans, the Underlying CMBS or directly to such CMBS, (viii) the terms on which the related Underlying Mortgage Loans or Underlying CMBS for such CMBS or the CMBS may, or are required to, be purchased prior to their maturity, (ix) the terms on which Mortgage Loans or Underlying CMBS may be substituted for those originally underlying the CMBS,
(x) the servicing fees payable under the CMBS Agreement, (xi) to the extent available to the Depositor, the type of information in respect of the Underlying Mortgage Loans described under "--Mortgage Loans--Mortgage Loan Information in Prospectus Supplements" above, and the type of information in respect of the Underlying CMBS described in this paragraph, (xii) the characteristics of any cash flow agreements that are included as part of the trust fund evidenced or secured by the CMBS and (xiii) whether the CMBS is in certificated form, book-entry form or held through a depository such as The Depository Trust Company or the Participants Trust Company.

ACCOUNTS

   Each Trust Fund will include one or more accounts established and maintained on behalf of the Certificateholders into which the person or persons designated in the related Prospectus Supplement will, to the extent described herein and in such Prospectus Supplement deposit all payments and collections received or advanced with respect to the Mortgage Assets and other assets in the Trust Fund. Such an account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the related Prospectus Supplement. See "Description of the Agreement--Distribution Account and Other Collection Accounts."

CREDIT SUPPORT

   If so provided in the related Prospectus Supplement, partial or full protection against certain defaults and losses on the Trust Assets in the related Trust Fund may be provided to one or more classes of Certificates in the related Series in the form of subordination of one or more other classes of Certificates in such Series or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support, or a combination thereof (any such coverage with respect to the Certificates of any Series, "Credit Support"). The amount and types of coverage, the identification of the entity providing the coverage (if applicable) and related information with respect to each type of Credit Support, if any, will be described in the Prospectus Supplement for a Series of Certificates. See "Risk Factors--Credit Support Limitations" and "Description of Credit Support."

CASH FLOW AGREEMENTS

   If so provided in the related Prospectus Supplement, the Trust Fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related Series will be invested at a specified rate. The Trust Fund may also include certain other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the Mortgage Assets or on one or more classes of Certificates. The principal terms of any such guaranteed investment contract or other agreement (any such agreement, a "Cash Flow Agreement"), including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the Prospectus Supplement for the related Series. In addition, the related Prospectus Supplement will provide certain information with respect to the obligor under any such Cash Flow Agreement.

                               USE OF PROCEEDS

   The net proceeds to be received from the sale of the Certificates will be applied by the Depositor to the purchase of Trust Assets and to pay for certain expenses incurred in connection with such purchase of Trust Assets and sale of Certificates. The Depositor expects to sell the Certificates from time to time, but the timing and amount of offerings of Certificates will depend on a number of factors, including the volume of Mortgage Assets acquired by the Depositor, prevailing interest rates, availability of funds and general market conditions.

                             YIELD CONSIDERATIONS

GENERAL

   The yield on any Offered Certificate will depend on the price paid by the Certificateholder, the Pass-Through Rate of the Certificate, the receipt and timing of receipt of distributions on the Certificate and the weighted average life of the Mortgage Assets in the related Trust Fund (which may be affected by prepayments, defaults, liquidations or repurchases). See "Risk Factors."

PASS-THROUGH RATE

   Certificates of any class within a Series may have fixed, variable or floating Pass-Through Rates, which may or may not be based upon the interest rates borne by the Mortgage Assets in the related Trust Fund. The Prospectus Supplement with respect to any Series of Certificates will specify the Pass-Through Rate for each class of such Certificates or, in the case of a variable or floating Pass-Through Rate, the method of determining the Pass-Through Rate; the effect, if any, of the prepayment of any Mortgage Asset on the Pass-Through Rate of one or more classes of Certificates; and whether the distributions of interest on the Certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

   The effective yield to maturity to each holder of Certificates entitled to payments of interest will be below that otherwise produced by the applicable Pass-Through Rate and purchase price of such Certificate because, while interest may accrue on each Mortgage Asset during a certain period, the distribution of such interest will be made on a day which may be several days, weeks or months following the period of accrual.

TIMING OF PAYMENT OF INTEREST

   Each payment of interest on the Certificates (or addition to the Certificate Balance of a class of Accrual Certificates) on a Distribution Date will include interest accrued during the Interest Accrual Period for such Distribution Date. As indicated above under "--The Pass-Through Rate," if the Interest Accrual Period ends on a date other than a Distribution Date for the related Series, the yield realized by the holders of such Certificates may be lower than the yield that would result if the Interest Accrual Period ended on such Distribution Date. In addition, if so specified in the related Prospectus Supplement, interest accrued for an Interest Accrual Period for one or more classes of Certificates may be calculated on the assumption that distributions of principal (and additions to the Certificate Balance of Accrual Certificates) and allocations of losses on the Mortgage Assets may be made on the first day of the Interest Accrual Period for a Distribution Date and not on such Distribution Date. Such method would produce a lower effective yield than if interest were calculated on the basis of the actual principal amount outstanding during an Interest Accrual Period. The Interest Accrual Period for any class of Offered Certificates will be described in the related Prospectus Supplement.

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

PAYMENTS OF PRINCIPAL; PREPAYMENTS

   The yield to maturity on the Certificates will be affected by the rate of principal payments on the Mortgage Assets (including principal prepayments on Mortgage Loans resulting from voluntary prepayments by the Mortgagors, insurance proceeds, condemnations and involuntary liquidations). Such payments may be directly dependent upon the payments on Leases underlying such Mortgage Loans. The rate at which principal prepayments occur on the Mortgage Loans will be affected by a variety of factors, including, without limitation, the terms of the Mortgage Loans, the level of prevailing interest rates, the availability of mortgage credit and economic, demographic, geographic, tax, legal and other factors. In general, however, if prevailing interest rates fall significantly below the Mortgage Interest Rates on the Mortgage Loans comprising or underlying the Mortgage Assets in a particular Trust Fund, such Mortgage Loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by such Mortgage Loans. In this regard, it should be noted that certain Mortgage Assets may consist of Mortgage Loans with different Mortgage Interest Rates and the stated pass-through or pay-through interest rate of certain CMBS may be a number of percentage points higher or lower than certain of the underlying Mortgage Loans. The rate of principal payments on some or all of the classes of Certificates of a Series will correspond to the rate of principal payments on the Mortgage Assets in the related Trust Fund and is likely to be affected by the existence of Lock-out Periods and Prepayment Premium provisions of the Mortgage Loans underlying or comprising such Mortgage Assets, and by the extent to which the servicer of any such Mortgage Loan is able to enforce such provisions. Mortgage Loans with a Lock-out Period or a Prepayment Premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical Mortgage Loans without such provisions, with shorter Lock-out Periods or with lower Prepayment Premiums.

   If the purchaser of a Certificate offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the Mortgage Assets, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a Certificate offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the Mortgage Assets, the actual yield to maturity will be lower than that so calculated. In either case, if so provided in the Prospectus Supplement for a Series of Certificates, the effect on yield on one or more classes of the Certificates of such Series of prepayments of the Mortgage Assets in the related Trust Fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to such classes.

   When a full prepayment is made on a Mortgage Loan, the Mortgagor is charged interest on the principal amount of the Mortgage Loan so prepaid for the number of days in the month actually elapsed up to the date of the prepayment. Unless otherwise specified in the related Prospectus Supplement, the effect of prepayments in full will be to reduce the amount of interest paid in the following month to holders of Certificates entitled to payments of interest because interest on the principal amount of any Mortgage Loan so prepaid will be paid only to the date of prepayment rather than for a full month. Unless otherwise specified in the related Prospectus Supplement, a partial prepayment of principal is applied so as to reduce the outstanding principal balance of the related Mortgage Loan as of the Due Date in the month in which such partial prepayment is received. As a result, unless otherwise specified in the related Prospectus Supplement, the effect of a partial prepayment on a Mortgage Loan will be to reduce the amount of interest passed through to holders of Certificates in the month following the receipt of such partial prepayment by an amount equal to one month's interest at the applicable Pass-Through Rate on the prepaid amount.

   The timing of changes in the rate of principal payments on the Mortgage Assets may significantly affect an investor's actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor's expectation. In general, the earlier a principal payment is received on the Mortgage Assets and distributed on a Certificate, the greater the effect on such investor's yield to maturity. The effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

PREPAYMENTS--MATURITY AND WEIGHTED AVERAGE LIFE

   The rates at which principal payments are received on the Mortgage Assets included in or comprising a Trust Fund and the rate at which payments are made from any Credit Support or Cash Flow Agreement for the related Series of Certificates may affect the ultimate maturity and the weighted average life of each class of such "Series." Prepayments on the Mortgage Loans comprising or underlying the Mortgage Assets in a particular Trust Fund will generally accelerate the rate at which principal is paid on some or all of the classes of the Certificates of the related "Series."

   If so provided in the Prospectus Supplement for a Series of Certificates, one or more classes of Certificates may have a final scheduled Distribution Date, which is the date on or prior to which the Certificate Balance thereof is scheduled to be reduced to zero, calculated on the basis of the assumptions applicable to such Series set forth therein.

   Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of a class of Certificates of a Series will be influenced by the rate at which principal on the Mortgage Loans comprising or underlying the Mortgage Assets is paid to such class, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes prepayments, in whole or in part, and liquidations due to default).

   In addition, the weighted average life of the Certificates may be affected by the varying maturities of the Mortgage Loans comprising or underlying the CMBS. If any Mortgage Loans comprising or underlying the Mortgage Assets in a particular Trust Fund have actual terms to maturity of less than those assumed in calculating final scheduled Distribution Dates for the classes of Certificates of the related Series, one or more classes of such Certificates may be fully paid prior to their respective final scheduled Distribution Dates, even in the absence of prepayments. Accordingly, the prepayment experience of the Mortgage Assets will, to some extent, be a function of the mix of Mortgage Interest Rates and maturities of the Mortgage Loans comprising or underlying such Mortgage Assets. See "Description of the Trust Funds."

   Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of such loans.

   Neither CPR nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the Mortgage Loans underlying or comprising the Mortgage Assets. Moreover, CPR was developed based upon historical prepayment experience for single family loans. Thus, it is likely that prepayment of any Mortgage Loans comprising or underlying the Mortgage Assets for any Series will not conform to any particular level of CPR.

   The Depositor is not aware of any meaningful publicly available prepayment statistics for multifamily or commercial mortgage loans.

   The Prospectus Supplement with respect to each Series of Certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of Offered Certificates of such Series and the percentage of the initial Certificate Balance of each such class that would be outstanding on specified Distribution Dates based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the Mortgage Loans comprising or underlying the related Mortgage Assets are made at rates corresponding to various percentages of CPR or at such other rates specified in such Prospectus Supplement. Such tables and assumptions are intended to illustrate the sensitivity of weighted average life of the Certificates to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the Certificates. It is unlikely that prepayment of any Mortgage Loans comprising or underlying the Mortgage Assets for any Series will conform to any particular level of CPR or any other rate specified in the related Prospectus Supplement.

OTHER FACTORS AFFECTING WEIGHTED AVERAGE LIFE

Type of Mortgage Asset

   A number of Mortgage Loans may have balloon payments due at maturity, and because the ability of a Mortgagor to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that a number of Mortgage Loans having balloon payments may default at maturity, or that the servicer may extend the maturity of such a Mortgage Loan in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the Mortgagor or adverse conditions in the market where the property is located. In order to minimize losses on defaulted Mortgage Loans, the servicer may, to the extent and under the circumstances set forth in the related Prospectus Supplement be permitted to modify Mortgage Loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a Mortgage Loan will tend to extend the weighted average life of the Certificates, thereby lengthening the period of time elapsed from the date of issuance of a Certificate until it is retired.

Foreclosures and Payment Plans

   The number of foreclosures and the principal amount of the Mortgage Loans comprising or underlying the Mortgage Assets that are foreclosed in relation to the number and principal amount of Mortgage Loans that are repaid in accordance with their terms will affect the weighted average life of the Mortgage Loans comprising or underlying the Mortgage Assets and that of the related Series of Certificates. Servicing decisions made with respect to the Mortgage Loans, including the use of payment plans prior to a demand for acceleration and the restructuring of Mortgage Loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular Mortgage Loans and thus the weighted average life of the Certificates.

Due-on-Sale and Due-on-Encumbrance Clauses

   Acceleration of mortgage payments as a result of certain transfers of or the creation of encumbrances upon underlying Mortgaged Property is another factor affecting prepayment rates that may not be reflected in the prepayment standards or models used in the relevant Prospectus Supplement. A number of the Mortgage Loans comprising or underlying the Mortgage Assets may include "due-on-sale" clauses or "due-on-encumbrance" clauses that allow the holder of the Mortgage Loans to demand payment in full of the remaining principal balance of the Mortgage Loans upon sale or certain other transfers of or the creation of encumbrances upon the related Mortgaged Property. With respect to any Whole Loans, unless otherwise provided in the related Prospectus Supplement, the Master Servicer, on behalf of the Trust Fund, will be required to exercise (or waive its right to exercise) any such right that the Trustee may have as mortgagee to accelerate payment of the Whole Loan in a manner consistent with the Servicing Standard. See "Certain Legal Aspects of the Mortgage Loans and the Leases--Due-on-Sale and Due-on-Encumbrance" and "Description of the Agreements--Due-on-Sale and Due-on-Encumbrance Provisions."

Single Mortgage Loan or Single Mortgagor

   The Mortgage Assets in a particular Trust Fund may consist of a single Mortgage Loan or obligations of a single Mortgagor or related Mortgagors as specified in the related Prospectus Supplement. Assumptions used with respect to the prepayment standards or models based upon analysis of the behavior of mortgage loans in a larger group will not necessarily be relevant in determining prepayment experience on a single Mortgage Loan or with respect to a single Mortgagor.

                                THE DEPOSITOR

   J.P. Morgan Commercial Mortgage Finance Corp., the Depositor, is an indirect wholly-owned subsidiary of J.P. Morgan & Co. Incorporated and was incorporated in the State of Delaware on September 19, 1994. The principal executive offices of the Depositor are located at 60 Wall Street, New York, New York 10260-0060. Its telephone number is (212) 648-3636.

  The Depositor does not have, nor is it expected in the future to have, any significant assets.

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

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

   The Certificates of each Series (including any class of Certificates not offered hereby) will represent the entire beneficial ownership interest in the Trust Fund created pursuant to the related Agreement. Each Series of Certificates will consist of one or more classes of Certificates that may (i) provide for the accrual of interest thereon based on fixed, variable or floating rates; (ii) be senior (collectively, "Senior Certificates") or subordinate (collectively, "Subordinate Certificates") to one or more other classes of Certificates in respect of certain distributions on the Certificates; (iii) be entitled to principal distributions, with disproportionately low, nominal or no interest distributions (collectively, "Stripped Principal Certificates"); (iv) be entitled to interest distributions, with disproportionately low, nominal or no principal distributions (collectively, "Stripped Interest Certificates"); (v) provide for distributions of accrued interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such Series (collectively, "Accrual Certificates"); (vi) provide for payments of principal sequentially, based on specified payment schedules, from only a portion of the Trust Assets in such Trust Fund or based on specified calculations, to the extent of available funds, in each case as described in the related Prospectus Supplement; and/or
(vii) provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph including a Stripped Principal Certificate component and a Stripped Interest Certificate component. Any such classes may include classes of Offered Certificates.

   Each class of Offered Certificates of a Series will be issued in minimum denominations corresponding to the Certificate Balances or, in case of Stripped Interest Certificates, notional amounts or percentage interests specified in the related Prospectus Supplement. The transfer of any Offered Certificates may be registered and such Certificates may be exchanged without the payment of any service charge payable in connection with such registration of transfer or exchange, but the Depositor or the Trustee or any agent thereof may require payment of a sum sufficient to cover any tax or other governmental charge. One or more classes of Certificates of a Series may be issued in definitive form ("Definitive Certificates") or in book-entry form ("Book-Entry Certificates"), as provided in the related Prospectus Supplement. See "Risk Factors--Book-Entry Registration" and "Description of the Certificates--Book-Entry Registration and Definitive Certificates." Definitive Certificates will be exchangeable for other Certificates of the same class and Series of a like aggregate Certificate Balance, notional amount or percentage interest but of different authorized denominations. See "Risk Factors Limited Liquidity" and "Limited Assets."

DISTRIBUTIONS

   Distributions on the Certificates of each Series will be made by or on behalf of the Trustee on each Distribution Date as specified in the related Prospectus Supplement from the Available Distribution Amount for such Series and such Distribution Date. Except as otherwise specified in the related Prospectus Supplement, distributions (other than the final distribution) will be made to the persons in whose names the Certificates are registered at the close of business on the last business day of the month preceding the month in which the Distribution Date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the date specified in the related Prospectus Supplement (the "Determination Date"). All distributions with respect to each class of Certificates on each Distribution Date will be allocated pro rata among the outstanding Certificates in such class or by random selection, as described in the related Prospectus Supplement or otherwise established by the related Trustee. Payments will be made either by wire transfer in immediately available funds to the account of a Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder has so notified the Trustee or other person required to make such payments no later than the date specified in the related Prospectus Supplement (and, if so provided in the related Prospectus Supplement, holds Certificates in the requisite amount specified therein), or by check mailed to the address of the person entitled thereto as it appears on the Certificate Register; provided, however, that the final distribution in retirement of the Certificates (whether Definitive Certificates or Book-Entry Certificates) will be made only upon presentation and surrender of the Certificates at the location specified in the notice to Certificateholders of such final distribution.

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

AVAILABLE DISTRIBUTION AMOUNT

   All distributions on the Certificates of each Series on each Distribution Date will be made from the Available Distribution Amount described below, in accordance with the terms described in the related Prospectus Supplement. Unless provided otherwise in the related Prospectus Supplement, the "Available Distribution Amount" for each Distribution Date equals the sum of the following amounts:

     (i) the total amount of all cash on deposit in the related Distribution Account as of the corresponding Determination Date, including Servicer advances, net of any scheduled payments due and payable after such Distribution Date;

     (ii) interest or investment income on amounts on deposit in the Distribution Account, including any net amounts paid under any Cash Flow Agreements; and

     (iii) to the extent not on deposit in the related Distribution Account as of the corresponding Determination Date, any amounts collected under, from or in respect of any Credit Support with respect to such Distribution Date.

   As described below, the entire Available Distribution Amount will be distributed among the related Certificates (including any Certificates not offered hereby) on each Distribution Date, and accordingly will be released from the Trust Fund and will not be available for any future distributions.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

   Each class of Certificates (other than classes of Stripped Principal Certificates that have no Pass-Through Rate) may have a different Pass-Through Rate, which will be a fixed, variable or floating rate at which interest will accrue on such class or a component thereof (the "Pass-Through Rate"). The related Prospectus Supplement will specify the Pass-Through Rate for each class or component or, in the case of a variable or floating Pass-Through Rate, the method for determining the Pass-Through Rate. Unless otherwise specified in the related Prospectus Supplement, interest on the Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

   Distributions of interest in respect of the Certificates of any class will be made on each Distribution Date (other than any class of Accrual Certificates, which will be entitled to distributions of accrued interest commencing only on the Distribution Date, or under the circumstances, specified in the related Prospectus Supplement, and any class of Stripped Principal Certificates that are not entitled to any distributions of interest) based on the Accrued Certificate Interest for such class and such Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to such class on such Distribution Date. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on such class will be added to the Certificate Balance thereof on each Distribution Date. With respect to each class of Certificates and each Distribution Date (other than certain classes of Stripped Interest Certificates), "Accrued Certificate Interest" will be equal to interest accrued for a specified period on the outstanding Certificate Balance thereof immediately prior to the Distribution Date, at the applicable Pass-Through Rate, reduced as described below. Unless otherwise provided in the Prospectus Supplement, Accrued Certificate Interest on Stripped Interest Certificates will be equal to interest accrued for a specified period on the outstanding notional amount thereof immediately prior to each Distribution Date, at the applicable Pass-Through Rate, reduced as described below. The method of determining the notional amount for any class of Stripped Interest Certificates will be described in the related Prospectus Supplement. Reference to notional amount is solely for convenience in certain calculations and does not represent the right to receive any distributions of principal. Unless otherwise provided in the related Prospectus Supplement, the Accrued Certificate Interest on a Series of Certificates will be reduced in the event of prepayment interest shortfalls, which are shortfalls in collections of interest for a full accrual period resulting from prepayments prior to the due date in such accrual period on the Mortgage Loans comprising or underlying the Mortgage Assets in the Trust Fund for such Series. The particular manner in which such shortfalls are to be allocated among some or all of the classes of Certificates of that Series will be specified in the related Prospectus Supplement.

   The related Prospectus Supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance of) a class of Offered Certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the Mortgage Loans comprising or underlying the Mortgage Assets in the related Trust Fund. Unless otherwise provided in the related Prospectus Supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of Certificates by reason of the allocation to such class of a portion of any deferred interest on the Mortgage Loans comprising or underlying the Mortgage Assets in the related Trust Fund will result in a corresponding increase in the Certificate Balance of such class. See "Risk Factors--Prepayments and Effect on Average Life of Certificates and Yields" and "Yield Considerations."

DISTRIBUTIONS OF PRINCIPAL OF THE CERTIFICATES

   The Certificates of each Series, other than certain classes of Stripped Interest Certificates, will have a "Certificate Balance" which, at any time, will equal the then maximum amount that the holder will be entitled to receive in respect of principal out of the future cash flow on the Mortgage Assets and other assets included in the related Trust Fund. The outstanding Certificate Balance of a Certificate will be reduced to the extent of distributions of principal thereon from time to time and, if and to the extent so provided in the related Prospectus Supplement, by the amount of losses incurred in respect of the related Mortgage Assets, may be increased in respect of deferred interest on the related Mortgage Loans to the extent provided in the related Prospectus Supplement and, in the case of Accrual Certificates prior to the Distribution Date on which distributions of interest are required to commence, will be increased by any related Accrued Certificate Interest. Unless otherwise provided in the related Prospectus Supplement, the initial aggregate Certificate Balance of all classes of Certificates of a Series will not be greater than the outstanding aggregate principal balance of the related Mortgage Assets as of the applicable Cut-off Date. The initial aggregate Certificate Balance of a Series and each class thereof will be specified in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, distributions of principal will be made on each Distribution Date to the class or classes of Certificates entitled thereto in accordance with the provisions described in such Prospectus Supplement until the Certificate Balance of such class has been reduced to zero. Stripped Interest Certificates with no Certificate Balance are not entitled to any distributions of principal.

COMPONENTS

   To the extent specified in the related Prospectus Supplement, distribution on a class of Certificates may be based on a combination of two or more different components as described under "--General" above. To such extent, the descriptions set forth under "--Distributions of Interests on the Certificates" and "--Distributions of Principal of the Certificates" above also relate to components of such a class of Certificates. In such case, reference in such sections to Certificate Balance and Pass-Through Rate refer to the principal balance, if any, of any such component and the Pass-Through Rate, if any, on any such component, respectively.

DISTRIBUTIONS ON THE CERTIFICATES OF PREPAYMENT PREMIUMS OR IN RESPECT OF EQUITY PARTICIPATIONS

   If so provided in the related Prospectus Supplement, Prepayment Premiums or payments in respect of Equity Participations that are collected on the Mortgage Assets in the related Trust Fund will be distributed on each Distribution Date to the class or classes of Certificates entitled thereto in accordance with the provisions described in such Prospectus Supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

   If so provided in the Prospectus Supplement for a Series of Certificates consisting of one or more classes of Subordinate Certificates, on any Distribution Date in respect of which losses or shortfalls in collections on the Mortgage Assets have been incurred, the amount of such losses or shortfalls will be borne first by a class of Subordinate Certificates in the priority and manner and subject to the limitations specified in such Prospectus Supplement. See "Description of Credit Support" for a description of the types of protection that may be included in shortfalls on Mortgage Assets comprising such Trust Fund.

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

ADVANCES IN RESPECT OF DELINQUENCIES

   With respect to any Series of Certificates evidencing an interest in a Trust Fund, unless otherwise provided in the related Prospectus Supplement, a Servicer or another entity described therein will be required as part of its servicing responsibilities to advance on or before each Distribution Date its own funds or funds held in the Distribution Account that are not included in the Available Distribution Amount for such Distribution Date, in an amount equal to the aggregate of payments of principal (other than any balloon payments) and interest (net of related servicing fees and Retained Interest) that were due on the Whole Loans in such Trust Fund and were delinquent on the related Determination Date, subject to such Servicer's (or another entity's) good faith determination that such advances will be reimbursable from Related Proceeds (as defined below). In the case of a Series of Certificates that includes one or more classes of Subordinate Certificates and if so provided in the related Prospectus Supplement, each Servicer's (or another entity's) advance obligation may be limited only to the portion of such delinquencies necessary to make the required distributions on one or more classes of Senior Certificates and/or may be subject to such Servicer's (or another entity's) good faith determination that such advances will be reimbursable not only from Related Proceeds but also from collections on other Trust Assets otherwise distributable on one or more classes of such Subordinate Certificates. See "Description of Credit Support."

   Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of Certificates entitled thereto, rather than to guarantee or insure against losses. Unless otherwise provided in the related Prospectus Supplement, advances of a Servicer's (or another entity's) funds will be reimbursable only out of related recoveries on the Mortgage Loans (including amounts received under any form of Credit Support) respecting which such advances were made (as to any Mortgage Loan, "Related Proceeds") and, if so provided in the Prospectus Supplement, out of any amounts otherwise distributable on one or more classes of Subordinate Certificates of such Series; provided, however, that any such advance will be reimbursable from any amounts in the Distribution Account prior to any distributions being made on the Certificates to the extent that a Servicer (or such other entity) shall determine in good faith that such advance (a "Nonrecoverable Advance") is not ultimately recoverable from Related Proceeds or, if applicable, from collections on other Trust Assets otherwise distributable on such Subordinate Certificates. If advances have been made by a Servicer from excess funds in the Distribution Account, such Servicer is required to replace such funds in the Distribution Account on any future Distribution Date to the extent that funds in the Distribution Account on such Distribution Date are less than payments required to be made to Certificateholders on such date. If so specified in the related Prospectus Supplement, the obligations of a Servicer (or another entity) to make advances may be secured by a cash advance reserve fund, a surety bond, a letter of credit or another form of limited guaranty. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related Prospectus Supplement.

   If and to the extent so provided in the related Prospectus Supplement, a Servicer (or another entity) will be entitled to receive interest at the rate specified therein on its outstanding advances and will be entitled to pay itself such interest periodically from general collections on the Trust Assets prior to any payment to Certificateholders or as otherwise provided in the related Agreement and described in such Prospectus Supplement.

   The Prospectus Supplement for any Series of Certificates evidencing an interest in a Trust Fund that includes CMBS will describe any corresponding advancing obligation of any person in connection with such CMBS.

REPORTS TO CERTIFICATEHOLDERS

   Unless otherwise provided in the Prospectus Supplement, with each distribution to holders of any class of Certificates of a Series, the Master Servicer or the Trustee, as provided in the related Prospectus Supplement, will forward or cause to be forwarded to each such holder, to the Depositor and to such other parties as may be specified in the related Agreement, a statement setting forth, in each case to the extent applicable and available:

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

     (i) the amount of such distribution to holders of Certificates of such class applied to reduce the Certificate Balance thereof;

     (ii) the amount of such distribution to holders of Certificates of such class allocable to Accrued Certificate Interest;

     (iii) the amount of such distribution allocable to (a) Prepayment Premiums and (b) payments on account of Equity Participations;

     (iv) the amount of related servicing compensation received by each Servicer and such other customary information as any such Master Servicer or the Trustee deems necessary or desirable, or that a Certificateholder reasonably requests, to enable Certificateholders to prepare their tax returns;

     (v) the aggregate amount of advances included in such distribution, and the aggregate amount of any unreimbursed advances at the close of business on such Distribution Date;

     (vi) the aggregate principal balance of the Mortgage Assets at the close of business on such Distribution Date;

     (vii) the number and aggregate principal balance of Whole Loans in respect of which (a) one scheduled payment is delinquent, (b) two scheduled payments are delinquent, (c) three or more scheduled payments are delinquent and (d) foreclosure proceedings have been commenced;

     (viii) with respect to each Whole Loan that is delinquent two or more months, (a) the loan number thereof, (b) the unpaid balance thereof, (c) whether the delinquency is in respect of any balloon payment, (d) the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof, (e) if applicable, the aggregate amount of any interest accrued and payable on related servicing expenses and related advances assuming such Mortgage Loan is subsequently liquidated through foreclosure, (f) whether a notice of acceleration has been sent to the Mortgagor and, if so, the date of such notice, (g) whether foreclosure proceedings have been commenced and, if so, the date so commenced and (h) if such Mortgage Loan is more than three months delinquent and foreclosure has not been commenced, the reason therefor;

     (ix) with respect to any Whole Loan liquidated during the related Due Period (other than by payment in full), (a) the loan number thereof, (b) the manner in which it was liquidated and (c) the aggregate amount of liquidation proceeds received;

     (x) with respect to any Whole Loan liquidated during the related Due Period, (a) the portion of such liquidation proceeds payable or reimbursable to each Servicer (or any other entity) in respect of such Mortgage Loan and (b) the amount of any loss to Certificateholders;

     (xi) with respect to each REO Property relating to a Whole Loan and included in the Trust Fund as of the end of the related Due Period, (a) the loan number of the related Mortgage Loan and (b) the date of acquisition;

     (xii) with respect to each REO Property relating to a Whole Loan and included in the Trust Fund as of the end of the related Due Period, (a) the book value, (b) the principal balance of the related Mortgage Loan immediately following such Distribution Date (calculated as if such Mortgage Loan were still outstanding taking into account certain limited modifications to the terms thereof specified in the Agreement), (c) the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof and (d) if applicable, the aggregate amount of interest accrued and payable on related servicing expenses and related advances;

     (xiii) with respect to any such REO Property sold during the related Due Period (a) the loan number of the related Mortgage Loan, (b) the aggregate amount of sale proceeds, (c) the portion of such sales proceeds payable or reimbursable to each Servicer in respect of such REO Property or the related Mortgage Loan and (d) the amount of any loss to Certificateholders in respect of the related Mortgage Loan;

     (xiv) the aggregate Certificate Balance or notional amount, as the case may be, of each class of Certificates (including any class of Certificates not offered hereby) at the close of business on such

    Distribution Date, separately identifying any reduction in such Certificate Balance due to the allocation of any loss and increase in the Certificate Balance of a class of Accrual Certificates in the event that Accrued Certificate Interest has been added to such balance;

     (xv) the aggregate amount of principal prepayments made during the related Due Period;

     (xvi) the aggregate Accrued Certificate Interest and unpaid Accrued Certificate Interest, if any, on each class of Certificates at the close of business on such Distribution Date;

     (xvii) in the case of Certificates with a variable Pass-Through Rate, the Pass-Through Rate applicable to such Distribution Date, and, if available, the immediately succeeding Distribution Date, as calculated in accordance with the method specified in the related Prospectus Supplement;

     (xviii) in the case of Certificates with a floating Pass-Through Rate, for statements to be distributed in any month in which an adjustment date occurs, the floating Pass-Through Rate applicable to such Distribution Date and the immediately succeeding Distribution Date as calculated in accordance with the method specified in the related Prospectus Supplement;

     (xix) as to any Series which includes Credit Support, the amount of coverage of each instrument of Credit Support included therein as of the close of business on such Distribution Date; and

     (xx) the aggregate amount of payments by the Mortgagors of (a) default interest, (b) late charges and (c) assumption and modification fees collected during the related Due Period.

   In the case of information furnished pursuant to subclauses (i)-(iv) above, the amounts shall be expressed as a dollar amount per minimum denomination of Certificates or for such other specified portion thereof In addition, in the case of information furnished pursuant to subclauses (i),
(ii), (xiv), (xvi) and (xvii) above, such amounts shall also be provided with respect to each component, if any, of a class of Certificates. The Master Servicer or the Trustee, as specified in the related Prospectus Supplement, will forward or cause to be forwarded to each holder, to the Depositor and to such other parties as may be specified in the Agreement, a copy of any statements or reports received by the Master Servicer or the Trustee, as applicable, with respect to any CMBS. The Prospectus Supplement for each Series of Offered Certificates will describe any additional information to be included in reports to the holders of such Certificates.

   Within a reasonable period of time after the end of each calendar year, the Master Servicer or the Trustee, as provided in the related Prospectus Supplement, shall furnish to each person who at any time during the calendar year was a holder of a Certificate a statement containing the information set forth in subclauses (i)-(iv) above, aggregated for such calendar year or the applicable portion thereof during which such person was a Certificateholder. Such obligation of the Master Servicer or the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer or the Trustee pursuant to any requirements of the Code as are from time to time in force.

   Unless and until Definitive Certificates are issued, or unless otherwise provided in the related Prospectus Supplement, such statements or reports will be forwarded by the Master Servicer or the Trustee to Cede. Such statements or reports may be available to Beneficial Owners upon request to DTC or their respective Participant or Indirect Participant. In addition, the Trustee shall furnish a copy of any such statement or report to any Beneficial Owner which requests such copy and certifies to the Trustee or the Master Servicer, as applicable, that it is the Beneficial Owner of a Certificate. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates."

TERMINATION

   The obligations created by the Agreements for each Series of Certificates will terminate upon the payment to Certificateholders of that Series of all amounts held in the Distribution Account or by any Servicer, if any, or the Trustee and required to be paid to them pursuant to such Agreements following the earlier of (i) the final payment or other liquidation of the last Mortgage Asset subject thereto or the disposition of all property acquired upon foreclosure of any Whole Loan subject thereto and (ii) the purchase of all of the assets of the Trust Fund by the party entitled to effect such termination, under the circumstances and in the manner set forth in the related Prospectus Supplement. In no event, however, will the trust created by the Agreements continue beyond the date specified in the related Prospectus Supplement. Written notice of termination of the Agreements will be given to each Certificateholder, and the final distribution will be made only upon presentation and surrender of the Certificates at the location to be specified in the notice of termination.

   If so specified in the related Prospectus Supplement, a Series of Certificates may be subject to optional early termination through the repurchase of the assets in the related Trust Fund by the party specified therein, under the circumstances and in the manner set forth therein. If so provided in the related Prospectus Supplement, upon the reduction of the Certificate Balance of a specified class or classes of Certificates by a specified percentage or amount, the party specified therein will solicit bids for the purchase of all assets of the Trust Fund, or of a sufficient portion of such assets to retire such class or classes or purchase such class or classes at a price set forth in the related Prospectus Supplement, in each case, under the circumstances and in the manner set forth therein.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

   If so provided in the related Prospectus Supplement, one or more classes of the Offered Certificates of any Series will be issued as Book-Entry Certificates, and each such class will be represented by one or more single Certificates registered in the name of a nominee for the depository, The Depository Trust Company ("DTC").

   DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code ("UCC") and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates. Participants include J.P. Morgan Securities Inc., securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

   Unless otherwise provided in the related Prospectus Supplement, investors that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in Book-Entry Certificates may do so only through Participants and Indirect Participants. In addition, such investors ("Beneficial Owners") will receive all distributions on the Book-Entry Certificates through DTC and its Participants. Under a book-entry format, Beneficial Owners will receive payments after the related Distribution Date because, while payments are required to be forwarded to Cede & Co., as nominee for DTC ("Cede"), on each such date DTC will forward such payments to its Participants which thereafter will be required to forward them to Indirect Participants or Beneficial Owners. Unless otherwise provided in the related Prospectus Supplement, the only "Certificateholder" (as such term is used in the Agreement) will be Cede, as nominee of DTC, and the Beneficial Owners will not be recognized by the Trustee as Certificateholders under the Agreements. Beneficial Owners will be permitted to exercise the rights of Certificateholders under the related Agreements only indirectly through the Participants who in turn will exercise their rights through DTC. Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Certificates and is required to receive and transmit distributions of principal of and interest on the Book-Entry Certificates. Participants and Indirect Participants with which Beneficial Owners have accounts with respect to the Book-Entry Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Beneficial Owners.

   Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Beneficial Owner to pledge its interest in the Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in the Book-Entry Certificates, may be limited due to the lack of a physical certificate evidencing such interest.

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

   DTC has advised the Depositor that it will take any action permitted to be taken by a Certificateholder under an Agreement only at the direction of one or more Participants to whose account with DTC interests in the Book-Entry Certificates are credited. Under DTC's procedures, DTC will take actions permitted to be taken by Holders of any class of Book-Entry Certificates under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose account the Book-Entry Certificates are credited and whose aggregate holdings represent no less than any minimum amount of Voting Rights required therefor. Therefore, Beneficial Owners will only be able to exercise their Voting Rights to the extent permitted, and subject to the procedures established, by their Participant and/or Indirect Participant, as applicable. DTC may take conflicting actions with respect to any action of Certificateholders of any Class to the extent that Participants authorize such actions. None of the Servicers, the Depositor, the Trustee or any of their respective affiliates will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Book-Entry Certificates, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

   Unless otherwise specified in the related Prospectus Supplement, Certificates initially issued in book-entry form will be issued in fully registered, certificated form to Beneficial Owners or their nominees ("Definitive Certificates"), rather than to DTC or its nominee only if (i) the Depositor advises the Trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the Certificates and the Depositor is unable to locate a qualified successor or (ii) the Depositor, at its option, elects to terminate the book-entry system through DTC.

   Upon the occurrence of either of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Certificates for the Beneficial Owners. Upon surrender by DTC of the certificate or certificates representing the Book-Entry Certificates, together with instructions for reregistration, the Trustee will issue (or cause to be issued) to the Beneficial Owners identified in such instructions the Definitive Certificates to which they are entitled, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Agreement.

                        DESCRIPTION OF THE AGREEMENTS

   The Certificates of each Series evidencing interests in a Trust Fund including Whole Loans will be issued pursuant to a Pooling and Servicing Agreement among the Depositor, a Master Servicer, if specified in the related Prospectus Supplement, a Special Servicer and the Trustee. The Certificates of each Series evidencing interests in a Trust Fund not including Whole Loans will be issued pursuant to a Trust Agreement between the Depositor and a Trustee. The Master Servicer, any Special Servicer and the Trustee with respect to any Series of Certificates will be named in the related Prospectus Supplement. In lieu of appointing a Master Servicer, a servicer may be appointed pursuant to the Pooling and Servicing Agreement for any Trust Fund. The Mortgage Loans shall be serviced pursuant to the terms of the Pooling and Servicing Agreement and, unless otherwise specified in the Prospectus Supplement, a Servicing Agreement among the Depositor (or an affiliate thereof), a Master Servicer, a Special Servicer and a Primary Servicer. A manager or administrator may be appointed pursuant to the Trust Agreement for any Trust Fund to administer such Trust Fund. The provisions of each Agreement will vary depending upon the nature of the Certificates to be issued thereunder and the nature of the related Trust Fund. A form of a Pooling and Servicing Agreement and a form of Servicing Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. Any Trust Agreement will generally conform to the form of Pooling and Servicing Agreement filed herewith, but will not contain provisions with respect to the servicing and maintenance of Whole Loans. The following summaries describe certain provisions that may appear in each Agreement. The Prospectus Supplement for a Series of Certificates will describe any provision of the Agreements relating to such Series that materially differs from the description thereof contained in this Prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreements for each Trust Fund and the description of such provisions in the related Prospectus Supplement. As used herein with respect to any Series, the term "Certificate" refers to all of the Certificates of that Series, whether or not offered hereby and by the related Prospectus Supplement,

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

unless the context otherwise requires. The Depositor will provide a copy of the Agreements (without exhibits) relating to any Series of Certificates without charge upon written request of a holder of a Certificate of such Series addressed to the Trustee specified in the related Prospectus Supplement.

   Unless otherwise specified in the related Prospectus Supplement, the Mortgage Loans included in each Trust Fund were being serviced prior to the issuance of the related Series of Certificates pursuant to the terms of a Servicing Agreement by the Master Servicer, the Special Servicer and/or a Primary Servicer. Unless otherwise specified in the related Prospectus Supplement, following the issuance of the related Series of Certificates, such Mortgage Loans will continue to be serviced pursuant to such Servicing Agreement, together with the related Pooling and Servicing Agreement. Pursuant to the terms of each Servicing Agreement, a Primary Servicer or a Special Servicer will service the Mortgage Loans directly and a Master Servicer may monitor the activities of each Primary Servicer and Special Servicer. The Depositor shall assign its rights under each Servicing Agreement to the Trustee for the benefit of the Certificateholders.

ASSIGNMENT OF ASSETS; REPURCHASES

   At the time of issuance of any Series of Certificates, the Depositor will assign (or cause to be assigned) to the designated Trustee the Trust Assets to be included in the related Trust Fund, together with all principal and interest to be received on or with respect to such Trust Assets after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest. The Trustee will, concurrently with such assignment, deliver the Certificates to the Depositor in exchange for the Trust Assets and the other assets comprising the Trust Fund for such Series. Each Mortgage Asset will be identified in a schedule appearing as an exhibit to the related Agreement. Unless otherwise provided in the related Prospectus Supplement, such schedule will include detailed information (i) in respect of each Whole Loan included in the related Trust Fund, including without limitation, the address of the related Mortgaged Property and type of such property, the Mortgage Interest Rate and, if applicable, the applicable index, margin, adjustment date and any rate cap information, the original and remaining term to maturity, the original and outstanding principal balance and balloon payment, if any, the Value, Loan-to-Value Ratio and the Debt Service Coverage Ratio as of the date indicated and payment and prepayment provisions, if applicable, and (ii) in respect of each CMBS included in the related Trust Fund, including without limitation, the CMBS Issuer, CMBS Servicer and CMBS Trustee, the pass-through or bond rate or formula for determining such rate, the issue date and original and remaining term to maturity, if applicable, the original and outstanding principal amount and payment provisions, if applicable.

   With respect to each Whole Loan, the Depositor will deliver or cause to be delivered to the Trustee (or to the custodian hereinafter referred to) certain loan documents, which unless otherwise specified in the related Prospectus Supplement will include the original Mortgage Note endorsed, without recourse, in blank or to the order of the Trustee, the original Mortgage (or a certified copy thereof) with evidence of recording indicated thereon and an assignment of the Mortgage to the Trustee in recordable form. Notwithstanding the foregoing, a Trust Fund may include Mortgage Loans where the original Mortgage Note is not delivered to the Trustee if the Company delivers to the Trustee or the custodian a copy or a duplicate original of the Mortgage Note, together with an affidavit certifying that the original thereof has been lost or destroyed. With respect to such Mortgage Loans, the Trustee (or its nominee) may not be able to enforce the Mortgage Note against the related borrower. Unless otherwise provided in the related Prospectus Supplement, the related Agreements will require that the Depositor or another party specified therein promptly cause each such assignment of Mortgage to be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in the related Whole Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor, the Master Servicer, the relevant Asset Sellers or any other prior holder of the Whole Loan.

   The Trustee (or a custodian) will review such Whole Loan documents within a specified period of days after receipt thereof, and the Trustee (or a custodian) will hold such documents in trust for the benefit of the Certificateholders. Unless otherwise specified in the related Prospectus Supplement, if any

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

such document is found to be missing or defective in any material respect, the Trustee (or such custodian) shall immediately notify the Depositor. If the Depositor cannot cure the omission or defect within a specified number of days after receipt of such notice, then unless otherwise specified in the related Prospectus Supplement, the Depositor will be obligated, within a specified number of days of receipt of such notice, to repurchase the related Whole Loan from the Trustee at the Purchase Price or substitute for such Mortgage Loan. Unless otherwise specified in the related Prospectus Supplement, this repurchase or substitution obligation constitutes the sole remedy available to the Certificateholders or the Trustee for omission of, or a material defect in, a constituent document. To the extent specified in the related Prospectus Supplement, in lieu of curing any omission or defect in the Mortgage Asset or repurchasing or substituting for such Mortgage Asset, the Depositor may agree to cover any losses suffered by the Trust Fund as a result of such breach or defect.

   If so provided in the related Prospectus Supplement, the Depositor will, as to some or all of the Mortgage Loans, assign or cause to be assigned to the Trustee the related Lease Assignments. In certain cases, the Trustee, or Primary Servicer, as applicable, may collect all moneys under the related Leases and distribute amounts, if any, required under the Lease for the payment of maintenance, insurance and taxes, to the extent specified in the related Lease agreement. The Trustee, or if so specified in the Prospectus Supplement, the Master Servicer, as agent for the Trustee, may hold the Lease in trust for the benefit of the Certificateholders.

   With respect to each CMBS in certificated form, the Depositor will deliver or cause to be delivered to the Trustee (or the custodian) the original certificate or other definitive evidence of such CMBS together with bond power or other instruments, certifications or documents required to transfer fully such CMBS to the Trustee for the benefit of the Certificateholders. With respect to each CMBS in uncertificated or book-entry form or held through a "clearing corporation" within the meaning of the UCC the Depositor and the Trustee will cause such CMBS to be registered directly or on the books of such clearing corporation or of a financial intermediary in the name of the Trustee for the benefit of the Certificateholders. Unless otherwise provided in the related Prospectus Supplement, the related Agreement will require that either the Depositor or the Trustee promptly cause any CMBS in certificated form not registered in the name of the Trustee to be re-registered, with the applicable persons, in the name of the Trustee.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

   Unless otherwise provided in the related Prospectus Supplement the Depositor will, with respect to each Whole Loan, make or assign representations and warranties, as of a specified date (the person making such representations and warranties, the "Warranting Party") covering, by way of example, the following types of matters: (i) the accuracy of the information set forth for such Whole Loan on the schedule of Mortgage Assets appearing as an exhibit to the related Agreement; (ii) the existence of title insurance insuring the lien priority of the Whole Loan; (iii) the authority of the Warranting Party to sell the Whole Loan; (iv) the payment status of the Whole Loan and the status of payments of taxes, assessments and other charges affecting the related Mortgaged Property; (v) the existence of customary provisions in the related Mortgage Note and Mortgage to permit realization against the Mortgaged Property of the benefit of the security of the Mortgage; and (vi) the existence of hazard and extended perils insurance coverage on the Mortgaged Property.

   Any Warranting Party, if other than the Depositor, shall be an Asset Sellers or an affiliate thereof or such other person acceptable to the Depositor and shall be identified in the related Prospectus Supplement.

   Representations and warranties made in respect of a Whole Loan may have been made as of a date prior to the applicable Cut-off Date. A substantial period of time may have elapsed between such date and the date of initial issuance of the related Series of Certificates evidencing an interest in such Whole Loan.

   Unless otherwise specified in the related Prospectus Supplement, in the event of a breach of any such representation or warranty, the Warranting Party will be obligated to reimburse the Trust Fund for losses caused by any such breach or either cure such breach or repurchase or replace the affected Whole Loan as described below. Since the representations and warranties may not address events that may occur following the date as of which they were made, the Warranting Party will have a reimbursement, cure, repurchase or substitution obligation in connection with a breach of such a representation and warranty only if the relevant event that causes such breach occurs prior to such date. Such party would have no such obligations if the relevant event that causes such breach occurs after such date.

   Unless otherwise provided in the related Prospectus Supplement, the Agreements will provide that the Master Servicer and/or Trustee will be required to notify promptly the relevant Warranting Party of any breach of any representation or warranty made by it in respect of a Whole Loan that materially and adversely affects the value of such Whole Loan or the interests therein of the Certificateholders. If such Warranting Party cannot cure such breach within a specified period following the date on which such party was notified of such breach, then such Warranting Party will be obligated to repurchase such Whole Loan from the Trustee within a specified period from the date on which the Warranting Party was notified of such breach, at the Purchase Price therefor.

   As to any Whole Loan, unless otherwise specified in the related Prospectus Supplement, the "Purchase Price" is equal to the sum of the unpaid principal balance thereof, plus unpaid accrued interest thereon at the Mortgage Interest Rate from the date as to which interest was last paid to the due date in the Due Period in which the relevant purchase is to occur, plus certain servicing expenses that are reimbursable to each Servicer. If so provided in the Prospectus Supplement for a Series, a Warranting Party, rather than repurchase a Whole Loan as to which a breach has occurred, will have the option, within a specified period after initial issuance of such Series of Certificates, to cause the removal of such Whole Loan from the Trust Fund and substitute in its place one or more other Whole Loans, in accordance with the standards described in the related Prospectus Supplement. If so provided in the Prospectus Supplement for a Series, a Warranting Party, rather than repurchase or substitute a Whole Loan as to which a breach has occurred, will have the option to reimburse the Trust Fund or the Certificateholders for any losses caused by such breach. Unless otherwise specified in the related Prospectus Supplement, this reimbursement, repurchase or substitution obligation will constitute the sole remedy available to holders of Certificates or the Trustee for a breach of representation by a Warranting Party.

   Neither the Depositor (except to the extent that it is the Warranting Party) nor any Servicer will be obligated to purchase or substitute for a Whole Loan if a Warranting Party defaults on its obligation to do so, and no assurance can be given that Warranting Parties will carry out such obligations with respect to Whole Loans.

   Unless otherwise provided in the related Prospectus Supplement the Warranting Party will, with respect to a Trust Fund that includes CMBS, make or assign certain representations or warranties, as of a specified date, with respect to such CMBS, covering (i) the accuracy of the information set forth therefor on the schedule of Mortgage Assets appearing as an exhibit to the related Agreement and (ii) the authority of the Warranting Party to sell such Mortgage Assets. The related Prospectus Supplement will describe the remedies for a breach thereof.

   Each Servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Agreement. A breach of any such representation in a Pooling and Servicing Agreement of a Master Servicer or Special Servicer which materially and adversely affects the interests of the Certificateholders and which continues unremedied for thirty days after the giving of written notice of such breach to such Servicer by the Trustee or the Depositor, or to such Servicer, the Depositor and the Trustee by the holders of Certificates evidencing not less than 25% of the Voting Rights (unless otherwise specified in the related Prospectus Supplement), will constitute an Event of Default under such Pooling and Servicing Agreement. A breach of any such representation in a Servicing Agreement of a Servicer which continues unremedied for thirty days after giving notice of such breach to such Servicer will constitute an Event of Default under such Servicing Agreement. See "Events of Default" and "Rights Upon Event of Default."

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

ACCOUNTS

General

   Each Servicer and/or the Trustee will, as to each Trust Fund, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on the related Mortgage Assets (collectively, the "Accounts"), which must be either (i) an account or accounts the deposits in which are insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the Federal Deposit Insurance Corporation ("FDIC") (to the limits established by the FDIC) and the uninsured deposits in which are otherwise secured such that the Certificateholders have a claim with respect to the funds on Account or a perfected first priority security interest against any collateral securing such funds that is superior to the claims of any other depositors or general creditors of the institution with which such Account is maintained or (ii) otherwise maintained with a bank or trust company, and in a manner, satisfactory to the Rating Agency or Agencies rating any class of Certificates of such Series. The collateral eligible to secure amounts in an Account is limited to United States government securities and other investment grade obligations specified in the Agreement ("Permitted Investments"). An Account may be maintained as an interest bearing or a non-interest bearing account and the funds held therein may be invested pending each succeeding Distribution Date in certain short-term Permitted Investments. Unless otherwise provided in the related Prospectus Supplement, any interest or other income earned on funds in an Account will be paid to a Servicer or its designee as additional servicing compensation. An Account may be maintained with an institution that is an affiliate of a Servicer provided that such institution meets the standards imposed by the Rating Agency or Agencies. If permitted by the Rating Agency or Agencies and so specified in the related Prospectus Supplement, an Account may contain funds relating to more than one Series of mortgage pass-through certificates and may contain other funds respecting payments on mortgage loans belonging to a Servicer or serviced or master serviced by it on behalf of others.

Deposits

   Unless otherwise provided in the related Prospectus Supplement, the Primary Servicer will deposit or cause to be deposited in an Account on a daily basis, unless otherwise provided in the related Agreement, the following payments and collections received, or advances made, by the Primary
Servicer:

     (i) all payments on account of principal, including principal prepayments, on the Mortgage Assets;

     (ii) all payments on account of interest on the Mortgage Assets, including any default interest collected, in each case net of any portion thereof retained by a Servicer as its servicing compensation;

     (iii) all proceeds of the hazard, business interruption and general liability insurance policies to be maintained in respect of each Mortgaged Property securing a Whole Loan in the Trust Fund (to the extent such proceeds are not applied to the restoration of the property or released to the Mortgagor in accordance with the normal servicing procedures of a Servicer, subject to the terms and conditions of the related Mortgage and Mortgage Note) and all proceeds of rental interruption policies, if any, insuring against losses arising from the failure of Lessees under a Lease to make timely rental payments because of certain casualty events (collectively, "Insurance Proceeds") and all other amounts received and retained in connection with the liquidation of defaulted Mortgage Loans in the Trust Fund, by foreclosure, condemnation or otherwise ("Liquidation Proceeds"), together with the net proceeds on a monthly basis with respect to any Mortgaged Properties acquired for the benefit of Certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise;

     (iv) any advances made as described under "Description of the Certificates--Advances in Respect of Delinquencies";

     (v) any amounts representing Prepayment Premiums;

     (vi) any amounts received from a Special Servicer;

but excluding any REO Proceeds and penalties or modification fees which may be retained by the Primary Servicer. REO Proceeds shall be maintained in an Account by the Special Servicer.

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

   Once a month the Primary Servicer and the Special Servicer remit funds on deposit in the Account each maintains together with any P&I Advances to the Master Servicer for deposit in an Account maintained by the Master Servicer.

Withdrawals

   A Servicer may, from time to time, unless otherwise provided in the related Agreement and described in the related Prospectus Supplement, make withdrawals from an Account for each Trust Fund for any of the following purposes:

     (i) to reimburse a Servicer for unreimbursed amounts advanced as described under "Description of the Certificates--Advances in Respect of Delinquencies," such reimbursement to be made out of amounts received which were identified and applied by such Servicer as late collections of interest on and principal of the particular Whole Loans with respect to which the advances were made;

     (ii) to reimburse a Servicer for unpaid servicing fees earned and certain unreimbursed servicing expenses incurred with respect to Whole Loans and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance Proceeds collected on the particular Whole Loans and properties, and net income collected on the particular properties, with respect to which such fees were earned or such expenses were incurred;

     (iii) to reimburse a Servicer for any advances described in clause (i) above and any servicing expenses described in clause (ii) above which, in the Master Servicer's good faith judgment, will not be recoverable from the amounts described in clauses (i) and (ii), respectively, such reimbursement to be made from amounts collected on other Trust Assets or, if and to the extent so provided by the related Agreement and described in the related Prospectus Supplement, just from that portion of amounts collected on other Trust Assets that is otherwise distributable on one or more classes of Subordinate Certificates, if any, remain outstanding, and otherwise any outstanding class of Certificates, of the related Series;

     (iv) if and to the extent described in the related Prospectus Supplement, to pay a Servicer interest accrued on the advances described in clause (i) above and the servicing expenses described in clause (ii) above while such remain outstanding and unreimbursed;

     (v) unless otherwise provided in the related Prospectus Supplement, to pay a Servicer, as additional servicing compensation, interest and investment income earned in respect of amounts held in the Account; and

     (vi) to make any other withdrawals permitted by the related Agreement and described in the related Prospectus Supplement.

   If and to the extent specified in the Prospectus Supplement amounts may be withdrawn from any Account to cover additional costs, expenses or liabilities associated with: the preparation of environmental site assessments with respect to, and for containment, clean-up or remediation of hazardous wastes and materials, the proper operation, management and maintenance of any Mortgaged Property acquired for the benefit of Certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise, such payments to be made out of income received on such property; if one or more elections have been made to treat the Trust Fund or designated portions thereof as a REMIC, any federal, state or local taxes imposed on the Trust Fund or its assets or transactions, as and to the extent described under "Certain Federal Income Tax Consequences--REMICS--Prohibited Transactions Tax and Other Taxes"; retaining an independent appraiser or other expert in real estate matters to determine a fair sale price for a defaulted Whole Loan or a property acquired in respect thereof in connection with the liquidation of such Whole Loan or property; and obtaining various opinions of counsel pursuant to the related Agreement for the benefit of Certificateholders.

Distribution Account

   Unless otherwise specified in the related Prospectus Supplement, the Trustee will, as to each Trust Fund, establish and maintain, or cause to be established and maintained, one or more separate Accounts

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for the collection of payments from the Master Servicer immediately preceding each Distribution Date (the "Distribution Account"). The Trustee will also deposit or cause to be deposited in a Distribution Account the following amounts:

     (i) any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related Series of Certificates as described under "Description of Credit Support";

     (ii) any amounts paid under any Cash Flow Agreement, as described under "Description of the Trust Funds--Cash Flow Agreements";

     (iii) all proceeds of any Trust Asset or, with respect to a Whole Loan, property acquired in respect thereof purchased by the Depositor, any Asset Sellers or any other specified person, and all proceeds of any Mortgage Asset purchased as described under "Description of the Certificates--Termination" (also, "Liquidation Proceeds");

     (iv) any other amounts required to be deposited in the Distribution Account as provided in the related Agreement and described in the related Prospectus Supplement.

   The Trustee may, from time to time, unless otherwise provided in the related Agreements and described in the related Prospectus Supplement, make a withdrawal from a Distribution Account to make distributions to the Certificateholders on each Distribution Date.

Other Collection Accounts

   Notwithstanding the foregoing, if so specified in the related Prospectus Supplement, the Agreement for any Series of Certificates may provide for the establishment and maintenance of a separate collection account into which the Master Servicer or any related Primary Servicer or Special Servicer will deposit on a daily basis the amounts described under "--Deposits" above for one or more Series of Certificates. Any amounts on deposit in any such collection account will be withdrawn therefrom and deposited into the appropriate Distribution Account by a time specified in the related Prospectus Supplement. To the extent specified in the related Prospectus Supplement, any amounts which could be withdrawn from the Distribution Account as described under "--Withdrawals" above, may also be withdrawn from any such collection account. The Prospectus Supplement will set forth any restrictions with respect to any such collection account, including investment restrictions and any restrictions with respect to financial institutions with which any such collection account may be maintained.

COLLECTION AND OTHER SERVICING PROCEDURES

Primary Servicer

   The Primary Servicer is required under each Servicing Agreement to make reasonable efforts to collect all scheduled payments under the Mortgage Loans and will follow or cause to be followed such collection procedures as it would follow with respect to mortgage loans that are comparable to the Mortgage Loans and held for its own account, provided such procedures are consistent with (i) the terms of the related Servicing Agreement, (ii) applicable law and (iii) the general servicing standard specified in the related Prospectus Supplement or, if no such standard is so specified, its normal servicing practices (in either case, the "Servicing Standard").

   Each Primary Servicer will also be required to perform other customary functions of a servicer of comparable loans, including maintaining (or causing the Mortgagor or Lessee on each Mortgage or Lease to maintain) hazard, business interruption and general liability insurance policies (and, if applicable, rental interruption policies) as described herein and in any related Prospectus Supplement, and filing and settling claims thereunder; maintaining escrow or impoundment accounts of Mortgagors for payment of taxes, insurance and other items required to be paid by any Mortgagor pursuant to the Mortgage Loan; processing assumptions or substitutions in those cases where the Primary Servicer has determined not to enforce any applicable due-on-sale clause; attempting to cure delinquencies; supervising foreclosures; inspecting and managing Mortgaged Properties under certain circumstances; and maintaining accounting records relating to the Mortgage Loans.

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

Master Servicer

   The Master Servicer shall monitor the actions of the Primary Servicer and the Special Servicer to confirm compliance with the Agreements.

   Unless otherwise specified in the related Prospectus Supplement, a Master Servicer, as servicer of the Mortgage Loans, on behalf of itself, the Trustee and the Certificateholders, will present claims to the obligor under each instrument of Credit Support, and will take such reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted Mortgage Loans. See "Description of Credit Support."

   If a Master Servicer or its designee recovers payments under any instrument of Credit Support with respect to any defaulted Mortgage Loan, the Master Servicer will be entitled to withdraw or cause to be withdrawn from the Distribution Account out of such proceeds, prior to distribution thereof to Certificateholders, amounts representing its normal servicing compensation on such Mortgage Loan, unreimbursed servicing expenses incurred with respect to the Mortgage Loan and any unreimbursed advances of delinquent payments made with respect to the Mortgage Loan. See "Hazard Insurance Policies" and "Description of Credit Support."

Special Servicer

   A Mortgagor's failure to make required payments may reflect inadequate income or the diversion of that income from the service of payments due under the Mortgage Loan, and may call into question such Mortgagor's ability to make timely payment of taxes and to pay for necessary maintenance of the related Mortgaged Property. Unless otherwise provided in the related Prospectus Supplement, upon the occurrence of any of the following events (each a "Servicing Transfer Event") with respect to a Mortgage Loan, servicing for such Mortgage Loan (thereafter, a "Specially Serviced Mortgage Loan") will be transferred from the Primary Servicer to the Special Servicer:

     (a) such Mortgage Loan becomes a defaulted Mortgage Loan,

     (b) the occurrence of certain events indicating the possible insolvency of the Mortgagor,

     (c) the receipt by the Primary Servicer of a notice of foreclosure of any other lien on the related Mortgaged Property,

     (d) the Master Servicer or the Primary Servicer determines that a payment default is imminent,

     (e) with respect to a Balloon Mortgage Loan, no assurances have been given as to the ability of the Mortgagor to make the final payment thereon, or

     (f) the occurrence of certain other events constituting defaults under the terms of such Mortgage Loan.

   The Special Servicer is required to monitor any Mortgage Loan which is in default, contact the Mortgagor concerning the default, evaluate whether the causes of the default can be cured over a reasonable period without significant impairment of the value of the Mortgaged Property, initiate corrective action in cooperation with the Mortgagor if cure is likely, inspect the Mortgaged Property and take such other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the Special Servicer is able to assess the success of such corrective action or the need for additional initiatives.

   The time within which the Special Servicer makes the initial determination of appropriate action evaluates the success of corrective action, develops additional initiatives, institutes foreclosure proceedings and actually forecloses (or takes a deed to a Mortgaged Property in lieu of foreclosure) on behalf of the Certificateholders, may vary considerably depending on the particular Mortgage Loan, the Mortgaged Property, the Mortgagor, the presence of an acceptable party to assume the Mortgage Loan and the laws of the jurisdiction in which the Mortgaged Property is located. Under federal bankruptcy law, the Special Servicer in certain cases may not be permitted to accelerate a Mortgage Loan or to foreclose on a Mortgaged Property for a considerable period of time. See "Certain Legal Aspects of the Mortgage Loans and the Leases."

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

   Any Agreement relating to a Trust Fund that includes Mortgage Loans may grant to the Master Servicer and/or the holder or holders of certain classes of Certificates a right of first refusal to purchase from the Trust Fund at a predetermined purchase price any such Mortgage Loan as to which a specified number of scheduled payments thereunder are delinquent. Any such right granted to the holder of an Offered Certificate will be described in the related Prospectus Supplement. The related Prospectus Supplement will also describe any such right granted to any person if the predetermined purchase price is less than the Purchase Price described under "Representations and Warranties; Repurchases."

   The Special Servicer may agree to modify, waive or amend any term of any Specially Serviced Mortgage Loan in a manner consistent with the Servicing Standard so long as the modification, waiver or amendment will not (i) affect the amount or timing of any scheduled payments of principal or interest on the Mortgage Loan or (ii) in its judgment, materially impair the security for the Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon. The Special Servicer also may agree to any modification, waiver or amendment that would so affect or impair the payments on, or the security for, a Mortgage Loan if, unless otherwise provided in the related Prospectus Supplement, (i) in its judgment, a material default on the Mortgage Loan has occurred or a payment default is imminent and (ii) in its judgment, such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the Mortgage Loan on a present value basis than would liquidation. The Special Servicer is required to notify the Trustee in the event of any modification, waiver or amendment of any Mortgage Loan.

   The Special Servicer, on behalf of the Trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in any mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to a Mortgaged Property securing a Mortgage Loan by operation of law or otherwise, if such action is consistent with the Servicing Standard and a default on such Mortgage Loan has occurred or, in the Special Servicer's judgment, is imminent. Unless otherwise specified in the related Prospectus Supplement, the Special Servicer may not acquire title to any related Mortgaged Property or take any other action that would cause the Trustee, for the benefit of Certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of such Mortgaged Property within the meaning of certain federal environmental laws, unless the Special Servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the Trust
Fund), that:

     (i) the Mortgaged Property is in compliance with applicable environmental laws; or if not, that taking such actions as are necessary to bring the Mortgaged Property in compliance therewith is reasonably likely to produce a greater recovery on a present value basis, after taking into account any risks associated therewith, than not taking such actions; and

     (ii) and there are no circumstances present at the Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation or that, if any such materials are present, taking such action with respect to the affected Mortgaged Property is reasonably likely to produce a greater recovery on a present value basis, after taking into account any risks associated therewith, than not taking such actions.

   Unless otherwise provided in the related Prospectus Supplement, if title to any Mortgaged Property is acquired by a Trust Fund as to which a REMIC election has been made, the Special Servicer, on behalf of the Trust Fund, will be required to sell the Mortgaged Property within two years of acquisition, unless (i) the Internal Revenue Service grants an extension of time to sell such property or (ii) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the Trust Fund subsequent to two years after its acquisition will not result in the imposition of a tax on the Trust Fund or cause the Trust Fund to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing, the Special Servicer will be required to (i) solicit bids for any Mortgaged Property so acquired in such a manner as will be reasonably likely to realize a fair price for such property and
(ii) accept the first (and, if multiple bids are contemporaneously received, the highest) cash bid received from any person that constitutes a fair price.

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

   If the Trust Fund acquires title to any Mortgaged Property, the Special Servicer, on behalf of the Trust Fund, may retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the Special Servicer of any of its obligations with respect to the management and operation of such Mortgaged Property. Unless otherwise specified in the related Prospectus Supplement, any such property acquired by the Trust Fund will be managed in a manner consistent with the management and operation of similar property by a prudent lending institution.

   The limitations imposed by the related Agreement and the REMIC provisions of the Code (if a REMIC election has been made with respect to the related Trust Fund) on the operations and ownership of any Mortgaged Property acquired on behalf of the Trust Fund may result in the recovery of an amount less than the amount that would otherwise be recovered. See "Certain Legal Aspects of the Mortgage Loans and the Leases--Foreclosure."

   If recovery on a defaulted Mortgage Loan under any related instrument of Credit Support is not available, the Special Servicer nevertheless will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Mortgage Loan. If the proceeds of any liquidation of the property securing the defaulted Mortgage Loan are less than the outstanding principal balance of the defaulted Mortgage Loan plus interest accrued thereon at the Mortgage Interest Rate plus the aggregate amount of expenses incurred by the Special Servicer in connection with such proceedings and which are reimbursable under the Agreement, the Trust Fund will realize a loss in the amount of such difference. The Special Servicer will be entitled to withdraw or cause to be withdrawn from a related Account out of the Liquidation Proceeds recovered on any defaulted Mortgage Loan, prior to the distribution of such Liquidation Proceeds to Certificateholders, amounts representing its normal servicing compensation on the Mortgage Loan, unreimbursed servicing expenses incurred with respect to the Mortgage Loan and any unreimbursed advances of delinquent payments made with respect to the Mortgage Loan.

   If any property securing a defaulted Mortgage Loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the related instrument of Credit Support, if any, the Special Servicer is not required to expend its own funds to restore the damaged property unless it determines (i) that such restoration will increase the proceeds to Certificateholders on liquidation of the Mortgage Loan after reimbursement of the Master Servicer for its expenses and (ii) that such expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

HAZARD INSURANCE POLICIES

   Unless otherwise specified in the related Prospectus Supplement, each Agreement for a Trust Fund that includes Whole Loans will require the Primary Servicer to cause the Mortgagor on each Whole Loan to maintain a hazard insurance policy providing for such coverage as is required under the related Mortgage. Unless otherwise specified in the related Prospectus Supplement, such coverage will be in general in an amount equal to the amount necessary to fully compensate for any damage or loss to the improvements on the Mortgaged Property on a replacement cost basis, but not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the Primary Servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information in this regard is furnished by Mortgagors. All amounts collected by the Primary Servicer under any such policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the Primary Servicer's normal servicing procedures, subject to the terms and conditions of the related Mortgage and Mortgage Note) will be deposited in a related Account.

   In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the Whole Loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of uninsured risks.

   The hazard insurance policies covering the Mortgaged Properties securing the Whole Loans will typically contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause generally provides that the insurer's liability in the event of partial loss does not exceed the lesser of (i) the replacement cost of the improvements less physical depreciation and (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

   The Agreements for a Trust Fund that includes Whole Loans will require the Primary Servicer to cause the Mortgagor on each Whole Loan, or, in certain cases, the related Lessee, to maintain all such other insurance coverage with respect to the related Mortgaged Property as is consistent with the terms of the related Mortgage, which insurance may typically include flood insurance (if the related Mortgaged Property was located at the time of origination in a federally designated flood area).

   In addition, to the extent required by the related Mortgage, the Primary Servicer may require the Mortgagor or related Lessee to maintain other forms of insurance including, but not limited to, loss of rent endorsements, business interruption insurance and comprehensive public liability insurance. Any cost incurred by the Master Servicer in maintaining any such insurance policy will be added to the amount owing under the Mortgage Loan where the terms of the Mortgage Loan so permit; provided, however, that the addition of such cost will not be taken into account for purposes of calculating the distribution to be made to Certificateholders. Such costs may be recovered by a Servicer from a related Account, with interest thereon, as provided by the Agreements.

RENTAL INTERRUPTION INSURANCE POLICY

   If so specified in the related Prospectus Supplement, the Primary Servicer or the Mortgagors will maintain rental interruption insurance policies in full force and effect with respect to some or all of the Leases. Although the terms of such policies vary to some degree, a rental interruption insurance policy typically provides that, to the extent that a Lessee fails to make timely rental payments under the related Lease due to a casualty event, such losses will be reimbursed to the insured. If so specified in the related Prospectus Supplement, the Primary Servicer will be required to pay from its servicing compensation the premiums on the rental interruption policy on a timely basis. If so specified in the Prospectus Supplement, if such rental interruption policy is canceled or terminated for any reason (other than the exhaustion of total policy coverage), the Primary Servicer will exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to the rental interruption policy with a total coverage that is equal to the then existing coverage of the terminated rental interruption policy; provided that if the cost of any such replacement policy is greater than the cost of the terminated rental interruption policy, the amount of coverage under the replacement policy will, unless otherwise specified in the related Prospectus Supplement, be reduced to a level such that the applicable premium does not exceed, by a percentage that may be set forth in the related Prospectus Supplement, the cost of the rental interruption policy that was replaced. Any amounts collected by the Primary Servicer under the rental interruption policy in the nature of insurance proceeds will be deposited in a related Account.

FIDELITY BONDS AND ERRORS AND OMISSIONS INSURANCE

   Unless otherwise specified in the related Prospectus Supplement, the Agreements will require that the Servicers obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or any combination thereof insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of such Servicer. The related Agreements will allow a Servicer to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the Master Servicer or the Special Servicer so long as certain criteria set forth in the Agreements are met.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

   Certain of the Whole Loans may contain clauses requiring the consent of the mortgagee to any sale or other transfer of the related Mortgaged Property, or due-on-sale clauses entitling the mortgagee to accelerate payment of the Whole Loan upon any sale or other transfer of the related Mortgaged Property. Certain of the Whole Loans may contain clauses requiring the consent of the mortgagee to the creation of any other lien or encumbrance on the Mortgaged Property or due-on-encumbrance clauses entitling the mortgagee to accelerate payment of the Whole Loan upon the creation of any other lien or encumbrance upon the Mortgaged Property. Unless otherwise provided in the related Prospectus Supplement, the Primary Servicer, on behalf of the Trust Fund, will exercise any right the Trustee may have as mortgagee to accelerate payment of any such Whole Loan or to withhold its consent to any transfer or further encumbrance. Unless otherwise specified in the related Prospectus Supplement, any fee collected by or on behalf of the Primary Servicer for entering into an assumption agreement will be retained by or on behalf of the Primary Servicer as additional servicing compensation. See "Certain Legal Aspects of the Mortgage Loans and the Leases--Due-on-Sale and Due-on-Encumbrance."

RETAINED INTEREST; SERVICING COMPENSATION AND PAYMENT OF EXPENSES

   The Prospectus Supplement for a Series of Certificates will specify whether there will be any Retained Interest in the Mortgage Assets, and, if so, the initial owner thereof. If so, the Retained Interest will be established on a loan-by-loan basis and will be specified on an exhibit to the related Agreement. A "Retained Interest" in a Mortgage Asset represents a specified portion of the interest payable thereon. The Retained Interest will be deducted from Mortgagor payments as received and will not be part of the related Trust Fund.

   Unless otherwise specified in the related Prospectus Supplement, each Servicer's primary servicing compensation with respect to a Series of Certificates will come from the periodic payment to it of a portion of the interest payment on each Mortgage Asset. Since any Retained Interest and a Servicer's primary compensation are percentages of the principal balance of each Mortgage Asset, such amounts will decrease in accordance with the amortization of the Mortgage Assets. The Prospectus Supplement with respect to a Series of Certificates evidencing interests in a Trust Fund that includes Whole Loans may provide that, as additional compensation, a Servicer may retain all or a portion of assumption fees, modification fees, late payment charges or Prepayment Premiums collected from Mortgagors and any interest or other income which may be earned on funds held in a related Account.

   The Master Servicer may, to the extent provided in the related Prospectus Supplement, pay from its servicing compensation certain expenses incurred in connection with its servicing and managing of the Mortgage Assets, including, without limitation, payment of the fees and disbursements of the Trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to Certificateholders, and payment of any other expenses described in the related Prospectus Supplement. Certain other expenses, including certain expenses relating to defaults and liquidations on the Whole Loans and, to the extent so provided in the related Prospectus Supplement, interest thereon at the rate specified therein, and the fees of any Special Servicer, may be borne by the Trust Fund.

EVIDENCE AS TO COMPLIANCE

   Each Servicing Agreement will provide that on or before a specified date in each year, beginning on a date specified therein, a firm of independent public accountants will furnish a statement to the Trustee to the effect that, on the basis of the examination by such firm conducted substantially in compliance with either the Uniform Single Attestation Program for Mortgage Bankers, the servicing by or on behalf of each Servicer was conducted in compliance with the terms of such agreements except for any exceptions the Uniform Single Attestation Program for Mortgage Bankers requires it to report.

   Each Servicing Agreement will also provide for delivery to the Trustee, on or before a specified date in each year, of an annual statement signed by an officer of each Servicer to the effect that such Servicer has fulfilled its obligations under the Agreement throughout the preceding calendar year or other specified twelve-month period.

   Unless otherwise provided in the related Prospectus Supplement, copies of such annual accountants' statement and such statements of officers will be obtainable by Certificateholders and Beneficial Owners without charge upon written request to the Master Servicer at the address set forth in the related Prospectus Supplement; provided that such Beneficial Owner shall have certified to the Master Servicer that it is the Beneficial Owner of a Certificate.

CERTAIN MATTERS REGARDING EACH SERVICER AND THE DEPOSITOR

   The Master Servicer, the Primary Servicer and the Special Servicer, or a servicer for substantially all the Whole Loans under each Agreement will be named in the related Prospectus Supplement. Each entity serving as Servicer (or as such servicer) may be an affiliate of the Depositor and may have other normal business relationships with the Depositor or the Depositor's affiliates. Reference herein to a Servicer shall be deemed to be to the servicer of substantially all of the Whole Loans, if applicable.

   Unless otherwise specified in the related Prospectus Supplement, the related Agreement will provide that any Servicer may resign from its obligations and duties thereunder only with the consent of the Trustee, which may not be unreasonably withheld or upon a determination that its duties under the Agreement are no longer permissible under applicable law. No such resignation will become effective until a successor servicer has assumed such Servicer's obligations and duties under the related Servicing Agreement. If a Primary Servicer resigns, the Master Servicer shall assume the obligations thereof.

   Unless otherwise specified in the related Prospectus Supplement, each Servicing Agreement will further provide that none of the Servicers, or any officer, employee, or agent thereof will be under any liability to the related Trust Fund or Certificateholders for any action taken, or for refraining from the taking of any action in accordance with the Servicing standards set forth in the Servicing Agreement, in good faith pursuant to the related Servicing Agreement; provided, however, that no Servicer nor any such person will be protected against any breach of a representation or warranty made in such Agreement, or against any liability specifically imposed thereby, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Unless otherwise specified in the related Prospectus Supplement, the Depositor shall be liable only to the extent of its obligations specifically imposed upon and undertaken by the Depositor. Unless otherwise specified in the related Prospectus Supplement, each Servicing Agreement will further provide that each Servicer will be entitled to indemnification by the related Trust Fund against any loss, liability or expense incurred in connection with any legal action relating to the related Servicing Agreement or the Mortgage Loans; provided, however, that such indemnification will not extend to any loss, liability or expense incurred by reason of misfeasance, bad faith or negligence in the performance of obligations or duties thereunder, or by reason of reckless disregard of such obligations or duties. In addition, each Servicing Agreement will provide that no Servicer will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its responsibilities under the Servicing Agreement and which in its opinion may involve it in any expense or liability. Any Servicer may, however, with the consent of the Trustee undertake any such action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Certificateholders, and the Servicer will be entitled to be reimbursed therefor.

   Any person into which a Servicer or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which a Servicer or the Depositor is a party, or any person succeeding to the business of a Servicer or the Depositor will be the successor of such Servicer or the Depositor, as applicable, under the related Agreements.

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

EVENTS OF DEFAULT

   Unless otherwise provided in the related Prospectus Supplement for a Trust Fund that includes Whole Loans, Events of Default with respect to a Servicer under the related Agreements will include (i) any failure by such Servicer to distribute or cause to be distributed to the Trustee, another Servicer or the Certificateholders, any required payment within one Business Day of the date due; (ii) any failure by such Servicer to timely deliver a report that continues unremedied for two days after receipt of notice of such failure has been given to such Servicer by the Trustee or another Servicer; (iii) any failure by such Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Agreement which continues unremedied for thirty days after written notice of such failure has been given to such Servicer; (iv) any breach of a representation or warranty made by such Servicer under the Agreement which materially and adversely affects the interests of Certificateholders and which continues unremedied for thirty days after written notice of such breach has been given to such Servicer; (v) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of such Servicer indicating its insolvency or inability to pay its obligations; and (vi) any failure by such Servicer to maintain a required license to do business or service the Mortgage Loans pursuant to the related Agreements. Material variations to the foregoing Events of Default (other than to shorten cure periods or eliminate notice requirements) will be specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the Trustee shall, not later than the later of 60 Days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and five days after certain officers of the Trustee become aware of the occurrence of such an event, transmit by mail to the Depositor and all Certificateholders of the applicable Series notice of such occurrence, unless such default shall have been cured or waived.

RIGHTS UPON EVENT OF DEFAULT

   So long as an Event of Default under an Agreement remains unremedied, the Depositor or the Trustee may, and at the direction of holders of Certificates evidencing not less than 25% of the Voting Rights, the Trustee shall, terminate all of the rights and obligations of the related Servicer under the Agreement and in and to the Mortgage Loans (other than as a Certificateholder or as the owner of any Retained Interest), whereupon the Master Servicer (or if such Servicer is the Master Servicer, the Trustee) will succeed to all of the responsibilities, duties and liabilities of such Servicer under the Agreements (except that if the Trustee is prohibited by law from obligating itself to make advances regarding delinquent mortgage loans, or if the related Prospectus Supplement so specifies, then the Trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. Unless otherwise specified in the related Prospectus Supplement, in the event that the Trustee is unwilling or unable so to act, it may or, at the written request of the holders of Certificates entitled to at least 25% of the Voting Rights, it shall appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution acceptable to the Rating Agency with a net worth at the time of such appointment of at least $15,000,000 to act as successor to the Master Servicer under the Agreement. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the Master Servicer under the Agreement.

   Unless otherwise described in the related Prospectus Supplement, the holders of Certificates representing at least 66 2/3% of the Voting Rights allocated to the respective classes of Certificates affected by any Event of Default will be entitled to waive such Event of Default; provided, however, that an Event of Default involving a failure to distribute a required payment to Certificateholders described in clause (i) under "Events of Default" may be waived only by all of the Certificateholders. Upon any such waiver of an Event of Default, such Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose under the Agreement.

   No Certificateholder will have the right under any Agreement to institute any proceeding with respect thereto unless such holder previously has given to the Trustee written notice of default and unless the holders of Certificates evidencing not less than 25% of the Voting Rights have made written request

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

upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for sixty days has neglected or refused to institute any such proceeding. The Trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by any Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Certificates covered by such Agreement, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

   As described under "Description of the Certificates--Book-Entry Registration and Definitive Certificates," unless and until Definitive Certificates are issued, Beneficial Owners may only exercise their rights as owners of Certificates indirectly through DTC, or their respective Participants and Indirect Participants.

AMENDMENT

   Each Agreement may be amended by the parties thereto, without the consent of any of the holders of Certificates covered by the Agreement, (i) to cure any ambiguity, (ii) to correct, modify or supplement any provision therein which may be inconsistent with any other provision therein, (iii) to make any other provisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions thereof, or (iv) to comply with any requirements imposed by the Code; provided that such amendment (other than an amendment for the purpose specified in clause (iv) above) will not (as evidenced by an opinion of counsel to such effect) adversely affect in any material respect the interests of any holder of Certificates covered by the Agreement. Unless otherwise specified in the related Prospectus Supplement, each Agreement may also be amended by the Depositor, the Master Servicer, if any, and the Trustee, with the consent of the holders of Certificates affected thereby evidencing not less than 51% of the Voting Rights, for any purpose; provided, however, that unless otherwise specified in the related Prospectus Supplement, no such amendment may (i) reduce in any manner the amount of or delay the timing of, payments received or advanced on Mortgage Loans which are required to be distributed on any Certificate without the consent of the holder of such Certificate, (ii) adversely affect in any material respect the interests of the holders of any class of Certificates in a manner other than as described in (i), without the consent of the holders of all Certificates of such class or (iii) modify the provisions of such Agreement described in this paragraph without the consent of the holders of all Certificates covered by such Agreement then outstanding. However, with respect to any Series of Certificates as to which a REMIC election is to be made, the Trustee will not consent to any amendment of the Agreement unless it shall first have received an opinion of counsel to the effect that such amendment will not result in the imposition of a tax on the related Trust Fund or cause the related Trust Fund to fail to qualify as a REMIC at any time that the related Certificates are outstanding.

THE TRUSTEE

   The Trustee under each Agreement will be named in the related Prospectus Supplement. The commercial bank, national banking association, banking corporation or trust company serving as Trustee may have a banking relationship with the Depositor and its affiliates and with any Master Servicer and its affiliates.

DUTIES OF THE TRUSTEE

   The Trustee will make no representations as to the validity or sufficiency of any Agreement, the Certificates or any Trust Asset or related document and is not accountable for the use or application by or on behalf of any Servicer of any funds paid to such Servicer or its designee in respect of the Certificates or the Trust Assets, or deposited into or withdrawn from any Account or any other account by or on behalf of any Servicer. If no Event of Default has occurred and is continuing, the Trustee is required to perform only those duties specifically required under the related Agreements. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee is required to examine such documents and to determine whether they conform to the requirements of the Agreements.

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

CERTAIN MATTERS REGARDING THE TRUSTEE

   Unless otherwise specified in the related Prospectus Supplement, the Trustee and any director, officer, employee or agent of the Trustee shall be entitled to indemnification out of the Distribution Account for any loss, liability or expense (including costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) incurred in connection with the Trustee's (i) enforcing its rights and remedies and protecting the interests, and enforcing the rights and remedies, of the Certificateholders during the continuance of an Event of Default, (ii) defending or prosecuting any legal action in respect of the related Agreement or Series of Certificates, (iii) being the mortgagee of record with respect to the Mortgage Loans in a Trust Fund and the owner of record with respect to any Mortgaged Property acquired in respect thereof for the benefit of Certificateholders, or (iv) acting or refraining from acting in good faith at the direction of the holders of the related Series of Certificates entitled to not less than 25% (or such higher percentage as is specified in the related Agreement with respect to any particular matter) of the Voting Rights for such Series; provided, however, that such indemnification will not extend to any loss, liability or expense that constitutes a specific liability of the Trustee pursuant to the related Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the Trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee made therein.

RESIGNATION AND REMOVAL OF THE TRUSTEE

   The Trustee may at any time resign from its obligations and duties under an Agreement by giving written notice thereof to the Depositor, the Master Servicer, if any, and all Certificateholders. Upon receiving such notice of resignation, the Depositor is required promptly to appoint a successor trustee acceptable to the Master Servicer, if any. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

   If at any time the Trustee shall cease to be eligible to continue as such under the related Agreements, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Trustee and appoint a successor trustee acceptable to the Master Servicer, if any. Holders of the Certificates of any Series entitled to at least 51% of the Voting Rights for such Series may at any time remove the Trustee without cause and appoint a successor trustee.

   Any resignation or removal of the Trustee and appointment of a successor trustee shall not become effective until acceptance of appointment by the successor trustee.

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                         DESCRIPTION OF CREDIT SUPPORT

GENERAL

   For any Series of Certificates, Credit Support may be provided with respect to one or more classes thereof or the related Mortgage Assets. Credit Support may be in the form of the subordination of one or more classes of Certificates, letters of credit, insurance policies, guarantees, the establishment of one or more reserve funds or another method of Credit Support described in the related Prospectus Supplement, or any combination of the foregoing. If so provided in the related Prospectus Supplement, any form of Credit Support may be structured so as to be drawn upon by more than one Series to the extent described therein.

   Unless otherwise provided in the related Prospectus Supplement for a Series of Certificates, the Credit Support will not provide protection against all risks of loss and will not guarantee repayment of the entire Certificate Balance of the Certificates and interest thereon. If losses or shortfalls occur that exceed the amount covered by Credit Support or that are not covered by Credit Support, Certificateholders will bear their allocable share of deficiencies. Moreover, if a form of Credit Support covers more than one Series of Certificates (each, a "Covered Trust"), holders of Certificates evidencing interests in any of such Covered Trusts will be subject to the risk that such Credit Support will be exhausted by the claims of other Covered Trusts prior to such Covered Trust receiving any of its intended share of such coverage.

   If Credit Support is provided with respect to one or more classes of Certificates of a Series, or the related Mortgage Assets, the related Prospectus Supplement will include a description of (a) the nature and amount of coverage under such Credit Support, (b) any conditions to payment thereunder not otherwise described herein, (c) the conditions (if any) under which the amount of coverage under such Credit Support may be reduced and under which such Credit Support may be terminated or replaced and (d) the material provisions relating to such Credit Support. Additionally, the related Prospectus Supplement will set forth certain information with respect to the obligor under any instrument of Credit Support, including (i) a brief description of its principal business activities, (ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (iii) if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and (iv) its total assets, and its stockholders' or policyholders' surplus, if applicable, as of the date specified in the Prospectus Supplement. See "Risk Factors--Credit Support Limitations."

SUBORDINATE CERTIFICATES

   If so specified in the related Prospectus Supplement, one or more classes of Certificates of a Series may be Subordinate Certificates. To the extent specified in the related Prospectus Supplement, the rights of the holders of Subordinate Certificates to receive distributions of principal and interest from the Distribution Account on any Distribution Date will be subordinated to such rights of the holders of Senior Certificates. If so provided in the related Prospectus Supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The related Prospectus Supplement will set forth information concerning the amount of subordination of a class or classes of Subordinate Certificates in a Series, the circumstances in which such subordination will be applicable and the manner, if any, in which the amount of subordination will be effected.

CROSS-SUPPORT PROVISIONS

   If the Mortgage Assets for a Series are divided into separate groups, each supporting a separate class or classes of Certificates of a Series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of Mortgage Assets prior to distributions on Subordinate Certificates evidencing interests in a different group of Mortgage Assets within the Trust Fund. The Prospectus Supplement for a Series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO THE WHOLE LOANS

   If so provided in the Prospectus Supplement for a Series of Certificates, the Whole Loans in the related Trust Fund will be covered for various default risks by insurance policies or guarantees. A copy

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

of any such material instrument for a Series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Certificates of the related Series.

LETTER OF CREDIT

   If so provided in the Prospectus Supplement for a Series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered by one or more letters of credit, issued by a bank or financial institution specified in such Prospectus Supplement (the "L/C Bank"). Under a letter of credit, the L/C Bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Mortgage Assets on the related Cut-off Date or of the initial aggregate Certificate Balance of one or more classes of Certificates. If so specified in the related Prospectus Supplement, the letter of credit may permit draws in the event of only certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related Prospectus Supplement. The obligations of the L/C Bank under the letter of credit for each Series of Certificates will expire at the earlier of the date specified in the related Prospectus Supplement or the termination of the Trust Fund. A copy of any such letter of credit for a Series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Certificates of the related Series.

INSURANCE POLICIES AND SURETY BONDS

   If so provided in the Prospectus Supplement for a Series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of Certificates of the related Series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement. A copy of any such instrument for a Series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Certificates of the related Series.

RESERVE FUNDS

   If so provided in the Prospectus Supplement for a Series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts so specified in such Prospectus Supplement. The reserve funds for a Series may also be funded over time by depositing therein a specified amount of the distributions received on the related Trust Assets as specified in the related Prospectus Supplement.

   Amounts on deposit in any reserve fund for a Series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related Prospectus Supplement. A reserve fund may be provided to increase the likelihood of timely distributions of principal of and interest on the Certificates. If so specified in the related Prospectus Supplement, reserve funds may be established to provide limited protection against only certain types of losses and shortfalls. Following each Distribution Date amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related Prospectus Supplement and will not be available for further application to the Certificates.

   Moneys deposited in any Reserve Funds will be invested in Permitted Investments, except as otherwise specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, any reinvestment income or other gain from such investments will be credited to the related Reserve Fund for such Series, and any loss resulting from such investments will be charged to such Reserve Fund. However, such income may be payable to any related Master Servicer or another service provider as additional compensation. The Reserve Fund, if any, for a Series will not be a part of the Trust Fund unless otherwise specified in the related Prospectus Supplement.

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

   Additional information concerning any Reserve Fund will be set forth in the related Prospectus Supplement, including the initial balance of such Reserve Fund, the balance required to be maintained in the Reserve Fund, the manner in which such required balance will decrease over time, the manner of funding such Reserve Fund, the purposes for which funds in the Reserve Fund may be applied to make distributions to Certificateholders and use of investment earnings from the Reserve Fund, if any.

CREDIT SUPPORT WITH RESPECT TO CMBS

   If so provided in the Prospectus Supplement for a Series of Certificates, the CMBS in the related Trust Fund and/or the Mortgage Loans underlying such CMBS may be covered by one or more of the types of Credit Support described herein. The related Prospectus Supplement will specify as to each such form of Credit Support the information indicated above with respect thereto, to the extent such information is material and available.

          CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS AND THE LEASES

   The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties that are general in nature. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Mortgage Loans is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans. See "Description of the Trust Funds--Assets."

GENERAL

   All of the Mortgage Loans are loans evidenced by a note or bond and secured by instruments granting a security interest in real property which may be mortgages, deeds of trust, security deeds or deeds to secure debt, depending upon the prevailing practice and law in the state in which the Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as "mortgages." Any of the foregoing types of mortgages will create a lien upon, or grant a title interest in, the subject property, the priority of which will depend on the terms of the particular security instrument, as well as separate, recorded, contractual arrangements with others holding interests in the mortgaged property, the knowledge of the parties to such instrument as well as the order of recordation of the instrument in the appropriate public recording office. However, recording does not generally establish priority over governmental claims for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

   A mortgage either creates a lien against or constitutes a conveyance of real property between two parties--a Mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a Mortgagor), a trustee to whom the mortgaged property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. As used in this Prospectus, unless the context otherwise requires, "Mortgagor" includes the trustor under a deed of trust and a grantor under a security deed or a deed to secure debt. Under a deed of trust, the Mortgagor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale as security for the indebtedness evidenced by the related note. A deed to secure debt typically has two parties. By executing a deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid, generally with a power of sale as security for the indebtedness evidenced by the related mortgage note. In case the Mortgagor under a mortgage is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the Mortgagor. At origination of a mortgage loan involving a land trust, the Mortgagor executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed

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to secure debt are governed by the express provisions of the mortgage, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Soldiers' and Sailors' Civil Relief Act of 1940) and, in some cases, in deed of trust transactions, the directions of the beneficiary.

INTEREST IN REAL PROPERTY

   The real property covered by a mortgage, deed of trust, security deed or deed to secure debt is most often the fee estate in land and improvements. However, such an instrument may encumber other interests in real property such as a tenant's interest in a lease of land or improvements, or both, and the leasehold estate created by such lease. An instrument covering an interest in real property other than the fee estate requires special provisions in the instrument creating such interest or in the mortgage, deed of trust, security deed or deed to secure debt, to protect the mortgagee against termination of such interest before the mortgage, deed of trust, security deed or deed to secure debt is paid. The Sellers will make certain representations and warranties in the Agreement with respect to the Mortgage Loans which are secured by an interest in a leasehold estate. Such representation and warranties will be set forth in the Prospectus Supplement if applicable.

LEASES AND RENTS

   Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the Mortgagor assigns its right, title and interest as landlord under each lease and the income derived therefrom to the lender, while the Mortgagor retains a revocable license to collect the rents for so long as there is no default. Under such assignments, the Mortgagor typically assigns its right, title and interest as lessor under each lease and the income derived therefrom to the mortgagee, while retaining a license to collect the rents for so long as there is no default under the mortgage loan documentation. The manner of perfecting the mortgagee's interest in rents may depend on whether the Mortgagor's assignment was absolute or one granted as security for the loan. Failure to properly perfect the mortgagee's interest in rents may result in the loss of substantial pool of funds, which could otherwise serve as a source of repayment for such loan. If the Mortgagor defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents. In most states, hotel and motel room rates are considered accounts receivable under the UCC; generally these rates are either assigned by the Mortgagor, which remains entitled to collect such rates absent a default, or pledged by the Mortgagor, as security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the rates and must file continuation statements, generally every five years, to maintain perfection of such security interest. Even if the lender's security interest in room rates is perfected under the UCC, the lender will generally be required to commence a foreclosure or otherwise take possession of the property in order to collect the room rates after a default.

   Even after a foreclosure, the potential rent payments from the property may be less than the periodic payments that had been due under the mortgage. For instance, the net income that would otherwise be generated from the property may be less than the amount that would have been needed to service the mortgage debt if the leases on the property are at below-market rents, or as the result of excessive maintenance, repair or other obligations which a lender succeeds to as landlord.

   Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee in possession. Such risks include liability for environmental clean-up costs and other risks inherent in property ownership. See "Environmental Legislation" below.

PERSONALTY

   Certain types of Mortgaged Properties, such as hotels, motels and industrial plants, are likely to derive a significant part of their value from personal property which does not constitute "fixtures" under applicable state real property law and, hence, would not be subject to the lien of a mortgage. Such property is generally pledged or assigned as security to the lender under the UCC. In order to perfect its security interest therein, the lender generally must file UCC financing statements and, to maintain perfection of such security interest, file continuation statements generally every five years.

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COOPERATIVE LOANS

   If specified in the Prospectus Supplement relating to a Series of Offered Certificate, the Mortgage Loans may also consist of cooperative apartment loans ("Cooperative Loans") secured by security interests in shares issued by cooperative housing corporation (a "Cooperative") and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' buildings. The security agreement will create a lien upon, or grant a title interest in, the property which it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office. Such a lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

   Each cooperative owns in fee or has a leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units therein. The cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is a blanket mortgage or mortgages on the cooperative apartment building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the cooperative, as property Mortgagor, or lessee, as the case may be, is also responsible for meeting these mortgage or rental obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with either the construction or purchase of the cooperative's apartment building or obtaining of capital by the cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease. If the cooperative is unable to meet the payment obligations (i) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (ii) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, a blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the cooperative to refinance a mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the cooperative's interest in the property and termination of all proprietary leases and occupancy agreements. In either event, a foreclosure by the holder of a blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by whomever financed the purchase by an individual tenant stockholder of cooperative shares or, in the case of the Mortgage Loans, the collateral securing the Cooperative Loans.

   The cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary lease or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying occupancy rights are financed through a cooperative share loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related cooperative shares. The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares. See "Foreclosure--Cooperative Loans" below.

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FORECLOSURE

General

   Foreclosure is a legal procedure that allows the mortgagee to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the Mortgagor defaults in payment or performance of its obligations under the note or mortgage, the mortgagee has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.

   Foreclosure procedures with respect to the enforcement of a mortgage vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. There are several other foreclosure procedures available in some states that are either infrequently used or available only in certain limited circumstances, such as strict foreclosure.

Judicial Foreclosure

   A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Equitable Limitations on Enforceability of Certain Provisions

   United States courts have traditionally imposed general equitable principles to limit the remedies available to a mortgagee in connection with foreclosure. These equitable principles are generally designed to relieve the Mortgagor from the legal effect of mortgage defaults, to the extent that such effect is perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative and expensive actions to determine the cause of the Mortgagor's default and the likelihood that the Mortgagor will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate Mortgagors who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage is not monetary, e.g., the Mortgagor failed to maintain the mortgaged property adequately or the Mortgagor executed a junior mortgage on the mortgaged property. The exercise by the court of its equity powers will depend on the individual circumstances of each case presented to it. Finally, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a Mortgagor receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to afford constitutional protections to the Mortgagor.

   A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes require several years to complete. Moreover, as discussed below, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and such sale occurred while the Mortgagor was insolvent (or the Mortgagor was rendered insolvent as a result of such sale) and within one year (or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law) of the filing of bankruptcy.

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Non-Judicial Foreclosure/Power of Sale

   Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to the power of sale granted in the deed of trust. A power of sale is typically granted in a deed of trust. It may also be contained in any other type of mortgage instrument. A power of sale allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon any default by the Mortgagor under the terms of the mortgage note or the mortgage instrument and after notice of sale is given in accordance with the terms of the mortgage instrument, as well as applicable state law. In some states, prior to such sale, the trustee under a deed of trust must record a notice of default and notice of sale and send a copy to the Mortgagor and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The Mortgagor or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without acceleration) plus the expenses incurred in enforcing the obligation. In other states, the Mortgagor or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods are governed by state law and vary among the states. Foreclosure of a deed to secure debt is also generally accomplished by a non-judicial sale similar to that required by a deed of trust, except that the lender or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.

Public Sale

   A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of such property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to or less than the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the Mortgagor's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and to make such repairs at its own expense as are necessary to render the property suitable for sale. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run such operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's (including franchisors') perception of the quality of such operations. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Furthermore, a few states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See "Environmental Legislation." Generally state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

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   A junior mortgagee may not foreclose on the property securing the junior mortgage unless it forecloses subject to senior mortgages and any other prior liens, in which case it may be obliged to make payments on the senior mortgages to avoid their foreclosure. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgage to avoid its foreclosure. Accordingly, with respect to those Mortgage Loans which are junior mortgage loans, if the lender purchases the property the lender's title will be subject to all senior mortgages, prior liens and certain governmental liens.

   The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the Mortgagor is in default. Any additional proceeds are generally payable to the Mortgagor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by such holders.

   In connection with a Series of Certificates for which an election is made to qualify the Trust Fund, or a portion thereof, as a REMIC, the REMIC Provisions and the Agreement may require the Master Servicer to hire an independent contractor to operate any foreclosed property relating to Whole Loans.

Rights of Redemption

   The purposes of a foreclosure action are to enable the mortgagee to realize upon its security and to bar the Mortgagor, and all persons who have an interest in the property which is subordinate to the mortgage being foreclosed, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of such action. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be cut off and terminated.

   The equity of redemption is a common-law (non-statutory) right which exists prior to completion of the foreclosure, is not waivable by the Mortgagor, must be exercised prior to foreclosure sale and should be distinguished from the post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the Mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be authorized if the former Mortgagor pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

   Under the REMIC Provisions currently in effect, property acquired by foreclosure generally must not be held for more than two years. Unless otherwise provided in the related Prospectus Supplement, with respect to a Series of Certificates for which an election is made to qualify the Trust Fund or a part thereof as a REMIC, the Agreement will permit foreclosed property to be held for more than two years if the Internal Revenue Service grants an extension of time within which to sell such property or independent counsel renders an opinion to the effect that holding such property for such additional period is permissible under the REMIC Provisions.

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Anti-Deficiency Legislation

   Some or all of the Mortgage Loans may be nonrecourse loans, as to which recourse may be had only against the specific property securing the related Mortgage Loan and a personal money judgment may not be obtained against the Mortgagor. Even if a mortgage loan by its terms provides for recourse to the Mortgagor, some states impose prohibitions or limitations on such recourse. For example, statutes in some states limit the right of the lender to obtain a deficiency judgment against the Mortgagor following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former Mortgagor equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender.

   Some states require the lender to exhaust the security afforded under a mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the Mortgagor. In certain other states, the lender has the option of bringing a personal action against the Mortgagor on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. In some cases, a lender will be precluded from exercising any additional rights under the note or mortgage if it has taken any prior enforcement action. Consequently, the practical effect of the election requirement, in those states permitting such election, is that lenders will usually proceed against the security first rather than bringing a personal action against the Mortgagor. Finally, other statutory provisions limit any deficiency judgment against the former Mortgagor following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a lender from obtaining a large deficiency judgment against the former Mortgagor as a result of low or no bids at the judicial sale.

Leasehold Risks

   Mortgage Loans may be secured by a mortgage on a ground lease. Leasehold mortgages are subject to certain risks not associated with mortgage loans secured by the fee estate of the Mortgagor. The most significant of these risks is that the ground lease creating the leasehold estate could terminate, leaving the leasehold mortgagee without its security. The ground lease may terminate if, among other reasons, the ground lessee breaches or defaults in its obligations under the ground lease or there is a bankruptcy of the ground lessee or the ground lessor. This risk may be minimized if the ground lease contains certain provisions protective of the mortgagee, but the ground leases that secure Mortgage Loans may not contain some of these protective provisions, and mortgages may not contain the other protections discussed in the next paragraph. Protective ground lease provisions include the right of the leasehold mortgagee to receive notices from the ground lessor of any defaults by the Mortgagor; the right to cure such defaults, with adequate cure periods; if a default is not susceptible of cure by the leasehold mortgagee, the right to acquire the leasehold estate through foreclosure or otherwise; the ability of the ground lease to be assigned to and by the leasehold mortgagee or purchaser at a foreclosure sale and for the concomitant release of the ground lessee's liabilities thereunder; and the right of the leasehold mortgagee to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease in the event of a termination thereof.

   In addition to the foregoing protections, a leasehold mortgagee may require that the ground lease or leasehold mortgage prohibit the ground lessee from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease by the trustee for the debtor-ground lessor. As further protection, a leasehold mortgage may provide for the assignment of the debtor-ground lessee's right to reject a lease pursuant to Section 365 of the Bankruptcy Reform Act of 1978, as amended (Title 11 of the United States Code) (the "Bankruptcy Code"), although the enforceability of such clause has not been established. Without the protections described above, a leasehold mortgagee may lose the collateral securing its leasehold mortgage. In addition, terms and conditions of a leasehold mortgage are subject to the terms and conditions of the ground lease. Although certain rights given to a ground lessee can be limited by the terms of a leasehold mortgage, the rights of a ground lessee or a leasehold mortgagee with respect to, among other things, insurance, casualty and condemnation will be governed by the provisions of the ground lease.

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Cooperative Loans

   The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's Certificate of Incorporation and By-laws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permits the Cooperative to terminate such lease or agreement in the an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the Cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

   The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from the sale of the Cooperative apartment, subject, however, to the Cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon.

   Recognition agreements also provide that in the event of a foreclosure on a Cooperative Loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

   In some states, foreclosure on the Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

   Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperatives to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

   In the case of foreclosure on a building which was converted from a rental building to a building owned by a Cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to certain tenants who elected to remain in the building was so converted.

BANKRUPTCY LAWS

   The Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by such automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out such junior lien.

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   Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage secured by property of the debtor may be modified under certain circumstances. In many jurisdictions, the outstanding amount of the loan secured by the real property may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender's security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's petition. This may be done even if the full amount due under the original loan is never repaid.

   Federal bankruptcy law provides generally that rights and obligation under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in the lease to such effect or because of certain other similar events. This prohibition on so-called "ipso facto clauses" could limit the ability of the Trustee for a Series of Certificates to exercise certain contractual remedies with respect to the Leases. In addition, Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor's estate, which may delay a Trustee's exercise of such remedies for a related Series of Certificates in the event that a related Lessee or a related Mortgagor becomes the subject of a proceeding under the Bankruptcy Code. For example, a mortgagee would be stayed from enforcing a Lease Assignment by a Mortgagor related to a Mortgaged Property if the related Mortgagor was in a bankruptcy proceeding. The legal proceedings necessary to resolve the issues could be time-consuming and might result in significant delays in the receipt of the assigned rents. Similarly, the filing of a petition in bankruptcy by or on behalf of a Lessee of a Mortgaged Property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the Lease that occurred prior to the filing of the Lessee's petition. Rents and other proceeds of a Mortgage Loan may also escape an assignment thereof if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding. See "--Leases and Rents" above.

   In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. Such remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, such rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to such lease, such as the Mortgagor, as lessor under a Lease, would have only an unsecured claim against the debtor for damages resulting from such breach, which could adversely affect the security for the related Mortgage Loan. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15%, not to exceed three years, of the remaining term of the lease.

   If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat such lease as terminated by such rejection or, in the

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alternative, the lessee may remain in possession of the leasehold for the balance of such term and for any renewal or extension of such term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after such a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and any such renewal or extension thereof, any damages occurring after such date caused by the nonperformance of any obligation of the lessor under the lease after such date. To the extent provided in the related Prospectus Supplement, the Lessee will agree under certain Leases to pay all amounts owing thereunder the Master Servicer without offset. To the extent that such a contractual obligation remains enforceable against the Lessee, the Lessee would not be able to avail itself of the rights of offset generally afforded to lessees of real property under the Bankruptcy Code.

   In a bankruptcy or similar proceeding of a Mortgagor, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the Mortgagor, or made directly by the related Lessee, under the related Mortgage Loan to the Trust Fund. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

   A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a Mortgagor with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

   To the extent described in the related Prospectus Supplement, certain of the Mortgagors may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an "ipso facto" clause and, in the event of the general partner's bankruptcy, may not be enforceable. To the extent described in the related Prospectus Supplement, certain limited partnership agreements of the Mortgagors may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partner to agree within a specified time frame (often 60 days) after such withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of such partnerships triggers the dissolution of such partnership, the winding up of its affairs and the distribution of its assets. Such state laws, however, may not be enforceable or effective in a bankruptcy case. The dissolution of a Mortgagor, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under a related Mortgage Loan, which may reduce the yield on the related Series of Certificates in the same manner as a principal prepayment.

   In addition, the bankruptcy of the general partner of a Mortgagor that is a partnership may provide the opportunity for a trustee in bankruptcy for such general partner, such general partner as a debtor-in-possession, or a creditor of such general partner to obtain an order from a court consolidating the assets and liabilities of the general partner with those of the Mortgagor pursuant to the doctrines of

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substantive consolidation or piercing the corporate veil. In such a case, the respective Mortgaged Property, for example, would become property of the estate of such bankrupt general partner. Not only would the Mortgaged
Property be available to satisfy the claims of creditors of such general partner, but an automatic stay would apply to any attempt by the Trustee to exercise remedies with respect to such Mortgaged Property. However, such an occurrence should not affect the Trustee's status as a secured creditor with respect to the Mortgagor or its security interest in the Mortgaged Property.

ENVIRONMENTAL LEGISLATION

   Real property pledged as security to a lender may be subject to unforeseen environmental liabilities. Of particular concern may be those Mortgaged Properties which are, or have been, the site of manufacturing, industrial or disposal activity. Such environmental liabilities may give rise to (i) a diminution in value of property securing any Mortgage Loan, (ii) limitation on the ability to foreclose against such property or (iii) in certain circumstances as more fully described below, liability for clean up costs or other remedial actions, which liability could exceed the value of the principal balance of the related Mortgage Loan or of such Mortgaged Property.

   Under the laws of many states, contamination on a property may give rise to a lien on the property for cleanup costs. In several states, such a lien has priority over all existing liens (a "superlien") including those of existing mortgages; in these states, the lien of a mortgage contemplated by this transaction may lose its priority to such a superlien.

   Under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), a lender may be liable either to the government or to private parties for cleanup costs on a property securing a loan, even if the lender does not cause or contribute to the contamination. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property, regardless of whether they caused or contributed to the contamination. Many states have laws similar to CERCLA.

   Lenders may be held liable under CERCLA as owners or operators. Excluded from CERCLA's definition of "owner or operator," however, is a person "who without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest." This exemption for holders of a security interest such as a secured lender applies only in circumstances where the lender acts to protect its security interest in the contaminated facility or property. Thus, if a lender's activities encroach on the actual management of such facility or property, the lender faces potential liability as an "owner or operator" under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property (whether it holds the facility or property as an investment or leases it to a third party), the lender may incur potential CERCLA liability.

   Whether actions taken by a lender would constitute such participation in the management of a facility or property, so that the lender loses the protection of this "second creditor exclusion," has been a matter of judicial interpretation of the statutory language, and court decisions have historically been inconsistent. In 1990, the United States Court of Appeals for the Eleventh Circuit suggested, in United States v. Fleet Factors Corp., that the mere capacity of the lender to influence a borrower's decisions regarding disposal of hazardous substances was sufficient participation in the management of the borrower's business to deny the protection of the secured creditor exclusion to the lender, regardless of whether the lender actually exercised such influence. Other judicial decisions did not interpret the secured creditor exclusion as narrowly as did the Eleventh Circuit.

   This ambiguity appears to have been resolved by the enactment of the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the "Asset Conservation Act"), which took effect on September 30, 1996. The Asset Conservation Act provides that in order to be deemed to have participated in the management of a secured property, a lender must actually participate in the operational affairs of the property or of the borrower. The Asset Conservation Act also provides that participation in the management of the property does not include "merely having the capacity to influence, or unexercised right to control" operations. Rather, a lender will lose the protection of the secured creditor exclusion only if it exercises decision-making control over the borrower's environmental

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compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the secured property.

   The secured-creditor exemption does not protect a lender from liability under CERCLA in cases where the lender arranges for disposal of hazardous substances or for transportation of hazardous substances. The definition of "hazardous substances" under CERCLA specifically excludes petroleum products, and the secured-creditor exemption does not govern liability for cleanup costs under federal laws other than CERCLA, in particular Subtitle I of the federal Resource Conservation and Recovery Act ("RCRA"), which regulates underground petroleum (other than heating oil) storage tanks. However, the EPA has adopted a lender liability rule for underground storage tanks under Subtitle I of RCRA. Under such rule, a holder of a security interest in an underground storage tank or real property containing an underground storage tank is not considered an operator of the underground storage tank as long as petroleum is not added to, stored in or dispensed from the tank. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protections for secured creditors.

   If a lender is or becomes liable, it may bring an action for contribution against the owner or operator who created the environmental hazard, but that person or entity may be bankrupt or otherwise judgment proof. It is possible that cleanup costs could become a liability of the Trust Fund and occasion a loss to Certificateholders in certain circumstances described above if such remedial costs were incurred.

   The related Agreement will provide that the Special Servicer, acting on behalf of the Trustee, may not acquire title to a Mortgaged Property or take over its operation unless the Special Servicer has previously determined, based on a report prepared by a person who regularly conducts environmental assessments, that: (i) such Mortgaged Property is in compliance with applicable environmental laws, or, if not, that taking such actions as are necessary to bring the Mortgaged Property in compliance therewith is likely to produce a greater recovery on a present value basis, after taking into account any risks associated therewith, than not taking such actions and (ii) there are no circumstances present at the Mortgaged Property relating to the use, management or disposal of any Hazardous Materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation. This requirement effectively precludes enforcement of the security for the related Mortgage Note until a satisfactory environmental inquiry is undertaken, or that, if any Hazardous Materials are present for which such action could be required, taking such actions with respect to the affected Mortgaged Property is reasonably likely to produce a greater recovery on a present value basis, after taking into account any risks associated therewith, than not taking such actions, reducing the likelihood that a given Trust Fund will become liable for any condition or circumstance that may give rise to any environmental claim (an "Environmental Hazard Condition") affecting a Mortgaged Property, but making it more difficult to realize on the security for the Mortgage Loan. However, there can be no assurance that any environmental assessment obtained by the Special Servicer will detect all possible Environmental Hazard Conditions, that any estimate of the costs of effecting compliance at any Mortgaged Property and the recovery thereon will be correct, or that the other requirements of the Agreement, even if fully observed by the Master Servicer or Special Servicer, as the case may be, will in fact insulate a given Trust Fund from liability for Environmental Hazard Conditions. Any additional restrictions on acquiring titles to a Mortgaged Property may be set forth in the related Prospectus Supplement.

   Unless otherwise specified in the related Prospectus Supplement, the Depositor generally will not have determined whether environmental assessments have been conducted with respect to the Mortgaged Properties relating to the Mortgage Loans included in the Mortgage Pool for a Series, and it is likely that any environmental assessments which would have been conducted with respect to any of the Mortgaged Properties would have been conducted at the time of the origination of the related Mortgage Loans and not thereafter. If specified in the related Prospectus Supplement, a Warranting Party will represent and warrant that based on an environmental audit commissioned by Warranting Party, as of the date of the origination of a Mortgage Loan, the related Mortgaged Property is not affected by a Disqualifying Condition (as defined below). No such person will however, be responsible for any Disqualifying Condition which may arise on a Mortgaged Property after the date of origination of the related Mortgage

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Loan, whether due to actions of the Mortgagor, the Master Servicer, the
Primary Servicer, the Special Servicer or any other person. It may not always be possible to determine whether a Disqualifying Condition arose prior or subsequent to the date of the origination of the related Mortgage Loan.

   A "Disqualifying Condition" is defined generally as a condition which would reasonably be expected to (1) constitute or result in a violation of applicable environmental laws, (2) require any expenditure material in relation to the principal balance of the related Mortgage Loan to achieve or maintain compliance in all material respects with any applicable environmental laws, or (3) require substantial cleanup, remedial action or other extraordinary response under any applicable environmental laws in excess of a specified escrowed amount.

   "Hazardous Materials" are generally defined under several federal and state statutes, and include dangerous toxic or hazardous pollutants, chemicals, wastes or substances, including, without limitation, those so identified pursuant to CERCLA, and specifically including, asbestos and asbestos containing materials, polychlorinated biphenyls, radon gas, petroleum and petroleum products and urea formaldehyde.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE

   Certain of the Mortgage Loans may contain due-on-sale and due-on-encumbrance clauses. These clauses generally provide that the lender may accelerate the maturity of the loan if the Mortgagor sells or otherwise transfers or encumbers the mortgaged property. Certain of these clauses may provide that, upon an attempted breach thereof by the Mortgagor of an otherwise non-recourse loan, the Mortgagor becomes personally liable for the mortgage debt. The enforceability of due-on-sale clauses has been the subject of legislation or litigation in many states and, in some cases, the enforceability of these clauses was limited or denied. However, with respect to certain loans the Garn-St Germain Depository Institutions Act of 1982 preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms subject to certain limited exceptions. Unless otherwise provided in the related Prospectus Supplement, a Master Servicer, on behalf of the Trust Fund, will determine whether to exercise any right the Trustee may have as mortgagee to accelerate payment of any such Mortgage Loan or to withhold its consent to any transfer or further encumbrance in a manner consistent with the Servicing Standard.

   In addition, under federal bankruptcy laws, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from such bankruptcy proceeding.

SUBORDINATE FINANCING

   Where the Mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the Mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the Mortgagor (as junior loans often do) and the senior loan does not, a Mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the Mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the Mortgagor is additionally burdened. Third, if the Mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST, PREPAYMENT CHARGES AND PREPAYMENTS

   Forms of notes and mortgages used by lenders may contain provisions obligating the Mortgagor to pay a late charge or additional interest if payments are not timely made, and in some circumstances may

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provide for prepayment fees or yield maintenance penalties if the obligation is paid prior to maturity or prohibit such prepayment for a specified period. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a Mortgagor for delinquent payments. Certain states also limit the amounts that a lender may collect from a Mortgagor as an additional charge if the loan is prepaid. The enforceability, under the laws of a number of states of provisions providing for prepayment fees or penalties upon, or prohibition of, an involuntary prepayment is unclear, and no assurance can be given that, at the time a Prepayment Premium is required to be made on a Mortgage Loan in connection with an involuntary prepayment, the obligation to make such payment, or the provisions of any such prohibition, will be enforceable under applicable state law. The absence of a restraint on prepayment, particularly with respect to Mortgage Loans having higher Mortgage Interest Rates, may increase the likelihood of refinancing or other early retirements of the Mortgage Loans.

ACCELERATION ON DEFAULT

   Unless otherwise specified in the related Prospectus Supplement, some of the Mortgage Loans included in the Mortgage Pool for a Series will include a "debt-acceleration" clause, which permits the lender to accelerate the full debt upon a monetary or nonmonetary default of the Mortgagor. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default after giving effect to any appropriate notices. The equity courts of the state, however, may refuse to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable. Furthermore, in some states, the Mortgagor may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and the costs and attorneys' fees incurred by the lender in collecting such defaulted payments.

APPLICABILITY OF USURY LAWS

   Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential (including multifamily but not other commercial) first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

   The Depositor has been advised by counsel that a court interpreting Title V would hold that residential first mortgage loans that are originated on or after January 1, 1980 are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of such mortgage loans, any such limitation under such state's usury law would not apply to such mortgage loans.

   In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no Mortgage Loan originated after the date of such state action will be eligible for inclusion in a Trust Fund unless (i) such Mortgage Loan provides for such interest rate, discount points and charges as are permitted in such state or
(ii) such Mortgage Loan provides that the terms thereof shall be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the Mortgagor's counsel has rendered an opinion that such choice of law provision would be given effect.

   Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

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CERTAIN LAWS AND REGULATIONS; TYPES OF MORTGAGED PROPERTIES

   The Mortgaged Properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a Mortgage Property which could, together with the possibility of limited alternative uses for a particular Mortgaged Property (e.g., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related Mortgage Loan. Mortgages on Mortgaged Properties which are owned by the Mortgagor under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged Properties which are hotels or motels may present additional risk in that hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator, and the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchases or foreclosure is subject to the vagaries of local law requirements. In addition, Mortgaged Properties which are multifamily residential properties may be subject to rent control laws, which could impact the future cash flows of such properties.

AMERICANS WITH DISABILITIES ACT

   Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the "ADA"), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the Mortgagor in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the Mortgagor as owner of landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the Mortgagor of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the Mortgagor is subject.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

   Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a Mortgagor who enters military service after the origination of such Mortgagor's Mortgage Loan (including a Mortgagor who was in reserve status and is called to active duty after origination of the Mortgage Loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such Mortgagor's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to Mortgagors who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to Mortgagors who enter military service (including reservists who are called to active duty) after origination of the related Mortgage Loan, no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the Mortgage Loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related Series of Certificates, and would not be covered by advances or, unless otherwise specified in the related Prospectus Supplement, any form of Credit Support provided in connection with such Certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected Mortgage Loan during the Mortgagor's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned thereby.

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FORFEITURES IN DRUG AND RICO PROCEEDINGS

   Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations ("RICO") statute can be seized by the government if the property was used in, or purchased with the proceeds of, such crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984 (the "Crime Control Act"), the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

   A lender may avoid forfeiture of its interest in the property if it establishes that: (i) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (ii) the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

                   CERTAIN FEDERAL INCOME TAX CONSEQUENCES

   The following summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Offered Certificates is based on the advice of Brown & Wood llp, counsel to the Depositor. This summary is based on laws, regulations, including the REMIC regulations promulgated by the Treasury Department (the "REMIC Regulations"), rulings and decisions now in effect or (with respect to regulations) proposed, all of which are subject to change either prospectively or retroactively. Brown & Wood llp will deliver an opinion to the Depositor that the information set forth under this caption, "Certain Federal Income Tax Consequences," to the extent that it constitutes matters of law or legal conclusions, is correct in all material respects. This summary does not address the federal income tax consequences of an investment in Certificates applicable to all categories of investors, some of which (for example, banks and insurance companies) may be subject to special rules. Prospective investors should consult their tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of Certificates.

GENERAL

   The federal income tax consequences to Certificateholders will vary depending on whether an election is made to treat the Trust Fund relating to a particular Series of Certificates as a REMIC under the Code. The Prospectus Supplement for each Series of Certificates will specify whether a REMIC election will be made.

GRANTOR TRUST FUNDS

   If a REMIC election is not made, Brown & Wood llp will deliver its opinion that the Trust Fund will not be classified as an association taxable as a corporation and that each such Trust Fund will be classified as a grantor trust under subpart E, Part I of subchapter J of the Code. In this case, owners of Certificates will be treated for federal income tax purposes as owners of a portion of the Trust Fund's assets as described below.

A. SINGLE CLASS OF GRANTOR TRUST CERTIFICATES

   Characterization. The Trust Fund may be created with one class of Grantor Trust Certificates. In this case, each Grantor Trust Certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the Trust Fund represented by the Grantor Trust Certificates and will be considered the equitable owner of a pro rata undivided interest in each of the Mortgage Assets in the Pool. Any amounts received by a Grantor Trust Certificateholder in lieu of amounts due with respect to any Mortgage Asset because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

   Each Grantor Trust Certificateholder will be required to report on its federal income tax return in accordance with such Grantor Trust
Certificateholder's method of accounting its pro rata share of the

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entire income from the Mortgage Loans in the Trust Fund represented by
Grantor Trust Certificates, including interest, original issue discount ("OID"), if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the Master Servicer. Under Code Sections 162 or 212 each Grantor Trust Certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the Master Servicer, provided that such amounts are reasonable compensation for services rendered to the Trust Fund. Grantor Trust Certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses as itemized deductions only to the extent such expenses plus all other Code Section 212 expenses exceed two percent of its adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. A Grantor Trust Certificateholder using the cash method of accounting must take into account its pro rata share of income and deductions as and when collected by or paid to the Master Servicer. A Grantor Trust Certificateholder using an accrual method of accounting must take into account its pro rata share of income and deductions as they become due or are paid to the Master Servicer, whichever is earlier. If the servicing fees paid to the Master Servicer are deemed to exceed reasonable servicing compensation, the amount of such excess could be considered as an ownership interest retained by the Master Servicer (or any person to whom the Master Servicer assigned for value all or a portion of the servicing fees) in a portion of the interest payments on the Mortgage Assets. The Mortgage Assets would then be subject to the "coupon stripping" rules of the Code discussed below.

   Unless otherwise specified in the related Prospectus Supplement, as to each Series of Certificates Brown & Wood llp will have advised the Depositor that:

     (i) a Grantor Trust Certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) representing principal and interest payments on Mortgage Assets will be considered to represent "loans . . . secured by an interest in real property which is . . . residential property" within the meaning of Code Section 7701(a)(19)(C)(v), to the extent that the Mortgage Assets represented by that Grantor Trust Certificate are of a type described in such Code section;

     (ii) a Grantor Trust Certificate owned by a real estate investment trust representing an interest in Mortgage Assets will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(5)(A), and interest income on the Mortgage Assets will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), to the extent that the Mortgage Assets represented by that Grantor Trust Certificate are of a type described in such Code section; and

     (iii) a Grantor Trust Certificate owned by a REMIC will represent "obligation[s] . . . which [are] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3).

   The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of Code Section 593(d) to any taxable year beginning after December 31, 1995.

   Stripped Bonds and Coupons. Certain Trust Funds may consist of Government Securities which constitute "stripped bonds" or "stripped coupons" as those terms are defined in Section 1286 of the Code, and, as a result, such assets would be subject to the stripped bond provisions of the Code.

   Under these rules, such Government Securities are treated as having original issue discount based on the purchase price and the stated redemption price at maturity of each Security. As such, Grantor Trust Certificateholders would be required to include in income their pro rata share of the original issue discount on each Government Security recognized in any given year on an economic accrual basis even if the Grantor Trust Certificateholder is a cash method taxpayer. Accordingly, the sum of the income includible to the Grantor Trust Certificateholder in any taxable year may exceed amounts actually received during such year.

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

   Premium. The price paid for a Grantor Trust Certificate by a holder will be allocated to such holder's undivided interest in each Mortgage Asset based on each Mortgage Asset's relative fair market value, so that such holder's undivided interest in each Mortgage Asset will have its own tax basis. A Grantor Trust Certificateholder that acquires an interest in Mortgage Assets at a premium may elect to amortize such premium under a constant interest method, provided that the underlying mortgage loans with respect to such Mortgage Assets were originated after September 27, 1985. Premium allocable to mortgage loans originated on or before September 27, 1985 should be allocated among the principal payments on such mortgage loans and allowed as an ordinary deduction as principal payments are made. Amortizable bond premium will be treated as an offset to interest income on such Grantor Trust Certificate. The basis for such Grantor Trust Certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Code Section 171. A Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder acquires during the year of the election or thereafter.

   If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a Grantor Trust Certificate acquired at a premium should recognize a loss if a Mortgage Loan (or an underlying mortgage loan with respect to a Mortgage Asset) prepays in full, equal to the difference between the portion of the prepaid principal amount of such Mortgage Loan (or underlying mortgage loan) that is allocable to the Certificate and the portion of the adjusted basis of the Certificate that is allocable to such Mortgage Loan (or underlying mortgage loan). If a reasonable prepayment assumption is used to amortize such premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

   On December 30, 1997 the IRS issued finalized regulations (the "Amortizable Bond Premium Regulations") dealing with amortizable bond premium. These regulations specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6) such as the Securities. Absent further guidance from the IRS, the Trustee intends to account for amortizable bond premium in the manner described above. Prospective purchasers of the Securities should consult their tax advisors regarding the possible application of the Amortizable Bond Premium Regulations.

   Original Issue Discount. The Internal Revenue Service (the "IRS") has stated in published rulings that, in circumstances similar to those described herein, the special rules of the Code relating to original issue discount ("OID") (currently Code Sections 1271 through 1273 and 1275) and Treasury regulations issued on January 27, 1994, under such Sections (the "OID Regulations"), will be applicable to a Grantor Trust Certificateholder's interest in those Mortgage Assets meeting the conditions necessary for these sections to apply. Rules regarding periodic inclusion of OID income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate Mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Such OID could arise by the financing of points or other charges by the originator of the mortgages in an amount greater than a statutory de minimis exception to the extent that the points are not currently deductible under applicable Code provisions or are not for services provided by the lender. OID generally must be reported as ordinary gross income as it accrues under a constant interest method. See "--Multiple Classes of Grantor Trust Certificates--Accrual of Original Issue Discount" below.

   Market Discount. A Grantor Trust Certificateholder that acquires an undivided interest in Mortgage Assets may be subject to the market discount rules of Code Sections 1276 through 1278 to the extent an undivided interest in a Mortgage Asset is considered to have been purchased at a "market discount." Generally, the amount of market discount is equal to the excess of the portion of the principal amount of such Mortgage Asset allocable to such holder's undivided interest over such holder's tax basis in such interest. Market discount with respect to a Grantor Trust Certificate will be considered to be zero if the amount allocable to the Grantor Trust Certificate is less than 0.25% of the Grantor Trust Certificate's

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

stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

   The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986 shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

   The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. While the Treasury Department has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a Grantor Trust Certificate is issued with OID, the amount of market discount that accrues during any accrual period would be equal to the product of (i) the total remaining market discount and (ii) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the accrual period. For Grantor Trust Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount and (ii) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period. For purposes of calculating market discount under any of the above methods in the case of instruments (such as the Grantor Trust Certificates) that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a Grantor Trust Certificate purchased at a discount or premium in the secondary market.

   A holder who acquired a Grantor Trust Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such Grantor Trust Certificate purchased with market discount. For these purposes, the de minimis rule referred above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

   Election to Treat All Interest as OID. The OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for Certificates acquired on or after April 4, 1994. If such an election were to be made with respect to a Grantor Trust Certificate with market discount, the Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Certificateholder acquires during the year of the election or thereafter. Similarly, a Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "--Regular Certificates--Premium" herein. The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate is irrevocable.

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

B. MULTIPLE CLASSES OF GRANTOR TRUST CERTIFICATES

  1. Stripped Bonds and Stripped Coupons

   Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of Code Sections 1271 through 1288, Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued on the date that such stripped interest is created. If a Trust Fund is created with two classes of Grantor Trust Certificates, one class of Grantor Trust Certificates may represent the right to principal and interest, or principal only, on all or a portion of the Mortgage Assets (the "Stripped Bond Certificates"), while the second class of Grantor Trust Certificates may represent the right to some or all of the interest on such portion (the "Stripped Coupon Certificates").

   Servicing fees in excess of reasonable servicing fees ("excess servicing") will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points (i.e., 1% interest on the Mortgage Asset principal balance) or the Certificates are initially sold with a de minimis discount (assuming no prepayment assumption is required), any non de minimis discount arising from a subsequent transfer of the Certificates should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a Mortgage Asset by Mortgage Asset basis, which could result in some Mortgage Assets being treated as having more than 100 basis points of interest stripped off. See "--Non-REMIC Certificates" and "Multiple Classes of Grantor Trust Certificates--Stripped Bonds and Stripped Coupons" herein.

   Although not entirely clear, a Stripped Bond Certificate generally should be treated as an interest in Mortgage Assets issued on the day such Certificate is purchased for purposes of calculating any OID. Generally, if the discount on a Mortgage Asset is larger than a de minimis amount (as calculated for purposes of the OID rules) a purchaser of such a Certificate will be required to accrue the discount under the OID rules of the Code. See "--Non-REMIC Certificates" and "--Single Class of Grantor Trust Certificates--Original Issue Discount" herein. However, a purchaser of a Stripped Bond Certificate will be required to account for any discount on the Mortgage Assets as market discount rather than OID if either (i) the amount of OID with respect to the Mortgage Assets is treated as zero under the OID de minimis rule when the Certificate was stripped or (ii) no more than 100 basis points (including any amount of servicing fees in excess of reasonable servicing fees) is stripped off of the Trust Fund's Mortgage Assets. Pursuant to Revenue Procedure 91-49, issued on August 8, 1991, purchasers of Stripped Bond Certificates using an inconsistent method of accounting must change their method of accounting and request the consent of the IRS to the change in their accounting method on a statement attached to their first timely tax return filed after August 8, 1991.

   The precise tax treatment of Stripped Coupon Certificates is substantially uncertain. The Code could be read literally to require that OID computations be made for each payment from each Mortgage Asset. However, based on the recent IRS guidance, it appears that all payments from a Mortgage Asset underlying a Stripped Coupon Certificate should be treated as a single installment obligation subject to the OID rules of the Code, in which case, all payments from such Mortgage Asset would be included in the Mortgage Asset's stated redemption price at maturity for purposes of calculating income on such certificate under the OID rules of the Code.

   It is unclear under what circumstances, if any, the prepayment of Mortgage Assets will give rise to a loss to the holder of a Stripped Bond Certificate purchased at a premium or a Stripped Coupon Certificate. If such Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to such Grantor Trust Certificate, it appears that no loss will be available as a result of any particular prepayment unless prepayments occur at a rate faster than the assumed prepayment rate. However, if such Certificate is treated as an interest in discrete Mortgage Assets, or if no prepayment assumption is used, then when a Mortgage Asset is prepaid, the holder of such Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of such Certificate that is allocable to such Mortgage Asset.

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

   Holders of Stripped Bond Certificates and Stripped Coupon Certificates are urged to consult with their own tax advisors regarding the proper treatment of these Certificates for federal income tax purposes.

   Treatment of Certain Owners. Several Code sections provide beneficial treatment to certain taxpayers that invest in Mortgage Assets of the type that make up the Trust Fund. With respect to these Code sections, no specific legal authority exists regarding whether the character of the Grantor Trust Certificates, for federal income tax purposes, will be the same as that of the underlying Mortgage Assets. While Code Section 1286 treats a stripped obligation as a separate obligation for purposes of the Code provisions addressing OID, it is not clear whether such characterization would apply with regard to these other Code sections. Although the issue is not free from doubt, based on policy considerations, each class of Grantor Trust Certificates, unless otherwise specified in the related Prospectus Supplement, should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(6)(B) and "loans . . . secured by, an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest income attributable to Grantor Trust Certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code
Section 856(c)(3)(B), provided that in each case the underlying Mortgage Assets and interest on such Mortgage Assets qualify for such treatment. Prospective purchasers to which such characterization of an investment in Certificates is material should consult their own tax advisors regarding the characterization of the Grantor Trust Certificates and the income therefrom. Grantor Trust Certificates will be "obligation[s] . . . which [are] principally secured, directly or indirectly, by an interest in real property" within the meaning of Code Section 860G(a)(3).

  2. Grantor Trust Certificates Representing Interests in Loans Other Than ARM Loans

   The original issue discount rules of Code Sections 1271 through 1275 will be applicable to a Certificateholder's interest in those Mortgage Assets as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount in income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate Mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, such original issue discount could arise by the charging of points by the originator of the mortgage in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Code provisions, or under certain circumstances, by the presence of "teaser" rates on the Mortgage Assets. OID on each Grantor Trust Certificate must be included in the owner's ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The amount of OID required to be included in an owner's income in any taxable year with respect to a Grantor Trust Certificate representing an interest in Mortgage Assets other than Mortgage Assets with interest rates that adjust periodically ("ARM Loans") likely will be computed as described below under "--Accrual of Original Issue Discount." The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act of 1986 (the "1986 Act"). The OID Regulations generally are effective for debt instruments issued on or after April 4, 1994, but may be relied upon as authority with respect to debt instruments, such as the Grantor Trust Certificates, issued after December 21, 1992. Alternatively, proposed Treasury regulations issued December 21, 1992 may be treated as authority for debt instruments issued after December 21, 1992 and prior to April 4, 1994, and proposed Treasury regulations issued in 1986 and 1991 may be treated as authority for instruments issued before December 21, 1992. In applying these dates, the issue date of the Mortgage Assets should be used, or, in the case of Stripped Bond Certificates or Stripped Coupon Certificates, the date such Certificates are acquired. The holder of a Certificate should be aware, however, that neither the proposed OID Regulations nor the OID Regulations adequately address certain issues relevant to prepayable securities.

   Under the Code, the Mortgage Assets underlying the Grantor Trust Certificate will be treated as having been issued on the date they were originated with an amount of OID equal to the excess of such Mortgage Asset's stated redemption price at maturity over its issue price. The issue price of a Mortgage Asset is generally the amount lent to the mortgagee, which may be adjusted to take into account certain

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

loan origination fees. The stated redemption price at maturity of a Mortgage Asset is the sum of all payments to be made on such Mortgage Asset other than payments that are treated as qualified stated interest payments. The accrual of this OID, as described below under "--Accrual of Original Issue Discount," will, unless otherwise specified in the related Prospectus Supplement, utilize the original yield to maturity of the Grantor Trust Certificate calculated based on a reasonable assumed prepayment rate for the mortgage loans underlying the Grantor Trust Certificates (the "Prepayment Assumption"), and will take into account events that occur during the calculation period. The Prepayment Assumption will be determined in the manner prescribed by regulations that have not yet been issued. The legislative history of the 1986 Act (the "Legislative History") provides, however, that the regulations will require that the Prepayment Assumption be the prepayment assumption that is used in determining the offering price of such Certificate. No representation is made that any Certificate will prepay at the Prepayment Assumption or at any other rate. The prepayment assumption contained in the Code literally only applies to debt instruments collateralized by other debt instruments that are subject to prepayment rather than direct ownership interests in such debt instruments, such as the Certificates represent. However, no other legal authority provides guidance with regard to the proper method for accruing OID on obligations that are subject to prepayment, and, until further guidance is issued, the Master Servicer intends to calculate and report OID under the method described below.

   Accrual of Original Issue Discount. Generally, the owner of a Grantor Trust Certificate must include in gross income the sum of the "daily portions," as defined below, of the OID on such Grantor Trust Certificate for each day on which it owns such Certificate, including the date of purchase but excluding the date of disposition. In the case of an original owner, the daily portions of OID with respect to each component generally will be determined as set forth under the OID Regulations. A calculation will be made by the Master Servicer or such other entity specified in the related Prospectus Supplement of the portion of OID that accrues during each successive monthly accrual period (or shorter period from the date of original issue) that ends on the day in the calendar year corresponding to each of the Distribution Dates on the Grantor Trust Certificates (or the day prior to each such date). This will be done, in the case of each full month accrual period, by (i) adding (a) the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the respective component under the Prepayment Assumption) of all remaining payments to be received under the Prepayment Assumption on the respective component and (b) any payments included in the state redemption price at maturity received during such accrual period, and (ii) subtracting from that total the "adjusted issue price" of the respective component at the beginning of such accrual period. The adjusted issue price of a Grantor Trust Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a Grantor Trust Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of OID must be determined according to an appropriate allocation under any reasonable method.

   Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest as it accrues rather than when received. However, the amount of original issue discount includible in the income of a holder of an obligation is reduced when the obligation is acquired after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if such Mortgage Assets acquired by a Certificateholder are purchased at a price equal to the then unpaid principal amount of such Mortgage Asset, no original issue discount attributable to the difference between the issue price and the original principal amount of such Mortgage Asset (i.e., points) will be includible by such holder. Other original issue discount on the Mortgage Assets (e.g., that arising from a "teaser" rate) would still need to be accrued.

  3. Grantor Trust Certificates Representing Interests in ARM Loans

   The OID Regulations do not address the treatment of instruments, such as the Grantor Trust Certificates, which represent interests in ARM Loans. Additionally, the IRS has not issued guidance

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under the Code's coupon stripping rules with respect to such instruments. In the absence of any authority, the Master Servicer will report OID on Grantor Trust Certificates attributable to ARM Loans ("Stripped ARM Obligations") to holders in a manner it believes is consistent with the rules described above under the heading "--Grantor Trust Certificates Representing Interests in Loans Other Than ARM Loans" and with the OID Regulations. In general, application of these rules may require inclusion of income on a Stripped ARM Obligation in advance of the receipt of cash attributable to such income. Further, the addition of interest deferred by reason of negative amortization ("Deferred Interest") to the principal balance of an ARM Loan may require the inclusion of such amount in the income of the Grantor Trust Certificateholder when such amount accrues. Furthermore, the addition of Deferred Interest to the Grantor Trust Certificate's principal balance will result in additional income (including possibly OID income) to the Grantor Trust Certificateholder over the remaining life of such Grantor Trust Certificates.

   Because the treatment of Stripped ARM Obligations is uncertain, investors are urged to consult their tax advisors regarding how income will be includible with respect to such Certificates.

C. SALE OR EXCHANGE OF A GRANTOR TRUST CERTIFICATE

   Sale or exchange of a Grantor Trust Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the Grantor Trust Certificate. Such adjusted basis generally will equal the seller's purchase price for the Grantor Trust Certificate, increased by the OID included in the seller's gross income with respect to the Grantor Trust Certificate, and reduced by principal payments on the Grantor Trust Certificate previously received by the seller. Such gain or loss will be capital gain or loss to an owner for which a Grantor Trust Certificate is a "capital asset" within the meaning of Code Section 1221, and will be long-term or short-term depending on whether the Grantor Trust Certificate has been owned for the long-term capital gain holding period (generally more than one year). The Taxpayer Relief Act of 1997 reduces the maximum rates on long-term capital gains recognized on capital assets held by individual taxpayers for more than eighteen months as of the date of disposition (and would further reduce the maximum rates on such gains in the year 2001 and thereafter for certain individual taxpayers who meet specified conditions). Prospective investors should consult their own tax advisors concerning these tax law changes.

   Grantor Trust Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a Grantor Trust Certificate by a bank or a thrift institution to which such section applies will be treated as ordinary income or loss.

D. NON-U.S. PERSONS

   Generally, to the extent that a Grantor Trust Certificate evidences ownership in underlying Mortgage Assets that were issued on or before July 18, 1984, interest or OID paid by the person required to withhold tax under Code Section 1441 or 1442 to (i) an owner that is not a U.S. Person (as defined below) or (ii) a Grantor Trust Certificateholder holding on behalf of an owner that is not a U.S. Person will be subject to federal income tax, collected by withholding, at a rate of 30% or such lower rate as may be provided for interest by an applicable tax treaty. Accrued OID recognized by the owner on the sale or exchange of such a Grantor Trust Certificate also will be subject to federal income tax at the same rate. Generally, such payments would not be subject to withholding to the extent that a Grantor Trust Certificate evidences ownership in Mortgage Assets issued after July 18, 1984, by natural persons if such Grantor Trust Certificateholder complies with certain identification requirements (including delivery of a statement, signed by the Grantor Trust Certificateholder under penalties of perjury, certifying that such Grantor Trust Certificateholder is not a U.S. Person and providing the name and address of such Grantor Trust Certificateholder). Additional restrictions apply to Mortgage Assets of where the Mortgagor is not a natural person in order to qualify for the exemption from withholding.

   The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), an estate whose income is subject to U.S. federal income tax regardless of its source

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of income, or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to such date, that elect to continue to be treated as United States persons also will be a U.S. Holder.

E. INFORMATION REPORTING AND BACKUP WITHHOLDING

   The Master Servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to beneficial owners or financial intermediaries that hold such Certificates as nominees on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, 31% backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

F. NEW WITHHOLDING REGULATIONS

   On October 6, 1997, the Treasury Department issued new regulations (the "New Regulations") which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. The New Regulations will generally be effective for payments made after December 31, 1998, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

REMICS

   The Trust Fund relating to a Series of Certificates may elect to be treated as a REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax (see, however "--Taxation of Owners of REMIC Residual Certificates" and "--Prohibited Transactions" below), if a Trust Fund with respect to which a REMIC election is made fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, including the implementation of restrictions on the purchase and transfer of the residual interests in a REMIC as described below under "Taxation of Owners of REMIC Residual Certificates," the Code provides that a Trust Fund will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a separate corporation, and the related Certificates (the "REMIC Certificates") may not be accorded the status or given the tax treatment described below. While the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of the status of a trust fund as a REMIC, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for such status are not satisfied. With respect to each Trust Fund that elects REMIC status, Brown & Wood llp will deliver its opinion generally to the effect that, under then existing law and assuming compliance with all provisions of the related Pooling and Servicing Agreement, such Trust Fund will qualify as a REMIC, and the related Certificates will be considered to be regular interests ("REMIC Regular Certificates") or a sale class of residual interests ("REMIC Residual Certificates") in the REMIC. The related Prospectus Supplement for each Series of Certificates will indicate whether the Trust Fund will make a REMIC election and whether a class of Certificates will be treated as a regular or residual interest in the REMIC.

   A "qualified mortgage" for REMIC purposes is any obligation (including certificates of participation in such an obligation) that is principally secured by an interest in real property and that is transferred to the REMIC within a prescribed time period in exchange for regular or residual interests in the REMIC.

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   In general, with respect to each Series of Certificates for which a REMIC election is made, (i) Certificates held by a thrift institution taxed as a "domestic building and loan association" will constitute assets described in Code Section 7701(a)(19)(C); (ii) Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(6)(B); and (iii) interest on Certificates held by a real estate investment trust will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B). If less than 95% of the REMIC's assets are assets qualifying under any of the foregoing Code sections, the Certificates will be qualifying assets only to the extent that the REMIC's assets are qualifying assets. In addition, payments on Mortgage Assets held pending distribution on the REMIC Certificates will be considered to be real estate assets for purposes of Code
Section 856(c).

   Tiered REMIC Structures. For certain Series of Certificates, two separate elections may be made to treat designated portions of the related Trust Fund as REMICs (respectively, the "Subsidiary REMIC" and the "Master REMIC") for federal income tax purposes. Upon the issuance of any such Series of Certificates, Brown & Wood llp, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Agreement, the Master REMIC as well as any Subsidiary REMIC will each qualify as a REMIC, and the REMIC Certificates issued by the Master REMIC and the Subsidiary REMIC, respectively, will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC provisions.

   Only REMIC Certificates, other than the residual interest in the Subsidiary REMIC, issued by the Master REMIC will be offered hereunder. The Subsidiary REMIC and the Master REMIC will be treated as one REMIC solely for purposes of determining whether the REMIC Certificates will be (i) "real estate assets" within the meaning of Section 856(c)(6)(B) of the Code; (ii) "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code; and (iii) whether the income on such Certificates is interest described in Section 856(c)(3)(B) of the Code.

   The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of Code Section 593(d) to any taxable year beginning after December 31, 1995.

A. TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES

   General. Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

   Original Issue Discount and Premium. The REMIC Regular Certificates may be issued with OID. Generally, such OID, if any, will equal the difference between the "stated redemption price at maturity" of a REMIC Regular Certificate and its "issue price." Holders of any class of Certificates issued with OID will be required to include such OID in gross income for federal income tax purposes as it accrues, in accordance with a constant interest method based on the compounding of interest as it accrues rather than in accordance with receipt of the interest payments. The following discussion is based in part on the OID Regulations and in part on the provisions of the 1986 Act. Holders of REMIC Regular Certificates (the "REMIC Regular Certificateholders") should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the REMIC Regular Certificates.

   Rules governing OID are set forth in Code Sections 1271 through 1273 and 1275. These rules require that the amount and rate of accrual of OID be calculated based on the Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the REMIC Regular Certificates and prescribe a method for adjusting the amount and rate of accrual of such discount where the actual prepayment rate differs from the Prepayment Assumption. Under the Code, the Prepayment Assumption must be determined in the manner prescribed by regulations, which regulations have not yet been issued. The Legislative History

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

provides, however, that Congress intended the regulations to require that the Prepayment Assumption be the prepayment assumption that is used in determining the initial offering price of such REMIC Regular Certificates. The Prospectus Supplement for each Series of REMIC Regular Certificates will specify the Prepayment Assumption to be used for the purpose of determining the amount and rate of accrual of OID. No representation is made that the REMIC Regular Certificates will prepay at the Prepayment Assumption or at any other rate.

   In general, each REMIC Regular Certificate will be treated as a single installment obligation issued with an amount of OID equal to the excess of its "stated redemption price at maturity" over its "issue price." The issue price of a REMIC Regular Certificate is the first price at which a substantial amount of REMIC Regular Certificates of that class are first sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the date of their initial issuance (the "Closing Date"), the issue price for such class will be treated as the fair market value of such class on the Closing Date. The issue price of a REMIC Regular Certificate also includes the amount paid by an initial Certificateholder for accrued interest that relates to a period prior to the issue date of the REMIC Regular Certificate. The stated redemption price at maturity of a REMIC Regular Certificate includes the original principal amount of the REMIC Regular Certificate, but generally will not include distributions of interest if such distributions constitute "qualified stated interest." Qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below) provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the REMIC Regular Certificate. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on REMIC Regular Certificates with respect to which Deferred Interest will accrue will not constitute qualified stated interest payments, and the stated redemption price at maturity of such REMIC Regular Certificates includes all distributions of interest as well as principal thereon.

   Where the interval between the issue date and the first Distribution Date on a REMIC Regular Certificate is longer than the interval between subsequent Distribution Dates, the greater of any original issue discount (disregarding the rate in the first period) and any interest foregone during the first period is treated as the amount by which the stated redemption price at maturity of the Certificate exceeds its issue price for purposes of the de minimis rule described below. The OID Regulations suggest that all interest on a long first period REMIC Regular Certificate that is issued with non-de minimis OID, as determined under the foregoing rule, will be treated as OID. Where the interval between the issue date and the first Distribution Date on a REMIC Regular Certificate is shorter than the interval between subsequent Distribution Dates, interest due on the first Distribution Date in excess of the amount that accrued during the first period would be added to the Certificates stated redemption price at maturity. REMIC Regular Certificateholders should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a REMIC Regular Certificate.

   Under the de minimis rule, OID on a REMIC Regular Certificate will be considered to be zero if such OID is less than 0.25% of the stated redemption price at maturity of the REMIC Regular Certificate multiplied by the weighted average maturity of the REMIC Regular Certificate. For this purpose, the weighted average maturity of the REMIC Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the REMIC Regular Certificate and the denominator of which is the stated redemption price at maturity of the REMIC Regular Certificate. Although currently unclear, it appears that the schedule of such distributions should be determined in accordance with the Prepayment Assumption. The Prepayment Assumption with respect to a Series of REMIC Regular Certificates will be set forth in the related Prospectus Supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the REMIC Regular Certificate is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

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

   The Prospectus Supplement with respect to a Trust Fund may provide for certain REMIC Regular Certificates to be issued at prices significantly exceeding their principal amounts or based on notional principal balances (the "Super-Premium Certificates"). The income tax treatment of such REMIC Regular Certificates is not entirely certain. For information reporting purposes, the Trust Fund intends to take the position that the stated redemption price at maturity of such REMIC Regular Certificates is the sum of all payments to be made on such REMIC Regular Certificates determined under the Prepayment Assumption, with the result that such REMIC Regular Certificates would be issued with OID. The calculation of income in this manner could result in negative original issue discount (which delays future accruals of OID rather than being immediately deductible) when prepayments on the Mortgage Assets exceed those estimated under the Prepayment Assumption. If the Super Premium Certificates were treated as contingent payment obligations, it is unclear how holders of those Certificates would report income or recover their basis. In the alternative, the IRS could assert that the stated redemption price at maturity of such REMIC Regular Certificates should be limited to their principal amount (subject to the discussion below under "--Accrued Interest Certificates"), so that such REMIC Regular Certificates would be considered for federal income tax purposes to be issued at a premium. If such a position were to prevail, the rules described below under "--Taxation of Owners of REMIC Regular Certificates--Premium" would apply. It is unclear when a loss may be claimed for any unrecovered basis for a Super-Premium Certificate. It is possible that a holder of a Super-Premium Certificate may only claim a loss when its remaining basis exceeds the maximum amount of future payments, assuming no further prepayments or when the final payment is received with respect to such Super-Premium Certificate.

   The Internal Revenue Service (the "IRS") recently issued final regulations (the "Contingent Regulations") governing the calculation of OID on instruments having contingent interest payments. The Contingent Regulations specifically do not apply for the purposes of calculating OID on debt instruments subject to Code Section 1272(a)(6), such as the REMIC Regular Certificates. Additionally, the OID Regulations do not contain provisions specifically interpreting Code Section 1272(a)(6). Until the Treasury issues guidance to the contrary, the Trustee intends to base its computation on Code
Section 1272(a)(6) and the OID Regulations as described in this Prospectus. However, because no regulatory guidance currently exists under Code Section 1272(a)(6), there can be no assurance that such methodology represents the correct manner of calculating OID.

   Under the REMIC Regulations, if the issue price of a REMIC Regular Certificate (other than REMIC Regular Certificate based on a notional amount) does not exceed 125% of its actual principal amount, the interest rate is not considered disproportionately high. Accordingly, such REMIC Regular Certificate generally should not be treated as a Super-Premium Certificate and the rules described below under "--REMIC Regular Certificates--Premium" should apply. However, it is possible that holders of REMIC Regular Certificates issued at a premium, even if the premium is less than 25% of such Certificate's actual principal balance, will be required to amortize the premium under an original issue discount method or contingent interest method even though no election under Code Section 171 is made to amortize such premium.

   Generally, a REMIC Regular Certificateholder must include in gross income the "daily portions," as determined below, of the OID that accrues on a REMIC Regular Certificate for each day a Certificateholder holds the REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, a calculation will be made of the portion of the OID that accrues during each successive period (an "accrual period") that ends on the day in the calendar year corresponding to a Distribution Date (or if Distribution Dates are on the first day or first business day of the immediately preceding month, interest may be treated as payable on the last day of the immediately preceding month) and begins on the day after the end of the immediately preceding accrual period (or on the issue date in the case of the first accrual period). This will be done, in the case of each full accrual period, by (i) adding (a) the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the REMIC Regular Certificates as calculated under the Prepayment Assumption) of all remaining payments to be received on the REMIC Regular Certificates under the Prepayment Assumption and (b) any payments included in the stated redemption price at maturity received during such accrual period, and (ii) subtracting from that

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total the adjusted issue price of the REMIC Regular Certificates at the beginning of such accrual period. The adjusted issue price of a REMIC Regular Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a REMIC Regular Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accrued during an accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the accrual period. The calculation of OID under the method described above will cause the accrual of OID to either increase or decrease (but never below zero) in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the Prepayment Assumption. With respect to an initial accrual period shorter than a full accrual period, the daily portions of OID may be determined according to an appropriate allocation under any reasonable method.

   A subsequent purchaser of a REMIC Regular Certificate issued with OID who purchases the REMIC Regular Certificate at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of OID on that REMIC Regular Certificate. In computing the daily portions of OID for such a purchaser (as well as an initial purchaser that purchases at a price higher than the adjusted issue price but less than the stated redemption price at maturity), however, the daily portion is reduced by the amount that would be the daily portion for such day (computed in accordance with the rules set forth above) multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by such holder for that REMIC Regular Certificate exceeds the following amount: (a) the sum of the issue price plus the aggregate amount of OID that would have been includible in the gross income of an original REMIC Regular Certificateholder (who purchased the REMIC Regular Certificate at its issue price), less (b) any prior payments included in the stated redemption price at maturity, and the denominator of which is the sum of the daily portions for that REMIC Regular Certificate for all days beginning on the date after the purchase date and ending on the maturity date computed under the Prepayment Assumption. A holder who pays an acquisition premium instead may elect to accrue OID by treating the purchase as a purchase at original issue.

   Variable Rate REMIC Regular Certificates. REMIC Regular Certificates may provide for interest based on a variable rate. Interest based on a variable rate will constitute qualified stated interest and not contingent interest if, generally, (i) such interest is unconditionally payable at least annually, (ii) the issue price of the debt instrument does not exceed the total noncontingent principal payments and (iii) interest is based on a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates," one "qualified inverse floating rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on such REMIC Regular Certificate.

   The amount of OID with respect to a REMIC Regular Certificate bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount and Premium" by assuming generally that the index used for the variable rate will remain fixed throughout the term of the Certificate. Appropriate adjustments are made for the actual variable rate.

   Although unclear at present, the Depositor intends to treat interest on a REMIC Regular Certificate that is a weighted average of the net interest rates on Mortgage Loans as qualified stated interest.

   In such case, the weighted average rate used to compute the initial pass-through rate on the REMIC Regular Certificates will be deemed to be the index in effect through the life of the REMIC Regular Certificates. It is possible, however, that the IRS may treat some or all of the interest on REMIC Regular Certificates with a weighted average rate as taxable under the rules relating to obligations providing for contingent payments. Such treatment may effect the timing of income accruals on such REMIC Regular Certificates.

   Election to Treat All Interest as OID. The OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect

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to a REMIC Regular Certificate with market discount, the Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Certificateholder acquires during the year of the election or thereafter. Similarly, a Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "--REMIC Regular Certificates--Premium" herein. The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate is irrevocable.

   Market Discount. A purchaser of a REMIC Regular Certificate may also be subject to the market discount provisions of Code Sections 1276 through 1278. Under these provisions and the OID Regulations, "market discount" equals the excess, if any, of (i) the REMIC Regular Certificate's stated principal amount or, in the case of a REMIC Regular Certificate with OID, the adjusted issue price (determined for this purpose as if the purchaser had purchased such REMIC Regular Certificate from an original holder) over (ii) the price for such REMIC Regular Certificate paid by the purchaser. A Certificateholder that purchases a REMIC Regular Certificate at a market discount will recognize income upon receipt of each distribution representing amounts included in such certificate's stated redemption price at maturity. In particular, under Section 1276 of the Code such a holder generally will be required to allocate each such distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies.

   Market discount with respect to a REMIC Regular Certificate will be considered to be zero if the amount allocable to the REMIC Regular Certificate is less than 0.25% of such REMIC Regular Certificate's stated redemption price at maturity multiplied by such REMIC Regular Certificate's weighted average maturity remaining after the date of purchase. If market discount on a REMIC Regular Certificate is considered to be zero under this rule, the actual amount of market discount must be allocated to the remaining principal payments on the REMIC Regular Certificate, and gain equal to such allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

   The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986, shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

   The Code also grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury, rules described in the Legislative History will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest method rate or according to one of the following methods. For REMIC Regular Certificates issued with OID, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount and (ii) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the period. For REMIC Regular Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of (a) the total remaining market discount and
(b) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period. For purposes of calculating market discount under any of the above

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

methods in the case of instruments (such as the REMIC Regular Certificates) that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same Prepayment Assumption applicable to calculating the accrual of OID will apply.

   A holder who acquired a REMIC Regular Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

   Premium. A purchaser of a REMIC Regular Certificate that purchases the REMIC Regular Certificate at a cost (not including accrued qualified stated interest) greater than its remaining stated redemption price at maturity will be considered to have purchased the REMIC Regular Certificate at a premium and may elect to amortize such premium under a constant yield method. A Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder acquires during the year of the election or thereafter. It is not clear whether the Prepayment Assumption would be taken into account in determining the life of the REMIC Regular Certificate for this purpose. However, the Legislative History states that the same rules that apply to accrual of market discount (which rules require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such Certificates have OID) will also apply in amortizing bond premium under Code Section 171. The Code provides that amortizable bond premium will be allocated among the interest payments on such REMIC Regular Certificates and will be applied as an offset against such interest payment.

   On June 27, 1996 the IRS issued proposed regulations (the "Amortizable Bond Premium Regulations") dealing with amortizable bond premium. These regulations specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6) such as the Securities. Absent further guidance from the IRS, the Trustee intends to account for amortizable bond premium in the manner described above. Prospective purchasers of the Securities should consult their tax advisors regarding the possible application of the Amortizable Bond Premium Regulations.

   Deferred Interest. Certain classes of REMIC Regular Certificates may provide for the accrual of Deferred Interest with respect to one or more ARM Loans. Any Deferred Interest that accrues with respect to a class of REMIC Regular Certificates will constitute income to the holders of such Certificates prior to the time distributions of cash with respect to such Deferred Interest are made. It is unclear, under the OID Regulations, whether any of the interest on such Certificates will constitute qualified stated interest or whether all or a portion of the interest payable on such Certificates must be included in the stated redemption price at maturity of the Certificates and accounted for as OID (which could accelerate such inclusion). Interest on REMIC Regular Certificates must in any event be accounted for under an accrual method by the holders of such Certificates and, therefore, applying the latter analysis may result only in a slight difference in the timing of the inclusion in income of interest on such REMIC Regular Certificates.

   Effects of Defaults and Delinquencies. Certain Series of Certificates may contain one or more classes of Subordinated Certificates, and in the event there are defaults or delinquencies on the Mortgage Assets, amounts that would otherwise be distributed on the Subordinated Certificates may instead be distributed on the Senior Certificates. Subordinated Certificateholders nevertheless will be required to report income with respect to such Certificates under an accrual method without giving effect to delays and reductions in distributions on such Subordinated Certificates attributable to defaults and delinquencies on the Mortgage Assets, except to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income reported by a Subordinated Certificateholder in any period could significantly exceed the amount of cash distributed to such holder in that period. The holder

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will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Subordinated Certificate is reduced as a result of defaults and delinquencies on the Mortgage Assets. Timing and characterization of such losses is discussed in "--REMIC Regular Certificates--Treatment of Realized Losses" below.

   Sale, Exchange or Redemption. If a REMIC Regular Certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller's adjusted basis in the REMIC Regular Certificate. Such adjusted basis generally will equal the cost of the REMIC Regular Certificate to the seller, increased by any OID and market discount included in the seller's gross income with respect to the REMIC Regular Certificate, and reduced (but not below zero) by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium. Similarly, a holder who receives a payment that is part of the stated redemption price at maturity of a REMIC Regular Certificate will recognize gain equal to the excess, if any, of the amount of the payment over the holder's adjusted basis in the REMIC Regular Certificate. A REMIC Regular Certificateholder who receives a final payment that is less than the holder's adjusted basis in the REMIC Regular Certificate will generally recognize a loss. Except as provided in the following paragraph and as provided under "--Market Discount" above, any such gain or loss will be capital gain or loss, provided that the REMIC Regular Certificate is held as a "capital asset" (generally, property held for investment) within the meaning of Code Section 1221.

   Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess, if any, of (i) the amount that would have been includible in such holder's income with respect to the REMIC Regular Certificate had income accrued thereon at a rate equal to 110% of the AFR as defined in Code Section 1274(d) determined as of the date of purchase of such REMIC Regular Certificate, over (ii) the amount actually includible in such holder's income.

   The Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a REMIC Regular Certificate by a bank or a thrift institution to which such Section applies will be ordinary income or loss.

   The REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of REMIC Regular Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC may not have, it appears that the information reports will only require information pertaining to the appropriate proportionate method of accruing market discount.

   Accrued Interest Certificates. Certain of the REMIC Regular Certificates ("Payment Lag Certificates") may provide for payments of interest based on a period that corresponds to the interval between Distribution Dates but that ends prior to each such Distribution Date. The period between the Closing Date for Payment Lag Certificates and their first Distribution Date may or may not exceed such interval. Purchasers of Payment Lag Certificates for which the period between the Closing Date and the first Distribution Date does not exceed such interval could pay upon purchase of the REMIC Regular Certificates accrued interest in excess of the accrued interest that would be paid if the interest paid on the Distribution Date were interest accrued from Distribution Date to Distribution Date. If a portion of the initial purchase price of a REMIC Regular Certificate is allocable to interest that has accrued prior to the issue date ("pre-issuance accrued interest") and the REMIC Regular Certificate provides for a payment of stated interest on the first payment date (and the first payment date is within one year of the issue date) that equals or exceeds the amount of the pre-issuance accrued interest, then the REMIC Regular Certificates' issue price may be computed by subtracting from the issue price the amount of pre-issuance accrued interest, rather than as an amount payable on the REMIC Regular Certificate. However, it is unclear under this method how the OID Regulations treat interest on Payment Lag Certificates.

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Therefore, in the case of a Payment Lag Certificate, the Trust Fund intends to include accrued interest in the issue price and report interest payments made on the first Distribution Date as interest to the extent such payments represent interest for the number of days that the Certificateholder has held such Payment Lag Certificate during the first accrual period.

   Investors should consult their own tax advisors concerning the treatment for federal income tax purposes of Payment Lag Certificates.

   Non-Interest Expenses of the REMIC. Under temporary Treasury regulations, if the REMIC is considered to be a "single-class REMIC," a portion of the REMIC's servicing, administrative and other non-interest expenses will be allocated as a separate item to those REMIC Regular Certificateholders that are "pass-through interest holders." Certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the REMIC Regular Certificates. See "Pass-Through of Non-Interest Expenses of the REMIC" under "--Taxation of Owners of REMIC Residual Certificates" below.

   Treatment of Realized Losses. Although not entirely clear, it appears that holders of REMIC Regular Certificates that are corporations should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of any such Certificates becoming wholly or partially worthless, and that, in general, holders of Certificates that are not corporations should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of any such Certificates becoming wholly worthless. Although the matter is not entirely clear, non-corporate holders of Certificates may be allowed a bad debt deduction at such time that the principal balance of any such Certificate is reduced to reflect realized losses resulting from any liquidated Mortgage Assets. The Internal Revenue Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect realized losses only after all Mortgage Assets remaining in the related Trust Fund have been liquidated or the Certificates of the related Series have been otherwise retired. Potential investors and holders of the Certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Certificates, including any loss resulting from the failure to recover previously accrued interest or discount income. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on Certificates.

   Non-U.S. Persons. Generally, payments of interest (including any payment with respect to accrued OID) on the REMIC Regular Certificates to a REMIC Regular Certificateholder who is not a U.S. Person and is not engaged in a trade or business within the United States will not be subject to federal withholding tax if (i) such REMIC Regular Certificateholder does not actually or constructively own 10 percent or more of the combined voting power of all classes of equity in the Issuer; (ii) such REMIC Regular Certificateholder is not a controlled foreign corporation (within the meaning of Code Section 957) related to the Issuer; and (iii) such REMIC Regular Certificateholder complies with certain identification requirements (including delivery of a statement, signed by the REMIC Regular Certificateholder under penalties of perjury, certifying that such REMIC Regular Certificateholder is a foreign person and providing the name and address of such REMIC Regular Certificateholder). If a REMIC Regular Certificateholder is not exempt from withholding, distributions of interest to such holder, including distributions in respect of accrued OID, may be subject to a 30% withholding tax, subject to reduction under any applicable tax treaty.

   Further, a REMIC Regular Certificate will not be included in the estate of a non-resident alien individual and will not be subject to United States estate taxes. However, Certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

   REMIC Regular Certificateholders who are not U.S. Persons and persons related to such holders should not acquire any REMIC Residual Certificates, and holders of REMIC Residual Certificates (the "REMIC Residual Certificateholder") and persons related to REMIC Residual Certificateholders should not acquire any REMIC Regular Certificates without consulting their tax advisors as to the possible adverse tax consequences of doing so.

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

   Information Reporting and Backup Withholding. The Master Servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a REMIC Regular Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist REMIC Regular Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to beneficial owners or financial intermediaries that hold such REMIC Regular Certificates on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, 31% backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

   New Withholding Regulations. On October 6, 1997, the Treasury Department issued new regulations (the "New Regulations") which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. The New Regulations will generally be effective for payments made after December 31, 1998, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

B. TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES

   Allocation of the Income of the REMIC to the REMIC Residual
Certificates. The REMIC will not be subject to federal income tax except with respect to income from prohibited transactions and certain other transactions. See "--Prohibited Transactions and Other Taxes" below. Instead, each original holder of a REMIC Residual Certificate will report on its federal income tax return, as ordinary income, its share of the taxable income of the REMIC for each day during the taxable year on which such holder owns any REMIC Residual Certificates. The taxable income of the REMIC for each day will be determined by allocating the taxable income of the REMIC for each calendar quarter ratably to each day in the quarter. Such a holder's share of the taxable income of the REMIC for each day will be based on the portion of the outstanding REMIC Residual Certificates that such holder owns on that day. The taxable income of the REMIC will be determined under an accrual method and will be taxable to the holders of REMIC Residual Certificates without regard to the timing or amounts of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to the limitations on the deductibility of "passive losses." As residual interests, the REMIC Residual Certificates will be subject to tax rules, described below, that differ from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the Certificates or as debt instruments issued by the REMIC.

   A REMIC Residual Certificateholder may be required to include taxable income from the REMIC Residual Certificate in excess of the cash distributed. For example, a structure where principal distributions are made serially on regular interests (that is, a fast-pay, slow-pay structure) may generate such a mismatching of income and cash distributions (that is, "phantom income"). This mismatching may be caused by the use of certain required tax accounting methods by the REMIC, variations in the prepayment rate of the underlying Mortgage Assets and certain other factors. Depending upon the structure of a particular transaction, the aforementioned factors may significantly reduce the after-tax yield of a REMIC Residual Certificate to a REMIC Residual Certificateholder. Investors should consult their own tax advisors concerning the federal income tax treatment of a REMIC Residual Certificate and the impact of such tax treatment on the after-tax yield of a REMIC Residual Certificate.

   A subsequent REMIC Residual Certificateholder also will report on its federal income tax return amounts representing a daily share of the taxable income of the REMIC for each day that such REMIC Residual Certificateholder owns such REMIC Residual Certificate. Those daily amounts generally would equal the amounts that would have been reported for the same days by an original REMIC Residual Certificateholder, as described above. The Legislative History indicates that certain adjustments may be appropriate to reduce (or increase) the income of a subsequent holder of a REMIC Residual Certificate

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

that purchased such REMIC Residual Certificate at a price greater than (or less than) the adjusted basis such REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder. See "--Sale or Exchange of REMIC Residual Certificates" below. It is not clear, however, whether such adjustments will in fact be permitted or required and, if so, how they would be made. The REMIC Regulations do not provide for any such adjustments.

   Taxable Income of the REMIC Attributable to Residual Interests. The taxable income of the REMIC will reflect a netting of (i) the income from the Mortgage Assets and the REMIC's other assets and (ii) the deductions allowed to the REMIC for interest and OID on the REMIC Regular Certificates and, except as described above under "--Taxation of Owners of REMIC Regular Certificates--Non-Interest Expenses of the REMIC," other expenses. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that
(i) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply, (ii) all bad loans will be deductible as business bad debts, and (iii) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply. The REMIC's gross income includes interest, original issue discount income, and market discount income, if any, on the Mortgage Loans, reduced by amortization of any premium on the Mortgage Loans, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the REMIC Regular Certificates. Note that the timing of cancellation of indebtedness income recognized by REMIC Residual Certificateholders resulting from defaults and delinquencies on Mortgage Assets may differ from the time of the actual loss on the Mortgage Asset. The REMIC's deductions include interest and original issue discount expense on the REMIC Regular Certificates, servicing fees on the Mortgage Loans, other administrative expenses of the REMIC and realized losses on the Mortgage Loans. The requirement that REMIC Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC will continue until there are no Certificates of any class of the related Series outstanding.

   For purposes of determining its taxable income, the REMIC will have an initial aggregate tax basis in its assets equal to the sum of the issue prices of the REMIC Regular Certificates and the REMIC Residual Certificates (or, if a class of Certificates is not sold initially, its fair market value). Such aggregate basis will be allocated among the Mortgage Assets and other assets of the REMIC in proportion to their respective fair market value. A Mortgage Asset will be deemed to have been acquired with discount or premium to the extent that the REMIC's basis therein is less than or greater than its principal balance, respectively. Any such discount (whether market discount or OID) will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing OID on the REMIC Regular Certificates. The REMIC expects to elect under Code Section 171 to amortize any premium on the Mortgage Assets. Premium on any Mortgage Asset to which such election applies would be amortized under a constant yield method. It is not clear whether the yield of a Mortgage Asset would be calculated for this purpose based on scheduled payments or taking account of the Prepayment Assumption. Additionally, such an election would not apply to the yield with respect to any underlying mortgage loan originated on or before September 27, 1985. Instead, premium with respect to such a mortgage loan would be allocated among the principal payments thereon and would be deductible by the REMIC as those payments become due.

   The REMIC will be allowed a deduction for interest and OID on the REMIC Regular Certificates. The amount and method of accrual of OID will be calculated for this purpose in the same manner as described above with respect to REMIC Regular Certificates except that the 0.25% per annum de minimis rule and adjustments for subsequent holders described therein will not apply.

   A REMIC Residual Certificateholder will not be permitted to amortize the cost of the REMIC Residual Certificate as an offset to its share of the REMIC's taxable income. However, REMIC taxable income will not include cash received by the REMIC that represents a recovery of the REMIC's basis in its assets, and, as described above, the issue price of the REMIC Residual Certificates will be added to the issue price of the REMIC Regular Certificates in determining the REMIC's initial basis in its assets. See "--Sale or Exchange of REMIC Residual Certificates" below. For a discussion of possible adjustments to income of a subsequent holder of a REMIC Residual Certificate to reflect any difference

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between the actual cost of such REMIC Residual Certificate to such holder and the adjusted basis such REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder, see "--Allocation of the Income of the REMIC to the REMIC Residual Certificates" above.

   Net Losses of the REMIC. The REMIC will have a net loss for any calendar quarter in which its deductions exceed its gross income. Such net loss would be allocated among the REMIC Residual Certificateholders in the same manner as the REMIC's taxable income. The net loss allocable to any REMIC Residual Certificate will not be deductible by the holder to the extent that such net loss exceeds such holder's adjusted basis in such REMIC Residual Certificate. Any net loss that is not currently deductible by reason of this limitation may only be used by such REMIC Residual Certificateholder to offset its share of the REMIC's taxable income in future periods (but not otherwise). The ability of REMIC Residual Certificateholders that are individuals or closely held corporations to deduct net losses may be subject to additional limitations under the Code.

   Mark to Market Rules. Prospective purchasers of a REMIC Residual Certificate should be aware that the IRS recently finalized regulations (the "Mark-to-Market Regulations") which provide that a REMIC Residual Certificate acquired after January 3, 1995 cannot be marked-to-market.

   Pass-Through of Non-Interest Expenses of the REMIC. As a general rule, all of the fees and expenses of a REMIC will be taken into account by holders of the REMIC Residual Certificates. In the case of a single class REMIC, however, the expenses and a matching amount of additional income will be allocated, under temporary Treasury regulations, among the REMIC Regular Certificateholders and the REMIC Residual Certificateholders on a daily basis in proportion to the relative amounts of income accruing to each Certificateholder on that day. In general terms, a single class REMIC is one that either (i) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (ii) is similar to such a trust and is structured with the principal purpose of avoiding the single class REMIC rules. Unless otherwise stated in the applicable Prospectus Supplement, the expenses of the REMIC will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to holders of the related REMIC Regular Certificates.

   In the case of individuals (or trusts, estates or other persons that compute their income in the same manner as individuals) who own an interest in a REMIC Regular Certificate or a REMIC Residual Certificate directly or through a pass-through interest holder that is required to pass miscellaneous itemized deductions through to its owners or beneficiaries (e.g., a partnership, an S corporation or a grantor trust), such expenses will be deductible under Code Section 67 only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the individual, exceed 2% of such individual's adjusted gross income. In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a certain amount (the "Applicable Amount") will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over the Applicable Amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income recognized by REMIC Residual Certificateholders who are subject to the limitations of either Code Section 67 or Code Section 68 may be substantial. Further, holders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holders' alternative minimum taxable income. The REMIC is required to report to each pass-through interest holder and to the IRS such holder's allocable share, if any, of the REMIC's non-interest expenses. The term "pass-through interest holder" generally refers to individuals, entities taxed as individuals and certain pass-through entities, but does not include real estate investment trusts. REMIC Residual Certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the REMIC Residual Certificates.

   Excess Inclusions. A portion of the income on a REMIC Residual Certificate (referred to in the Code as an "excess inclusion") for any calendar quarter will be subject to federal income tax in all events. Thus, for example, an excess inclusion (i) may not be offset by any unrelated losses, deductions or loss carryovers of a REMIC Residual Certificateholder; (ii) will be treated as "unrelated business taxable

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income" within the meaning of Code Section 512 if the REMIC Residual
Certificateholder is a pension fund or any other organization that is subject to tax only on its unrelated business taxable income (see "--Tax-Exempt Investors" below); and (iii) is not eligible for any reduction in the rate of withholding tax in the case of a REMIC Residual Certificateholder that is a foreign investor. See "--Non-U.S. Persons" below.

   With respect to any REMIC Residual Certificateholder, the excess inclusions for any calendar quarter is the excess, if any, of (i) the income of such REMIC Residual Certificateholder for that calendar quarter from its REMIC Residual Certificate over (ii) the sum of the "daily accruals" (as defined below) for all days during the calendar quarter on which the REMIC Residual Certificateholder holds such REMIC Residual Certificate. For this purpose, the daily accruals with respect to a REMIC Residual Certificate are determined by allocating to each day in the calendar quarter its ratable portion of the product of the "adjusted issue price" (as defined below) of the REMIC Residual Certificate at the beginning of the calendar quarter and 120 percent of the "Federal long-term rate" in effect at the time the REMIC Residual Certificate is issued. For this purpose, the "adjusted issue price" of a REMIC Residual Certificate at the beginning of any calendar quarter equals the issue price of the REMIC Residual Certificate, increased by the amount of daily accruals for all prior quarters, and decreased (but not below zero) by the aggregate amount of payments made on the REMIC Residual Certificate before the beginning of such quarter. The "federal long-term rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

   In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Code Section 857(b)(2), excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder. Regulated investment companies, common trust funds and certain cooperatives are subject to similar rules.

   The Small Business Job Protection Act of 1996 has eliminated the special rule permitting Section 593 institutions ("thrift institutions") to use net operating losses and other allowable deductions to offset their excess inclusion income from REMIC residual certificates that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to residual certificates continuously held by a thrift institution since November 1, 1995.

   In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect on excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for such residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, a residual holder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. These rules are effective for tax years beginning after December 31, 1986, unless a residual holder elects to have such rules apply only to tax years beginning after August 20, 1996.

   Payments. Any distribution made on a REMIC Residual Certificate to a REMIC Residual Certificateholder will be treated as a non-taxable return of capital to the extent it does not exceed the REMIC Residual Certificateholder's adjusted basis in such REMIC Residual Certificate. To the extent a distribution exceeds such adjusted basis, it will be treated as gain from the sale of the REMIC Residual Certificate.

   Sale or Exchange of REMIC Residual Certificates. If a REMIC Residual Certificate is sold or exchanged, the seller will generally recognize gain or loss equal to the difference between the amount realized on the sale or exchange and its adjusted basis in the REMIC Residual Certificate (except that the recognition of loss may be limited under the "wash sale" rules described below). A holder's adjusted basis in a REMIC Residual Certificate generally equals the cost of such REMIC Residual Certificate to such REMIC Residual Certificateholder, increased by the taxable income of the REMIC that was included in the income of such REMIC Residual Certificateholder with respect to such REMIC Residual Certificate,

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and decreased (but not below zero) by the net losses that have been allowed as deductions to such REMIC Residual Certificateholder with respect to such REMIC Residual Certificate and by the distributions received thereon by such REMIC Residual Certificateholder. In general, any such gain or loss will be capital gain or loss provided the REMIC Residual Certificate is held as a capital asset. However, REMIC Residual Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from sale of a REMIC Residual Certificate by a bank or thrift institution to which such Section applies would be ordinary income or loss.

   Except as provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires such REMIC Residual Certificate, or acquires any other REMIC Residual Certificate, any residual interest in another REMIC or similar interest in a "taxable mortgage pool" (as defined in Code Section 7701(i)) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Code Section 1091. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but, instead, will increase such REMIC Residual Certificateholder's adjusted basis in the newly acquired asset.

PROHIBITED TRANSACTIONS AND OTHER TAXES

   The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions" (the "Prohibited Transactions Tax"). In general, subject to certain specified exceptions, a prohibited transaction means the disposition of a Mortgage Asset, the receipt of income from a source other than a Mortgage Asset or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the Mortgage Assets for temporary investment pending distribution on the Certificates. It is not anticipated that the Trust Fund for any Series of Certificates will engage in any prohibited transactions in which it would recognize a material amount of net income.

   In addition, certain contributions to a Trust Fund as to which an election has been made to treat such Trust Fund as a REMIC made after the day on which such Trust Fund issues all of its interests could result in the imposition of a tax on the Trust Fund equal to 100% of the value of the contributed property (the "Contributions Tax"). No Trust Fund for any Series of Certificates will accept contributions that would subject it to such tax.

   In addition, a Trust Fund as to which an election has been made to treat such Trust Fund as a REMIC may also be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means income from foreclosure property other than qualifying income for a real estate investment trust.

   Where any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC relating to any Series of Certificates arises out of or results from (i) a breach of the related Master Servicer's, Trustee's or Sellers' obligations, as the case may be, under the related Agreement for such Series, such tax will be borne by such Master Servicer, Trustee or Sellers, as the case may be, out of its own funds or (ii) the Sellers' obligation to repurchase a Mortgage Loan, such tax will be borne by the Sellers. In the event that such Master Servicer, Trustee or Sellers, as the case may be, fails to pay or is not required to pay any such tax as provided above, such tax will be payable out of the Trust Fund for such Series and will result in a reduction in amounts available to be distributed to the Certificateholders of such Series.

LIQUIDATION AND TERMINATION

   If the REMIC adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC's final tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on such date, the REMIC will not be subject to any Prohibited Transaction Tax, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash (other than the amounts retained to meet claims) to holders of Regular and REMIC Residual Certificates within the 90-day period.

   The REMIC will terminate shortly following the retirement of the REMIC Regular Certificates. If a REMIC Residual Certificateholder's adjusted basis in the REMIC Residual Certificate exceeds the amount of cash distributed to such REMIC Residual Certificateholder in final liquidation of its interest, then it would appear that the REMIC Residual Certificateholder would be entitled to a loss equal to the amount of such excess. It is unclear whether such a loss, if allowed, will be a capital loss or an ordinary loss.

ADMINISTRATIVE MATTERS

   Solely for the purpose of the administrative provisions of the Code, the REMIC generally will be treated as a partnership and the REMIC Residual Certificateholders will be treated as the partners. Certain information will be furnished quarterly to each REMIC Residual Certificateholder who held a REMIC Residual Certificate on any day in the previous calendar quarter.

   Each REMIC Residual Certificateholder is required to treat items on its return consistently with their treatment on the REMIC's return, unless the REMIC Residual Certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. The REMIC does not intend to register as a tax shelter pursuant to Code Section 6111 because it is not anticipated that the REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other information.

TAX-EXEMPT INVESTORS

   Any REMIC Residual Certificateholder that is a pension fund or other entity that is subject to federal income taxation only on its "unrelated business taxable income" within the meaning of Code Section 512 will be subject to such tax on that portion of the distributions received on a REMIC Residual Certificate that is considered an excess inclusion. See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above.

RESIDUAL CERTIFICATE PAYMENTS NON-U.S. PERSONS

   Amounts paid to REMIC Residual Certificateholders who are not U.S. Persons (see "--Taxation of Owners of REMIC Regular Certificates--Non-U.S. Persons" above) are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Amounts distributed to holders of REMIC Residual Certificates should qualify as "portfolio interest," subject to the conditions described in "--Taxation of Owners of REMIC Regular Certificates" above, but only to the extent that the underlying mortgage loans were originated after July 18, 1984. Furthermore, the rate of withholding on any income on a REMIC Residual Certificate that is excess inclusion income will not be subject to reduction under any applicable tax treaties. See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above. If the portfolio interest exemption is unavailable, such amount will be subject to United States withholding tax when paid or otherwise distributed (or when the REMIC Residual Certificate is disposed of) under rules similar to those for withholding upon disposition of debt instruments that have OID. The Code, however, grants the Treasury Department authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax (for example, where the REMIC Residual Certificates do not have significant value). See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above. If the amounts paid to REMIC Residual Certificateholders that are not U.S. persons are effectively connected with their conduct of a trade or business within the United States, the 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to such non-U.S. Person will be subject to U.S. federal income taxation at regular graduated rates. For special restrictions on the transfer of REMIC Residual Certificates, see "--Tax-Related Restrictions on Transfers of REMIC Residual Certificates" below.

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

   REMIC Regular Certificateholders and persons related to such holders should not acquire any REMIC Residual Certificates, and REMIC Residual Certificateholders and persons related to REMIC Residual Certificateholders should not acquire any REMIC Regular Certificates, without consulting their tax advisors as to the possible adverse tax consequences of such acquisition.

TAX-RELATED RESTRICTIONS ON TRANSFERS OF REMIC RESIDUAL CERTIFICATES

   Disqualified Organizations. An entity may not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in such entity are not held by "disqualified organizations" (as defined below). Further, a tax is imposed on the transfer of a residual interest in a REMIC to a "disqualified organization." The amount of the tax equals the product of (A) an amount (as determined under the REMIC Regulations) equal to the present value of the total anticipated "excess inclusions" with respect to such interest for periods after the transfer and (B) the highest marginal federal income tax rate applicable to corporations. The tax is imposed on the transferor unless the transfer is through an agent (including a broker or other middleman) for a disqualified organization, in which event the tax is imposed on the agent. The person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnished to such person an affidavit that the transferee is not a disqualified organization and, at the time of the transfer, such person does not have actual knowledge that the affidavit is false. A "disqualified organization" means (A) the United States, any State, possession or political subdivision thereof, any foreign government, any international organization or any agency or instrumentality of any of the foregoing (provided that such term does not include an instrumentality if all its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by any such governmental agency), (B) any organization (other than certain farmers' cooperatives) generally exempt from federal income taxes unless such organization is subject to the tax on "unrelated business taxable income" and
(C) a rural electric or telephone cooperative.

   A tax is imposed on a "pass-through entity" (as defined below) holding a residual interest in a REMIC if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity. The amount of the tax is equal to the product of (A) the amount of excess inclusions for the taxable year allocable to the interest held by the disqualified organization and (B) the highest marginal federal income tax rate applicable to corporations. The pass-through entity otherwise liable for the tax, for any period during which the disqualified organization is the record holder of an interest in such entity, will be relieved of liability for the tax if such record holder furnishes to such entity an affidavit that such record holder is not a disqualified organization and, for such period, the pass-through entity does not have actual knowledge that the affidavit is false. For this purpose, a "pass-through entity" means (i) a regulated investment company, real estate investment trust or common trust fund, (ii) a partnership, trust or estate and (iii) certain cooperatives. Except as may be provided in Treasury regulations not yet issued, any person holding an interest in a pass-through entity as a nominee for another will, with respect to such interest, be treated as a pass-through entity. The tax on pass-through entities is generally effective for periods after March 31, 1988, except that in the case of regulated investment companies, real estate investment trusts, common trust funds and publicly-traded partnerships the tax shall apply only to taxable years of such entities beginning after December 31, 1988.

   In order to comply with these rules, the Agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be purchased, transferred or sold, directly or indirectly, without the express written consent of the Master Servicer. The Master Servicer will grant such consent to a proposed transfer only if it receives the following:
(i) an affidavit from the proposed transferee to the effect that it is not a disqualified organization and is not acquiring the REMIC Residual Certificate as a nominee or agent for a disqualified organization and (ii) a covenant by the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the REMIC Residual Certificate.

   Noneconomic REMIC Residual Certificates. The REMIC Regulations disregard, for federal income tax purposes, any transfer of a Noneconomic REMIC Residual Certificate to a "U.S. Person," as defined above, unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. A Noneconomic REMIC Residual Certificate is any REMIC Residual Certificate

(including a REMIC Residual Certificate with a positive value at issuance) unless, at the time of transfer, taking into account the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents, (i) the present value of the expected future distributions on the REMIC Residual Certificate at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor is presumed not to have such knowledge if (i) the transferor conducted a reasonable investigation of the transferee and (ii) the transferee acknowledges to the transferor that the residual interest may generate tax liabilities in excess of the cash flow and the transferee represents that it intends to pay such taxes associated with the residual interest as they become due. If a transfer of a Noneconomic REMIC Residual Certificate is disregarded, the transferor would continue to be treated as the owner of the REMIC Residual Certificate and would continue to be subject to tax on its allocable portion of the net income of the REMIC.

   Foreign Investors. The REMIC Regulations provide that the transfer of a REMIC Residual Certificate that has a "tax avoidance potential" to a "foreign person" will be disregarded for federal income tax purposes. This rule appears to apply to a transferee who is not a U.S. Person unless such transferee's income in respect of the REMIC Residual Certificate is effectively connected with the conduct of a United States trade or business. A REMIC Residual Certificate is deemed to have a tax avoidance potential unless, at the time of transfer, the transferor reasonably expects that the REMIC will distribute to the transferee amounts that will equal at least 30 percent of each excess inclusion, and that such amounts will be distributed at or after the time the excess inclusion accrues and not later than the end of the calendar year following the year of accrual. If the non-U.S. Person transfers the REMIC Residual Certificate to a U.S. Person, the transfer will be disregarded, and the foreign transferor will continue to be treated as the owner, if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions. The provisions in the REMIC Regulations regarding transfers of REMIC Residual Certificates that have tax avoidance potential to foreign persons are effective for all transfers after June 30, 1992. The Agreement will provide that no record of beneficial ownership interest in a REMIC Residual Certificate may be transferred, directly or indirectly, to a non-U.S. Person unless such person provides the Trustee with a duly completed I.R.S. Form 4224 and the Trustee consents to such transfer in writing.

   Any attempted transfer or pledge in violation of the transfer restrictions shall be absolutely null and void and shall vest no rights in any purported transferee. Investors in REMIC Residual Certificates are advised to consult their own tax advisors with respect to transfers of the REMIC Residual Certificates and, in addition, pass-through entities are advised to consult their own tax advisors with respect to any tax which may be imposed on a pass-through entity.

                            STATE TAX CONSIDERATIONS

   In addition to the federal income tax consequences described in "Certain Federal Income Tax Consequences," potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the Offered Certificates.

                             ERISA CONSIDERATIONS

GENERAL

   The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain restrictions on employee benefit plans subject to ERISA ("Plans") and on persons who are parties in interest or disqualified persons ("parties in interest") with respect to such Plans. Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under Section 410(d) of the Code), are not subject to the restrictions of ERISA, and assets of such plans may be invested in the Certificates without regard to the ERISA considerations described below, subject to other applicable federal and state law. However, any such governmental or church plan which is qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

   Investments by Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan.

PROHIBITED TRANSACTIONS

General

   Section 406 of ERISA prohibits parties in interest with respect to a Plan from engaging in certain transactions involving a Plan and its assets unless a statutory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes (or, in some cases, a civil penalty may be assessed pursuant to Section 502(i) of ERISA) on parties in interest which engage in nonexempt prohibited transactions.

   The United States Department of Labor ("Labor") has issued a final regulation (29 C.F.R. Section 2510.3-101) containing rules for determining what constitutes the assets of a Plan. This regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity investment" will be deemed for purposes of ERISA to be assets of the Plan unless certain exceptions apply.

   Under the terms of the regulation, the Trust may be deemed to hold plan assets by reason of a Plan's investment in a Certificate; such plan assets would include an undivided interest in the Mortgage Loans and any other assets held by the Trust. In such an event, the Depositor, the Servicers, the Trustee and other persons, in providing services with respect to the assets of the Trust, may be parties in interest, subject to the fiduciary responsibility provisions of Title I of ERISA, including the prohibited transaction provisions of Section 406 of ERISA (and of Section 4975 of the Code), with respect to transactions involving such assets unless such transactions are subject to a statutory or administrative exemption.

   The regulations contain a de minimis safe-harbor rule that exempts any entity from plan assets status as long as the aggregate equity investment in such entity by Plans is not significant. For this purpose, equity participation in the entity will be significant if immediately after any acquisition of any equity interest in the entity, "benefit plan investors" in the aggregate, own at least 25% of the value of any class of equity interest. "Benefit plan investors" are defined as Plans as well as employee benefit plans not subject to ERISA (e.g., governmental plans). The 25% limitation must be met with respect to each class of certificates, regardless of the portion of total equity value represented by such class, on an ongoing basis.

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

Availability of Underwriter's Exemption for Certificates

   Labor has granted to J.P. Morgan Securities Inc. Prohibited Transaction Exemption 90-23 (the "Exemption"), which exempts from the application of the prohibited transaction rules transactions relating to: (1) the acquisition, sale and holding by Plans of certain certificates representing an undivided interest in certain asset-backed pass-through trusts, with respect to which J.P. Morgan Securities Inc. or any of its affiliates is the sole underwriter or the manager or co-manager of the underwriting syndicate; and (2) the servicing, operation and management of such asset-backed pass-through trusts, provided that the general conditions and certain other conditions set forth in the Exemption are satisfied.

   General Conditions of the Exemption. Section II of the Exemption sets forth the following general conditions which must be satisfied before a transaction involving the acquisition, sale and holding of the Certificates or a transaction in connection with the servicing, operation and management of the Trust Fund may be eligible for exemptive relief thereunder:

     (1) The acquisition of the Certificates by a Plan is on terms (including the price for such Certificates) that are at least as favorable to the investing Plan as they would be in an arm's-length transaction with an unrelated party;

     (2) The rights and interests evidenced by the Certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust Fund;

     (3) The Certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest rating categories from any of Duff & Phelps Inc., Fitch Investors Service, Inc., Moody's Investors Service, Inc. and Standard & Poor's Ratings Group;

     (4) The Trustee is not an affiliate of the Underwriters, the Depositor, the Servicers, any borrower whose obligations under one or more Mortgage Loans constitute more than 5% of the aggregate unamortized principal balance of the assets in the Trust, or any of their respective affiliates (the "Restricted Group");

     (5) The sum of all payments made to and retained by the Underwriters in connection with the distribution of the Certificates represents not more than reasonable compensation for underwriting such Certificates; the sum of all payments made to and retained by the Depositor pursuant to the sale of the Mortgage Loans to the Trust represents not more than the fair market value of such Mortgage Loans; the sum of all payments made to and retained by the Servicers represent not more than reasonable compensation for the Servicers' services under the Agreements and reimbursement of the Servicer's reasonable expenses in connection therewith; and

     (6) The Plan investing in the Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933 as amended.

   Before purchasing a Certificate, a fiduciary of a Plan should itself confirm (a) that the Certificates constitute "certificates" for purposes of the Exemption and (b) that the specific and general conditions set forth in the Exemption and the other requirements set forth in the Exemption would be satisfied.

REVIEW BY PLAN FIDUCIARIES

   Any Plan fiduciary considering whether to purchase any Certificates on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment. Among other things, before purchasing any Certificates, a fiduciary of a Plan subject to the fiduciary responsibility provisions of ERISA or an employee benefit plan subject to the prohibited transaction provisions of the Code should make its own determination as to the availability of the exemptive relief provided in the Exemption, and also consider the availability of any other prohibited transaction exemptions. The Prospectus Supplement with respect to a Series of Certificates may contain additional information regarding the application of the Exemption, PTCE 83-1, or any other exemption, with respect to the Certificates offered thereby.

                                LEGAL INVESTMENT

   The Prospectus Supplement for each Series of Offered Certificates will identify those classes of Offered Certificates, if any, which constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). Such classes will constitute "mortgage related securities" for so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization (the "SMMEA Certificates"). As "mortgage related securities," the SMMEA Certificates will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including, but not limited to, state chartered savings banks, commercial banks, savings and loan associations and insurance companies, as well as trustees and state government employee retirement systems) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Alaska, Arkansas, Colorado, Connecticut, Delaware, Florida, Georgia, Illinois, Kansas, Maryland, Michigan, Missouri, Nebraska, New Hampshire, New York, North Carolina, Ohio, South Dakota, Utah, Virginia and West Virginia enacted legislation, on or before the October 4, 1991 cutoff established by SMMEA for such enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in mortgage related securities, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Accordingly, the investors affected by such legislation will be authorized to invest in SMMEA Certificates only to the extent provided in such legislation. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Offered Certificates constitute legal investments for them.

   SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe.

   Institutions where investment activities are subject to legal investment laws or regulations or review by certain regulatory authorities may be subject to restrictions on investment in certain classes of Offered Certificates. Any financial institution which is subject to the jurisdiction of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation ("FDIC"), the Office of Thrift Supervision ("OTS"), the National Credit Union Administration ("NCUA") or other federal or state agencies with similar authority should review any applicable rules, guidelines and regulations prior to purchasing any Offered Certificate. The Federal Financial Institutions Examination Council, for example, has issued a Supervisory Policy Statement on Securities Activities effective February 10, 1992 (the "Policy Statement"). The Policy Statement has been adopted by the Comptroller of the Currency, the Federal Reserve Board, the FDIC, the OTS and the NCUA (with certain modifications), with respect to the depository institutions that they regulate. The Policy Statement prohibits depository institutions from investing in certain "high-risk mortgage securities" (including securities such as certain classes of Offered Certificates), except under limited circumstances, and sets forth certain investment practices deemed to be unsuitable for regulated institutions. The NCUA issued final regulations effective December 2, 1991 that restrict and in some instances prohibit the investment by federal credit unions in certain types of mortgage related securities.

   In September 1993 the National Association of Insurance Commissioners released a draft model investment law (the "Model Law") which sets forth model investment guidelines for the insurance industry. Institutions subject to insurance regulatory authorities may be subject to restrictions on investment similar to those set forth in the Model Law and other restrictions.

   If specified in the related Prospectus Supplement, other classes of Offered Certificates offered pursuant to this Prospectus will not constitute "mortgage related securities" under SMMEA. The appropriate characterization of this Offered Certificate under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such Offered Certificates, may be subject to significant interpretive uncertainties.

   Notwithstanding SMMEA, there may be other restrictions on the ability of certain investors, including depository institutions, either to purchase any Offered Certificates or to purchase Offered Certificates representing more than a special percentage of the investors' assets.

   Except as to the status of SMMEA Certificates identified in the Prospectus Supplement for a Series as "mortgage related securities" under SMMEA, the Depositor will make no representations as to the proper characterization of the Certificates for legal investment or financial institution regulatory purposes, or as to the ability of particular investors to purchase any Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Certificates) may adversely affect the liquidity of the Certificates.

   The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying."

   There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Offered Certificates or to purchase Offered Certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for such investors.

                             PLAN OF DISTRIBUTION

   The Offered Certificates offered hereby and by the Supplements to this Prospectus will be offered in series. The distribution of the Certificates may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related Prospectus Supplement, the Offered Certificates will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by J.P. Morgan Securities Inc. ("JPMSI") acting as underwriter with other underwriters, if any, named therein. In such event, the Prospectus Supplement may also specify that the underwriters will not be obligated to pay for any Offered Certificates agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the Depositor. In connection with the sale of Offered Certificates, underwriters may receive compensation from the Depositor or from purchasers of Offered Certificates in the form of discounts, concessions or commissions. The Prospectus Supplement will describe any such compensation paid by the Depositor.

   Alternatively, the Prospectus Supplement may specify that Offered Certificates will be distributed by JPMSI acting as agent or in some cases as principal with respect to Offered Certificates that it has previously purchased or agreed to purchase. If JPMSI acts as agent in the sale of Offered Certificates, JPMSI will receive a selling commission with respect to such Offered Certificates, depending on market conditions, expressed as a percentage of the aggregate Certificate Balance or notional amount of such Offered Certificates as of the Cut-off Date. The exact percentage for each Series of Certificates will be disclosed in the related Prospectus Supplement. To the extent that JPMSI elects to purchase Offered Certificates as principal, JPMSI may realize losses or profits based upon the difference between its purchase price and the sales price. The Prospectus Supplement with respect to any Series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and purchasers of Offered Certificates of such Series.

   The Depositor will indemnify JPMSI and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments JPMSI and any underwriters may be required to make in respect thereof.

   In the ordinary course of business, JPMSI and the Depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the Depositor's mortgage loans pending the sale of such mortgage loans or interests therein, including the Certificates.

   Offered Certificates will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of Offered Certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

   As to each Series of Certificates, only those classes rated in an investment grade rating category by any Rating Agency will be offered hereby. Any non-investment grade class may be initially retained by the Depositor, and may be sold by the Depositor at any time in private transactions.

                                LEGAL MATTERS

   Certain legal matters in connection with the Certificates, including certain federal income tax consequences, will be passed upon for the Depositor by Brown & Wood llp, New York, New York.

                            FINANCIAL INFORMATION

   A new Trust Fund will be formed with respect to each Series of Certificates and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related Series of Certificates. Accordingly, no financial statements with respect to any Trust Fund will he included in this Prospectus or in the related Prospectus Supplement.

                                    RATING

   It is a condition to the issuance of any class of Offered Certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by a Rating Agency.

   Ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage loans and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by Mortgagors or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

   A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

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                            INDEX OF PRINCIPAL TERMS

1986 Act ..........................................................  77
Accounts ..........................................................  43
Accrual Certificates ..............................................  10, 32
accrual period ....................................................  83
Accrued Certificate Interest ......................................  33
ADA ...............................................................  71
Agreements ........................................................  9
Amortizable Bond Premium Regulations ..............................  74, 86
Applicable Amount .................................................  91
ARM Loans .........................................................  25, 77
Asset Conservation Act ............................................  67
Asset Sellers .....................................................  22
Available Distribution Amount .....................................  33
Balloon Mortgage Loans ............................................  17
Bankruptcy Code ...................................................  63
Beneficial Owners .................................................  38
Book-Entry Certificates ...........................................  32
Cash Flow Agreement ...............................................  9, 28
Cash Flow Agreements ..............................................  1
Cede ..............................................................  4, 38
CERCLA ............................................................  19, 67
Certificate .......................................................  39
Certificate Balance ...............................................  9, 34
Certificateholder .................................................  38
Certificateholders ................................................  21
Certificates ......................................................  6
Closing Date ......................................................  82
CMBS ..............................................................  1, 6, 22
CMBS Agreement ....................................................  26
CMBS Issuer .......................................................  26
CMBS Servicer .....................................................  26
CMBS Trustee ......................................................  26
Code ..............................................................  12
Commercial Loans ..................................................  22
Commercial Properties .............................................  7, 22
Commission ........................................................  3
Contingent Regulations ............................................  83
Contributions Tax .................................................  93
Cooperative .......................................................  59
Cooperative Loans .................................................  59
Cooperatives ......................................................  22
Covered Trust .....................................................  18, 55
CPR ...............................................................  30
Credit Support ....................................................  1, 8, 27
Crime Control Act .................................................  72
Cut-off Date ......................................................  11
daily portions ....................................................  83
Debt Service Coverage Ratio .......................................  23
Deferred Interest .................................................  79

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Definitive Certificates ...........................................  32, 39
Depositor .........................................................  22
Determination Date ................................................  32
Disqualifying Condition ...........................................  69
Distribution Account ..............................................  45
Distribution Date .................................................  10
DTC ...............................................................  4, 38
Environmental Hazard Condition ....................................  68
Equity Participations .............................................  26
ERISA .............................................................  13, 97
excess servicing ..................................................  76
Exchange Act ......................................................  4
Exemption .........................................................  98
FDIC ..............................................................  43, 99
Grantor Trust Certificates ........................................  12
Hazardous Materials ...............................................  69
Indirect Participants .............................................  38
Insurance Proceeds ................................................  43
IRS ...............................................................  74, 83
JPMSI .............................................................  100
Labor .............................................................  97
L/C Bank ..........................................................  56
Lease .............................................................  3, 7
Lease Assignment ..................................................  1
Legislative History ...............................................  78
Lessee ............................................................  3, 7
Liquidation Proceeds ..............................................  43, 45
Loan-to-Value Ratio ...............................................  25
Lock-out Date .....................................................  26
Lock-out Period ...................................................  26
Mark-to-Market Regulations ........................................  91
Master REMIC ......................................................  81
Master Servicer ...................................................  6
Model Law .........................................................  99
Mortgage Assets ...................................................  1, 22
Mortgage Interest Rate ............................................  7, 26
Mortgage Loans ....................................................  1, 6, 22
Mortgage Notes ....................................................  22
Mortgaged Properties ..............................................  7
Mortgages .........................................................  22
Mortgagor .........................................................  57
Multifamily Loans .................................................  22
Multifamily Properties ............................................  7, 22
NCUA ..............................................................  99
Net Operating Income ..............................................  24
New Regulations ...................................................  80, 89
Nonrecoverable Advance ............................................  35
Offered Certificates ..............................................  1
OID ...............................................................  73, 74
OID Regulations ...................................................  74
Originator ........................................................  22

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OTS ...............................................................  99
Participants ......................................................  38
parties in interest ...............................................  97
Pass-Through Rate .................................................  9, 33
Payment Lag Certificates ..........................................  87
Permitted Investments .............................................  43
Plans .............................................................  97
Policy Statement ..................................................  99
pre-issuance accrued interest .....................................  87
Prepayment Assumption .............................................  78
Prepayment Premium ................................................  26
Primary Servicer ..................................................  6
Prohibited Transactions Tax .......................................  93
Purchase Price ....................................................  42
qualified mortgage ................................................  80
Rating Agency .....................................................  13
RCRA ..............................................................  68
Record Date .......................................................  32
Refinance Loans ...................................................  25
Related Proceeds ..................................................  35
Relief Act ........................................................  71
REMIC .............................................................  12
REMIC Certificates ................................................  80
REMIC Regular Certificateholders ..................................  81
REMIC Regular Certificates ........................................  12, 80
REMIC Regulations .................................................  72
REMIC Residual Certificateholder ..................................  88
REMIC Residual Certificates .......................................  12, 80
Restricted Group ..................................................  98
Retained Interest .................................................  50
RICO ..............................................................  72
Senior Certificates ...............................................  9, 32
Series ............................................................  1, 15, 30
Servicer ..........................................................  11
Servicing Standard ................................................  45
Servicing Transfer Event ..........................................  46
SMMEA .............................................................  99
SMMEA Certificates ................................................  99
Special Servicer ..................................................  6
Specially Serviced Mortgage Loan ..................................  46
Stripped ARM Obligations ..........................................  79
Stripped Bond Certificates ........................................  76
Stripped Coupon Certificates ......................................  76
Stripped Interest Certificates ....................................  10, 32
Stripped Principal Certificates ...................................  10, 32
Subordinate Certificates ..........................................  10, 32
Subsidiary REMIC ..................................................  81
Super-Premium Certificates ........................................  83
Title V ...........................................................  70
Trust Assets ......................................................  3
Trust Fund ........................................................  1

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Trustee ...........................................................  6
UCC ...............................................................  38
Underlying CMBS ...................................................  22
Underlying Mortgage Loans .........................................  22
U.S. Person .......................................................  79
Value .............................................................  25
Voting Rights .....................................................  21
Warranting Party ..................................................  14, 41
Whole Loans .......................................................  22